AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 16, 1997

                                      REGISTRATION STATEMENT NO. 333-41449

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                ---------------

                       AMENDMENT NO. 1 TO FORM S-11
                            REGISTRATION STATEMENT

                                     UNDER

                          THE SECURITIES ACT OF 1933

                OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

                                ---------------

                            BOSTON PROPERTIES, INC.
     (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS GOVERNING INSTRUMENTS)

                              8 ARLINGTON STREET
                          BOSTON, MASSACHUSETTS 02116
                                (617) 859-2600
                   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                                ---------------

                        MORTIMER B. ZUCKERMAN, CHAIRMAN
            EDWARD H. LINDE, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                            BOSTON PROPERTIES, INC.
                              8 ARLINGTON STREET
                          BOSTON, MASSACHUSETTS 02116
                                (617) 859-2600
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                ---------------

                                  COPIES TO:

       GILBERT G. MENNA, P.C.                WALLACE L. SCHWARTZ, ESQ.
      EDWARD M. SCHULMAN, ESQ.               SUSAN J. SUTHERLAND, ESQ.
    GOODWIN, PROCTER & HOAR LLP                SKADDEN, ARPS, SLATE,
        599 LEXINGTON AVENUE                    MEAGHER & FLOM LLP
      NEW YORK, NEW YORK 10022                   919 THIRD AVENUE
           (212) 813-8800                    NEW YORK, NEW YORK 10022
                                                  (212) 735-3000

                                ---------------

  APPROXIMATE DATE OF COMMENCEMENT OF THE PROPOSED SALE OF THE SECURITIES TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

                                ---------------
  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                               EXPLANATORY NOTE

  This Registration Statement contains a Prospectus relating to a public offering in the United States and Canada (the "U.S. Offering") of an aggregate of 11,200,000 shares of common stock (the "Common Stock") of Boston Properties, Inc., a Delaware corporation, together with separate Prospectus pages relating to a concurrent offering outside the United States and Canada of an aggregate of 2,800,000 shares of Common Stock (the "International Offering"). The complete Prospectus for the U.S. Offering follows immediately. After such Prospectus are the following alternate pages for the International
Offering: a front cover page; an "Underwriting" section; and a back cover page. All other pages of the Prospectus for the U.S. Offering are to be used for both the U.S. Offering and the International Offering.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL NOR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

              SUBJECT TO COMPLETION, DATED DECEMBER 16, 1997

PROSPECTUS
                               14,000,000 SHARES
                            BOSTON PROPERTIES, INC.
                                                                            LOGO
                                  COMMON STOCK
                                  ----------

  Boston Properties, Inc. is one of the largest owners and developers of office properties in the United States, with a significant presence in Greater Boston, Greater Washington, D.C., midtown Manhattan and Baltimore, Maryland. Since the Company's initial public offering in June 1997 (the "Initial Offering"), the Company has acquired three office properties; entered into contracts to acquire ten office properties expected to close in January and February 1998; and is currently developing six properties, consisting of five office properties and one 221 room hotel. The aggregate anticipated investment since the Initial Offering for these acquisitions and developments is approximately $1.2 billion. The Company owns 92 properties (including the six properties under development and the ten office properties under contract) aggregating approximately 18.1 million square feet. In addition, the Company owns, has under contract or has options to acquire twelve parcels of land that will support approximately 1.5 million square feet of development.

  The Company was formed to succeed to the real estate development, redevelopment, acquisition, management, operating and leasing businesses associated with the predecessor company founded by Mortimer B. Zuckerman and Edward H. Linde in 1970. Upon completion of this Offering the Company's management and Board of Directors will own a 24.1% economic interest in the Company, equal to approximately $570.5 million as of December 1, 1997. The Company is a fully integrated, self-administered and self-managed real estate company and expects to qualify as a real estate investment trust ("REIT") for federal income tax purposes for the year ending December 31, 1997.

  All of the shares of the Common Stock offered hereby are being sold by the Company. Of the 14,000,000 shares of Common Stock being offered hereby, 11,200,000 shares are being offered initially in the United States and Canada by the U.S. Underwriters and 2,800,000 shares are being offered initially outside the United States and Canada by the International Managers. See "Underwriting."

  The Common Stock is listed on the New York Stock Exchange (the "NYSE") under the symbol "BXP." On December 1, 1997, the reported last sale price of the Common Stock on the NYSE was $33.25 per share.

  SEE "RISK FACTORS" BEGINNING ON PAGE 12 FOR CERTAIN FACTORS RELEVANT TO AN INVESTMENT IN THE COMMON STOCK, INCLUDING:
 . The Company intends to acquire portfolios and individual properties; such acquisitions may not achieve intended returns;
 . The Company intends to develop commercial properties and its return on such investments can be lower than anticipated because properties can cost more to develop, take longer to develop or lease, or lease for lower rent than anticipated;

 . Conflicts of interest exist between the Company and Messrs. Zuckerman and
   Linde in connection with the Company's operations, including with respect to certain restrictions on the Company's ability to sell or transfer four properties until June 23, 2007 without the consent of Messrs. Zuckerman and Linde; five other properties are subject to similar restrictions for the benefit of others;
 . The Company relies on key personnel whose continued service is not guaranteed, including Messrs. Zuckerman and Linde;
 . Real estate investment and property management are risky as rents can fluctuate and operating costs can increase; and
 . The Company may not be able to refinance indebtedness on favorable terms, and interest rates might increase on amounts drawn under the Company's line of credit.
                                  ----------
THESE SECURITIES  HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE  SECURITIES AND
 EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
  ACCURACY  OR  ADEQUACY  OF  THIS  PROSPECTUS.  ANY  REPRESENTATION  TO  THE
   CONTRARY IS A CRIMINAL OFFENSE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                       PRICE TO UNDERWRITING PROCEEDS TO
                                        PUBLIC  DISCOUNT(1)  COMPANY(2)
------------------------------------------------------------------------
Per Share.............................   $          $            $
------------------------------------------------------------------------
Total(3)..............................  $          $            $

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
(1) The Company has agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of
    1933, as amended. See "Underwriting."
(2) Before deducting estimated expenses of $     payable by the Company.
(3) The Company has granted the U.S. Underwriters a 30-day option to purchase up to an additional 1,680,000 shares of Common Stock, and has granted the International Managers a 30-day option to purchase up to an additional 420,000 shares of Common Stock, on the same terms and conditions as set forth above solely to cover overallotments, if any. If such options are exercised in full, the total Price to Public, Underwriting Discount and
    Proceeds to Company will be $    , $     and $    , respectively. See
    "Underwriting."
                                  ----------

  The shares of Common Stock are offered by the several Underwriters, subject to prior sale, when, as and if issued and accepted by them, subject to approval of certain legal matters by counsel for the Underwriters. The Underwriters reserve the right to withdraw, cancel or modify such offer and to reject orders in whole or in part. It is expected that delivery of the shares will be made in
New York, New York on or about     , 1998.
                                  ----------
                   Joint Lead Managers and Joint Bookrunners
GOLDMAN, SACHS & CO.                                         MERRILL LYNCH & CO.
                                  ----------
BEAR, STEARNS & CO. INC.
     MORGAN STANLEY DEAN WITTER
            PAINEWEBBER INCORPORATED
                  PRUDENTIAL SECURITIES INCORPORATED
                        SALOMON SMITH BARNEY
                              CHASE SECURITIES INC.
                                  ----------
                 The date of this Prospectus is         , 1998.

                                   [ART WORK]

            [MAP(S) SHOWING LOCATION OF THE COMPANY'S PROPERTIES]



CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE COMMON STOCK. SUCH TRANSACTIONS MAY INCLUDE STABILIZING THE PURCHASE OF COMMON STOCK TO COVER SYNDICATE SHORT POSITIONS AND THE IMPOSITION OF PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

                                  [ART WORK]

 Properties Acquired or Developed Since the Company's Initial Public Offering


[Picture of 280 Park Avenue, New York, NY]             [Picture of 875 Third
                                                        Avenue, New York,
                                                        New York]





                                                       [Picture of 100 East
                                                        Pratt Street, Baltimore,
                                                        Maryland]





                                                      [Picture of Sugarland
                                                       Building Two, Herndon,
[Picture of                                            Virginia]
 Riverfront Plaza, Richmond, Virginia]


          Not illustrated: Sugarland Building One, Herndon, Virginia
              7700 Boston Boulevard, Building Twelve, Springfield
    Virginia, 7501 Boston Boulevard, Building Seven, Springfield, Virginia

For a summary of property, property type, operating and ownership data regarding the Properties see the "Summary Property Data" table contained herein.

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
PROSPECTUS SUMMARY........................................................   1
 The Company..............................................................   1
 Risk Factors.............................................................   6
 Business and Growth Strategies...........................................   6
 The Properties...........................................................   7
 The Offering.............................................................   9
 Distributions............................................................   9
 Tax Status of the Company................................................   9
SUMMARY SELECTED FINANCIAL INFORMATION....................................  10
RISK FACTORS..............................................................  12
 The Company May Not Achieve Expected Returns on Property Acquisitions....  12
 The Company's Investments in Property Development May Not Yield Expected
  Returns.................................................................  12
 Conflicts of Interest Exist Between the Company and Certain OP Unit
  Holders, Including Messrs. Zuckerman and Linde, in Connection with the
  Operation of the Company................................................  12
   For a period of time, sales of properties and repayment of indebtedness will have different effects on holders of OP Units than on stockholders..........................................................  12
   Messrs. Zuckerman and Linde will continue to engage in other activities............................................................  13
 The Company Relies on Key Personnel Whose Continued Service is Not
  Guaranteed..............................................................  13
 The Company's Performance and Value Are Subject to Risks Associated with the Real Estate Industry................................................  13
   Lease expirations could adversely affect the Company's cash flow.......  13
   Hotel operating risks could adversely affect the Company's cash flow...  13
   Acquisition risks could adversely affect the Company...................  14
   Uncontrollable factors affecting the Properties' performance and value could produce lower returns...........................................  14
   Illiquidity of real estate investments could adversely affect the
    Company's financial condition.........................................  14
   Liability for environmental matters could adversely affect the
    Company's financial condition.........................................  14
   The cost of complying with the Americans with Disabilities Act could adversely affect the Company's cash flow..............................  15
   Uninsured losses could adversely affect the Company's cash flow........  15
   Changes in tax and environmental laws could adversely affect the
    Company's financial condition.........................................  16
 The Company's Use of Debt to Finance Acquisitions and Developments Could
  Adversely Affect the Company............................................  16
   The required repayment of debt or of interest thereon can adversely affect the Company....................................................  16

                                                                           PAGE
                                                                           ----
   The Company's policy of no limitation on debt could adversely affect the Company's cash flow...............................................  16
 Failure to Qualify as a REIT Would Cause the Company to be Taxed as a
  Corporation.............................................................  16
   The Company will be taxed as a corporation if it fails to qualify as a
    REIT..................................................................  16
   To qualify as a REIT the Company will need to maintain a certain level of distributions......................................................  17
   Other Tax Liabilities..................................................  17
 The Ability of Stockholders to Control the Policies of the Company and
  Effect a Change of Control of the Company is Limited....................  17
   Stockholder approval is not required to change policies of the
    Company...............................................................  17
   Stockholder approval is not required to engage in investment activity..  18
   Stock ownership limit in the Certificate could inhibit changes in control...............................................................  18
   Provisions in the Certificate and Bylaws and in the Operating
    Partnership Agreement could prevent acquisitions and changes in control...............................................................  18
   Shareholder Rights Agreement could inhibit changes in control..........  19
   Certain provisions of Delaware law could inhibit acquisitions and changes in control....................................................  19
   Provisions of debt instruments.........................................  19
 Interest Rates, Equity Market Conditions, and Shares Available for
  Future Sale Could Adversely Impact the Trading Price of the Common
  Stock...................................................................  19
   Interest rates and trading levels of equity markets could change.......  19
   Availability of shares for future sale could adversely affect the market price..........................................................  20
 The Company Has Had Historical Accounting Losses and Has a Deficit in
  Owners' Equity; the Company May Experience Future Losses................  20
THE COMPANY...............................................................  21
 General..................................................................  21
 History..................................................................  23
 Recent Events............................................................  24
BUSINESS AND GROWTH STRATEGIES............................................  27
USE OF PROCEEDS...........................................................  31
PRICE RANGE OF SHARES AND DISTRIBUTION HISTORY............................  32
CAPITALIZATION............................................................  33
SELECTED FINANCIAL INFORMATION............................................  34
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS
 OF OPERATIONS............................................................  37
 Results of Operations....................................................  37
 Pro Forma Operating Results..............................................  39
 Liquidity and Capital Resources..........................................  40
 Cash Flows...............................................................  42
 Inflation................................................................  43
BUSINESS AND PROPERTIES...................................................  44
 General..................................................................  44

                                                                             PAGE
                                                                             ----
 Summary Property Data.....................................................   45
 Location of Properties....................................................   47
 Tenants...................................................................   48
 The Office Properties.....................................................   55
 The Hotel Properties......................................................   72
 Development Consulting and Third-Party Property Management................   74
 Partial Interests.........................................................   74
 Environmental Matters.....................................................   75
 Certain Agreements Relating to the Properties.............................   75
THE UNSECURED LINE OF CREDIT..........                                        77
MANAGEMENT.................................................................   78
 Directors and Executive Officers..........................................   78
 Committees of the Board of Directors......................................   81
 Compensation of Directors.................................................   81
 Executive Compensation....................................................   82
 Employment and Noncompetition Agreements..................................   83
 Compensation Committee Interlocks and Insider Participation...............   84
 Stock Option Plan.........................................................   84
 Limitation of Liability and Indemnification...............................   86
 Indemnification Agreements................................................   87
CERTAIN TRANSACTIONS.......................................................   87
POLICIES WITH RESPECT TO CERTAIN ACTIVITIES................................   88
 Investment Policies.......................................................   88
 Dispositions..............................................................   89
 Financing Policies........................................................   89
 Conflict of Interest Policies.............................................   89
 Personal Property.........................................................   90
 Policies with Respect to Other Activities.................................   91
STRUCTURE AND FORMATION OF THE COMPANY.....................................   91
 Formation Transactions....................................................   91
 Structure of the Company..................................................   93
 Benefits to Related Parties...............................................   94
OPERATING PARTNERSHIP AGREEMENT............................................   95
 Management................................................................   95
 Removal of the General Partner; Transfer of the General Partner's
  Interest.................................................................   95
 Amendments of the Operating Partnership Agreement.........................   95
 Transfer of OP Units; Substitute Limited Partners.........................   96
 Redemption of OP Units....................................................   96
 Issuance of Additional Limited Partnership Interests......................   96

                                                                            PAGE
                                                                            ----
 Extraordinary Transactions...............................................   97
 Tax Protection Provisions................................................   97
 Exculpation and Indemnification of the General Partner...................   98
 Tax Matters..............................................................   98
 Term.....................................................................   98
PRINCIPAL STOCKHOLDERS....................................................   99
DESCRIPTION OF CAPITAL STOCK..............................................  100
 General..................................................................  100
 Common Stock.............................................................  100
 Preferred Stock..........................................................  100
 Restrictions on Transfers................................................  101
 Shareholder Rights Agreement.............................................  102
CERTAIN PROVISIONS OF DELAWARE LAW AND THE COMPANY'S CERTIFICATE AND
 BYLAWS...................................................................  105
 Amendment of Certificate and Bylaws......................................  105
 Dissolution of the Company...............................................  105
 Meetings of Stockholders.................................................  105
 The Board of Directors...................................................  105
 Shareholder Rights Plan and Ownership Limitations........................  106
 Limitation of Liability and Indemnification..............................  106
 Business Combinations....................................................  107
 Indemnification Agreements...............................................  107
SHARES AVAILABLE FOR FUTURE SALE..........................................  108
 General..................................................................  108
 Registration Rights......................................................  108
FEDERAL INCOME TAX CONSEQUENCES...........................................  109
 Federal Income Taxation of the Company...................................  109
 Opinion of Tax Counsel...................................................  109
 Requirements for Qualification...........................................  110
 Failure to Qualify.......................................................  116
 Taxation of U.S. Stockholders............................................  116
 Special Tax Considerations for Foreign Stockholders......................  118
 Information Reporting Requirements and Backup Withholding Tax............  119
 Other Tax Considerations.................................................  120
 State and Local Tax......................................................  121
UNDERWRITING..............................................................  122
EXPERTS...................................................................  124
LEGAL MATTERS.............................................................  124
ADDITIONAL INFORMATION....................................................  125
GLOSSARY..................................................................  126
INDEX TO FINANCIAL STATEMENTS.............................................  F-1

                               PROSPECTUS SUMMARY

  This summary is qualified in its entirety by the more detailed information included elsewhere in this Prospectus. Boston Properties Limited Partnership, a Delaware limited partnership of which Boston Properties, Inc. is the sole general partner, is referred to as the "Operating Partnership." Unless otherwise indicated, the information contained in this Prospectus assumes that
(i) the Underwriters' overallotment option is not exercised, (ii) that the market price per share of Common Stock is equal to $33.25 (the reported closing sale price of the Common Stock on the NYSE on December 1, 1997), and (iii) none of the units of limited partnership of the Operating Partnership ("OP Units"), which are redeemable for cash or, at the election of the Company, exchangeable for Common Stock, are so redeemed or exchanged. All references in this Prospectus to the "Company" refer to Boston Properties, Inc. and its subsidiaries, including the Operating Partnership, collectively, unless the context otherwise requires. The Company's initial public offering of Common Stock (the "Initial Offering") closed on June 23, 1997. All references in this Prospectus to the historical activities of the Company prior to the Initial Offering refer to the activities of the Boston Properties Predecessor Group. See "Glossary" for the definitions of certain terms used in this Prospectus.

                                  THE COMPANY

GENERAL

  Boston Properties, Inc. is one of the largest owners and developers of office properties in the United States, with a significant presence in six submarkets in Greater Boston, five submarkets in Greater Washington, D.C., two submarkets in midtown Manhattan, and the downtown submarket of Baltimore, Maryland. The Company owns 92 properties ("Properties"), including six properties under development and ten properties expected to be acquired in January and February 1998. The Properties aggregate approximately 18.1 million square feet.

   Since the Company's initial public offering in June 1997 (the "Initial Offering"), the Company has acquired three office properties; entered into contracts to acquire ten office properties expected to close in January and February 1998; and is currently developing six properties, consisting of five office properties aggregating approximately 1.0 million net rentable square feet and one 221 room hotel. The total anticipated investment for the 13 properties acquired or to be acquired is approximately $1.13 billion and the total anticipated investment for the six development properties is approximately $101.1 million (of which $3.9 million was incurred prior to the Initial Offering). In addition, the Company has delivered five office properties that were under development at the time of the Initial Offering, for a total anticipated investment of approximately $50.8 million (of which $28.8 million was incurred prior to the Initial Offering). The Company will use a portion of the proceeds of this Offering to purchase the ten office properties (the "Acquisition Properties") that are currently under contract and expected to close in January and February 1998, which properties are located in Richmond, Virginia, Montgomery County, Maryland and Fairfax County, Virginia and aggregate approximately 2.2 million net rentable square feet; fund ongoing development, including with respect to six properties currently under development (the "Development Properties"); and repay outstanding balances under the Company's unsecured line of credit. As of December 1, 1997 the Company had $233.0 million outstanding under its unsecured line of credit, which amounts had been incurred primarily to support the Company's acquisition and development activity.

  The Company was formed to succeed to the real estate development, redevelopment, acquisition, management, operating and leasing businesses associated with the predecessor company founded by Mortimer B. Zuckerman and Edward H. Linde in 1970. The Company expects to qualify as a REIT for federal income tax purposes for the year ending December 31, 1997. Following the Offering, Messrs. Zuckerman and Linde will beneficially own in the aggregate a 22.4% economic interest in the Company and the other senior officers of the Company will beneficially own in the aggregate a 1.7% economic interest in the Company (in each case assuming the exchange of all OP Units for Common Stock).

  The Company's portfolio consists of 92 Properties, including the ten Acquisition Properties expected to be acquired in January and February 1998 and the six Development Properties. The Properties consist of 79 office properties ("Office Properties"), including 48 Class A office buildings ("Class A Office Buildings") and 31 properties that support both office and technical uses ("R&D Properties"); nine industrial properties ("Industrial Properties"); three hotels ("Hotel Properties"); and one parking garage (the "Garage Property"). Five of the Office Properties are Development Properties and are referred to as the "Office Development Properties." One Hotel Property is a Development Property and is referred to as the "Hotel Development Property." The Company considers Class A office buildings to be centrally located buildings that are professionally managed and maintained, attract high-quality tenants and command upper-tier rental rates, and are modern structures or have been modernized to compete with newer buildings.

  Over its 27 year history, the Company has developed 83 properties totaling
15.3 million square feet, including properties developed for third parties and the six properties currently under development. The Company's current portfolio of 92 properties includes 60 of these Company-developed properties.

  The following chart shows the geographic location of the Company's Office and Industrial Properties (including the five Office Development Properties and the ten Acquisition Properties that are expected to close in January and February
1998) by net rentable square feet and Annualized Rent on a pro forma basis as of September 30, 1997:

                              NET RENTABLE SQUARE FEET OF
                           OFFICE AND INDUSTRIAL PROPERTIES
                  ------------------------------------------------------
                   CLASS A                                       PERCENT
                    OFFICE       R&D      INDUSTRIAL               OF
     MARKET       BUILDINGS   PROPERTIES  PROPERTIES   TOTAL      TOTAL
     ------       ---------   ----------  ----------   -----     -------
GREATER BOSTON..   2,281,457    545,206    247,318    3,073,981    22.0%
GREATER
 WASHINGTON,
 D.C.(2)........   4,352,050  1,322,905    236,743    5,911,698    42.3
BALTIMORE, MD...     633,482        --         --       633,482     4.5
RICHMOND, VA
 (2)............     899,720        --         --       899,720     6.4
MIDTOWN
 MANHATTAN......   2,880,508        --         --     2,880,508    20.6
GREATER SAN
 FRANCISCO......         --     144,479    281,000      425,479     3.0
BUCKS COUNTY,
 PA.............         --         --     161,000      161,000     1.2
                  ----------  ---------    -------   ----------   -----
TOTAL...........  11,047,217  2,012,590    926,061   13,985,868   100.0%
                  ==========  =========    =======   ==========   =====
PERCENT OF
 TOTAL..........        79.0%      14.4%       6.6%       100.0%
NUMBER OF
 PROPERTIES.....          48         31          9           88
                               ANNUALIZED RENT OF OFFICE AND
                                 INDUSTRIAL PROPERTIES (1)
                  ------------------------------------------------------------
                    CLASS A                                            PERCENT
                     OFFICE         R&D      INDUSTRIAL                  OF
     MARKET        BUILDINGS    PROPERTIES   PROPERTIES     TOTAL       TOTAL
     ------       ------------- ----------   ----------     -----      -------
GREATER BOSTON..  $ 43,760,880  $ 6,022,906  $1,649,144  $ 51,432,930    15.3%
GREATER
 WASHINGTON,
 D.C.(2)........   112,427,318   12,288,008   1,524,927   126,240,253    37.6
BALTIMORE, MD...    15,224,424          --          --     15,224,424     4.6
RICHMOND, VA
 (2)............    17,563,259          --          --     17,563,259     5.2
MIDTOWN
 MANHATTAN......   122,178,265          --          --    122,178,265    36.4
GREATER SAN
 FRANCISCO......           --     1,061,181   1,029,027     2,090,208     0.6
BUCKS COUNTY,
 PA.............           --           --      868,699       868,699     0.3
                  ------------- ------------ ----------- ------------- -------
TOTAL...........  $311,154,146  $19,372,095  $5,071,797  $335,598,038   100.0%
                  ============= ============ =========== ============= =======
PERCENT OF
 TOTAL..........          92.7%         5.8%        1.5%        100.0%
NUMBER OF
 PROPERTIES.....            48           31           9            88

-------
(1) Annualized Rent is the monthly contractual rent under existing leases as of September 30, 1997 multiplied by twelve. This amount reflects total rent before any rent abatements and includes expense reimbursements, which may be estimates as of such date. Total rent abatements for leases in effect as of September 30, 1997 were, on an annualized basis, approximately $12.9 million.

(2) Includes 1,277,454 and 899,720 net rentable square feet of Office Properties in Greater Washington, D.C. and Richmond, Virginia, respectively that are under contract and expected to close in January and February 1998.

  The table above excludes (i) the Company's three Hotel Properties totaling 937,874 square feet (representing approximately $21.1 million of annualized seasonally adjusted triple net rent based on the quarter ended September 30,
1997) and (ii) the Company's Garage Property and structured parking related to the Company's Office Properties totaling 3,212,972 square feet (representing approximately $1.5 million of annualized triple net rent based on the quarter ended September 30, 1997).

  The Company believes that the Properties are well positioned to provide a base for continued growth. The Properties are leased to high quality tenants and, in general, located in submarkets with low vacancy rates and rising rents and room rates. With the value added by the Company's in-house marketing, leasing, construction of tenant improvements and property management programs, the Company has historically achieved high occupancy rates and efficient re-leasing of vacated space.

  As of September 30, 1997, the Office Properties (excluding the Office Development Properties) and the Industrial Properties had an occupancy rate of 96% and the Hotel Properties (excluding the Hotel Development Property) had an average occupancy rate for the nine months ended September 30, 1997 of 88%. Leases with respect to 2.4% of the leased square footage of the Office and Industrial Properties expire in the fourth quarter of 1997, and 7.5% and 6.3% expire in calendar years 1998 and 1999, respectively.

  The Company has a $300 million unsecured revolving line of credit (the "Unsecured Line of Credit") with BankBoston, N.A., as agent ("BankBoston") that expires in June 2000. The Company uses the Unsecured Line of Credit principally to facilitate its development and acquisition activities and for working capital purposes and, as of December 1, 1997, had $233.0 million outstanding thereunder. See "Unsecured Line of Credit." As of December 1, 1997, the Company had a debt to total market capitalization ratio of approximately 41.8%. At the completion of this Offering and upon the application of the net proceeds therefrom, the Company expects to have a debt to total market capitalization ratio of approximately 36.0%. The Company does not have a specific policy limiting the amount of leverage that it expects to use as a whole or with respect to individual properties.

  The Company is a full-service real estate company, with substantial in-house expertise and resources in acquisitions, development, financing, construction management, property management, marketing, leasing, accounting, tax and legal services. As of September 30, 1997, the Company had 312 employees, including 94 professionals. The Company's 16 senior officers, together with Mr. Zuckerman, Chairman of the Board, have an average of 24 years experience in the real estate industry and an average of 16 years tenure with the Company. The Company's headquarters are located at 8 Arlington Street, Boston, Massachusetts 02116 and its telephone number is (617) 859-2600. In addition, the Company has regional offices at the U.S. International Trade Commission Building at 500 E Street, SW, Washington, D.C. 20024 and at 599 Lexington Avenue, New York, New York 10002.

RECENT EVENTS

  Since the Company's Initial Offering in June 1997, the Company has acquired three Class A Office Buildings, entered into contracts to acquire ten Office Properties expected to close in January and February 1998, and is developing five Class A Office Buildings and one 221 room hotel for a total anticipated investment of approximately $1.23 billion. The following describes the 13 properties acquired or expected to be acquired:

                              RECENT ACQUISITIONS

                            DATE       NET                                                          ANNUALIZED
                          ACQUIRED/ RENTABLE                 ANTICIPATED                             RENT PER
                            TO BE    SQUARE      INITIAL       FUTURE        TOTAL       CURRENT  LEASED SQ. FT.
        PROPERTY          ACQUIRED    FEET      INVESTMENT   INVESTMENT    INVESTMENT   OCCUPANCY AT 9/30/97(/1/)
        --------          --------- --------- -------------- ----------- -------------- --------- ---------------
280 Park Avenue, New
 York, NY...............     9/97   1,198,769   $322,650,000 $28,986,652   $351,636,652     88%       $41.95
100 East Pratt Street,
 Baltimore, MD..........    10/97     633,482    137,516,000         --     137,516,000     97         24.53
875 Third Avenue, New
 York, NY...............    11/97     681,669    206,500,000   2,400,000    208,900,000    100         42.37
Riverfront Plaza,
 Richmond, VA...........     1/98     899,720    174,361,000         --     174,361,000     97         20.16
Mulligan/Griffin
 Portfolio, MD & VA.....     2/98   1,277,454    252,900,892         --     252,900,892     96         27.64(2)
                                    --------- -------------- ----------- --------------    ---        ------
TOTAL/WEIGHTED AVERAGE..            4,691,094 $1,093,927,892 $31,386,652 $1,125,314,544     95%       $31.58
                                    ========= ============== =========== ==============    ===        ======

-------

(1) At September 30, 1997 total rent abatements with respect to these properties, on an annualized basis, were equal to $1.91 per leased square foot.

(2) The Mulligan/Griffin Portfolio consists of nine Office Properties and six parcels of land. Two of the Properties in the Mulligan/Griffin Portfolio were designed and built to serve certain specialized business purposes of the tenants at such Properties, resulting in rents that are presently higher than average market rents for office properties in these submarkets for tenants not requiring similarly customized properties.

  280 Park Avenue. This Class A Office Building is located in the Park Avenue submarket of midtown Manhattan. According to Insignia/Edward S. Gordon Co., Inc. ("Insignia/ESG"), at September 30, 1997, this submarket had an availability rate of 7.6% and an average asking rent of $46.31 per square foot. The Company anticipates investing approximately $29.0 million in tenant improvements, leasing commissions and building system improvements. The Property consists of two linked towers of 30 stories and 42 stories. Principal tenants at this Property include Bankers Trust Company, Furman Selz LLC and the National Football League.

  100 East Pratt Street. This Class A Office Building is located in downtown Baltimore, Maryland. According to Colliers Pinkard, at June 30, 1997, the first tier of the downtown Baltimore Class A office market (which includes this Property) had an availability rate of 8.6% and average asking rents of $24.83 per square foot. The largest tenant at this Property is T. Rowe Price.

  875 Third Avenue. This Class A Office Building is located in the East Side submarket of midtown Manhattan on Third Avenue between 52nd and 53rd Streets. According to Insignia/ESG, at September 30, 1997, the East Side submarket had an availability rate of 12.6% and an average asking rent of $36.95 per square foot. Principal tenants at this Property include Debevoise & Plimpton and Instinet Corporation.

  Riverfront Plaza. The Company has entered into a purchase and sale agreement to acquire this Class A Office Building in Richmond, Virginia. According to Harrison & Bates, at September 30, 1997, the Richmond Class A office market had an availability rate of 5.0% and an average asking rent of $20.84 per square foot. Primary tenants at this Property include Hunton & Williams and Wheat First Butcher Singer, Inc. While the Company anticipates closing on this acquisition in January 1998, there can be no assurances that the Company will acquire this property in January 1998, or at all.

  Mulligan/Griffin Portfolio. The Company has entered into agreements to acquire this portfolio of nine office buildings aggregating approximately 1.3 million net rentable square feet and six parcels of land aggregating 30.7 acres located in the Gaithersburg I-270 and I-270 Rockville submarkets of Montgomery County, Maryland and the Springfield and Reston submarkets of Fairfax County, Virginia. According to Spaulding & Slye, at September 30, 1997, these submarkets had availability rates of 13.7%, 8.4%, 6.1% and 4.8% and average asking rents of $19.50, $20.26, $10.04 and $21.86 per square foot, respectively. Principal tenants at these properties include Lockheed Martin Corporation and the United States of America. While the Company anticipates completing its acquisition of these properties in February 1998, there can be no assurances that the Company will acquire these properties in February 1998, or at all.

  The Company regularly pursues the acquisition of income producing properties and sites for development and may from time to time enter into letters of intent, contribution agreements and purchase and sale agreements with respect to the same. In addition to the contracts to acquire the Acquisition Properties, the Company is currently a party to two purchase and sale agreements with respect to sites located in Greater Washington, D.C. and Greater Boston. The Company is conducting its due diligence review under both agreements and currently has the right to terminate each agreement without payment of a termination fee to the seller. There can be no assurance that either of such land acquisitions will be consummated.

  Since the Company's Initial Offering, the Company has completed the development or redevelopment of the following Properties for its own account:

          DEVELOPMENT PROPERTIES DELIVERED SINCE THE INITIAL OFFERING

                           DATE                               NET
                          PLACED                            RENTABLE ANTICIPATED
                            IN                     NO. OF    SQUARE     TOTAL     CURRENT
        PROPERTY          SERVICE    LOCATION     BUILDINGS   FEET   INVESTMENT+ OCCUPANCY
        --------          ------- --------------- --------- -------- ----------- ---------
Sugarland Building One..    6/97      Herndon, VA      1     52,797  $ 5,962,348     82%
Sugarland Building Two..    6/97      Herndon, VA      1     59,423    5,256,692     46
7700 Boston Boulevard,
 Building Twelve........   10/97  Springfield, VA      1     82,224   10,427,128    100
7501 Boston Boulevard,
 Building Seven.........   11/97  Springfield, VA      1     75,756   11,469,620    100
201 Spring Street.......   11/97    Lexington, MA      1    102,000   17,689,442    100
                                                     ---    -------  -----------    ---
TOTAL/WEIGHTED AVERAGE..                               5    372,200  $50,805,230     89%
                                                     ===    =======  ===========    ===

-------
+ As of November 30, 1997, the Company had invested $45.2 million, of which $28.8 million was invested at or prior to the completion of the Initial Offering.

  Sugarland Buildings One and Two. These single story office/flex buildings on extensively landscaped sites are located in the Sugarland Office Complex in Herndon, Virginia. The Company purchased the buildings vacant in 1996 and completed improvements to them in June 1997. As of December 1, 1997 approximately 70% of the total of 112,220 net rentable square feet of these buildings was committed under signed leases or letters of intent with leases in negotiation.

  7700 Boston Boulevard, Building Twelve and 7501 Boston Boulevard, Building Seven. These R&D Properties are located on land owned by the Company in its Virginia-95 Office Park and are currently 100% leased to Autometric, Inc. and the General Services Administration for terms of 15 and 10 years, respectively.

  201 Spring Street. This Class A Office Building is located in the Route 128 Northwest submarket of Greater Boston and is adjacent to the Company's existing Class A Office Building at 191 Spring Street. The building is currently 100% leased to MediaOne of Delaware, Inc. ("MediaOne"), formerly Continental Cablevision, Inc. MediaOne has notified the Company that it intends to relocate its headquarters to another state and sublease this building.

  The Company is currently developing the following Properties for its own account:

                     PROPERTIES CURRENTLY UNDER DEVELOPMENT

                                                                 NET
                                                              RENTABLE  ANTICIPATED
                          ANTICIPATED                NO. OF    SQUARE      TOTAL
 DEVELOPMENT PROPERTIES   COMPLETION    LOCATION    BUILDINGS   FEET    INVESTMENT+
 ----------------------   ----------- ------------- --------- --------- ------------
Class A Office Buildings
 Reston Overlook (25%
  ownership)............    Q1 1999      Reston, VA      2      444,000  $18,100,000(/1/)
 Eight Cambridge Cen-
  ter...................    Q2 1999   Cambridge, MA      1      134,054   21,000,000
 181 Spring Street......    Q2 1999   Lexington, MA      1       52,000   10,871,085
 One Freedom Square (25%
  ownership)............    Q4 1999      Reston, VA      1      406,980   19,150,000(/1/)
                                                       ---    --------- ------------
 Total Class A Office
  Buildings.............                                 5    1,037,034 $ 69,121,085
Hotel
 Residence Inn by
  Marriott(R)...........    Q1 1999   Cambridge, MA      1      187,474  $32,000,000
                                                       ---    --------- ------------
TOTAL DEVELOPMENT PROP-
 ERTIES.................                                 6    1,224,508 $101,121,085
                                                       ===    ========= ============

-------
+ As of November 30, 1997, the Company had invested $6.9 million, of which $3.9 million was invested at or prior to the completion of the Initial Offering.
(1) Represents 25% of the total anticipated project-level investment.

  One and Two Reston Overlook. One Reston Overlook is an approximately 312,000 square foot, 12-story, Class A Office Building located in Reston, Virginia. The Company is developing this property through its joint venture with Westbrook Partners ("Westbrook"). Completion of One Reston Overlook is scheduled for February 1999. Approximately 309,000 square feet of development is pre-leased to BDM International ("BDM") for a term of twelve years (the building's remaining 3,000 square feet are ground-floor retail space). The Company is also constructing Two Reston Overlook, a six-story building on the site totaling approximately 132,000 square feet. Two Reston Overlook is being developed without a pre-leasing commitment in response to the significant unsatisfied demand for office space in the Reston, Virginia market. Delivery of Two Reston Overlook is scheduled for December 1998.

  Eight Cambridge Center. This seven-story Class A Office Building is located in the Cambridge Center development in East Cambridge, Massachusetts. Completion of this Class A Office Building is scheduled for April 1999.

  181 Spring Street. This Class A Office Building is adjacent to the Company's 201 Spring Street Property in the Route 128 Northwest submarket of Greater Boston. This property is being developed without a pre-leasing commitment in response to the significant unsatisfied demand for office space in the Route 128 Northwest submarket. Completion of 181 Spring Street is scheduled for May 1999.

  One Freedom Square. This Class A Office Building is currently being developed by the Company in Reston, Virginia. This building is 59.0% pre-committed to Andersen Consulting. Completion of the building is scheduled for the fourth quarter of 1999.

  Residence Inn by Marriott(R). The Company is currently developing this 221-room limited service extended stay hotel on land owned by the Company in the Company's Cambridge Center development. The hotel will be managed by the Residence Inn division of Marriott International, Inc. and is scheduled to open in January 1999. As with the Company's other Hotel Properties, the Company will lease this hotel and will have a participation in the gross receipts of the hotel.

                                  RISK FACTORS

  An investment in the Common Stock involves various risks, and prospective investors should carefully consider the matters discussed under "Risk Factors" prior to an investment in the Company. Such risks include, among others:

  . the Company may acquire large properties or portfolios of properties that would substantially increase the size of the Company, and the Company's ability to assimilate such acquisitions and achieve the intended return on investment cannot be assured;

  . the development of commercial properties is subject to risks such as the availability and timely receipt of regulatory approvals, the cost and timely completion of construction, the availability of construction financing on favorable terms, the timely leasing of the property, and the leasing of the property at lower rental rates than anticipated, any of which could have an adverse effect on the financial condition of the Company;

  . conflicts of interest between the Company and Messrs. Zuckerman and Linde, including conflicts associated with the sale of any of the Properties or with the repayment of indebtedness because of possible adverse tax consequences which may influence them to not act in the best interests of the stockholders; in particular the Company will, in general, be restricted from selling or transferring in a taxable transaction any of four Designated Properties until June 23, 2007 without the consent of Messrs. Zuckerman and Linde; for the benefit of certain other holders of OP Units the Company has agreed to restrictions on selling any of five other Properties in taxable transactions for specified periods of time and, in general, from repaying certain indebtedness with respect to these and certain other Properties;

  . dependence on key personnel whose continued service is not guaranteed, particularly Messrs. Zuckerman and Linde;

  . real estate investment and property management risks such as the need to renew leases or relet space upon lease expirations and, at times, to pay renovation and reletting costs in connection therewith, the effect of economic conditions on property cash flows and values, the ability of tenants to make lease payments, the ability of a property to generate revenue sufficient to meet operating expenses and debt service, all of which may adversely affect the Company's ability to make expected distributions to stockholders;

  . the possibility that the Company may not be able to refinance outstanding indebtedness upon maturity or acceleration, that such indebtedness might be refinanced at higher interest rates or otherwise on terms less favorable to the Company than existing indebtedness, and the lack of limitations in the Company's organizational documents on the amount of indebtedness the Company may incur;

  . taxation of the Company as a corporation if it fails to qualify as a REIT for federal income tax purposes, the Company's liability for certain federal, state and local income taxes in such event, and the resulting decrease in cash available for distribution; and

  . anti-takeover effect of limiting actual or constructive ownership of Common Stock of the Company by a single person other than Mr. Zuckerman and Mr. Linde (and certain associated parties) to 6.6% of the outstanding capital stock, subject to certain specified exceptions, and certain other provisions contained in the organizational documents of the Company and the Operating Partnership, and of a shareholder rights plan adopted by the Company, any of which may have the effect of delaying or preventing a transaction or change in control of the Company that might involve a premium price for the Common Stock or otherwise be in the best interests of the Company's stockholders.

                         BUSINESS AND GROWTH STRATEGIES

BUSINESS STRATEGY

  The Company's primary objective is to maximize growth in cash flow and total return to stockholders. The Company's strategy to achieve this objective is:
(i) to selectively acquire and develop properties in the Company's existing markets, adjacent markets and in new markets that present favorable opportunities; (ii) to maintain high occupancy rates at rents that are at the high end of the markets in which the Properties are located, and to continue to achieve high room and occupancy rates in the Hotel Properties; and (iii) to selectively provide comprehensive, project-level development and management services to third parties. See "Business and Growth Strategies."

GROWTH STRATEGIES

 External Growth

  The Company will continue to pursue the following four areas of development and acquisition activities, which the Company believes present significant opportunities for external growth:

  .Acquire assets and portfolios of assets from institutions or individuals.

  .Acquire existing underperforming assets and portfolios of assets.

  .Pursue development and land acquisitions in selected submarkets.

  .Provide third-party development management services.

  When desirable, the Company will offer OP Units or Common Stock to sellers of properties to finance an acquisition and enable a tax deferred contribution of a property to the Company.

 Internal Growth

  The Company believes there are significant opportunities to increase cash flow from many of its existing Properties because they are high quality properties in desirable locations in submarkets that are experiencing rising rents and room rates, low vacancy rates and increasing demand for office, R&D and industrial space and for hotel accommodations. The Company intends to:

  .Directly manage properties to maximize the potential for tenant retention.

  .Replace tenants quickly at best available market terms and lowest possible transaction costs.

                                 THE PROPERTIES

  The Company's portfolio consists of 92 Properties, including the Acquisition Properties expected to be acquired by the Company in January and February 1998 and six Development Properties. The Properties include 79 Office Properties, consisting of 48 Class A Office Buildings and 31 R&D Properties; nine Industrial Properties; three Hotel Properties; and the Garage Property.

  The two Hotel Properties are located in Boston and Cambridge, Massachusetts. For the nine months ended September 30, 1997, the Hotel Properties had a weighted average occupancy rate of 88.0%, a weighted average ADR of $189.27 and a weighted average REVPAR of $167.60. Management believes that REVPAR (as defined more fully in the Glossary) is an industry standard measure used to present hotel operating data.

  To assist the Company in maintaining its status as a REIT, the Company leases the two completed Hotel Properties, pursuant to a lease with a participation in the gross receipts of the Hotel Properties, to a lessee ("ZL Hotel LLC") in which Messrs. Zuckerman and Linde are the sole member-managers. Messrs. Zuckerman and Linde have a 9.8% economic interest in such lessee and one or more unaffiliated public charities have a 90.2% economic interest. Marriott International, Inc. manages these Hotel Properties under the Marriott (R) name pursuant to a management agreement with the lessee. Under the REIT requirements, revenues from a hotel are not considered to be rental income for purposes of certain income tests which a REIT must meet. See "Federal Income Tax Consequences--Requirements for Qualification." Accordingly, in order to maintain its qualification as a REIT, the Company has entered into the participating leases described above to provide revenue which qualifies as rental income under the REIT requirements. The Company intends to make similar arrangements with respect to the Hotel Development Property.

  The following chart shows the geographic location of the Company's Office and Industrial Properties, including the Office Development Properties, by net rentable square feet (excluding storage space) and Annualized Rent as of September 30, 1997:

                                          NET RENTABLE SQUARE FEET OF
                                       OFFICE AND INDUSTRIAL PROPERTIES
                              ------------------------------------------------------
                     NUMBER    CLASS A                                       PERCENT
                       OF       OFFICE       R&D      INDUSTRIAL               OF
 MARKET/SUBMARKET  PROPERTIES BUILDINGS   PROPERTIES  PROPERTIES   TOTAL      TOTAL
 ----------------  ---------- ---------   ----------  ----------   -----     -------
GREATER BOSTON
 East Cambridge
 (2) ............       6        689,203     67,362        --       756,565     5.4%
 Route 128 NW
 Bedford, MA.....       3         90,000    383,704        --       473,704     3.4
 Billerica, MA...       1            --      64,140        --        64,140     0.5
 Burlington, MA..       2        152,552        --         --       152,552     1.1
 Lexington, MA
 (3).............      11        842,957     30,000        --       872,957     6.2
 Route 128/MA
 Turnpike
 Waltham, MA.....       6        307,390        --         --       307,390     2.2
 Route 128 SW
 Westwood, MA....       2            --         --     247,318      247,318     1.8
 Route 128 South
 Quincy, MA......       1        168,829        --         --       168,829     1.2
 Boston..........       1         30,526        --         --        30,526     0.2
                      ---     ----------  ---------    -------   ----------   -----
Subtotal.........      33      2,281,457    545,206    247,318    3,073,981    22.0%
GREATER
WASHINGTON, D.C.
 SW Washington,
 D.C.(4).........       4      1,560,941        --         --     1,560,941    11.2%
 West End
 Washington,
 D.C. ...........       1        280,065        --         --       280,065     2.0
 Montgomery
 County, MD
 Bethesda, MD....       3        680,000        --         --       680,000     4.9
 Gaithersburg, MD
 (5).............       3        122,157    240,706        --       362,863     2.6
 Rockville,
 MD(6)...........       1         77,747        --         --        77,747     0.8
 Fairfax County,
 VA
 Herndon, VA.....       2            --     112,220        --       112,220     0.8
 Reston, VA (7)..       7      1,631,140        --         --     1,631,140    11.6
 Springfield, VA
 (4)(8)..........      13            --     969,979        --       969,979     6.9
 Prince George's
 County, MD
 Landover, MD....       3            --         --     236,743      236,743     1.7
                      ---     ----------  ---------    -------   ----------   -----
Subtotal.........      37      4,352,050  1,322,905    236,743    5,911,698    42.3%
BALTIMORE, MD           1        633,482        --         --       633,482     4.5%
RICHMOND, VA(6)         1        899,720        --         --       899,720     6.4%
MIDTOWN MANHATTAN
 Park Avenue.....       2      2,198,839        --         --     2,198,839    15.7%
 East side.......       1        681,669        --         --       681,669     4.9
                      ---     ----------  ---------    -------   ----------   -----
Subtotal.........       3      2,880,508        --         --     2,880,508    20.6%
GREATER SAN
FRANCISCO
 Hayward, CA.....       1            --         --     221,000      221,000     1.6%
 San Francisco,
 CA (9)..........      11            --     144,479     60,000      204,479     1.4
                      ---     ----------  ---------    -------   ----------   -----
Subtotal.........      12            --     144,479    281,000      425,479     3.0%
BUCKS COUNTY,
PA...............       1            --         --     161,000      161,000     1.2%
                      ---     ----------  ---------    -------   ----------   -----
TOTAL............      88     11,047,217  2,012,590    926,061   13,985,868   100.0%
                      ===     ==========  =========    =======   ==========   =====
PERCENT OF TOTAL.............       79.0%      14.4%       6.6%       100.0%
NUMBER OF OFFICE AND
INDUSTRIAL PROPERTIES........         48         31          9           88
                                           ANNUALIZED RENT OF OFFICE AND
                                             INDUSTRIAL PROPERTIES (1)
                              ------------------------------------------------------
                     CLASS A                                            PERCENT
                      OFFICE         R&D      INDUSTRIAL                  OF
 MARKET/SUBMARKET   BUILDINGS    PROPERTIES   PROPERTIES     TOTAL       TOTAL
 ----------------  ------------- ----------   ----------     -----      -------
GREATER BOSTON
 East Cambridge
 (2) ............  $ 13,789,950  $ 1,366,714  $      --   $ 15,156,664     4.5%
 Route 128 NW
 Bedford, MA.....     1,590,814    3,780,214         --      5,371,028     1.6
 Billerica, MA...           --       598,478         --        598,478     0.2
 Burlington, MA..     3,257,655          --          --      3,257,655     1.0
 Lexington, MA
 (3).............    14,083,118      277,500         --     14,360,618     4.2
 Route 128/MA
 Turnpike
 Waltham, MA.....     6,691,931          --          --      6,691,931     2.0
 Route 128 SW
 Westwood, MA....           --           --    1,649,144     1,649,144     0.5
 Route 128 South
 Quincy, MA......     3,267,240          --          --      3,267,240     1.0
 Boston..........     1,080,172          --          --      1,080,172     0.3
                   ------------- ------------ ----------- ------------- -------
Subtotal.........  $ 43,760,880  $ 6,022,906  $1,649,144  $ 51,432,930    15.3%
GREATER
WASHINGTON, D.C.
 SW Washington,
 D.C.(4).........  $ 53,174,273  $       --   $      --   $ 53,174,273    15.8%
 West End
 Washington,
 D.C. ...........    12,911,442          --          --     12,911,442     3.8
 Montgomery
 County, MD
 Bethesda, MD....    14,669,523          --          --     14,669,523     4.4
 Gaithersburg, MD
 (5).............     2,156,064    3,243,660         --      5,399,724     1.6
 Rockville,
 MD(6)...........     1,500,756          --          --      1,500,756     0.4
 Fairfax County,
 VA
 Herndon, VA.....           --     1,157,431         --      1,157,431     0.3
 Reston, VA (7)..    28,015,260          --          --     28,015,260     8.4
 Springfield, VA
 (4)(8)..........           --     7,886,917         --      7,886,917     2.4
 Prince George's
 County, MD
 Landover, MD....           --           --    1,524,927     1,524,927     0.5
                   ------------- ------------ ----------- ------------- -------
Subtotal.........  $112,427,318  $12,288,008  $1,524,927  $126,240,253    37.6%
BALTIMORE, MD      $ 15,224,424  $       --   $      --   $ 15,224,424     4.5%
RICHMOND, VA(6)    $ 17,563,259  $       --   $      --   $ 17,563,259     5.3%
MIDTOWN MANHATTAN
 Park Avenue.....  $ 93,303,877  $       --   $      --   $ 93,303,877    27.8%
 East side.......    28,874,388          --          --     28,874,388     8.6
                   ------------- ------------ ----------- ------------- -------
Subtotal.........  $122,178,265  $       --   $      --   $122,178,265    36.4%
GREATER SAN
FRANCISCO
 Hayward, CA.....  $        --   $       --   $  676,188  $    676,188     0.2%
 San Francisco,
 CA (9)..........           --     1,061,181     352,839     1,414,020     0.4
                   ------------- ------------ ----------- ------------- -------
Subtotal.........  $        --   $ 1,061,181  $1,029,027  $  2,090,208     0.6%
BUCKS COUNTY,
PA...............  $        --   $       --   $  868,699  $    868,699     0.3%
                   ------------- ------------ ----------- ------------- -------
TOTAL............  $311,154,146  $19,372,095  $5,071,797  $335,598,038   100.0%
                   ============= ============ =========== ============= =======
PERCENT OF TOTAL.............         92.7%         5.8%        1.5%        100.0%
NUMBER OF OFFICE AND
INDUSTRIAL PROPERTIES........           48           31           9            88

----
(1) Annualized Rent is the monthly contractual rent under existing leases as of September 30, 1997 multiplied by twelve. This amount reflects total rent before any rent abatements and includes expense reimbursements, which may be estimates as of such date. Total rent abatements for leases in effect as of September 30, 1997, on an annualized basis, were approximately $12.9 million.

(2) Does not include 1997 Annualized Rent for one Development Property.

(3) Does not include 1997 Annualized Rent for one Development Property and one Property developed and placed in service in November 1997.
(4) Certain of such Properties are leased on the basis of net usable square feet (which have been converted to net rentable square feet for purposes of this table) due to the requirements of the General Services Administration.

(5) Includes two Acquisition Properties. The Company owns a 75.0% general partner interest in the limited partnership that owns the Class A Office Building in this submarket. Because of the priority of the Company's partnership interest, the Company expects to receive any partnership distributions that are made with respect to this Class A Office Building.


(6) This Property is an Acquisition Property.

(7) Includes four Acquisition Properties. Does not include 1997 Annualized Rent for three Development Properties. The Company is acting as development manager of, and is a 25.0% member of, a limited liability company that owns these Development Properties. The Company's economic interest may increase above 25.0% depending upon the achievement of certain performance goals.

(8) Includes two Acquisition Properties. Does not include 1997 Annualized Rent for two Properties developed and placed in service in October and November 1997.

(9) The Company owns a 35.7% controlling general partnership interest in the nine R&D Properties and two Industrial Properties located in Greater San Francisco, California.

                                  THE OFFERING

  All of the shares of Common Stock offered hereby are being sold by the Company.

Common Stock Offered...................... 14,000,000 Shares
   U.S. Offering.......................... 11,200,000
   International Offering.................  2,800,000
Common Stock Outstanding After the
 Offering(l).............................. 52,694,041
Common Stock and OP Units Outstanding
 After the Offering(1)(2)................. 71,155,128
Use of Proceeds........................... To reduce indebtedness, to fund the acquisitions of Riverfront Plaza
                                           and the Mulligan/Griffin Portfolio,
                                           to fund ongoing development and for
                                           general corporate and working
                                           capital purposes
NYSE Symbol............................... "BXP"

-------
(1) Excludes 2,297,600 shares reserved for issuance upon exercise of outstanding options.

(2) Includes 18,461,087 OP Units. This number assumes that the Company will issue 1,503,759 restricted OP Units in connection with the acquisition of the Mulligan/Griffin Portfolio. See "The Company--Recent Events." In general, after August 23, 1998, or such later date as an OP Unit holder has agreed, OP Units are redeemable by the holders for cash or, at the election of the Company, shares of Common Stock on a one-for-one basis.

                                 DISTRIBUTIONS

  In respect of the period from June 23, 1997 (the completion of the Initial Offering) through September 30, 1997, the Company paid on November 21, 1997 a distribution of $0.44 per share of Common Stock, which represents $0.405 per share on a quarterly basis or $1.62 per share on an annualized basis. Future distributions by the Company will be at the discretion of the Board of Directors and will depend on the actual cash available for distribution, its financial condition, capital requirements, the annual distribution requirement under the REIT provisions of the code (see "Federal Income Tax Consequences-- Requirements for Qualification"), and such other factors as the Board of Directors deems relevant. See "Risk Factors--Changes in Policies Without Shareholder Approval." The Company has declared, in respect of the quarter ended December 31, 1997, a dividend of $0.405 per share payable on January 28, 1998 to shareholders of record on December 28, 1997.

                           TAX STATUS OF THE COMPANY

  The Company intends to elect to be taxed as a REIT under Sections 856 through 860 of the Code, commencing with its taxable year ending December 31, 1997. The Company believes, and has obtained an opinion of Goodwin, Procter & Hoar llp, tax counsel to the Company ("Tax Counsel"), to the effect that, commencing with its taxable year ending December 31, 1997, the Company will be organized in conformity with the requirements for qualification as a REIT under the Code, and that the Company's proposed manner of operation, including the lease of the Hotel Properties and Garage Properties, will enable it to meet the requirements for taxation as a REIT for federal income tax purposes. To maintain REIT status, the Company must meet a number of organizational and operational requirements, including a requirement that it currently distribute at least 95% of its taxable income to its stockholders. As a REIT, the Company generally will not be subject to federal income tax on net income it distributes currently to its stockholders. If the Company fails to qualify as a REIT in any taxable year, it will be subject to federal income tax at regular corporate rates. See "Federal Income Tax Consequences--Failure to Qualify" and "Risk Factors--Failure to Qualify as a REIT." Even if the Company qualifies for taxation as a REIT, the Company may be subject to certain federal, state and local taxes on its income and property.

                     SUMMARY SELECTED FINANCIAL INFORMATION

  The following table sets forth unaudited pro forma financial and other information for the Company and combined historical financial information for the Boston Properties Predecessor Group. The following summary selected financial information should be read in conjunction with the financial statements and notes thereto included elsewhere in this Prospectus.

  The combined historical balance sheets as of December 31, 1996 and 1995 and the combined historical statements of operations for the years ended December 31, 1996, 1995 and 1994 of the Boston Properties Predecessor Group have been derived from the historical combined financial statements audited by Coopers & Lybrand L.L.P., independent accountants, whose report with respect thereto is included elsewhere in this Prospectus.

  The selected financial data at and for the nine months ended September 30, 1997 (which includes the Company and the Boston Properties Predecessor Group) and for the nine months ended September 30, 1996 are derived from unaudited financial statements. The unaudited financial information includes all adjustments (consisting of normal recurring adjustments) that management considers necessary for fair presentation of the consolidated and combined financial position and results of operations for these periods. Consolidated and combined operating results for the nine months ended September 30, 1997 are not necessarily indicative of the results to be expected for the entire year ending December 31, 1997.

  Unaudited pro forma adjustments and operating information for the nine months ended September 30, 1997 and for the year ended December 31, 1996 are presented as if the completion of the Initial Offering and the Formation Transactions, the Offering, and the properties acquired and pending acquisitions subsequent to September 30, 1997 and the acquisitions subsequent to December 31, 1996, had occurred at January 1, 1996, and the effect thereof was carried forward through the nine months ended September 30, 1997. By necessity, such pro forma operating information incorporates certain assumptions which are described in the notes to the Pro Forma Condensed Consolidated Statements of Income included elsewhere in this Prospectus. The unaudited pro forma balance sheet data is presented as if the aforementioned transactions had occurred on September 30, 1997.

  The pro forma information does not purport to represent what the Company's financial position or results of operations would actually have been if these transactions had, in fact, occurred on such date or at the beginning of the period indicated, or to project the Company's financial position or results of operations at any future date or for any future period.

            THE COMPANY AND THE BOSTON PROPERTIES PREDECESSOR GROUP
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                THE COMPANY           THE PREDECESSOR GROUP   THE COMPANY
                        --------------------------- ------------------------- ------------
                                                    HISTORICAL
                          PRO FORMA   ---------------------------------------
                         NINE MONTHS    JUNE 23,    JANUARY 1,   NINE MONTHS   PRO FORMA
                            ENDED        1997 TO      1997 TO       ENDED      YEAR ENDED
                        SEPTEMBER 30, SEPTEMBER 30,  JUNE 22,   SEPTEMBER 30, DECEMBER 31,
                            1997          1997         1997         1996          1996
                        ------------- ------------- ----------- ------------- ------------
                         (UNAUDITED)   (UNAUDITED)  (UNAUDITED)  (UNAUDITED)  (UNAUDITED)
OPERATING DATA:
Revenues(1).....         $  277,006    $   68,353    $129,818     $202,319      $355,642
Income (loss)
 before
 extraordinary
 items..........             48,218        14,854       4,605        8,160        52,422
Net income
 (loss).........                           22,779       4,605        8,160
Per Share of
 Common Stock
 Data:
Income before
 extraordinary
 items                   $      .92    $      .38         --           --       $    .99
Net income......                --     $      .59         --           --            --
Weighted average
 number of
 shares
 outstanding....             52,694        38,694         --           --         52,694
Weighted average
 number of
 shares and
 OP Units
 outstanding....             71,155        54,760         --           --         71,155
BALANCE SHEET
 DATA, AT PERIOD
 END:
Real estate,
 before
 accumulated
 depreciation...         $2,212,643    $1,433,376         --           --            --
Real estate,
 after
 accumulated
 depreciation...          1,927,138     1,147,871         --           --            --
Cash and cash
 equivalents....            113,115        25,989         --           --            --
Total assets....          2,164,889     1,295,638         --           --            --
Total
 indebtedness...          1,334,665       985,614         --           --            --
Stockholders' or
 owners' equity
 (deficiency)...            636,558       195,481         --           --            --
OTHER DATA:
Funds from
 Operations(2)
 (unaudited)....         $  105,064    $   30,879     $21,450     $ 34,652      $117,116
Company's Funds
 from Operations
 (unaudited)....             77,810        21,818         --           --         86,736
EBITDA(3)(unaudited)..      180,626        47,106      74,838      117,525       228,015
Company's EBITDA
 (unaudited)....            133,772        33,284         --           --        168,869
Cash flow
 provided by
 operating
 activities(4)..                --     $   25,930    $ 25,226     $ 31,109           --
Cash flow used
 in investing
 activities(4)..                --       (356,794)    (32,844)     (42,952)          --
Cash flow
 provided by
 (used in)
 financing
 activities(4)..                --        356,853       9,130       (1,555)          --
                                       THE PREDECESSOR GROUP
                        --------------------------------------------------------
                                            HISTORICAL
                                      YEAR ENDED DECEMBER 31,
                        --------------------------------------------------------
                           1996        1995       1994       1993       1992
                        ----------- ----------- ---------- ---------- ----------
OPERATING DATA:
Revenues(1).....        $  269,933  $  248,725  $ 244,083  $ 245,561  $ 241,212
Income (loss)
 before
 extraordinary
 items..........             8,273      (3,983)     7,171     17,086     16,010
Net income
 (loss).........             7,279      (3,983)     7,171     17,086     16,010
Per Share of
 Common Stock
 Data:
Income before
 extraordinary
 items                         --          --         --         --         --
Net income......               --          --         --         --         --
Weighted average
 number of
 shares
 outstanding....               --          --         --         --         --
Weighted average
 number of
 shares and
 OP Units
 outstanding....               --          --         --         --         --
BALANCE SHEET
 DATA, AT PERIOD
 END:
Real estate,
 before
 accumulated
 depreciation...        $1,035,571  $1,012,324  $ 984,853  $ 983,751  $ 982,348
Real estate,
 after
 accumulated
 depreciation...           771,660     773,810    770,763    789,234    811,815
Cash and cash
 equivalents....             8,998      25,867     46,289     50,697     28,841
Total assets....           896,511     922,786    940,155    961,715    971,648
Total
 indebtedness...         1,442,476   1,401,408  1,413,331  1,426,882  1,417,940
Stockholders' or
 owners' equity
 (deficiency)...          (576,632)   (506,653)  (502,230)  (495,104)  (480,398)
OTHER DATA:
Funds from
 Operations(2)
 (unaudited)....        $   36,318  $   29,151  $  39,568  $  49,240  $  50,097
Company's Funds
 from Operations
 (unaudited)....               --          --         --         --         --
EBITDA(3)(unaudited)..     153,566     138,321    137,269    140,261    142,627
Company's EBITDA
 (unaudited)....               --          --         --         --         --
Cash flow
 provided by
 operating
 activities(4)..        $   51,531  $   29,092  $  45,624  $  59,834  $  50,468
Cash flow used
 in investing
 activities(4)..           (23,689)    (36,844)   (18,424)    (9,437)   (48,257)
Cash flow
 provided by
 (used in)
 financing
 activities(4)..           (44,711)    (12,670)   (31,608)   (28,540)     1,365

-------
(1) Pro forma revenue for the nine month period ended September 30, 1997 and the year ended December 31, 1996 includes the lease revenue that the Company has/will receive under the lease for the two Hotel Properties. After entering into such lease, the Company has not/will not recognize direct hotel revenues and expenses.
(2) The White Paper on Funds from Operations approved by the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT") in March 1995 defines Funds from Operations as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from debt restructuring and sales of properties, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. The Company believes that Funds from Operations is helpful to investors as a measure of the performance of an equity REIT because, along with cash flow from operating activities, financing activities and investing activities, it provides investors with an indication of the ability of the Company to incur and service debt, to make capital expenditures and to fund other cash needs. The Company computes Funds from Operations in accordance with standards established by NAREIT which may not be comparable to Funds from Operations reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than the Company. Funds from Operations does not represent cash generated from operating activities determined in accordance with GAAP and should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of the Company's financial performance or to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company's liquidity, nor is it indicative of funds available to fund the Company's cash needs, including its ability to make cash distributions.
(3) EBITDA means operating income before mortgage and other interest, income taxes, depreciation and amortization. The Company believes EBITDA is useful to investors as an indicator of the Company's ability to service debt or pay cash distributions. EBITDA, as calculated by the Company, is not comparable to EBITDA reported by other REITs that do not define EBITDA exactly as the Company defines that term. EBITDA should not be considered as an alternative to operating income or net income (determined in accordance with GAAP) as an indicator of operating performance or as an alternative to cash flows from operating activities (determined in accordance with GAAP) as an indicator of liquidity and other combined or consolidated income or cash flow statement data (determined in accordance with GAAP).
(4) Pro forma information relating to cash flow from operating, investing and financing activities has not been included because the Company believes that the information would not be meaningful due to the number of assumptions required in order to calculate this information.

                                  RISK FACTORS

  Prospective investors should carefully consider the following matters before purchasing shares of Common Stock in this Offering.

  This Prospectus contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements. Factors that might cause such a difference include, but are not limited to, those discussed in "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" herein.

THE COMPANY MAY NOT ACHIEVE EXPECTED RETURNS ON PROPERTY ACQUISITIONS

  The Company intends to continue to investigate and pursue acquisitions of properties and portfolios of properties, including large portfolios that could significantly increase the size of the Company and alter its capital structure. There can be no assurance that the Company will be able to assimilate acquisitions of properties, and in particular acquisitions of portfolios of properties, or achieve the Company's intended return on investment.

THE COMPANY'S INVESTMENTS IN PROPERTY DEVELOPMENT MAY NOT YIELD EXPECTED
RETURNS

  The Company intends to continue to pursue the development of office, industrial and hotel properties. See "Business and Growth Strategies." To the extent that the Company engages in such development activities, it will be subject to the risks normally associated with such activities. Such risks include, without limitation, risks relating to the availability and timely receipt of zoning, land use, building, occupancy, and other regulatory approvals, the cost and timely completion of construction (including risks from causes beyond the Company's control, such as weather, labor conditions or material shortages) and the availability of construction financing on favorable terms. These risks could result in substantial unanticipated delays or expense and, under certain circumstances, could prevent completion of development activities once undertaken, any of which could have an adverse effect on the financial condition and results of operations of the Company and on the amount of funds available for distribution to stockholders.

CONFLICTS OF INTEREST EXIST BETWEEN THE COMPANY AND CERTAIN OP UNIT HOLDERS, INCLUDING MESSRS. ZUCKERMAN AND LINDE, IN CONNECTION WITH THE OPERATION OF THE COMPANY

  For a period of time, sales of properties and repayment of indebtedness will have different effects on holders of OP Units than on stockholders. Certain holders of OP Units, including Messrs. Zuckerman and Linde, will incur adverse tax consequences upon the sale of certain of the Properties owned by the Company and on the repayment of indebtedness which are different from the tax consequences to the Company and persons who purchase shares of Common Stock in the Offering. Consequently, such holders may have different objectives regarding the appropriate pricing and timing of any such sale or repayment of indebtedness. While the Company has the exclusive authority under the Operating Partnership Agreement to determine whether, when, and on what terms to sell a Property (other than a Designated Property) or when to refinance or repay indebtedness, any such decision would require the approval of the Board of Directors. As Directors of the Company, Messrs. Zuckerman and Linde have substantial influence with respect to any such decision, and such influence could be exercised in a manner inconsistent with the interests of some, or a majority, of the Company's stockholders, including in a manner which could prevent completion of a Property sale or the repayment of indebtedness.

  In this connection, the Operating Partnership Agreement provides that, until June 23, 2007, the Operating Partnership may not sell or otherwise transfer a Designated Property (defined as One and Two Independence Square, 599 Lexington Avenue and Capital Gallery) in a taxable transaction without the prior consent of Messrs. Zuckerman and Linde. The Operating Partnership is not, however, required to obtain the aforementioned consent from Messrs. Zuckerman or Linde if, at any time during this period, each of Messrs. Zuckerman and Linde do not continue to hold at least 30% of his original OP Units. Similar restrictions apply for varying time periods with respect to five other properties. The Designated Properties and such five other Properties account for approximately 34.6% of the Company's pro forma funds from Operations for the nine months ended September 30, 1997. The Operating Partnership has also entered into agreements providing Messrs. Zuckerman, Linde and others with the right to guarantee additional and/or substitute indebtedness of the Company in the event that certain other indebtedness is repaid or reduced. See "Business and Properties--Certain Agreements Relating to the Properties."

  Messrs. Zuckerman and Linde will continue to engage in other activities. Messrs. Zuckerman and Linde have a broad and varied range of investment interests. It is possible that companies in which one or both of Messrs. Zuckerman and Linde has or may acquire an interest, and which are not directly involved in real estate investment activities, will be owners of real property and will acquire real property in the future. However, pursuant to Mr. Linde's employment agreement and Mr. Zuckerman's non-compete agreement with the Company, Messrs. Zuckerman and Linde will not, in general, have management control over such companies and, therefore, they may not be able to prevent one or more such companies from engaging in activities that are in competition with activities of the Company. See "Management--Employment and Noncompetition Agreements."

THE COMPANY RELIES ON KEY PERSONNEL WHOSE CONTINUED SERVICE IS NOT GUARANTEED

  The Company is dependent on the efforts of Messrs. Zuckerman and Linde and other senior management personnel. Messrs. Zuckerman and Linde in particular have national reputations which aid the Company in negotiations with lenders and in having investment opportunities brought to the Company. The other executive officers of the Company who serve as managers of the Company's offices (Messrs. Burke, Ritchey, Barrett and Selsam) have strong regional reputations which aid the Company in identifying opportunities, or having opportunities brought to the Company, and in negotiating with tenants or build-to-suit prospects. While the Company believes that it could find replacements for these key executives, the loss of their services could have a material adverse effect on the operations of the Company in that the extent and nature of the Company's relationships with lenders and prospective tenants and with persons in the industry who may have access to investment opportunities would be diminished. While Mr. Linde and the other executive officers have employment agreements with the Company pursuant to which they have agreed to devote substantially all of their business time to the business and affairs of the Company and to not have substantial outside business interests, this can serve as no guarantee that they will remain with the Company for any specified term. Mr. Zuckerman, who has significant outside business interests, including serving as Chairman of the Board of Directors of U.S. News & World Report, The Atlantic Monthly magazine, the New York Daily News and Applied Graphics Technologies and as a member of the Board of Directors of Snyder Communications, does not have an employment agreement with the Company and serves as a non-executive officer of the Company with the title "Chairman of the Board of Directors." Mr. Zuckerman has historically devoted a significant portion of his business time to the affairs of the Company, although over the last twenty years less than a majority of his business time, in the aggregate, has been spent on the Company's affairs. Although Mr. Zuckerman cannot assure the Company that he will continue to devote any specific portion of his time to the Company and has therefore declined to enter into an employment agreement with the Company, Mr. Zuckerman has no present commitments inconsistent with his current level of involvement with the Company. See "Management--Employment and Noncompetition Agreements."

THE COMPANY'S PERFORMANCE AND VALUE ARE SUBJECT TO RISKS ASSOCIATED WITH THE REAL ESTATE INDUSTRY

  Lease expirations could adversely affect the Company's cash flow. The Company will be subject to the risks that, upon expiration, leases for space in the Office Properties or the Industrial Properties may not be renewed, the space may not be re-leased, or the terms of renewal or re-lease (including the cost of required renovations or concessions to tenants) may be less favorable than current lease terms. Leases on a total of 7.5% and 6.3% of the aggregate net rentable area of the Office Properties and the Industrial Properties expire during 1998 and 1999, respectively. If the Company were unable to re-lease substantial amounts of vacant space promptly, if the rental rates upon such re-lease were significantly lower than expected, or if reserves for costs of re-leasing proved inadequate, the cash flow to the Company would be decreased and the Company's ability to make distributions to stockholders would be adversely affected.

  Hotel operating risks could adversely affect the Company's cash flow. The Hotel Properties are subject to all operating risks common to the hotel industry. These risks include, among other things: (i) competition for guests from other hotels, a number of which may have greater marketing and financial resources than the Company and Marriott(R); (ii) increases in operating costs due to inflation and other factors, which increases may not have been offset in recent years, and may not be offset in the future by increased room rates; (iii) dependence on business and commercial travelers and tourism, which business may fluctuate and be seasonal; (iv) increases in energy costs and other expenses of travel, which may deter travelers; and (v) adverse effects of general and local economic conditions. These factors could adversely affect the ability of Marriott(R) to generate revenues and for ZL Hotel LLC to make lease payments and, therefore, the Company's ability to make expected distributions to stockholders. Because the lease payments to the Company from ZL Hotel LLC are based on a participation in the gross receipts of the Hotel Properties, the actual lease payments will increase or decrease over the term of the lease in response to fluctuations in the gross receipts of the Hotel Properties.

  Acquisition risks could adversely affect the Company. There can be no assurance that the Company will be able to implement its investment strategies successfully or that its property portfolio will expand at all, or at any specified rate or to any specified size. In addition, investment in additional real estate assets is subject to a number of risks. In particular, investments are expected to be financed with funds drawn under the Unsecured Line of Credit, which would subject the Company to the risks described under "The Company's Use of Debt to Finance Acquisitions and Developments Could Adversely Affect the Company." The Company does not intend to limit its investments to the markets in which the Properties are currently primarily located. Consequently, to the extent that it elects to invest in additional markets, the Company also will be subject to the risks associated with investment in new markets, with which management may have relatively little experience and familiarity. Investment in additional real estate assets also entails the other risks associated with real estate investment generally.

  Uncontrollable factors affecting the Properties' performance and value could produce lower returns. The economic performance and value of the Company's real estate assets is subject to all of the risks incident to the ownership and operation of real estate. These include the risks normally associated with changes in national, regional and local economic and market conditions. The Properties are primarily located in four markets, Greater Boston, Greater Washington, D.C., midtown Manhattan and Baltimore, Maryland. The economic condition of each of such markets may be dependent on one or more industries. An economic downturn in one of these industry sectors may have an adverse effect on the Company's performance in such market. Local real estate market conditions may include a large supply of competing space and competition for tenants, including competition based on rental rates, attractiveness and location of the Property and quality of maintenance, insurance and management services. Economic and market conditions may impact the ability of tenants to make lease payments. In addition, other factors may adversely affect the performance and value of a Property, including changes in laws and governmental regulations (including those governing usage, zoning and taxes), changes in interest rates and the availability of financing. If the Properties do not generate sufficient income to meet operating expenses, including future debt service, the Company's income and ability to make distributions to its stockholders will be adversely affected.

  Illiquidity of real estate investments could adversely affect the Company's financial condition. Because real estate investments are relatively illiquid, the Company's ability to vary its portfolio promptly in response to economic or other conditions will be limited. In addition, certain significant expenditures, such as debt service (if any), real estate taxes, and operating and maintenance costs, generally are not reduced in circumstances resulting in a reduction in income from the investment. The foregoing and any other factor or event that would impede the ability of the Company to respond to adverse changes in the performance of its investments could have an adverse effect on the Company's financial condition and results of operations.

  Liability for environmental matters could adversely affect the Company's financial condition. Under various federal, state and local laws, ordinances and regulations, an owner or operator of real property may become liable for the costs of removal or remediation of certain hazardous or toxic substances released on or in its property, as well as certain other costs relating to hazardous or toxic substances. Such liability may be imposed without regard to whether the owner or operator knew of, or was responsible for, the release of such substances. The presence of, or the failure to remediate properly, such substances, when released, may adversely affect the owner's ability to sell the affected real estate or to borrow using such real estate as collateral. Such costs or liabilities could exceed the value of the affected real estate. The Company has not been notified by any governmental authority of any noncompliance, liability or other claim in connection with any of the Properties and the Company is not aware of any other environmental condition with respect to any of the Properties that management believes would have a material adverse effect on the Company's business, assets or results of operations.

  Some of the Properties are located in urban and industrial areas where fill or current or historic industrial uses of the areas have caused site contamination. With respect to all of the Properties, independent environmental consultants have been retained in the past to conduct or update Phase I environmental assessments (which generally do not involve invasive techniques such as soil or ground water sampling) and asbestos surveys on all of the Properties. These environmental assessments have not revealed any environmental conditions that the Company believes will have a material adverse effect on its business, assets or results of operations, and the Company is not aware of any other environmental condition with respect to any of the Properties which the Company believes would have such a material adverse effect. However, the Company is aware of environmental conditions at two of the Properties that may require remediation. With respect to 17 Hartwell Avenue in Lexington, Massachusetts, the Company received a Notice of Potential Responsibility from the state regulatory authority on January 9, 1997, related to groundwater contamination, as well as Notices of Downgradient Property Status Submittals from third parties concerning contamination at two downgradient properties. On January 15, 1997, the Company notified the state regulatory authority that it would cooperate with and monitor the tenant at the Property which is investigating this matter. That investigation is underway and has identified the presence of hazardous substances in a catch basin along the property line. It is expected that the tenant will take any necessary response actions. The 91 Hartwell Avenue Property in Lexington, Massachusetts was listed by the state regulatory authority as an unclassified Confirmed Disposal Site in connection with groundwater contamination. The Company engaged a specially licensed environmental consultant to perform the necessary investigation and assessment and to prepare submittals to the state regulatory authority. On August 1, 1997, such consultant submitted to the state regulatory authority a Phase I--Limited Site Investigation Report and Downgradient Property Status Opinion. This Opinion concluded that the property qualifies for Downgradient Property Status under the state regulatory program. Downgradient Property Status eliminates certain deadlines for conducting response actions at a site. Although the Company believes that the current or former owners of the upgradient source properties may ultimately be responsible for some or all of the costs of such response actions, the Company will take any necessary further response actions. See "Business and Properties--Environmental Matters."

  No assurance can be given that the environmental assessments and updates identified all potential environmental liabilities, that no prior owner created any material environmental condition not known to the Company or the independent consultants preparing the assessments, that no environmental liabilities may have developed since such environmental assessments were prepared, or that future uses or conditions (including, without limitation, changes in applicable environmental laws and regulations) will not result in imposition of environmental liability.

  The cost of complying with the Americans with Disabilities Act could adversely affect the Company's cash flow. The Properties are subject to the requirements of the Americans with Disabilities Act (the "ADA"), which generally requires that public accommodations, including office buildings, be made accessible to disabled persons. The Company believes that the Properties are in substantial compliance with the ADA and that it will not be required to make substantial capital expenditures to address the requirements of the ADA. However, compliance with the ADA could require removal of access barriers and noncompliance could result in imposition of fines by the federal government or the award of damages to private litigants. If, pursuant to the ADA, the Company were required to make substantial alterations in one or more of the Properties, the Company's financial condition and results of operations, as well as the amount of funds available for distribution to stockholders, could be adversely affected.

  Uninsured losses could adversely affect the Company's cash flow. The Company carries comprehensive liability, fire, flood, extended coverage and rental loss insurance, as applicable, with respect to the Properties, with policy specification and insured limits customarily carried for similar properties. In the opinion of management, all of the Properties are adequately insured. There are, however, certain types of losses (such as from wars or catastrophic acts of nature) that may be either uninsurable or not economically insurable. Any uninsured loss could result in both loss of cash flow from, and asset value of, the affected property.

  New owner's title insurance policies were not obtained in connection with the Formation Transactions. Prior to the Initial Offering, each of the Properties was insured by title insurance policies insuring the interests of the Property-owning entities. Certain of these title insurance policies may continue to benefit those Property-owning entities which remained after the completion of the Formation Transactions. Nevertheless, each such title insurance policy may be in an amount less than the current value of the applicable Property. In the event of a loss with respect to a Property relating to a title defect, the Company could lose both its capital invested in and anticipated profits from such Property.

  Changes in tax and environmental laws could adversely affect the Company's financial condition. Costs resulting from changes in real estate taxes generally may be passed through to tenants and will not affect the Company. Increases in income, service or transfer taxes, however, generally are not passed through to tenants and may adversely affect the Company's results of operations and the amount of funds available to make distributions to stockholders. Similarly, changes in laws increasing the potential liability for environmental conditions existing on properties or increasing the restrictions on discharges or other conditions may result in significant unanticipated expenditures, which would adversely affect the Company's financial condition and results of operations and the amount of funds available for distribution to stockholders.

THE COMPANY'S USE OF DEBT TO FINANCE ACQUISITIONS AND DEVELOPMENTS COULD ADVERSELY AFFECT THE COMPANY

  The required repayment of debt or of interest thereon can adversely affect the Company. Upon completion of the Offering, the Company expects to have approximately $1.33 billion of outstanding indebtedness. As of December 1, 1997, the Company also had an outstanding balance of $233.0 million under the Unsecured Line of Credit. Advances under the Unsecured Line of Credit bear interest at a variable rate. In addition, the Company may incur other variable rate indebtedness in the future. Increases in interest rates on such indebtedness would increase the Company's interest expense (e.g., assuming the entire $300.0 million available under the Unsecured Line of Credit is outstanding, the Company would incur an additional $750,000 in interest expense per year for each 0.25% increase in interest rates), which could adversely affect the Company's cash flow and its ability to pay expected distributions to stockholders. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources." The Company is subject to risks normally associated with debt financing, including the risk that the Company's cash flow will be insufficient to meet required payments of principal and interest, the risk that any indebtedness will not be able to be refinanced or that the terms of any such refinancing will not be as favorable as the terms of such indebtedness. The mortgage loans secured by the One Independence Square and Two Independence Square properties are cross-defaulted as to each other. If an event of default were to occur under either of the loans, the Company could be required to repay approximately $199.3 million, together with any applicable prepayment charges, prior to the scheduled maturity dates of the loans. In addition, the Unsecured Line of Credit is cross-defaulted with respect to future recourse indebtedness of the Company if the Company is in default with respect to an aggregate of $50.0 million or more of such recourse indebtedness.

  The Company's policy of no limitation on debt could adversely affect the Company's cash flow. Upon completion of the Offering and the application of the net proceeds therefrom, the Company's debt to total market capitalization ratio will be approximately 36.0% (35.3% if the Underwriters' overallotment options are exercised in full). The Company does not have a policy limiting the amount of debt that the Company may incur. Accordingly, the Company could become more highly leveraged, resulting in an increase in debt service that could adversely affect the Company's cash flow and, consequently, the amount available for distribution to stockholders, and could increase the risk of default on the Company's indebtedness.

FAILURE TO QUALIFY AS A REIT WOULD CAUSE THE COMPANY TO BE TAXED AS A
CORPORATION

  The Company will be taxed as a corporation if it fails to qualify as a REIT. The Company intends to operate so as to qualify as a REIT under the Code, commencing with its taxable year ending December 31, 1997. Although management of the Company believes that it is organized and will continue to operate in such a manner, no assurance can be given that it will so qualify or that it will continue to qualify in the future. In this regard, the Company has received an opinion of Goodwin, Procter & Hoar llp, tax counsel to the Company ("Tax Counsel"), to the effect that, commencing with its taxable year ending December 31, 1997, the Company will be organized in conformity with the requirements for qualification as a REIT under the Code, and that the Company's manner of operation, including the lease of the Hotel Properties and Garage Properties, will enable it to meet the requirements for taxation as a REIT for federal income tax purposes. Qualification as a REIT, however, involves the application of highly technical and complex Code provisions as to which there are only limited judicial and administrative interpretations. Certain facts and circumstances which may be wholly or partially beyond the Company's control may affect its ability to qualify as a REIT. In addition, no assurance can be given that future legislation, new regulations, administrative interpretations or court decisions will not significantly change the tax laws (or the application thereof) with respect to qualification as a REIT for federal income tax purposes or the federal income tax consequences of such qualification. Recently enacted legislation has liberalized certain of the requirements for REIT qualification for tax years beginning after August 5, 1997 and the Company is not aware of any proposal to amend the tax laws that would significantly and adversely affect the Company's ability to qualify as a REIT. The opinion of Tax Counsel is not binding on the Internal Revenue Service (the "IRS") or the courts.

  If, in any taxable year, the Company were to fail to qualify as a REIT for federal income tax purposes, it would not be allowed a deduction for distributions to stockholders in computing taxable income and would be subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. In addition, unless entitled to relief under certain statutory provisions, the Company would be disqualified from treatment as a REIT for federal income tax purposes for the four taxable years following the year during which qualification is lost. The additional tax liability resulting from the failure to qualify as a REIT would significantly reduce the amount of funds available for distribution to stockholders. In addition, the Company would no longer be required to make distributions to shareholders. Although the Company intends to continue to operate in a manner designed to permit it to qualify as a REIT for federal income tax purposes, it is possible that future economic, market, legal, tax or other events or circumstances could cause it to fail to so qualify. See "Federal Income Tax Consequences--Requirements for Qualification."

  To qualify as a REIT the Company will need to maintain a certain level of distributions. To obtain and maintain its status as a REIT for federal income tax purposes, the Company generally will be required each year to distribute to its stockholders at least 95% of its taxable income. In addition, the Company will be subject to a 4% nondeductible excise tax on the amount, if any, by which certain distributions paid by it with respect to any calendar year are less than the sum of 85% of its ordinary income for such calendar year, 95% of its capital gain net income other than such capital gain net income which the REIT elects to retain and pay tax on for the calendar year and any amount of such income that was not distributed in prior years. The Company may be required, under certain circumstances, to accrue as income for tax purposes interest, rent and other items treated as earned for tax purposes but not yet received. In addition, the Company may be required not to accrue as expenses for tax purposes certain items which actually have been paid. It is also possible that the Company could realize income, such as income from cancellation of indebtedness, which is not accompanied by cash proceeds. Furthermore, the Company's depreciation deductions with respect to the Properties acquired by the Operating Partnership by contribution from or merger with the Property Partnership may be less than if the Company had acquired its interests in the Properties directly for cash. In any such event, the Company could have taxable income in excess of cash available for distribution. In such circumstances, the Company could be required to borrow funds or liquidate investments on unfavorable terms in order to meet the distribution requirement applicable to a REIT. See "Federal Income Tax Consequences--Requirements for Qualification."

  The Company intends to make distributions to stockholders sufficient to comply with the 95% distribution requirement and to avoid the 4% nondeductible excise tax described above. No assurances can be given, however, that the Company will satisfy these requirements.

  Other Tax Liabilities. Even if it qualifies as a REIT for federal income tax purposes, the Company may, and certain of its subsidiaries will, be subject to certain federal, state and local taxes on their income and property. See "Federal Income Tax Consequences--State and Local Tax."

THE ABILITY OF STOCKHOLDERS TO CONTROL THE POLICIES OF THE COMPANY AND EFFECT A CHANGE OF CONTROL OF THE COMPANY IS LIMITED

  Stockholder approval is not required to change policies of the Company. The Company's operating and financial policies, including its policies with respect to acquisitions, growth, operations, indebtedness, capitalization and distributions, are determined by the Company's Board of Directors. Accordingly, stockholders have little direct control over the Company's policies.

  Stockholder approval is not required to engage in investment activity. The Company expects to continue to acquire additional real estate assets pursuant to its investment strategies and consistent with its investment policies. See "Business and Growth Strategies--Growth Strategies--External Growth" and "Policies with Respect to Certain Activities--Investment Policies." The stockholders of the Company will generally not be entitled to receive historical financial statements regarding, or to vote on, any such acquisition and, instead, will be required to rely entirely on the decisions of management (although in the case of acquisitions that are material, the Company will, as required by federal securities law, provide financial information regarding the acquisition in public filings.)

  Stock ownership limit in the Certificate could inhibit changes in control. In order to maintain its qualification as a REIT for federal income tax purposes, not more than 50% in value of the outstanding stock of the Company may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities). See "Federal Income Tax Consequences--Requirements for Qualification." In order to facilitate maintenance of its qualification as a REIT for federal income tax purposes, and to otherwise address concerns relating to concentration of capital stock ownership, the Company generally has prohibited ownership, directly or by virtue of the attribution provisions of the Code, by any single stockholder (which does not include certain pension plans or mutual funds) of more than 6.6% of the issued and outstanding shares of the Company's Common Stock (the "Ownership Limit"). The Board of Directors may waive or modify the Ownership Limit with respect to one or more persons if it is satisfied, based upon the advice of tax counsel, that ownership in excess of this limit will not jeopardize the Company's status as a REIT for federal income tax purposes. Notwithstanding the above, the Company's Certificate provides that each of Messrs. Zuckerman and Linde, along with certain family members and affiliates of each of Messrs. Zuckerman and Linde, respectively, as well as, in general, pension plans and mutual funds, may actually and beneficially own up to 15% of the outstanding shares of Common Stock. The Ownership Limit may have the effect of inhibiting or impeding a change in control and, therefore, could adversely affect the stockholders' ability to realize a premium over the then-prevailing market price for the Common Stock in connection with such a transaction.

  Provisions in the Certificate and Bylaws and in the Operating Partnership Agreement could prevent acquisitions and changes in control. Certain provisions of the Company's Certificate and Bylaws (the "Bylaws") and of the Operating Partnership Agreement may have the effect of inhibiting a third party from making an acquisition proposal for the Company or of impeding a change in control of the Company under circumstances that could otherwise provide the holders of shares of Common Stock with the opportunity to realize a premium over the then-prevailing market price of such shares. The Ownership Limit described in the preceding paragraph also may have the effect of precluding acquisition of control of the Company even if such a change in control were in the best interests of some, or a majority, of the Company's stockholders. In addition, the Board of Directors has been divided into three classes, the initial terms of which expire in 1998, 1999 and 2000, with directors of a given class chosen for three-year terms upon expiration of the terms of the members of that class. The staggered terms of the members of the Board of Directors may adversely affect the stockholders' ability to effect a change in control of the Company, even if such a change in control were in the best interests of some, or a majority, of the Company's stockholders. See "Management--Directors and Executive Officers." The Certificate authorizes the Board of Directors to issue shares of preferred stock ("Preferred Stock") in series and to establish the rights and preferences of any series of Preferred Stock so issued. See "Description of Capital Stock--Preferred Stock" and "Certain Provisions of Delaware Law and the Company's Certificate and Bylaws-- The Board of Directors." The issuance of Preferred Stock also could have the effect of delaying or preventing a change in control of the Company, even if such a change in control were in the best interests of some, or a majority, of the Company's stockholders. No shares of Preferred Stock will be issued or outstanding immediately subsequent to the Offering and the Company has no present intention to issue any such shares. Prior to the completion of the Initial Offering, the Company authorized the issuance of a series of preferred stock in connection with the adoption of a shareholder rights plan. See "Description of Capital Stock--Shareholder Rights Agreement."

  The Operating Partnership Agreement provides that the Company may not generally engage in any merger, consolidation or other combination with or into another person or sale of all or substantially all of its assets, or any reclassification, or any recapitalization or change of outstanding shares of Common Stock (a "Business Combination"), unless the holders of OP Units will receive, or have the opportunity to receive, the same consideration per OP Unit as holders of Common Stock receive per share of Common Stock in the transaction;

if holders of OP Units will not be treated in such manner in connection with a proposed Business Combination, the Company may not engage in such transaction unless limited partners (other than the Company) holding at least 75% of the OP Units held by limited partners vote to approve the Business Combination. In addition, the Company, as general partner of the Operating Partnership, has agreed in the Operating Partnership Agreement with the limited partners that the Company will not consummate a Business Combination in which the Company conducted a vote of the stockholders unless the matter would have been approved had holders of OP Units been able to vote together with the stockholders on the transaction. The foregoing provision of the Operating Partnership Agreement would under no circumstances enable or require the Company to engage in a Business Combination which required the approval of the Company's stockholders if the Company's stockholders did not in fact give the requisite approval. Rather, if the Company's stockholders did approve a Business Combination, the Company would not consummate the transaction unless
(i) the Company as general partner first conducts a vote of holders of OP Units (including the Company) on the matter, (ii) the Company votes the OP Units held by it in the same proportion as the stockholders of the Company voted on the matter at the stockholder vote, and (iii) the result of such vote of the OP Unit holders (including the proportionate vote of the Company's OP Units) is that had such vote been a vote of stockholders, the Business Combination would have been approved by the stockholders. As a result of these provisions of the Operating Partnership, a third party may be inhibited from making an acquisition proposal that it would otherwise make, or the Company, despite having the requisite authority under its Certificate of Incorporation, may be prohibited from engaging in a proposed business combination.

  Shareholder Rights Agreement could inhibit changes in control. The Company has adopted a Shareholder Rights Agreement. Under the terms of the Shareholder Rights Agreement, in general, if a person or group acquires more than 15% of the outstanding shares of Common Stock (an "Acquiring Person"), all other Stockholders will have the right to purchase securities from the Company at a discount to such securities' fair market value, thus causing substantial dilution to the Acquiring Person. The Shareholder Rights Agreement may have the effect of inhibiting or impeding a change in control and, therefore, could adversely affect the stockholders' ability to realize a premium over the then-prevailing market price for the Common Stock in connection with such a transaction. In addition, since the Board of Directors of the Company can prevent the Shareholder Rights Agreement from operating in the event the Board approves of an Acquiring Person, the Shareholder Rights Agreement gives the Board significant discretion over whether a potential acquiror's efforts to acquire a large interest in the Company will be successful. Because the Shareholder Rights Agreement contains provisions that are designed to assure that Messrs. Zuckerman and Linde and their affiliates will never, alone, be considered a group that is an Acquiring Person, and because the Shareholder Rights Agreement contains provisions to assure that persons with an interest in the Operating Partnership at the completion of the Offering can maintain their percentage interest in the Company (assuming exchange of all OP Units for Common Stock) without becoming an Acquiring Person, the Shareholder Rights Agreement provides Messrs. Zuckerman and Linde with certain advantages under the Shareholder Rights Agreement that are not available to other stockholders. See "Description of Capital Stock--Shareholder Rights Agreement."

  Certain provisions of Delaware law could inhibit acquisitions and changes in control. Certain provisions of the Delaware General Corporation Law (the "DGCL") also may have the effect of inhibiting a third party from making an acquisition proposal for the Company or of impeding a change in control of the Company under circumstances that otherwise could provide the holders of shares of Common Stock with the opportunity to realize a premium over the then-prevailing market price of such shares. See "Certain Provisions of Delaware Law and the Company's Certificate and Bylaws."

  Provisions of debt instruments. Certain provisions of agreements relating to indebtedness on the 599 Lexington Avenue and Bedford Business Park Properties provide that it is a default thereunder if Messrs. Zuckerman or Linde cease to serve as a director of the Company or, in the case of 599 Lexington Avenue, to control the management of such Property.

INTEREST RATES, EQUITY MARKET CONDITIONS, AND SHARES AVAILABLE FOR FUTURE SALE COULD ADVERSELY IMPACT THE TRADING PRICE OF THE COMMON STOCK

  Interest rates and trading levels of equity markets could change. One of the factors that may be expected to influence the prevailing market price of the Common Stock is the annual yield on the stock price from distributions by the Company. Accordingly, an increase in market interest rates may lead purchasers of shares of

Common Stock in the secondary market to demand a higher annual yield, which could adversely affect the market price of the Common Stock. In addition, the market price of the Common Stock could be adversely affected by changes in general market conditions or fluctuations in the market for equity securities in general or REIT securities in particular. Moreover, in the future, numerous other factors, including governmental regulatory actions and proposed or actual modifications in the tax laws, could have a significant impact on the market price of the Common Stock.

  Availability of shares for future sale could adversely affect the market price. Sales of substantial amounts of Common Stock (including shares issued upon the exercise of options), or the perception that such sales could occur, could adversely affect the prevailing market price for the Common Stock. In addition, officers of the Company other than Messrs. Zuckerman and Linde own an aggregate of 1,186,298 OP Units. OP Units may, after August 23, 1998, be exchanged for cash or, at the option of the Company, for shares of Common Stock on a one-for-one basis. See "Structure and Formation of the Company-- Formation Transactions" and "Operating Partnership Agreement--Redemption of OP Units." Messrs. Zuckerman and Linde and the other executive and senior officers of the Company have agreed, subject to certain limited exceptions, not to offer, sell, contract to sell or otherwise dispose of any Common Stock for a period of two years (one year in the case of senior officers who are not executive officers) from June 23, 1997 without the prior written consent of Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated. At the conclusion of the two year restriction period (or earlier with the consent of Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated), all shares of Common Stock owned by Messrs. Zuckerman and Linde and such other individuals, including shares of Common Stock acquired in exchange for OP Units, may be sold in the public market pursuant to registration rights or any available exemptions from registration. See "Shares Available for Future Sale." In addition, after the completion of the Offering, 6,616,880 shares of Common Stock will be reserved for issuance pursuant to the Company's Stock Option Plan, of which 2,297,600 shares will be subject to outstanding options. Shares of Common Stock purchased pursuant to options granted under the Stock Option Plan will generally be available for sale in the public market. See "Management--Stock Option Plan" and "Shares Available for Future Sale." No prediction can be made as to the effect of future sales of Common Stock on the market price of shares of Common Stock.

THE COMPANY HAS HAD HISTORICAL ACCOUNTING LOSSES AND HAS A DEFICIT IN OWNERS' EQUITY; THE COMPANY MAY EXPERIENCE FUTURE LOSSES

  After depreciation and amortization, the Company has had historical accounting losses for certain fiscal years and there can be no assurances that the Company will not have similar losses in the future. The Boston Properties Predecessor Group had a net loss of approximately $4.0 million in the aggregate in 1995 and had cumulative aggregate deficits in owners' equity of approximately $576.6 million and approximately $506.7 million at December 31, 1996 and 1995, respectively. Net losses reflect the effect of certain non-cash charges such as depreciation and amortization. The aggregate deficits reflect the effects of depreciation and amortization described above plus the effects of distributions in excess of earnings or of mortgage proceeds upon the refinancing of properties.

                                  THE COMPANY

                                    GENERAL

  Boston Properties, Inc. is one of the largest owners and developers of office properties in the United States, with a significant presence in six submarkets in Greater Boston, five submarkets in Greater Washington, D.C., two submarkets in midtown Manhattan, and the downtown submarket of Baltimore, Maryland. The Company owns 92 Properties, including six Properties under development and ten Properties expected to be acquired in January and February 1998. The Properties aggregate approximately 18.1 million square feet.

  Since the Company's Initial Offering in June 1997, the Company has acquired three office properties; entered into a contract to acquire ten office properties expected to close in January and February 1998; and is currently developing six properties, consisting of five office properties aggregating approximately 1.0 million net rentable square feet and one 221 room hotel. The aggregate anticipated investment for the 13 properties acquired or to be acquired is approximately $1.13 billion and the total anticipated investment for the six development properties is approximately $101.1 million (of which $3.9 million was incurred prior to the Initial Offering). In addition, the Company has delivered five office properties that were under development at the time of the Initial Offering, for a total anticipated investment of approximately $50.8 million (of which $28.8 million was incurred prior to the Initial Offering). The Company will use a portion of the proceeds of this Offering to purchase the ten Acquisition Properties that are currently under contract and expected to close in January and February 1998, which Properties are located in Richmond, Virginia, Montgomery County, Maryland and Fairfax County, Virginia and aggregate approximately 2.2 million net rentable square feet; and fund ongoing development, including with respect to the six Development Properties currently under development; and repay outstanding balances under the Company's Unsecured Line of Credit. As of December 1, 1997 the Company had $233.0 million outstanding under the Unsecured Line of Credit, which amounts had been incurred primarily to support the Company's acquisition and development activity.

  The Company was formed to succeed to the real estate development, redevelopment, acquisition, management, operating and leasing businesses associated with the predecessor company founded by Mortimer B. Zuckerman and Edward H. Linde in 1970. The Company expects to qualify as a REIT for federal income tax purposes for the year ending December 31, 1997. See "Federal Income Tax Consequences--Federal Income Taxation of the Company." Following the completion of this Offering, Messrs. Zuckerman and Linde will beneficially own in the aggregate a 22.4% economic interest in the Company and the other senior officers of the Company will beneficially own in the aggregate a 1.7% economic interest in the Company.

  The Company's portfolio consists of 79 Office Properties with approximately
13.1 million net rentable square feet (including five Office Development Properties totaling approximately 1.0 million net rentable square feet and ten Acquisition Properties expected to be acquired in January and February 1998 with approximately 2.2 million net rentable square feet) that have approximately 2.9 million square feet of structured parking for 8,119 vehicles; nine Industrial Properties with approximately 925,000 net rentable square feet; three hotels, including one limited service extended stay hotel under development, totaling 1,054 rooms and approximately 940,000 square feet; and a 1,170 space parking garage of approximately 330,000 square feet. The Company owns a 100% fee interest in 77 of the Properties that account for 99% of the Company's rental revenues. The Company also owns, has under contract or has options to acquire twelve undeveloped parcels of land totaling 69.7 acres, located primarily in Greater Boston and Greater Washington, D.C., which will support approximately 1.5 million square feet of development.

  Over its 27 year history, the Company has developed 83 properties totaling
15.3 million square feet, including properties developed for third parties and the six properties currently under development. The Company's current portfolio of 92 properties includes 60 of these Company-developed properties. The Company believes that it has created significant value in its properties by developing well located properties that meet the demands of today's office tenants, redeveloping underperforming assets, and improving the management of under-managed assets it has acquired.

  As of September 30, 1997, the Office Properties (excluding the Office Development Properties) and the Industrial Properties had an occupancy rate of 96% and the Hotel Properties (excluding the Hotel Development Property) had an average occupancy rate for the nine month period ended September 30, 1997 of 88%. Leases with respect to 2.4%,of the leased square footage of the Office and Industrial Properties expire in the fourth quarter of 1997, and 7.5% and 6.3% expire in calendar years 1998 and 1999, respectively.

  The Company currently manages all of the Properties except the two completed Hotel Properties, which are managed by Marriott International, Inc., the Garage Property, and parking garages that are a part of certain of the Office Properties. The Company has long-established, full-service offices in Boston, midtown Manhattan and Washington, D.C. and achieves efficiencies of scale by operating a centralized financial control and data center at its Boston headquarters that is responsible for processing of all operating budgets, billing and payments for all of its completed and development properties. As a result, the Company believes that it has the capacity to increase the number of properties it owns and manages with less than a proportional increase in overhead costs.

  The Company believes it has superior access to potential development and acquisition opportunities by virtue of its long-standing reputation and relationships, both nationally and in its primary markets, with brokers, tenants, financial institutions, development agencies, and contractors. The Company intends to utilize its experience with, and understanding of, the development and management of a range of commercial property types to opportunistically pursue developments and acquisitions within its existing and new markets. The Company's extensive development experience includes suburban and downtown office buildings, downtown hotels, mixed-use projects, R&D and research laboratory buildings, suburban office/flex buildings, suburban office and industrial parks, warehouse and distribution buildings, and special purpose facilities, as well as both new construction and substantial renovation for re-use or repositioning. The properties that the Company has developed have won numerous awards.

  The Company believes that the Properties are well positioned to provide a base for continued growth. The Office and Industrial Properties are leased to high quality tenants and, in general, are located in submarkets with low vacancy rates and rising rents and room rates. With the value added by the Company's in-house marketing, leasing, tenant construction and property management programs, the Company has historically achieved high occupancy rates and efficient re-leasing of vacated space.

  The Company believes that its capacity for growth will be enhanced by combining its experienced personnel, established market position and relationships, hands-on approach to development and management, substantial portfolio of existing properties and buildings under development, and existing acquisition opportunities with the advantages that are available to it as a public company. These advantages include improved access to debt and equity financing and the ability to acquire properties and sites through the issuance of stock and OP Units, which can be of particular value to potential tax-sensitive sellers. The Company also believes that because of its size and reputation it will be a desirable buyer for those institutions or individuals wishing to sell individual properties or portfolios of properties in exchange for an equity position in a public real estate company.

  The Company will continue to supplement its revenues, leverage the experience of its personnel and strengthen its market position by providing comprehensive, project level development and management services on a selective basis to private sector companies and government agencies. Between 1989 and September 30, 1997, the Company completed eight third-party development projects comprising approximately 2.4 million net rentable square feet. In addition to enhancing revenues without significantly increasing overhead the Company has achieved significant recognition and experience through this work, which has led to enhanced opportunities for the Company to obtain build-to-suit development projects.

  The Company has a $300 million unsecured revolving line of credit (the "Unsecured Line of Credit") led by BankBoston, as agent, that expires in June 2000. The Company uses the Unsecured Line of Credit principally to facilitate its development and acquisition activities and for working capital purposes. As of December 1, 1997, the Company had outstanding under the Unsecured Line of Credit $233.0 million, all of which will be repaid upon the completion of this Offering. As of December 1, 1997, the Company had a debt to total market capitalization ratio of approximately 41.8%. At the completion of this Offering and the application of the net proceeds therefrom, the Company expects to have a debt to total market capitalization ratio of approximately 36.0%. See "Unsecured Line of Credit."

  The Company is a full-service real estate company, with substantial in-house expertise and resources in acquisitions, development, financing, construction management, property management, marketing, leasing, accounting, tax and legal services. As of September 30, 1997, the Company had 312 employees, including 94 professionals. The Company's 16 senior officers, together with Mr. Zuckerman, Chairman of the Board, have an average of 24 years experience in the real estate industry and an average of 16 years tenure with the Company.

                                    HISTORY

  The Company was founded in Boston, Massachusetts in 1970 by Messrs. Zuckerman and Linde to acquire and develop first-class commercial real estate for long-term ownership and management. Over its 27 year history, the Company has established a successful record of focusing on submarkets where the Company can achieve leadership positions. The following paragraphs describe the Company's development and evolution.

 Growth in Boston

  In the early 1970's, Messrs. Zuckerman and Linde identified the area of suburban Boston along Route 128 as ready for the development of modern office buildings, and they selected the quadrant west/northwest of Boston between the Massachusetts Turnpike and US 93 as the most desirable area in which to concentrate their efforts. Between 1978 and 1988, the Company acquired 13 key sites in that area, and completed development of 17 office buildings on those sites, containing more than 2.0 million net rentable square feet. The Company also built on its growing reputation for quality development in the Boston area by successfully competing for control of sites available through public competitions. In total for Greater Boston, the Company has developed, acquired or redeveloped, for its own account or for third parties, 42 buildings containing approximately 5.1 million square feet, of which the Company still owns approximately 3.8 million square feet.

 Expansion to Washington, D.C. and its Suburban Markets

  The Company opened its Washington, D.C. regional office in November 1979 to pursue development and acquisitions and to provide real estate development services in Greater Washington, D.C., including the Northern Virginia and suburban Maryland real estate markets. Within this region, the Company has concentrated its efforts in those submarkets that it believes to be the strongest, including Southwest Washington, D.C., Montgomery County, Maryland, Fairfax County, Virginia and Prince George's County, Maryland. During the past 18 years, the Company, for its own account and for third parties, has developed 34 buildings in Greater Washington, D.C., totaling approximately 6.1 million square feet. The Company continues to own 25 of these properties consisting of approximately 3.8 million square feet.

 Expansion to Midtown Manhattan

  In the early 1980's, Messrs. Zuckerman and Linde decided to explore opportunities to expand the Company's operations to New York City and focused on midtown Manhattan as desirable for new development. The Company identified a key block-front site at 599 Lexington Avenue, and based on the Company's assessment of the strengths of the site and the building design (including larger floors than were generally available in the market area), proceeded in 1984 with construction of a 1.0 million net rentable square foot office tower. The building, which the Company still owns, has had an occupancy rate in excess of 97% for the past seven years. The building has continued to command premium rents within its submarket.

 Response to Market Conditions

  In the late 1980's, in response to market conditions, the Company decided not to undertake any new speculative development or land or property acquisitions based on its assessment of a growing oversupply and weakening real estate fundamentals in the markets in which it operated. The Company was able to continue to prosper by operating the portfolio of properties it had acquired and developed since 1970, by finding opportunities for build-to-suit development, and by expanding the scope of its third-party development management activities. Between 1989 and September 30, 1997, the Company completed eight third party development projects on a fee basis. The Company is currently the development manager on projects for, among others, the National Institutes of Health and Acacia Mutual Life Insurance Company in Washington, D.C., the United States Postal Service in New York City and Boston and the Hyatt Development Corporation in Boston.

                                 RECENT EVENTS

  Since the Company's Initial Offering in June 1997, the Company has acquired three Class A Office Buildings, entered into contracts to acquire ten Office Properties expected to close in January and February 1998, and is developing five Class A Office Buildings and one 221 room hotel for a total anticipated investment of approximately $1.23 billion. The following describes the 13 properties acquired or to be acquired:

                              RECENT ACQUISITIONS

                            DATE       NET                                                          ANNUALIZED
                          ACQUIRED/ RENTABLE                 ANTICIPATED                             RENT PER
                            TO BE    SQUARE      INITIAL       FUTURE        TOTAL       CURRENT  LEASED SQ. FT.
        PROPERTY          ACQUIRED    FEET      INVESTMENT   INVESTMENT    INVESTMENT   OCCUPANCY AT 9/30/97(/1/)
        --------          --------- --------- -------------- ----------- -------------- --------- ---------------
280 Park Avenue, New
 York, NY...............     9/97   1,198,769   $322,650,000 $28,986,652   $351,636,652     88%       $41.95
100 East Pratt Street,
 Baltimore, MD..........    10/97     633,482    137,516,000         --     137,516,000     97         24.53
875 Third Avenue, New
 York, NY...............    11/97     681,669    206,500,000   2,400,000    208,900,000    100         42.37
Riverfront Plaza,
 Richmond, VA...........     1/98     899,720    174,361,000         --     174,361,000     97         20.16
Mulligan/Griffin
 Portfolio, MD & VA.....     2/98   1,277,454    252,900,892         --     252,900,892     96         27.64(2)
                                    --------- -------------- ----------- --------------    ---        ------
TOTAL/WEIGHTED AVERAGE..            4,691,094 $1,093,927,892 $31,386,652 $1,125,314,544     95%       $31.58
                                    ========= ============== =========== ==============    ===        ======

--------

(1) At September 30, 1997 total rent abatements with respect to these properties, on an annualized basis, were equal to $1.91 per leased square foot.

(2) The Mulligan/Griffin Portfolio consists of nine Office Properties and six parcels of land. Two of the Properties were designed and built to serve certain specialized business purposes of the tenants at these Properties, resulting in rents that are presently higher than average market rents for office properties in these submarkets for tenants not requiring similarly customized properties.

  280 Park Avenue. This Class A Office Building is located in the Park Avenue submarket of midtown Manhattan. According to Insignia/ESG, at September 30, 1997, this submarket had an availability rate of 7.6% and an average asking rent of $46.31 per square foot. The Company anticipates investing approximately $29.0 million in tenant improvements, leasing commissions and building system improvements. The Property consists of two linked towers of 30 stories and 42 stories. Principal tenants at this Property include Bankers Trust Company, Furman Selz LLC and the National Football League.

  100 East Pratt Street. This Class A Office Building is located in downtown Baltimore, Maryland. According to Colliers Pinkard, at June 30, 1997, the first tier of the downtown Baltimore Class A office market (which includes this Property) had an availability rate of 8.6% and average asking rents of $24.83 per square foot. The largest tenant at this Property is T. Rowe Price.

  875 Third Avenue. This Class A Office Building is located in the East Side submarket of midtown Manhattan on Third Avenue between 52nd and 53rd Streets. According to Insignia/ESG, at September 30, 1997, the East Side submarket had an availability rate of 12.6% and an average asking rent of $36.95 per square foot. Principal tenants at this Property include Debevoise & Plimpton and Instinet Corporation. The Company satisfied $25 million of the purchase price thorugh the issuance of 890,869 restricted OP Units.

  Riverfront Plaza. The Company has entered into a purchase and sale agreement to acquire this Class A Office Building in Richmond, Virginia. According to Harrison & Bates, at September 30, 1997, the Richmond Class A office market had an availability rate of 5.0% and an average asking rent of $20.84 per square foot. Primary tenants at this Property include Hunton & Williams and Wheat First Butcher Singer, Inc. While the Company anticipates closing on this acquisition in January 1998, there can be no assurances that the Company will acquire this property in January 1998, or at all.

  Mulligan/Griffin Portfolio. The Company has entered into agreements to acquire this portfolio of nine office buildings aggregating approximately 1.3 million net rentable square feet and six parcels of land aggregating 30.7 acres located in the Gaithersburg I-270 and I-270 Rockville submarkets of Montgomery County, Maryland and the Springfield and Reston submarkets of Fairfax County, Virginia. According to Spaulding & Slye, at September 30, 1997, these submarkets had availability rates of 13.7%, 8.4%, 6.1% and 4.8% and average asking rents of $19.50, $20.26, $10.04 and $21.86 per square foot, respectively. Principal tenants at these properties include Lockheed Martin Corporation and the United States of America. The $252.9 million acquisition price for the Mulligan/Griffin Portfolio will be satisfied by acquiring the portfolio subject to $113.3 million of mortgage debt (or substituting such indebtedness); issuing $50 million of restricted OP Units, valued based on the ten day daily trading average of Common Stock at the time of closing; and paying the balance in cash or, at the election of the contributors, through the issuance of additional restricted OP Units. While the Company anticipates closing on these acquisitions in February 1998, there can be no assurances that the Company will acquire these properties in February 1998, or at all.

  The Company regularly pursues the acquisition of income producing properties and sites for development and may from time to time enter into letters of intent, contribution agreements and purchase and sale agreements with respect to the same. In addition to the Acquisition Properties, the Company is currently a party to two purchase and sale agreements with respect to sites located in Greater Washington D.C. and Greater Boston. The Company is conducting its due diligence review under both agreements and currently has the right to terminate each agreement without payment of a termination fee to the seller. There can be no assurance that either of such land acquisitions will be consummated.

  Since the Company's Initial Offering, the Company has completed the development or redevelopment of the following Properties for its own account:

          DEVELOPMENT PROPERTIES DELIVERED SINCE THE INITIAL OFFERING

                           DATE                               NET
                          PLACED                            RENTABLE ANTICIPATED
                            IN                     NO. OF    SQUARE     TOTAL     CURRENT
        PROPERTY          SERVICE    LOCATION     BUILDINGS   FEET   INVESTMENT+ OCCUPANCY
        --------          ------- --------------- --------- -------- ----------- ---------
Sugarland Building One..    6/97      Herndon, VA      1     52,797  $ 5,962,348     82%
Sugarland Building Two..    6/97      Herndon, VA      1     59,423    5,256,692     46
7700 Boston Boulevard,
 Building Twelve........   10/97  Springfield, VA      1     82,224   10,427,128    100
7501 Boston Boulevard,
 Building Seven.........   11/97  Springfield, VA      1     75,756   11,469,620    100
201 Spring Street.......   11/97    Lexington, MA      1    102,000   17,689,442    100
                                                     ---    -------  -----------    ---
TOTAL/WEIGHTED AVERAGE..                               5    372,200  $50,805,230     89%
                                                     ===    =======  ===========    ===

--------
+ As of November 30, 1997, the Company had invested $45.2 million, of which $28.8 million was invested at or prior to the completion of the Initial Offering.

  Sugarland Buildings One and Two. These single story office/flex buildings on extensively landscaped sites are located in the Sugarland Office Complex in Herndon, Virginia. The Company purchased the buildings vacant in 1996 and completed improvements to them in June 1997. As of December 1, 1997 approximately 70% of the total of 112,220 net rentable square feet of these buildings was committed under signed leases or letters of intent with leases in negotiation.

  7700 Boston Boulevard, Building Twelve and 7501 Boston Boulevard, Building Seven. These R&D Properties are located on land owned by the Company in its Virginia-95 Office Park and are currently 100% leased to Autometric, Inc. and the General Services Administration for terms of 15 and 10 years, respectively.

  201 Spring Street. This Class A Office Building is located in the Route 128 Northwest submarket of Greater Boston and is adjacent to the Company's existing Class A Office Building at 191 Spring Street. The building is currently 100% leased to MediaOne. MediaOne has notified the Company that it intends to relocate its headquarters to another state and sublease this building.

  The Company is currently developing the following Properties for its own account:

                    PROPERTIES CURRENTLY UNDER DEVELOPMENT

                                                                 NET
                                                              RENTABLE  ANTICIPATED
                          ANTICIPATED                NO. OF    SQUARE      TOTAL
 DEVELOPMENT PROPERTIES   COMPLETION    LOCATION    BUILDINGS   FEET    INVESTMENT+
 ----------------------   ----------- ------------- --------- --------- ------------
Class A Office Buildings
 Reston Overlook (25%
  ownership)............    Q1 1999      Reston, VA      2      444,000  $18,100,000/(1)/
 Eight Cambridge Cen-
  ter...................    Q2 1999   Cambridge, MA      1      134,054   21,000,000
 181 Spring Street......    Q2 1999   Lexington, MA      1       52,000   10,871,085
 One Freedom Square (25%
  ownership)............    Q4 1999      Reston, VA      1      406,980   19,150,000/(1)/
                                                       ---    --------- ------------
 Total Class A Office
  Buildings.............                                 5    1,037,034 $ 69,121,085
Hotel
 Residence Inn by
  Marriott(R)...........    Q1 1999   Cambridge, MA      1      187,474  $32,000,000
                                                       ---      -------  -----------
TOTAL DEVELOPMENT PROP-
 ERTIES.................                                 6    1,224,508 $101,121,085
                                                       ===    ========= ============

--------
+ As of November 30, 1997, the Company had invested $6.9 million, of which $3.9 million was invested at or prior to the completion of the Initial Offering.
(1) Represents 25% of the total anticipated project-level investment.

  One and Two Reston Overlook. One Reston Overlook is an approximately 312,000 square foot, 12-story, Class A Office Building located in Reston, Virginia. The Company is developing this property through its joint venture with Westbrook. Completion of One Reston Overlook is scheduled for February 1999. Approximately 309,000 square feet of development is pre-leased to BDM for a term of twelve years (the building's remaining 3,000 square feet are ground-floor retail space). The Company is also constructing Two Reston Overlook, a six-story building on the site totaling approximately 132,000 square feet. Two Reston Overlook is being developed without a pre-leasing commitment in response to the significant unsatisfied demand for office space in the Reston, Virginia market. Delivery of Two Reston Overlook is scheduled for December 1998.

  Eight Cambridge Center. This seven-story Class A Office Building is located in the Cambridge Center development in East Cambridge, Massachusetts. Completion of this Class A Office Building is scheduled for April 1999.

  181 Spring Street. This Class A Office Building is adjacent to the Company's 201 Spring Street Property in the Route 128 Northwest submarket of Greater Boston. This property is being developed without a pre-leasing commitment in response to the significant unsatisfied demand for office space in the Route 128 Northwest submarket. Completion of 181 Spring Street is scheduled for May 1999.

  One Freedom Square. This Class A Office Building is currently being developed by the Company in Reston, Virginia. This building is 59.0% pre-committed to Andersen Consulting. Completion of the building is scheduled for the fourth quarter of 1999.

  Residence Inn by Marriott(R). The Company is currently developing this 221-room limited service extended stay hotel on land owned by the Company in the Company's Cambridge Center development. The hotel will be managed by the Residence Inn division of Marriott International, Inc. and is scheduled to open in January 1999. As with the Company's other Hotel Properties, the Company will lease this hotel and will have a participation in the gross receipts of the hotel.

                        BUSINESS AND GROWTH STRATEGIES

BUSINESS STRATEGY

  The Company's primary business objective is to maximize growth in net available cash for distribution and to enhance the value of its portfolio in order to maximize total return to stockholders. The Company's strategy to achieve this objective is: (i) to selectively acquire and develop properties in the Company's existing markets, adjacent suburban markets and in new markets that present favorable opportunities; (ii) to maintain high lease renewal rates at rents that are at the high end of the markets in which the Properties are located, and to continue to achieve high room rates and occupancy rates in the Hotel Properties; and (iii) to selectively provide fee-based development consulting and project management services to third parties.

GROWTH STRATEGIES

 External Growth

  The Company believes that it is well positioned to realize significant growth through external asset development and acquisition. During its 27 year history, the Company has developed and acquired 125 properties for itself and third parties (including properties currently under contract to acquire). The Company believes that this development experience and the Company's organizational depth positions the Company to continue to develop a range of property types, from single-story suburban properties to high-rise urban developments, within budget and on schedule. Other factors that contribute to the Company's competitive position include: (i) the significant increase in demand for new, high quality office and industrial space in the Company's core market areas; (ii) the Company's control of sites (including sites under contract or option to acquire) in its core markets that will support approximately 1.5 million square feet of new development through fee ownership, contract ownership, and joint venture relationships; (iii) the Company's reputation gained through the stability and strength of its existing portfolio of properties; (iv) the Company's relationships with leading national corporations and public institutions seeking new facilities and development services; (v) the Company's relationships with nationally recognized financial institutions that provide capital to the real estate industry; and (vi) the substantial amount of commercial real estate owned by domestic and foreign institutions, private investors, and corporations who are seeking to sell such assets in the Company's market areas.

  The Company has targeted four areas of development and acquisition as significant opportunities to execute the Company's external growth strategy:

    Acquire assets and portfolios of assets from institutions or individuals. The Company believes that due to its size, management strength and reputation it will be in an advantageous position to acquire portfolios of assets or individual properties from institutions or individuals. Some of these properties may be acquired for cash but the Company believes that it is particularly well positioned to appeal to sellers wishing to convert on a tax deferred basis their ownership of property to the ownership of equity in a diversified real estate operating company that offers liquidity through access to the public equity markets. In addition, the Company may pursue mergers with and acquisitions of compatible real estate firms. The ability to offer OP Units to sellers who would otherwise recognize a gain upon a sale of assets for cash or Common Stock may facilitate this type of transaction on a tax-efficient basis. The Company is currently in discussions with certain institutional investors to acquire certain of their portfolio properties, but no assurances can be given that the Company will purchase any of such properties.

    Acquire existing underperforming assets and portfolios of assets. The Company has actively pursued and continues to pursue opportunities to acquire existing buildings that, while currently generating income, are either underperforming the market due to poor management or are currently leased below market with anticipated roll-over of space. These opportunities may include the acquisition of entire portfolios of properties. The Company believes that because of its in-depth market knowledge and development experience in each market in which it currently operates, its national reputation with brokers, financial institutions and others involved in the real estate market and its access to competitively-priced capital, the Company is well-positioned to identify and acquire existing, underperforming properties for competitive prices and to add significant additional value to such properties through its effective marketing strategies and responsive property management program.

    The Company's development capabilities enable the Company to purchase properties that have significant redevelopment potential, and to redevelop and re-position such properties in the market. Examples of the Company's implementation of this strategy include the Company's redevelopment of an approximately 163,000 net rentable square foot office building at 191 Spring Street in Lexington, Massachusetts in 1995. The Company acquired the property on a sale and short-term leaseback. When the existing tenant vacated, the Company redeveloped the property, adding a new facade, elevator and stair tower and creating an atrium, and leased the property in its entirety as first-class office space to The Stride Rite Corporation for its corporate headquarters.

    Another example of the Company's implementation of this strategy was the acquisition of the Sugarland Office Park in Herndon, Virginia. After the major tenant of this two-building, 112,220 square foot, single story office project moved out, the institutional owner decided to sell the property rather than undertake a redevelopment or remarketing effort. The property was substantially vacant when the Company acquired it in November of 1996. As of December 1, 1997, 70% of the available space was committed to new tenants.

    Similarly, the Company has been successful at acquiring properties that have more land available for development. When the Company acquired Bedford Business Park in Bedford, Massachusetts, the property had 203,000 square feet of buildings. The Company used additional zoning capacity to build an additional 270,000 square feet on the site.

    Pursue development and land acquisitions in selected submarkets. The Company believes that development of well-positioned office buildings and R&D properties is currently or will be justified in many of the submarkets in which the Company has a presence. The Company believes in acquiring land in response to market conditions that allow for the development of such land in the relatively near term. Over its 27 year history, the Company has established a successful record of carefully timing land acquisitions in submarkets where the Company can become one of the market leaders in establishing rent and other business terms. The Company believes that there are opportunities in its existing and other markets to acquire land with development potential at key locations in markets which are experiencing growth.

    In the past, the Company has been particularly successful at acquiring sites or options to purchase sites that need governmental approvals before the commencement of development. Because of the Company's development expertise, knowledge of the governmental approval process and reputation for quality development with local government approval bodies, the Company generally has been able to secure the permits necessary to allow development, thereby enabling the Company to profit from the increase in their value once the necessary permits have been obtained.

    In accordance with its belief that future development will provide significant growth opportunities, the Company controls several major parcels of land in its core submarkets which are positioned for near term development. These sites are either (i) owned outright by the Company, (ii) subject to options at prices that the Company believes are less than the value of the land once developed, or (iii) owned by a third party with whom the Company has established a joint venture relationship with respect to such site.

    The Company has entered into two joint ventures with Westbrook, a major investment fund that owns the Mobil Land Corporation national portfolio including Reston Town Center, which is currently zoned for the development of several office buildings in Reston, Virginia. The Company's first joint venture with Westbrook is for the construction of Reston Overlook, a two-building, approximately 444,000 net rentable square foot project. BDM has committed to lease the first 309,000 square feet and is expected to occupy such space in February 1999. The Company's second joint venture with Westbrook is for the construction of One Freedom Square, an approximately 407,000 square foot office building, of which 240,000 square feet are pre-committed to Andersen Consulting. The Company expects to complete this building in the fourth quarter of 1999. The Company expects that its relationship with Westbrook with respect to properties in Reston, Virginia will continue. The Reston market is one of the most active areas of expansion for the rapidly growing Northern Virginia computer technology and telecommunications industries. See "Business and Properties--Proposed Developments."

    In addition, the Company is pursuing a number of proposed development projects.

    The Company believes that, in many cases, land owners with limited development expertise and/or limited financial resources wish to align their property with an experienced, stable development team who can secure financing and lead tenants. The Company has historically been very successful at securing lead tenants and favorable financing terms for its major projects, and therefore is routinely sought as a joint venture partner. Examples of the Company's successful joint ventures with land owners include One and Two Independence Square in Southwest Washington, D.C., which are the headquarters for the Office of the Comptroller of the Currency and the National Aeronautics and Space Administration, respectively, and the United States International Trade Commission Building, which is the headquarters of the United States International Trade Commission.

    Provide third-party development management services. While the primary objective of the Company has been, and will continue to be, the development and acquisition of quality, income producing buildings to be held for long term ownership, a select amount of comprehensive project-level development management services for third parties will be an element of the continued growth and strategy of the Company. The Company believes that third-party development projects permit the Company to: (i) create relationships with major institutions and corporations that lead to new development opportunities; (ii) continue to enhance the Company's reputation in its core markets; (iii) create opportunities to enter new markets; and (iv) leverage its operating overhead.

    The Company's previous third-party development management projects include the Thurgood Marshall Federal Judiciary Building in Washington, D.C. and the Health Care Financing Administration Building in Woodlawn, Maryland, laboratory facilities for Biogen and Beth Israel Hospital in Cambridge and Boston, Massachusetts, and the New York Daily News headquarters and printing plant in New York City and Jersey City, New Jersey, respectively. The high quality of the Company's development management projects is evidenced by the numerous awards bestowed upon the Federal Judiciary Building, the Health Care Financing Administration Building and the New York Daily News headquarters. Current third-party development management projects that the Company is engaged in include the development of a new $330 million Clinical Research Center for the National Institutes of Health, the redevelopment of 90 Church Street in New York City for the U.S. Postal Service, and the redevelopment of the Acacia Mutual Life Insurance Company building in Washington, D.C. which has been leased in its entirety to the law firm of Jones, Day, Reavis & Pogue.

 Internal Growth

  The Company believes that significant opportunities exist to increase cash flow from its existing Properties because they are high quality properties in desirable locations in submarkets that, in general, are experiencing rising rents, low vacancy rates and increasing demand for office and industrial space. In addition, the Company's Properties are in markets where, in general, supply is limited by the lack of available sites and the difficulty of receiving the necessary approvals for development on vacant land. The Company's strategy for maximizing the benefits from these opportunities is (i) to provide high quality property management services using its own employees in order to enhance tenant preferences for renewal, expansion and relocation in the Company's properties, and (ii) to achieve speed and transaction cost efficiency in replacing departing tenants through the use of in-house services for marketing, lease negotiation, and design and construction of tenant improvements. In addition, the Company believes that the Hotel Properties will add to the Company's internal growth because of their desirable locations in the downtown Boston and East Cambridge submarkets, which are experiencing high occupancy rates and continued growth in room rates, and their effective management by Marriott(R), which has achieved high guest satisfaction and limitations on increases in operating costs.

    Cultivate existing submarkets. In choosing locations for its properties, the Company has paid particular attention to transportation and commuting patterns, physical environment, adjacency to established business centers, proximity to sources of business growth and other local factors. Substantially all of the Company's square footage of Office Properties are located in fourteen submarkets in Greater Boston; Greater Washington, D.C.; midtown Manhattan and Baltimore, Maryland.

    Many of these submarkets are experiencing increasing rents and as a result current market rates often exceed the rents being paid by current tenants in the Properties. The Company expects that leases expiring over the next three years in these submarkets will be renewed, or space relet, at higher rents. Leases with respect to 2.4% of the leased square footage of the Office and Industrial Properties expires in the fourth quarter of 1997, and 7.5% and 6.3% expire in calendar years 1998 and 1999, respectively. The actual rental rates at which available space will be re-let will depend on prevailing market factors at the time. There can be no assurance that the Company will re-let such space at an increased, or even at the then current, rental rate.

    Directly manage properties to maximize the potential for tenant retention. The Company itself provides property management services, rather than contracting for this service, to achieve awareness of and responsiveness to tenant needs. The Company and the Properties also benefit from cost efficiencies produced by an experienced work force attentive to preventive maintenance and energy management and from the Company's continuing programs to assure that its property management personnel at all levels remain aware of their important role in tenant relations. The Company has long recognized that renewal of existing tenant leases, as opposed to tenant replacement, often provides the best operating results, because renewals minimize transaction costs associated with marketing, leasing and tenant improvements and avoid interruptions in rental income during periods of vacancy and renovation of space.

    Replace tenants quickly at best available market terms and lowest possible transaction costs. The Company believes that it has a competitive advantage in attracting new tenants and achieving rental rates at the higher end of its markets as a result of its well-located, well-designed and well-maintained properties, its reputation for high quality building services and responsiveness to tenants, and its ability to offer expansion and relocation alternatives within its submarkets. The Company's objective throughout this process is to obtain the highest possible rental terms and to achieve rent commencement for new tenancies as quickly as possible, and the Company believes that its use of in-house resources for marketing, leasing and tenant improvements continues to result in lower than average transaction costs.

                                USE OF PROCEEDS

  The net proceeds to the Company from the Offering, after deducting the underwriting discount and estimated expenses of the Offering, are estimated to be approximately $441.1 million (approximately $507.2 million if the Underwriters' overallotment option is exercised in full). The net proceeds of the Offering are expected to be used by the Company to (a) pay down $233.0 million of indebtedness under the Unsecured Line of Credit, (b) pay $52.6 million in connection with the acquisition of Riverfront Plaza, (c) pay $88.5 million in connection with the acquisition of the Mulligan/Griffin Portfolio (which amount may be reduced upon the election of the sellers of these Properties to receive a greater portion of the purchase price in restricted OP Units), (d) to fund acquisition opportunities currently under contract if the Company's due diligence with respect thereto is satisfactorily completed and a closing thereon is consummated, and to fund other acquisition opportunities that may arise, (e) fund property developments currently in process, including $99.8 million that the Company has committed or budgeted to invest, and (f) for general corporate and working capital purposes, including the possible repayment of additional indebtedness and related prepayment penalties (see "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources--Mortgage Indebtedness"). The outstanding balance under the Unsecured Line of Credit, which as of December 1, 1997 bore interest at a rate equal to LIBOR plus 125 basis points, or 7.125%, was incurred to (i) acquire Newport Office Park, (ii) acquire 100 East Pratt Street, (iii) repay indebtedness incurred in connection with development and acquisition activity prior to the Initial Offering, and (iv) for general corporate purposes. This Offering is not contingent upon the consummation of the acquisitions described in clauses (b) and (c) above.

  If the Underwriters' overallotment options are exercised in full, the Company expects to use the additional net proceeds (which will be approximately $66.1 million) for general corporate purposes.

  Pending application of cash proceeds, the Company will invest such portion of the net proceeds in interest-bearing accounts and short-term, interest-bearing securities, which are consistent with the Company's intention to qualify for taxation as a REIT.

                 PRICE RANGE OF SHARES AND DISTRIBUTION HISTORY

  The Company's Common Stock began trading on the New York Stock Exchange on June 18, 1997, under the symbol "BXP". The following table sets forth the high and low closing prices per share of the Common Stock on the NYSE for the periods indicated, as reported by the NYSE. The Initial Offering of the Company's Common Stock at a price to the public of $25.00 per share was completed on June 23, 1997.

      QUARTER ENDED              HIGH   LOW     DISTRIBUTIONS
      -------------             ------- ----    -------------
      June 30, 1997 (from June
       18, 1997)..............  $27 1/4 $26 1/8    $0.035(1)
      Third Quarter...........   33 1/4  26 5/8     0.405(2)
      Fourth Quarter (through
       December 1, 1997)......   34 3/8   30

--------
(1) This dividend with respect to the period from June 23, 1997 through June 30, 1997 was paid on November 21, 1997, together with the Company's dividend for the quarter ended September 30, 1997.
(2) This dividend with respect to the quarter ended September 30, 1997 was paid on November 21, 1997.

  The Company currently intends to pay regular quarterly dividends to its stockholders of $0.405 per share of Common Stock, which is equal to an annual dividend of $1.62 per share. Dividend distributions will be declared at the discretion of the Board of Directors and will depend on cash flow from operations of the Company, its financial condition, capital requirements, the annual distribution requirements under the REIT provisions of the Code and such other factors as the Board of Directors may deem relevant. The Board of Directors may modify the Company's dividend policy from time to time. Future distributions by the Company will be at the discretion of the Board of Directors and will depend on a number of factors, including the amount of cash flow and the Operating Partnership's financial condition. Any decision by the Board of Directors to reinvest the cash flow rather than to distribute such funds to the Company will depend upon the Operating Partnership's capital requirements, the annual distribution requirements under the REIT provisions of the Code (see "Federal Income Tax Consequences--Requirements for Qualification--Annual Distribution Requirements") and such other factors as the Board of Directors deems relevant. There can be no assurance that any distributions will be made or that the estimated level of distributions will be maintained by the Company.

  The Company has determined that the $0.44 per share dividend paid for the period from June 23, 1997 through the end of the third quarter of 1997 represented ordinary dividend income to its stockholders.

  On December 1, 1997 there were 114 holders of record of 38,694,041 shares of the Company's Common Stock.

  The Company has declared, in respect of the quarter ended December 31, 1997, a dividend of $0.405 per share payable on January 28, 1998 to shareholders of record on December 28, 1997.

                                 CAPITALIZATION

  The following table sets forth the capitalization of the Company as of September 30, 1997, and as adjusted to give effect to the Offering and application of the net proceeds therefrom as described under "Use of Proceeds." The information set forth in the table should be read in conjunction with the combined historical financial statements and notes thereto, the pro forma financial information and notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources" included elsewhere in this Prospectus.

                                                                      AS
                                                       HISTORICAL ADJUSTED(1)
                                                       ---------- -----------
                                                       (DOLLARS IN THOUSANDS)
Debt:
  Mortgage Notes...................................... $  914,614 $1,307,677
  Unsecured Line of Credit............................     71,000        -- (2)
Minority interest in Operating Partnership............     81,168    159,168
Stockholders' equity..................................
  Preferred Stock, $.01 par value, 50,000,000 shares
   authorized, none issued or outstanding.............        --         --
  Excess Stock, $.01 par value, 150,000,000 shares au-
   thorized, none issued or outstanding...............        --         --
  Common Stock, $.01 par value, 250,000,000 shares
   authorized, 38,693,541 historical and 52,694,041
   pro forma shares issued and outstanding(/1/).......        387        527
  Additional paid-in capital..........................    172,315    613,252
  Retained earnings...................................     22,779     22,779
                                                       ---------- ----------
    Total capitalization.............................. $1,262,263 $2,103,403
                                                       ========== ==========

--------

(1) Does not include 2,297,600 shares of Common Stock subject to options granted under the Company's Stock Option Plan. Does not include 18,461,087 OP Units; after August 23, 1998 or such later date as an OP Unit holder may agree, OP Units are redeemable for cash or, at the election of the Company, shares of Common Stock on a one-for-one basis.
(2) Reflects the net effect of the historical balance as adjusted for drawdowns subsequent to September 30, 1997 of (i) approximately $137,500 to pay for the acquisition of 100 East Pratt Street and (ii) approximately $24,500 to fund on going developments and for general corporate purposes, less the approximately $233,000 balance of the Unsecured Line of Credit to be repaid from the anticipated use of proceeds.

                        SELECTED FINANCIAL INFORMATION

  The following table sets forth unaudited pro forma financial and other information for the Company and combined historical financial information for the Boston Properties Predecessor Group. The following selected financial information should be read in conjunction with the financial statements and notes thereto included elsewhere in this Prospectus.

  The combined historical balance sheets as of December 31, 1996 and 1995 and combined historical statements of operations for the years ended December 31, 1996, 1995 and 1994 of the Boston Properties Predecessor Group have been derived from the historical combined financial statements audited by Coopers & Lybrand L.L.P., independent accountants, whose report with respect thereto is included elsewhere in this Prospectus.

  The selected financial data at and for the nine months ended September 30, 1997 (which includes the Company and the Boston Properties Predecessor Group) and for the nine months ended September 30, 1996 are derived from unaudited financial statements. The unaudited financial information includes all adjustments (consisting of normal recurring adjustments) that management considers necessary for fair presentation of the consolidated and combined financial position and results of operations for these periods. Consolidated and combined operating results for the nine months ended September 30, 1997 are not necessarily indicative of the results to be expected for the entire year ended December 31, 1997.

  Unaudited pro forma adjustments and operating information for the nine months ended September 30, 1997 and for the year ended December 31, 1996 are presented as if the completion of the Initial Offering and the Formation Transactions, the Offering, and the properties acquired and pending acquisitions subsequent to September 30, 1997 and the acquisitions subsequent to December 31, 1996, had occurred at January 1, 1996, and the effect thereof was carried forward through the nine months ended September 30, 1997. By necessity, such pro forma operating information incorporates certain assumptions which are described in the notes to the Pro Forma Condensed Consolidated Statements of Income included elsewhere in this Prospectus. The unaudited pro forma balance sheet data is presented as if the aforementioned transactions had occurred on September 30, 1997.

  The pro forma information does not purport to represent what the Company's financial position or results of operations would actually have been if these transactions had, in fact, occurred on such date or at the beginning of the period indicated, or to project the Company's financial position or results of operations at any future date or for any future period.

            THE COMPANY AND THE BOSTON PROPERTIES PREDECESSOR GROUP
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                            THE COMPANY           THE PREDECESSOR GROUP   THE COMPANY
                    --------------------------- ------------------------- ------------
                                                HISTORICAL
                                  ---------------------------------------
                      PRO FORMA
                     NINE MONTHS    JUNE 23,    JANUARY 1,   NINE MONTHS   PRO FORMA
                        ENDED        1997 TO      1997 TO       ENDED      YEAR ENDED
                    SEPTEMBER 30, SEPTEMBER 30,  JUNE 22,   SEPTEMBER 30, DECEMBER 31,
                        1997          1997         1997         1996          1996
                    ------------- ------------- ----------- ------------- ------------
                     (UNAUDITED)   (UNAUDITED)  (UNAUDITED)  (UNAUDITED)  (UNAUDITED)
OPERATING DATA:
Revenues:
 Rental reve-
  nue (1)........    $  270,079    $   64,253    $ 93,802     $147,391      $348,034
 Hotel reve-
  nue (1)........           --            --       31,185       47,458           --
 Fee and other
  income.........         6,927         4,100       4,831        7,470         7,608
                     ----------    ----------    --------     --------      --------
 Total revenues..       277,006        68,353     129,818      202,319       355,642
Expenses:
 Property ex-
  penses.........        82,609        17,893      27,032       43,728       110,157
 Hotel ex-
  penses (1).....           --            --       22,452       32,359           --
 General and ad-
  ministrative...         9,396         3,164       5,116        8,149        12,538
 Interest........        76,435        16,091      53,324       82,627       103,650
 Depreciation and
  amortization...        43,156        10,113      17,054       27,008        58,130
                     ----------    ----------    --------     --------      --------
 Total expenses..       211,596        47,261     124,978      193,871       284,475
Income (loss)
 before minority
 interest in
 combined
 partnership.....        65,410        21,092       4,840        8,448        71,167
Minority interest
 in combined
 partnership.....          (304)          (69)       (235)        (288)         (384)
                     ----------    ----------    --------     --------      --------
Income (loss)
 before minority
 interest in
 Operating
 Partnership.....        65,106        21,023       4,605        8,160        70,783
Minority interest
 in Operating
 Partnership.....       (16,888)       (6,169)        --           --        (18,361)
                     ----------    ----------    --------     --------      --------
Income (loss)
 before
 extraordinary
 items...........    $   48,218        14,854       4,605        8,160      $ 52,422
                     ==========                                             ========
Extraordinary
 gains (loss) on
 early debt
 extinguishments,
 net of minority
 interest........                       7,925         --           --
                                   ----------    --------     --------
Net income
 (loss)..........                  $   22,779    $  4,605     $  8,160
                                   ==========    ========     ========
Per Share of
 Common Stock
 Data:
Income before ex-
 traordinary
 items...........    $      .92    $      .38         --           --       $    .99
Net income.......           --            .59         --           --            --
Weighted average
 number of shares
 outstanding.....        52,694        38,694         --           --         52,694
Weighted average
 number of shares
 and OP Units
 outstanding.....        71,155        54,760         --           --         71,155
BALANCE SHEET DATA, AT PERIOD
 END:
Real estate,
 before
 accumulated
 depreciation....    $2,212,643    $1,433,376         --           --            --
Real estate,
 after
 accumulated
 depreciation....     1,927,138     1,147,871         --           --            --
Cash and cash
 equivalents.....       113,115        25,989         --           --            --
Total assets.....     2,164,889     1,295,638         --           --            --
Total indebted-
 ness............     1,334,665       985,614         --           --            --
Stockholders' or
 owners' equity
 (deficiency)....       636,558       195,481         --           --            --
OTHER DATA:
Funds from
 Operations (2)
 (unaudited).....    $  105,064    $   30,879    $ 21,450     $ 34,652      $117,116
Company's Funds
 from Operations
 (unaudited).....        77,810        21,818         --           --         86,736
EBITDA (3) (unau-
 dited)..........       180,626        47,106      74,838      117,525       228,015
Company's
 EBITDA(unaudited)
 ................       133,772        33,284         --           --        168,869
Cash flow
 provided by
 operating
 activities (4)
 ................           --     $   25,930    $ 25,226     $ 31,109           --
Cash flow used in
 investing
 activities (4)
 ................           --       (356,794)    (32,844)     (42,952)          --
Cash flow
 provided by
 (used in)
 financing
 activities (4)..           --        356,853       9,130       (1,555)          --
                                    THE PREDECESSOR GROUP
                    -----------------------------------------------------------
                                          HISTORICAL
                                   YEAR ENDED DECEMBER 31,
                    -----------------------------------------------------------
                       1996        1995        1994        1993        1992
                    ----------- ----------- ----------- ----------- -----------
OPERATING DATA:
Revenues:
 Rental reve-
  nue (1)........   $  195,006  $  179,265  $  176,725  $  182,776  $  177,370
 Hotel reve-
  nue (1)........       65,678      61,320      58,436      54,788      52,682
 Fee and other
  income.........        9,249       8,140       8,922       7,997      11,160
                    ----------- ----------- ----------- ----------- -----------
 Total revenues..      269,933     248,725     244,083     245,561     241,212
Expenses:
 Property ex-
  penses.........       58,195      55,421      53,239      54,766      49,621
 Hotel ex-
  penses (1).....       46,734      44,018      42,753      40,286      38,957
 General and ad-
  ministrative...       10,754      10,372      10,123       9,549       9,331
 Interest........      109,394     108,793      97,273      90,335      91,889
 Depreciation and
  amortization...       36,199      33,828      33,112      33,148      35,030
                    ----------- ----------- ----------- ----------- -----------
 Total expenses..      261,276     252,432     236,500     228,084     224,828
Income (loss)
 before minority
 interest in
 combined
 partnership.....        8,657      (3,707)      7,583      17,477      16,384
Minority interest
 in combined
 partnership.....         (384)       (276)       (412)       (391)       (374)
                    ----------- ----------- ----------- ----------- -----------
Income (loss)
 before minority
 interest in
 Operating
 Partnership.....        8,273      (3,983)      7,171      17,086      16,010
Minority interest
 in Operating
 Partnership.....          --          --          --          --          --
                    ----------- ----------- ----------- ----------- -----------
Income (loss)
 before
 extraordinary
 items...........        8,273      (3,983)      7,171      17,086      16,010
Extraordinary
 gains (loss) on
 early debt
 extinguishments,
 net of minority
 interest........         (994)        --          --          --          --
                    ----------- ----------- ----------- ----------- -----------
Net income
 (loss)..........   $    7,279  $   (3,983) $    7,171  $   17,086  $   16,010
                    =========== =========== =========== =========== ===========
Per Share of
 Common Stock
 Data:
Income before ex-
 traordinary
 items...........          --          --          --          --          --
Net income.......          --          --          --          --          --
Weighted average
 number of shares
 outstanding.....          --          --          --          --          --
Weighted average
 number of shares
 and OP Units
 outstanding.....          --          --          --          --          --
BALANCE SHEET DATA, AT PERIOD
 END:
Real estate,
 before
 accumulated
 depreciation....   $1,035,571  $1,012,324  $  984,853  $  983,751  $  982,348
Real estate,
 after
 accumulated
 depreciation....      771,660     773,810     770,763     789,234     811,815
Cash and cash
 equivalents.....        8,998      25,867      46,289      50,697      28,841
Total assets.....      896,511     922,786     940,155     961,715     971,648
Total indebted-
 ness............    1,442,476   1,401,408   1,413,331   1,426,882   1,417,940
Stockholders' or
 owners' equity
 (deficiency)....     (576,632)   (506,653)   (502,230)   (495,104)   (480,398)
OTHER DATA:
Funds from
 Operations (2)
 (unaudited).....   $   36,318  $   29,151  $   39,568  $   49,240  $   50,097
Company's Funds
 from Operations
 (unaudited).....          --          --          --          --          --
EBITDA (3) (unau-
 dited)..........      153,566     138,321     137,269     140,261     142,627
Company's
 EBITDA(unaudited)
 ................          --          --          --          --          --
Cash flow
 provided by
 operating
 activities (4)
 ................   $   51,531  $   29,092  $   45,624  $   59,834  $   50,468
Cash flow used in
 investing
 activities (4)
 ................      (23,689)    (36,844)    (18,424)     (9,437)    (48,257)
Cash flow
 provided by
 (used in)
 financing
 activities (4)..      (44,711)    (12,670)    (31,608)    (28,540)      1,365

-------
(1) Pro forma revenue for the nine month period ended September 30, 1997 and the year ended December 31, 1996 includes the lease revenue that the Company has/will receive under the lease for the two Hotel Properties. After entering into such lease, the Company has not/will not recognize direct hotel revenues and expenses.
(2) The White Paper on Funds from Operations approved by the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT") in March 1995 defines Funds from Operations as net income
    (loss) (computed in accordance with GAAP), excluding gains (or losses) from debt restructuring and sales of properties, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. The Company believes that Funds from Operations is helpful to investors as a measure of the performance of an equity REIT because, along with cash flow from operating activities, financing activities and investing activities, it provides investors with an indication of the ability of the Company to incur and service debt, to make capital expenditures and to fund other cash needs. The Company computes Funds from Operations in accordance with standards established by NAREIT which may not be comparable to Funds from Operations reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than the Company. Funds from Operations does not represent cash generated from operating activities determined in accordance with GAAP and should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of the Company's financial performance or to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company's liquidity, nor is it indicative of funds available to fund the Company's cash needs, including its ability to make cash distributions.

Funds from Operations for the respective periods is calculated as follows:

                           THE COMPANY           THE PREDECESSOR GROUP   THE COMPANY           THE PREDECESSOR GROUP
                   --------------------------- ------------------------- ------------ -------------------------------------------
                                               HISTORICAL
                     PRO FORMA   ---------------------------------------
                    NINE MONTHS    JUNE 23,    JANUARY 1,   NINE MONTHS   PRO FORMA                 HISTORICAL
                       ENDED        1997 TO      1997 TO       ENDED      YEAR ENDED          YEAR ENDED DECEMBER 31,
                   SEPTEMBER 30, SEPTEMBER 30,  JUNE 22,   SEPTEMBER 30, DECEMBER 31, -------------------------------------------
                       1997          1997         1997         1996          1996      1996     1995     1994     1993     1992
                   ------------- ------------- ----------- ------------- ------------ -------  -------  -------  -------  -------
                    (UNAUDITED)   (UNAUDITED)  (UNAUDITED)  (UNAUDITED)  (UNAUDITED)
                                                         (DOLLARS IN THOUSANDS)
FUNDS FROM OPERA-
 TIONS
Income (loss)
 before minority
 interest and
 extraordinary
 item............    $ 65,410       $21,092      $ 4,840      $ 8,448      $ 71,167   $ 8,657  $(3,707) $ 7,583  $17,477  $16,384
Add:
  Real estate
   depreciation
   and
   amortization..      40,039         9,974       16,808       26,590        53,931    35,643   33,240   32,509   32,300   34,221
Less:
  Minority
   combined
   partnership's
   share of Funds
   from
   Operations....        (385)         (187)        (198)        (386)         (479)     (479)    (382)    (524)    (537)    (508)
  Non-recurring
   item--
   significant
   lease
   termination
   fee...........         --            --           --           --         (7,503)   (7,503)     --       --       --       --
                     --------       -------      -------      -------      --------   -------  -------  -------  -------  -------
Funds from
 Operations
 (unaudited).....    $105,064       $30,879      $21,450      $34,652      $117,116   $36,318  $29,151  $39,568  $49,240  $50,097
                     ========       =======      =======      =======      ========   =======  =======  =======  =======  =======

-------
(3) EBITDA means operating income before mortgage and other interest, income taxes, depreciation and amortization. The Company believes EBITDA is useful to investors as an indicator of the Company's ability to service debt or pay cash distributions. EBITDA, as calculated by the Company, is not comparable to EBITDA reported by other REITs that do not define EBITDA exactly as the Company defines that term. EBITDA should not be considered as an alternative to operating income or net income (determined in accordance with GAAP) as an indicator of operating performance or as an alternative to cash flows from operating activities (determined in accordance with GAAP) as an indicator of liquidity and other combined or consolidated income or cash flow statement data (determined in accordance with GAAP). EBITDA for the respective periods is calculated as follows:

                           THE COMPANY           THE PREDECESSOR GROUP   THE COMPANY
                   --------------------------- ------------------------- ------------
                                               HISTORICAL
                     PRO FORMA   ---------------------------------------
                    NINE MONTHS    JUNE 23,    JANUARY 1,   NINE MONTHS   PRO FORMA
                       ENDED        1997 TO      1997 TO       ENDED      YEAR ENDED
                   SEPTEMBER 30, SEPTEMBER 30,  JUNE 22,   SEPTEMBER 30, DECEMBER 31,
                       1997          1997         1997         1996          1996
                   ------------- ------------- ----------- ------------- ------------
                    (UNAUDITED)   (UNAUDITED)  (UNAUDITED)  (UNAUDITED)  (UNAUDITED)
                                                           (DOLLARS IN THOUSANDS)
EBITDA
Income (loss)
 before minority
 interest and
 extraordinary
 item.............   $ 65,410       $21,092      $ 4,840     $  8,448      $ 71,167
Add:
  Interest
   expense........     75,362        16,091       53,324       82,627       103,045
  Real estate
   depreciation
   and
   amortization...     40,039         9,974       16,808       26,590        53,931
  Other
   depreciation...        385           139          246          418           556
Less:
  Minority
   combined
   partnership's
   share of
   EBITDA.........       (570)         (190)        (380)        (558)         (684)
                     --------       -------      -------     --------      --------
EBITDA
 (unaudited)......   $180,626       $47,106      $74,838     $117,525      $228,015
                     ========       =======      =======     ========      ========


                              THE PREDECESSOR GROUP
                   ------------------------------------------------


                                    HISTORICAL
                             YEAR ENDED DECEMBER 31,
                   ------------------------------------------------
                     1996      1995      1994      1993      1992
                   --------  --------  --------  --------  --------


EBITDA
Income (loss)
 before minority
 interest and
 extraordinary
 item............. $  8,657  $ (3,707) $  7,583  $ 17,477  $ 16,384
Add:
  Interest
   expense........  109,394   108,793    97,273    90,335    91,889
  Real estate
   depreciation
   and
   amortization...   35,643    33,240    32,509    32,300    34,221
  Other
   depreciation...      556       588       603       848       809
Less:
  Minority
   combined
   partnership's
   share of
   EBITDA.........     (684)     (593)     (699)     (699)     (676)
                   --------  --------  --------  --------  --------
EBITDA
 (unaudited)...... $153,566  $138,321  $137,269  $140,261  $142,627
                   ========  ========  ========  ========  ========

(4) Pro forma information relating to cash flow from operating, investing and financing activities has not been included because the Company believes that the information would not be meaningful due to the number of assumptions required in order to calculate this information.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

  The following discussion is based primarily on the consolidated financial statements of the Company for the period subsequent to formation of the Company and on the combined financial statements of the Boston Properties Predecessor Group for the periods prior to the Formation Transactions.

  The following discussion should be read in conjunction with the "Selected Financial Information" and the historical and pro forma financial statements and notes thereto appearing elsewhere in this Prospectus. The pro forma financial position is presented as if the Offering and the acquisitions subsequent to September 30, 1997 had occurred on September 30, 1997. The pro forma results of operations is presented as if the Initial Offering, the Formation Transactions, the Offering and the acquisitions subsequent to December 31, 1996 had occurred on January 1, 1996. See "Structure and Formation of the Company--Formation Transactions" and the Notes to the pro forma financial statements of the Company. The combined financial statements of the Boston Properties Predecessor Group consist of 60 of the Office Properties that were owned as of that date (including five Office Properties under development during 1996), nine Industrial Properties, two Hotel Properties and the Garage Property.

                             RESULTS OF OPERATIONS

COMPARISON OF THE NINE MONTHS ENDED SEPTEMBER 30, 1997 TO THE NINE MONTHS ENDED SEPTEMBER 30, 1996.

  For discussion purposes, the results of operations for the nine months ended September 30, 1997 combine the operating results of the Boston Properties Predecessor Group for the period January 1, 1997 to June 22, 1997 and the operating results of the Company for the period June 23, 1997 to September 30, 1997. The results of operations for the nine months ended September 30, 1996 represent solely the operating results of the Boston Properties Predecessor Group. Consequently, the comparison of the periods provides only limited information regarding the operations of the Company.

  Rental revenue increased $10.7 million or 7.3% to $158.1 million from $147.4 million for the nine months ended September 30, 1997 compared to the nine months ended September 30, 1996. Rental revenue for the nine months ended September 30, 1997 includes rental revenue from the hotel leases for the eight-day period June 23, 1997 to June 30, 1997 and the three months ended September 30, 1997 as well as rental revenue from the properties acquired during 1997.

  Hotel operating revenue decreased $16.3 million or 34.3% to $31.2 million from $47.5 million for the nine months ended September 30, 1997 compared to the nine months ended September 30, 1996. Hotel operating revenue for the nine months ended September 30, 1997 only includes revenue from January 1, 1997 to June 22, 1997 as a result of the Operating Partnership entering into a participating lease with ZL Hotel LLC at the time of the Initial Offering.

  Third party management and development fee income increased $1.0 million or 20.4% to $5.9 million from $4.9 million for the nine months ended September 30, 1997 compared to the nine months ended September 30, 1996 as a result of increased fees on existing projects as well as additional projects.

  Interest income and other increased $0.4 million or 16.7% to $3.0 million from $2.6 million for the nine months ended September 30, 1997 compared to the nine months ended September 30, 1996, primarily due to increasing average cash balances.

  Property expenses increased $1.2 million or 2.7% to $44.9 million from $43.7 million for the nine months ended September 30, 1997 compared to the nine months ended September 30, 1996 primarily as a result of real estate acquisitions.

  Hotel operating expenses decreased $10.0 million or 30.9% to $22.4 million from $32.4 million for the nine months ended September 30, 1997 compared to the nine months ended September 30, 1996. Hotel expenses for the nine months ended September 30, 1997 only includes expenses from January 1, 1997 to June 22, 1997.

  General and administrative expenses increased $0.1 million or 1.6% to $8.3 million from $8.2 million for the nine months ended September 30, 1997 compared to the nine months ended September 30, 1996.

  Interest expense decreased $13.2 million or 16.0% to $69.4 million from $82.6 million for the nine months ended September 30, 1997 compared to the nine months ended September 30, 1996. An increase in interest expense due to increased indebtedness for the period January 1, 1997 to June 22, 1997 was offset by a reduction in interest expense for the eight-day period June 23, 1997 to June 30, 1997 and the three months ended September 30, 1997 as a result of the payoff of approximately $707 million of mortgage indebtedness.

  Depreciation and amortization expense increased $0.2 million or 0.7% to $27.2 million from $27.0 million for the nine months ended September 30, 1997 compared to the nine months ended September 30, 1996.

  As a result of the foregoing, net income before minority interests and extraordinary items increased $17.5 million to $25.9 million from $8.4 million for the nine months ended September 30, 1997 compared to the nine months ended September 30, 1996.

COMPARISON OF YEAR ENDED DECEMBER 31, 1996 TO YEAR ENDED DECEMBER 31, 1995.

  Rental revenue increased $15.7 million or 8.8% to $195.0 million from $179.3 million for the year ended December 31, 1996 compared to the year ended December 31, 1995 primarily as a result of (i) a $7.5 million lease termination fee received from a tenant at 599 Lexington Avenue for which the space was immediately released, (ii) an increase of $2.8 million due to the completion of the redevelopment and leasing of 191 Spring Street and (iii) an overall increase in occupancy and rental rates.

  Hotel revenue increased $4.4 million or 7.1% to $65.7 million from $61.3 million for the year ended December 31, 1996 compared to the year ended December 31, 1995 primarily as a result of an increase in average daily room rates of 7.6%.

  Third-party management and development fee income increased $1.3 million or 29.5% to $5.7 million from $4.4 million for the year ended December 31, 1996 compared to the year ended December 31, 1995 primarily as a result of new fees for development services for projects which began during 1996.

  Interest and other income decreased $0.2 million or 4.5% to $3.5 million from $3.7 million primarily due to a reduction in interest income resulting from a reduction in cash reserves.

  Property expenses increased $2.8 million or 5.0% to $58.2 million from $55.4 million for the year ended December 31, 1996 compared to the year ended December 31, 1995 primarily as a result of a $1.1 million increase in utility costs which was partially due to the increase in occupancy of the properties during 1996 and an increase of $0.1 million in real estate taxes.

  Hotel expenses increased $2.7 million or 6.2% to $46.7 million from $44.0 million for the year ended December 31, 1996 compared to the year ended December 31, 1995.

  General and administrative expense increased $0.4 million, or 3.7% to $10.8 million from $10.4 million for the year ended December 31, 1996 compared to the year ended December 31, 1995.

  Interest expense increased $0.6 million or 0.6% to $109.4 million from $108.8 million for the year ended December 31, 1996 compared to the year ended December 31, 1995 primarily as the result of an increase in interest expense of 191 Spring Street resulting from the capitalization of interest during the redevelopment of that property during 1995, an increase in total indebtedness from new loans on Bedford Business Park and Capital Gallery, partially offset by decreases in interest rates on variable rate loans.

  Depreciation and amortization expense increased $2.4 million or 7.1% to $36.2 million from $33.8 million for the year ended December 31, 1996 compared to the year ended December 31, 1995 as a result of increased tenant improvement costs incurred during the successful leasing of available space during 1995 and 1996.

  As a result of the foregoing, net income before extraordinary item and minority interest in combined partnership increased $12.4 million to $8.7 million from a loss of $3.7 million for the year ended December 31, 1996 compared to the year ended December 31, 1995.

COMPARISON OF YEAR ENDED DECEMBER 31, 1995 TO YEAR ENDED DECEMBER 31, 1994.

  Rental revenue increased $2.5 million or 1.4% to $179.3 million from $176.7 million for the year ended December 31, 1995 compared to the year ended December 31, 1994 as a result of increases in occupancy, including an increase of $2.3 million from releasing at Democracy Center partially offset by a loss of revenue of $2.7 million from 191 Spring Street which was taken out of service for eleven months of 1995 while undergoing a complete redevelopment.

  Hotel revenue increased $2.9 million or 4.9% to $61.3 million from $58.4 million for the year ended December 31, 1995 compared to the year ended December 31, 1994 primarily as a result of an increase in the average daily room rate of 7.7%.

  Third-party management and development fee revenue decreased $1.6 million or 27.0% to $4.4 million from $6.0 million primarily as the result of a decline in revenue from projects completed in 1994.

  Interest and other income increased $864,000 or 30.9% to $3.7 million from $2.8 million for the year ended December 31, 1995 compared to the year ended December 31, 1994 primarily as a result of an increase in interest income from cash investments.

  Property expenses increased $2.2 million or 4.1% to $55.4 million from $53.2 million for the year ended December 31, 1995 compared to the year ended December 31, 1994 primarily as a result of increased utilities and building cleaning and maintenance costs.

  Hotel expenses increased $1.3 million or 3.0% to $44.0 million from $42.8 million for the year ended December 31, 1995 compared to the year ended December 31, 1994.

  General and administrative expense increased $249,000 or 2.5% to $10.4 million from $10.1 million for the year ended December 31, 1995 compared to the year ended December 31, 1994.

  Interest expense increased $11.5 million or 11.9% to $108.8 million from $97.3 million for the year ended December 31, 1995 compared to the year ended December 31, 1994 as a result of increases in interest rates on variable rate mortgage loans partially offset by a reduction in indebtedness resulting from scheduled payments of mortgage loan principal and the capitalization of interest of the 191 Spring Street loan during the redevelopment of that property in 1995.

  Depreciation and amortization expense increased $716,000 or 2.2% to $33.9 million from $33.1 million for the year ended December 31, 1995 compared to the year ended December 31, 1994.

  As a result of the foregoing, net income before extraordinary item and minority interest in combined partnership decreased $11.3 million to a loss of $3.7 million from $7.6 million of net income for the year ended December 31, 1995 compared to the year ended December 31, 1994.

                          PRO FORMA OPERATING RESULTS

  Nine Months Ended September 30, 1997. For the nine months ended September 30, 1997, pro forma net income before extraordinary item would have been $48.2 million compared to $19.5 million of historical net income for the nine months ended September 30, 1997. The pro forma operating results for the nine months ended September 30, 1997 include a minority interest in the Operating Partnership of $16.9 million, whereas there was a minority interest in the Operating Partnership of $6.2 million for the period from June 23, 1997 through September 30, 1997. On a pro forma basis, net income before minority interest for the nine months ended September 30, 1997 would have been $65.4 million compared to $25.9 million of net income before extraordinary items for the corresponding historical period. Income before minority interest in Operating Partnership and extraordinary item increased by $39.4 million on a pro forma basis for the nine months ended September 30, 1997 primarily due to a reduction of interest expense and income earned on the 1997 acquisitions and pending acquisitions.

  Pro forma rental revenue for 1996 and the nine months ended September 30, 1997 includes lease revenue from the Hotel and Garage Properties whereas the historical financial statements include revenues and expenses on a gross basis on the respective line items for the Hotel and Garage properties.

  Upon completion of the Initial Offering, certain management fee contracts were assigned to the Development and Management Company, which entity, on a pro forma basis, has been accounted for under the equity method. Revenue and expenses from these contracts are included on a gross basis in the historical financial statements in their respective line items.

  Year Ended December 31, 1996. For the year ended December 31, 1996, pro forma net income before minority interest in Operating Partnership and extraordinary item would have been $70.8 million compared to $8.3 million of historical net income for the year ended December 31, 1996. The pro forma operating results for the year ended December 31, 1996 include a minority interest in Operating Partnership of $18.4 million whereas there was no minority interest in Operating Partnership in the corresponding historical period. On a pro forma basis, net income before extraordinary item for the year ended December 31, 1996 would have been $52.4 million compared to $8.3 million of net income before extraordinary items for the corresponding historical period. Income before minority interest in Operating Partnership and extraordinary item increased by $62.5 million on a pro forma basis for the year ended December 31, 1996 primarily due to a reduction of interest expense.

  Pro Forma rental revenue for the nine months ended September 30, 1997 and for the year ended December 31, 1996 includes the lease revenues that the Company will receive from ZL Hotel LLC under the lease for the two Hotel Properties. After entering into such lease, the Company will not recognize hotel revenues and expenses.

  The development and management operations of the Company are reflected on a gross basis in the historical combined financial statements. In connection with the Formation Transactions, a portion of the Greater Washington, D.C. third-party property management business was contributed by the Company to the Development and Management Company and thereafter the operations of the Development and Management Company were accounted for by the Company under the equity method in the pro forma statements; therefore, the pro forma statements include (i) revenues and expenses on a gross basis from development and management conducted directly by the Operating Partnership in the respective income and expense line items and (ii) the Development and Management Company's net operations in the fee and other income line item. See "Business and Properties--Development Consulting and Third-Party Property Management."

                        LIQUIDITY AND CAPITAL RESOURCES

  Upon completion of the Offering and the expected application of the net proceeds therefrom as described in "Use of Proceeds," the Company expects to have reduced its total indebtedness from $1.54 billion to $1.33 billion, all of which debt is secured by Properties (the "Mortgage Debt"). The $1.33 billion Mortgage Debt is comprised of 19 loans secured by 21 properties, with a weighted average interest rate of 7.59% on the fixed rate portion. Approximately 1.0% of the Mortgage Debt ($11.6 million) is floating rate. There will be a total of $22.1 million of scheduled loan principal payments due during the year ending December 31, 1998. At the completion of the Offering, the Company's debt to market capitalization ratio will be 36.0% (35.3% if the underwriters' overallotment options are exercised in full).

  Mortgage Indebtedness. As of December 1, 1997, the Company had outstanding approximately $1.33 billion of indebtedness secured by each of the Properties as listed below:

                                                                                               ESTIMATED
                                        INTEREST              ANNUAL DEBT        MATURITY      BALANCE AT
PROPERTIES                                RATE     PRINCIPAL    SERVICE            DATE         MATURITY
----------                              --------   ---------- -----------   ------------------ ----------
                                                               (IN THOUSANDS)
599 Lexington Avenue..................    7.00%    $  225,000  $ 15,750     July 19, 2005      $  225,000(1)
280 Park Avenue.......................    7.00(2)     220,000    15,379     September 11, 2002    202,400
875 Third Avenue......................    8.75        180,000    15,750(3)  December 31, 2002     175,754
Riverfront Plaza(4)...................    7.03        121,800    10,358     January 7, 2008        95,856
Two Independence Square...............    7.90(5)     121,625    10,767     February 27, 2003     113,844
One Independence Square...............    7.90(5)      77,688     7,038     August 21, 2001        73,938
2300 N Street.........................    6.88         66,000     4,540     August 3, 2003         66,000
Capital Gallery.......................    8.24         60,029     5,767     August 15, 2006        49,555
The National Imaging and Mapping
 Agency Building(6)(7)................     (8)         49,445     8,232     February 15, 2003      25,194
The Lockheed Martin Building(6)(7)....    9.38         42,952     7,215     July 15, 2002          24,379
10 & 20 Burlington Mall Road(9).......    8.33         37,000     3,082     October 1, 2001        37,000
Ten Cambridge Center & North Garage...    7.57         40,000     3,028     March 29, 2000         40,000
191 Spring Street.....................    8.50         23,697     2,271     September 1, 2006      20,428
Bedford Business Park.................    8.50         23,119     1,980     December 10, 2008      15,891
Reston Town Center Office Complex(7)..    6.00         22,419     3,857     February 1, 2005           --
Montvale Center.......................    8.59          7,905       779     December 1, 2006        6,556
Newport Office Park...................    8.13          6,775       794     July 1, 2001            5,764
Hilltop Business Center...............    7.13(10)      4,617       535     December 15, 1998       4,400
                                                   ----------  --------                        ----------
  Total...............................             $1,330,071  $117,122                        $1,181,959
                                                   ==========  ========                        ==========

--------
(1) At maturity the lender has the option to purchase a 33.33% interest in this Property in exchange for the cancellation of the loan indebtedness. See "Business and Properties--The Office Properties--Midtown Manhattan Office Market--Park Avenue Submarket--Description of Park Avenue Submarket Properties."

(2) For purposes of calculating debt service, $213,000 of the outstanding principal balance has a fixed rate of 7.00%. The remaining $7,000 of the outstanding principal balance is calculated at LIBOR + 1.00%.
(3) Represents interest only payments. Principal payments begin on January 1, 2000 based on a 30 year amortization schedule.
(4) The interest rate with respect to this loan will be fixed at a rate equal to the ten year treasury note rate at the date the acquisition of this Property is completed, plus 115 basis points. For purposes of this table, the ten year treasury note rate of 5.88% at November 26, 1997 was used. The Company has signed a purchase and sale agreement with respect to this Property and anticipates closing in January 1998.
(5) The interest rate increases to 8.5% on March 25, 1998 through the loan expiration.

(6) The lender has the option to require repayment in full of these loans at the closing of the Company's acquisition of these Properties. Repayment at such date would require the Company to reimburse the contributor for an aggregate prepayment penalty of approximately $12-13 million. In connection with these acquisitions, the lender has been engaged in discussions regarding the restructuring or refinancing of these loans.

(7) The Company has agreed with the contributors of these properties to maintain non-recourse indebtedness thereon for a period of time such that if prepayment of these mortgage notes is required substitute indebtedness would be required.

(8) Represents two loans with amounts outstanding of $47,721 and $1,724, respectively. These loans have interest rates of 9.38% and 9.70%, respectively.

(9) Includes outstanding indebtedness secured by 91 Hartwell Avenue and 92 and 100 Hayden Avenue.

(10) LIBOR+1.50%. For purposes of calculating debt service, LIBOR as of September 30, 1997 was 5.63%.

  The Unsecured Line of Credit. The Company has a three year, $300 million Unsecured Line of Credit that expires in June 2000. The Unsecured Line of Credit has been and will be used to facilitate development and acquisition activities and for working capital purposes. A portion of the proceeds of this Offering will be used to repay the $233.0 million of outstanding indebtedness currently outstanding under the Company's Unsecured Line of Credit. See "Unsecured Line of Credit."

  Analysis of Liquidity and Capital Resources. The Company anticipates that distributions will be paid from cash available for distribution, which is expected to exceed cash historically available for distribution as a result of the reduction in debt service resulting from the repayment of indebtedness.

  The Company expects to meet its short-term liquidity requirements generally through its working capital and net cash provided by operations. The Company's operating properties and hotels require periodic investments of capital for tenant-related capital expenditures and for general capital improvements. For the period from January 1, 1992 to September 30, 1997 the Company's recurring tenant improvements and leasing commissions averaged $7.79 per square foot of leased space per year. During the years ending December 31, 1998 through December 31, 2002, the Company expects that the average annual cost of recurring tenant improvements and leasing commissions will be approximately $8,759,799 based upon the average square footage of expiring leases during such period of 1,124,493 square feet. The Company expects the cost of general capital improvements to the Properties during such period to average $2,604,659 annually based upon an estimate of $0.20 per square foot. Actual capital expenditures of the Hotel Properties are expected to be $2,509,000 based upon the average annual capital expenditures at the Hotel Properties during the period from January 1, 1992 to September 30, 1997.

  The Company expects to meet its long-term liquidity requirements for the funding of property development, property acquisitions and other non-recurring capital improvements through long-term secured and unsecured indebtedness (including the Unsecured Line of Credit) and the issuance of additional equity securities from the Company. The Company also intends to fund property development, property acquisitions and other non-recurring capital improvements using the Unsecured Line of Credit on an interim basis.

  The Company will have commitments to fund to completion development projects that are currently in process. Commitments under these arrangements totaled $89.0 million as of September 30, 1997. The Company expects to fund these commitments initially using the Unsecured Line of Credit and cash flow from operations. In addition, the Company has options to acquire land that require minimum deposits that the Company will fund using the Unsecured Line of Credit.

                                   CASH FLOWS

  Comparison for the nine months ended September 30, 1997 to the nine months ended September 30, 1996. Cash and cash equivalents were $26.0 million and $12.5 million at September 30, 1997 and 1996, respectively. Cash and cash equivalents increased $17.0 million during the nine months ended September 30, 1997 compared to a decrease of $13.4 million during the nine months ended September 30, 1996. The increase was due to a $367.5 million increase in net cash provided by financing activities from $1.5 million used to $366.0 million generated, a $356.6 million increase in net cash used in investing activities from $43.0 million to $399.6 million and an increase in cash flows provided by operating activities of $20.1 million from $31.1 million to $51.2 million. The increase in net cash provided by financing activities of $367.5 was primarily attributable to the Initial Offering and the proceeds received from a mortgage note. The increase in net cash used in investing activities of $356.6 million was attributable to an increase in the acquisition of tenant improvements, leasing costs and new development costs. The increase in cash provided by operating activities of $20.1 million was primarily due to a increase in net income of $19.2 million.

  Comparison for the Year Ended December 31, 1996 to Year Ended December 31, 1995. Cash and cash equivalents were $9.0 million and $25.9 million at December 31, 1996 and 1995, respectively. Cash and cash equivalents decreased $16.9 million during 1996 compared to a decrease of $20.4 million during 1995. The decrease was due to a $32.0 million increase in net cash used in financing activities from $12.7 million to $44.7 million, offset by a $13.1 million decrease in net cash used in investing activities from $36.8 million to $23.7 million and an increase in cash flows provided by operating activities of $22.4 million from $29.1 million to $51.5 million. The increase in net cash used in financing activities of $32.0 million was attributable to net distributions to owners of $71.9 million offset by an increase of $39.9 million in loan proceeds net of financing costs, escrows, and loan principal payments. The decrease in net cash used in investing activities of $13.1 million was attributable to the acquisition of the two Sugarland properties for $7.5 million offset by a draw of restricted cash of $9.2 million and a net decrease in additions to tenant improvements, leasing and development costs. The increase in cash provided by operating activities of $22.4 million was due to an increase in net income of $11.3 million and increases from accounts receivable, escrows and prepaid expenses.

  Comparison for the Year Ended December 31, 1995 to Year Ended December 31, 1994. Cash and cash equivalents were $25.9 million and $46.3 million at December 31, 1995 and 1994 respectively. Cash and cash equivalents decreased $20.4 million during 1995 compared to a decrease of $4.4 million during 1994. The decrease was due to an increase in cash used in investing activities of $18.4 million from $18.4 million to $36.8 million and a decrease in cash provided by operating activities of $16.5 million from $45.6 million to $29.1 million, offset by a decrease in net cash used in financing activities of $18.9 million from $31.6 million to $12.70 million. The increase in cash used in investing activities of $18.4 million was due to an increase in tenant improvements, building improvements and leasing costs of $16.6 million and the acquisition of 164 Lexington Road of $1.8 million. The decrease in net cash used in financing activities of $18.9 million was attributable to a $13.9 million decrease in net distributions to owners and a $5.0 million decrease in loans payable and financing costs.

                                   INFLATION

  Substantially all of the office leases provide for separate real estate tax and operating expense escalations over a base amount. In addition, many of the leases provide for fixed base rent increases or indexed increases. The Company believes that inflationary increases may be at least partially offset by the contractual rent increases described above.

                            BUSINESS AND PROPERTIES

                                    GENERAL

  The Company's Properties consist of 79 Office Properties (including five Office Development Properties and ten Office Properties expected to be acquired by the Company in January and February 1998), nine Industrial Properties, three Hotel Properties (including the Hotel Development Property) and the Garage Property. The total square footage of the Properties is approximately 18.1 million square feet, comprised of (i) 48 Class A Office Buildings (including five Office Development Properties and six Acquisition Properties) totaling approximately 11.0 million net rentable square feet, with approximately 2.9 million square feet of structured parking for 8,119 vehicles, (ii) 31 R&D Properties totaling approximately 2.0 million net rentable square feet (including four Acquisition Properties), (iii) nine Industrial Properties totaling approximately 925,000 net rentable square feet,
(iv) three Hotel Properties (including the Hotel Development Property), with 1,054 rooms, totaling approximately 940,000 square feet, and (v) the Garage Property, with 1,170 parking spaces, consisting of approximately 330,000 square feet.

                             SUMMARY PROPERTY DATA
    Set forth below is a summary of information regarding the Properties, including the Office Development Properties and the Hotel Development Property. Properties marked with an asterisk secure indebtedness of the Company.

                                                                                                                        ANNUALIZED
                                                                             NET     PERCENT     ANNUALIZED              RENT PER
                                                      YEAR(S)       NO.    RENTABLE  LEASED         RENT     PERCENT OF   LEASED
                                        PERCENT       BUILT/         OF     SQUARE    AS OF        AS OF     ANNUALIZED   SQUARE
PROPERTY NAME           LOCATION       OWNERSHIP   RENOVATED(1)    BLDGS.    FEET    9/30/97     9/30/97(2)     RENT     FOOT(2)
-------------           --------       --------- ----------------- ------ ---------- -------    ------------ ---------- ----------
OFFICE PROPER-
 TIES:
Class A Office
Buildings:
+*599 Lexington
Avenue (4)......  New York, NY           100.0%               1986    1    1,000,070   100%     $ 53,054,876    15.8%     $53.21
+*280 Park Ave-
nue.............  New York, NY           100.0          1968/95-96    1    1,198,769    82        40,249,001    12.0       41.95
+*875 Third Ave-
nue (5).........  New York, NY           100.0                1982    1      681,669    99        28,874,388     8.6       42.37
*Two Indepen-
dence Square
(6).............  SW, Washington, DC     100.0                1992    1      579,600   100        21,317,592     6.4       36.88
*Riverfront
Plaza (7).......  Richmond, VA           100.0                1990    1      899,720    97        17,563,259     5.2       20.16
100 East Pratt
Street (8)......  Baltimore, MD          100.0           1975/1991    1      633,482    98        15,224,424     4.5       24.53
Democracy Cen-
ter.............  Bethesda, MD           100.0       1985-88/94-96    3      680,000    97        14,669,523     4.4       22.26
*2300 N Street..  NW, Washington, DC     100.0                1986    1      280,065   100        12,911,442     3.8       46.10
*One Indepen-
dence Square
(6).............  SW, Washington, DC     100.0                1991    1      337,794   100        12,677,045     3.8       37.53
*Capital Gal-
lery............  SW, Washington, DC     100.0                1981    1      399,549    90        11,691,352     3.5       32.36
*Lockheed Martin
Building
(9)(10)(11).....  Reston, VA             100.0           1987/1988    1      255,244   100        10,896,216     3.2       42.69
*National
Imaging and
Mapping Agency
Building
(9)(10).........  Reston, VA             100.0           1987/1988    1      263,870   100        10,372,632     3.1       39.31
The U.S. Inter-
national Trade
Commission Bldg
(6)(12).........  SW, Washington, DC     100.0                1987    1      243,998   100         7,488,284     2.2       30.69
Reston Town Cen-
ter Office Com-
plex (9)........  Reston, VA             100.0                1984    2      261,046   100         6,746,412     2.0       25.84
One Cambridge
Center..........  Cambridge, MA          100.0                1987    1      215,385    99         6,128,729     1.8       28.65
*Ten Cambridge
Center..........  Cambridge, MA          100.0                1990    1      152,664   100         4,236,035     1.3       27.75
*191 Spring
Street..........  Lexington, MA          100.0           1971/1995    1      162,700   100         4,035,648     1.2       24.80
*Newport Office
Park............  Quincy, MA             100.0                1988    1      168,829   100         3,267,240     1.0       19.35
*10 & 20 Bur-
lington Mall
Road............  Burlington, MA         100.0   1984-1986/95-96 2    2      152,552    98         3,257,655     1.0       21.76
Lexington Office
Park............  Lexington, MA          100.0                1982    2      168,500    86         3,172,966     0.9       21.78
*91 Hartwell Av-
enue............  Lexington, MA          100.0             1985/96    1      122,135   100         2,729,205     0.8       22.35
Waltham Office
Center..........  Waltham, MA            100.0   1968-1970/87-88 3    3      129,658    95         2,476,715     0.7       20.17
Three Cambridge
Center..........  Cambridge, MA          100.0                1987    1      107,484   100         2,306,623     0.7       21.46
*Montvale Center
(13)............  Gaithersburg, MD        75.0                1987    1      122,157    98         2,156,064     0.6       18.09
170 Tracer
Lane............  Waltham, MA            100.0                1980    1       73,258   100         1,737,309     0.5       23.71
195 West
Street..........  Waltham, MA            100.0                1990    1       63,500   100         1,600,931     0.5       25.21
*Bedford Busi-
ness Park.......  Bedford, MA            100.0                1980    1       90,000   100         1,590,814     0.5       17.68
Decoverly Two
(9).............  Rockville, MD          100.0                1987    1       77,747   100         1,500,756     0.4       19.36
33 Hayden Ave-
nue.............  Lexington, MA          100.0                1979    1       79,564   100         1,296,766     0.4       16.30
*100 Hayden Ave-
nue.............  Lexington, MA          100.0                1985    1       55,924   100         1,176,733     0.4       21.04
Eleven Cambridge
Center..........  Cambridge, MA          100.0                1984    1       79,616   100         1,118,563     0.3       14.05
8 Arlington
Street (14).....  Boston, MA             100.0      1860-1920/1989    1       30,526   100         1,080,172     0.3       35.39
32 Hartwell Ave-
nue.............  Lexington, MA          100.0      1968-1979/1987    1       69,154   100         1,022,128     0.3       14.78
204 Second Ave-
nue.............  Waltham, MA            100.0           1981/1993    1       40,974   100           876,976     0.3       21.40
*92 Hayden Ave-
nue.............  Lexington, MA          100.0           1968/1984    1       30,980   100           649,672     0.2       20.97
201 Spring
Street (15).....  Lexington, MA          100.0                1997    1      102,000    --                --      --          --
                                                                    ---   ----------   ---      ------------   -----      ------
SUBTOTAL/WEIGHTED AVERAGE FOR CLASS A OFFICE BUILDINGS (16)......    43   10,010,183   96%      $311,154,146    92.7%     $32.66
                                                                    ---   ----------   ---      ------------   -----      ------
R&D Properties:
*Bedford Busi-
ness Park.......  Bedford, MA            100.0%       1962-1978/96    2      383,704   100%     $  3,780,214     1.1%     $ 9.85
910 Clopper Road
(9).............  Gaithersburg, MD       100.0                1982    1      180,650    96         2,394,024     0.7       13.86
7601 Boston Bou-
levard, Building
Eight (6)(17)...  Springfield, VA        100.0                1986    1      103,750   100         1,442,674     0.4       13.91
Fourteen Cam-
bridge Center...  Cambridge, MA          100.0                1983    1       67,362   100         1,366,714     0.4       20.29
Fullerton Square
(9).............  Springfield, VA        100.0                1987    2      178,841    79         1,301,148     0.4        9.16
*Hilltop Busi-
ness Center
(18)............  S. San Francisco, CA    35.7        early 1970's    9      144,479    91         1,061,181     0.3        8.06
930 Clopper Road
(9).............  Gaithersburg, MD       100.0                1989    1       60,056   100           849,636     0.3       14.15
7435 Boston Bou-
levard, Building
One.............  Springfield, VA        100.0                1982    1      105,414    66           764,560     0.2       10.91
7500 Boston Bou-
levard, Building
Six (6).........  Springfield, VA        100.0                1985    1       79,971   100           803,582     0.2       10.05
8000 Grainger
Court, Building
Five............  Springfield, VA        100.0                1984    1       90,465   100           764,369     0.2        8.45
7600 Boston Bou-
levard, Building
Nine............  Springfield, VA        100.0                1987    1       69,832   100           742,413     0.2       10.63
Sugarland Build-
ing One.........  Herndon, VA            100.0           1985/1997    1       52,797    82           741,041     0.2       17.12
7451 Boston Bou-
levard, Building
Two.............  Springfield, VA        100.0                1982    1       47,001   100           660,950     0.2       14.06
164 Lexington
Road............  Billerica, MA          100.0                1982    1       64,140   100           598,478     0.2        9.33
7374 Boston Bou-
levard, Building
Four (6)........  Springfield, VA        100.0                1984    1       57,321   100           595,622     0.2       10.39
Sugarland Build-
ing Two.........  Herndon, VA            100.0           1986/1997    1       59,423    46           416,390     0.1       15.30
8000 Corporate
Court, Building
Eleven..........  Springfield, VA        100.0                1989    1       52,539   100           412,377     0.1        7.85
7375 Boston Bou-
levard, Building
Ten (6).........  Springfield, VA        100.0                1988    1       26,865   100           399,222     0.1       14.86
17 Hartwell Ave-
nue.............  Lexington, MA          100.0                1968    1       30,000   100           277,500     0.1        9.25
7700 Boston Bou-
levard, Building
Twelve (19).....  Springfield, VA        100.0                1997    1       82,224    --                --      --          --
7501 Boston
Boulevard,
Building Seven
(6)(20).........  Springfield, VA        100.0                1997    1       75,756    --                --      --          --
                                                                    ---   ----------   ---      ------------   -----      ------
SUBTOTAL/WEIGHTED AVERAGE FOR R&D PROPERTIES.....................    31    2,012,590   93%      $ 19,372,095     5.8%     $11.26
                                                                    ---   ----------   ---      ------------   -----      ------
INDUSTRIAL PROP-
ERTIES:
38 Cabot Boule-
vard (21).......  Bucks County, PA       100.0%          1972/1984    1      161,000   100%     $    868,699     0.3%     $ 5.40
40-46 Harvard
Street..........  Westwood, MA           100.0           1967/1996    1      169,273    90           854,020     0.3        5.62
25-33 Dartmouth
Street..........  Westwood, MA           100.0           1966/1996    1       78,045   100           795,124     0.2       10.19
2000 South Club
Drive, Building
Three...........  Landover, MD           100.0                1988    1       83,608   100           701,770     0.2        8.39
2391 West Winton
Avenue..........  Hayward, CA            100.0                1974    1      221,000   100           676,188     0.2        3.07
6201 Columbia
Park Road,
Building Two....  Landover, MD           100.0                1986    1       99,885    56           451,475     0.1        8.07
1950 Stanford
Court, Building
One.............  Landover, MD           100.0                1986    1       53,250   100           371,682     0.1        6.98
560 Forbes Bou-
levard (17).....  S. San Francisco, CA    35.7        early 1970's    1       40,000   100           237,890     0.1        5.95
430 Rozzi Place
(17)............  S. San Francisco, CA    35.7        early 1970's    1       20,000   100           114,949     0.0        5.75
                                                                    ---   ----------   ---      ------------   -----      ------
SUBTOTAL/WEIGHTED AVERAGE FOR INDUSTRIAL PROPERTIES..............     9      926,061   93%      $  5,071,797     1.5%     $ 5.87
                                                                    ---   ----------   ---      ------------   -----      ------
DEVELOPMENT
PROPERTIES:
Class A Office
Properties:
One and Two
Reston Overlook
(5)(22).........  Reston, VA              25.0%               1999    2      444,000    --      $         --      --      $   --
One Freedom
Square (23).....  Reston, VA              25.0                1999    1      406,980    --                --      --          --
Eight Cambridge
Center (24).....  Cambridge, MA          100.0                1999    1      134,054    --                --      --          --
181 Spring
Street (25).....  Lexington, MA          100.0                1999    1       52,000    --                --      --          --
                                                                    ---   ----------   ---      ------------   -----      ------
SUBTOTAL/WEIGHTED AVERAGE FOR OFFICE DEVELOPMENT PROPERTIES......     5    1,037,034    --                --      --          --
                                                                    ---   ----------   ---      ------------   -----      ------
TOTAL/WEIGHTED AVERAGE FOR ALL OFFICE AND INDUSTRIAL PROPERTIES..    88   13,985,868   96%(26)  $335,598,038   100.0%     $27.71
                                                                    ---   ----------   ---      ------------   -----      ------
                  ANNUALIZED
                     NET
                  EFFECTIVE
                   RENT PER
                    LEASED
                    SQUARE
PROPERTY NAME      FOOT(3)
-------------     ----------
OFFICE PROPER-
 TIES:
Class A Office
Buildings:
+*599 Lexington
Avenue (4)......    $47.11
+*280 Park Ave-
nue.............     43.18
+*875 Third Ave-
nue (5).........     43.27
*Two Indepen-
dence Square
(6).............     37.05
*Riverfront
Plaza (7).......     21.51
100 East Pratt
Street (8)......     25.91
Democracy Cen-
ter.............     20.93
*2300 N Street..     44.91
*One Indepen-
dence Square
(6).............     34.22
*Capital Gal-
lery............     31.07
*Lockheed Martin
Building
(9)(10)(11).....     42.69
*National
Imaging and
Mapping Agency
Building
(9)(10).........     45.18
The U.S. Inter-
national Trade
Commission Bldg
(6)(12).........     25.94
Reston Town Cen-
ter Office Com-
plex (9)........     28.49
One Cambridge
Center..........     25.78
*Ten Cambridge
Center..........     23.10
*191 Spring
Street..........     21.92
*Newport Office
Park............     17.57
*10 & 20 Bur-
lington Mall
Road............     18.97
Lexington Office
Park............     18.97
*91 Hartwell Av-
enue............     20.81
Waltham Office
Center..........     18.21
Three Cambridge
Center..........     20.45
*Montvale Center
(13)............     15.71
170 Tracer
Lane............     19.04
195 West
Street..........     20.84
*Bedford Busi-
ness Park.......     15.56
Decoverly Two
(9).............     20.71
33 Hayden Ave-
nue.............     16.30
*100 Hayden Ave-
nue.............     19.38
Eleven Cambridge
Center..........     11.30
8 Arlington
Street (14).....     35.91
32 Hartwell Ave-
nue.............     14.39
204 Second Ave-
nue.............     18.29
*92 Hayden Ave-
nue.............     17.34
201 Spring
Street (15).....        --
                  ----------
SUBTOTAL/WEIGHTED AVERAGE FOR CLASS A OFFICE BUILDINGS (16)......    $31.72
                  ----------
R&D Properties:
*Bedford Busi-
ness Park.......    $ 8.00
910 Clopper Road
(9).............     14.35
7601 Boston Bou-
levard, Building
Eight (6)(17)...     13.90
Fourteen Cam-
bridge Center...     18.33
Fullerton Square
(9).............      9.74
*Hilltop Busi-
ness Center
(18)............      9.62
930 Clopper Road
(9).............     13.88
7435 Boston Bou-
levard, Building
One.............      8.48
7500 Boston Bou-
levard, Building
Six (6).........     10.05
8000 Grainger
Court, Building
Five............      8.04
7600 Boston Bou-
levard, Building
Nine............     10.05
Sugarland Build-
ing One.........     16.97
7451 Boston Bou-
levard, Building
Two.............      8.19
164 Lexington
Road............      8.50
7374 Boston Bou-
levard, Building
Four (6)........     10.14
Sugarland Build-
ing Two.........     16.01
8000 Corporate
Court, Building
Eleven..........      7.57
7375 Boston Bou-
levard, Building
Ten (6).........      8.96
17 Hartwell Ave-
nue.............      8.95
7700 Boston Bou-
levard, Building
Twelve (19).....        --
7501 Boston
Boulevard,
Building Seven
(6)(20).........        --
                  ----------
SUBTOTAL/WEIGHTED AVERAGE FOR R&D PROPERTIES.....................    $10.61
                  ----------
INDUSTRIAL PROP-
ERTIES:
38 Cabot Boule-
vard (21).......    $ 5.40
40-46 Harvard
Street..........      5.47
25-33 Dartmouth
Street..........      9.86
2000 South Club
Drive, Building
Three...........      7.03
2391 West Winton
Avenue..........      3.78
6201 Columbia
Park Road,
Building Two....      6.48
1950 Stanford
Court, Building
One.............      7.38
560 Forbes Bou-
levard (17).....      5.52
430 Rozzi Place
(17)............      5.25
                  ----------
SUBTOTAL/WEIGHTED AVERAGE FOR INDUSTRIAL PROPERTIES..............    $ 5.75
                  ----------
DEVELOPMENT
PROPERTIES:
Class A Office
Properties:
One and Two
Reston Overlook
(5)(22).........    $   --
One Freedom
Square (23).....        --
Eight Cambridge
Center (24).....        --
181 Spring
Street (25).....        --
                  ----------
SUBTOTAL/WEIGHTED AVERAGE FOR OFFICE DEVELOPMENT PROPERTIES......        --
                  ----------
TOTAL/WEIGHTED AVERAGE FOR ALL OFFICE AND INDUSTRIAL PROPERTIES..    $26.87
                  ----------

                                                                                        NINE MONTHS               NINE MONTHS
                                                                                       ENDED 9/30/97             ENDED 9/30/96
                                                                               ------------------------------ --------------------
                                                                                         AVERAGE REVENUE PER  AVERAGE REVENUE PER
                                                    NUMBER   NUMBER                       DAILY   AVAILABLE    DAILY   AVAILABLE
                                   PERCENT   YEAR     OF       OF     SQUARE    AVERAGE   RATE       ROOM      RATE       ROOM
                      LOCATION    OWNERSHIP  BUILT BUILDINGS ROOMS   FOOTAGE   OCCUPANCY  (ADR)  (REVPAR)(27)  (ADR)  (REVPAR)(27)
                    ------------- ---------  ----- --------- ------ ---------- --------- ------- ------------ ------- ------------
 HOTEL PROPER-
  TIES:
 Long Wharf
 Marriott(R).....   Boston, MA      100.0%   1982       1      402     420,000   88.0%
 Cambridge Center
 Marriott(R).....   Cambridge, MA   100.0    1986       1      431     330,400   88.0
 Residence Inn by
 Marriott(R)(28)
 ................   Cambridge, MA   100.0    1999       1      221     187,474    N/A        --        --         --        --
                                                      ---    -----  ----------   ----    -------   -------    -------   -------
 TOTAL/WEIGHTED AVERAGE FOR HOTEL PROPERTIES....        3    1,054     937,874   88.0%   $189.27   $167.60    $173.48   $148.98
                                                      ---    =====  ==========   ====    =======   =======    =======   =======
                                                    NUMBER   NUMBER
                                   PERCENT   YEAR     OF       OF     SQUARE
                      LOCATION    OWNERSHIP  BUILT BUILDINGS SPACES  FOOTAGE
                    ------------- ---------  ----- --------- ------ ----------
 GARAGE PROPERTY:
 Cambridge Center
 North Garage....   Cambridge, MA     100.0% 1990       1    1,170     332,442
                                                      ---
 STRUCTURED PARK-
 ING INCLUDED IN
 CLASS A OFFICE
 BUILDINGS.......                                            8,119   2,880,530
                                                             -----  ----------
 TOTAL FOR GARAGE
 PROPERTY AND
 STRUCTURED PARK-
 ING.............                                            9,289   3,212,972
                                                             =====  ----------
 TOTAL FOR ALL
 PROPERTIES......                                      92           18,136,714
                                                      ===           ==========

-------
 + This Property accounted for more than 10% of the Company's revenue for the pro forma twelve months ended September 30, 1997 or the book value of this Property accounted for more than 10% of the Company's total assets at such time. For additional information about this Property, see the description of the Property under "Business and Properties--The Office Properties."
 * Upon completion of this Offering, the Company expects to have outstanding approximately $1.2 billion of indebtedness secured by these Properties. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."
 (1) These dates do not include years in which tenant improvements were made to the Properties, except with respect to 25-33 Dartmouth Street and 40-46 Harvard Street, whose interiors were completely rebuilt to satisfy tenant needs in 1996.
 (2) Annualized Rent is the monthly contractual rent under existing leases as of September 30, 1997 multiplied by twelve. This amount reflects total rent before any rent abatements and includes expense reimbursements, which may be estimates as of such date. Total rent abatements for leases in effect as September 30, 1997 were, on an annual basis, $12.9 million.
 (3) Annualized Net Effective Rent is calculated for leases in effect as of September 30, 1997 as follows: Annualized Rent, calculated as described above (but by determining monthly rent on a straight line basis in accordance with GAAP rather than adding back any rent abatement) was reduced to reflect the annualized costs of tenant improvements and leasing commissions, if any, paid or payable by the Company (calculated by dividing the total tenant improvements and leasing commissions for a given lease by the term of that lease in months and multiplying the result by twelve).
 (4) The Company's New York offices are located in this building, where it occupies 12,896 square feet.
 (5) The Company completed its acquisition of this Property on November 21, 1997.
 (6) The Property is leased on the basis of net usable square feet (which have been converted to net rentable square feet for purposes of this table) due to the requirements of the General Services Administration (the "GSA").
 (7) The Company has entered into a contract to acquire this Property and anticipates a closing date in January 1998.
 (8) The Company completed its acquisition of this Property on October 23, 1997.

 (9) This Property is part of the Mulligan/Griffin Portfolio. The Company has entered into a contract to acquire this Property and anticipates a closing date in February 1998.

(10) This Property was designed and built to serve certain specialized business purposes of the tenant at this Property, resulting in rents that are presently higher than average market rents for office properties in this submarket for tenants not requiring similarly customized properties.

(11) The tenant at this Property has an option to purchase the Property in July 2002 for a purchase price equal to the greater of the fair market value of the Property or $30.6 million.

(12) The Company's Washington, D.C. offices are located in this building, also known as 500 E Street, where it occupies 15,612 square feet.

(13) The Company owns a 75.0% general partner interest in the limited partnership that owns this property. Because of the priority of the Company's partnership interest, the Company expects to receive any partnership distributions that are made with respect to this property.

(14) The Property, which is used exclusively as the Company's headquarters, was constructed in two phases, circa 1860 and circa 1920.

(15) The Property is 100% leased to MediaOne of Delaware, Inc., formerly known as Continental Cablevision, Inc., whose lease commenced on November 1, 1997.

(16) The Class A Office Buildings contain 6,913 structured parking spaces.

(17) The General Services Administration, the tenant of this Property, has an option to purchase this Property on September 30, 1999 for $14.0 million and on September 30, 2014 for $22.0 million.

(18) The Company owns a 35.7% controlling general partnership interest in this Property.

(19) The Property is 100% leased to Autometric, Inc., whose lease commenced on October 15, 1997.

(20) The Property is 100% leased to the General Services Administration, whose lease commenced on November 14, 1997.

(21) The original building (100,000 net rentable square feet ) was built in 1972, with an expansion building (61,000 net rentable square feet) completed in 1984.

(22) The Company is acting as development manager of these Properties and will be a 25.0% member of a limited liability company that will own the Properties. The Company's economic interest increases above 25.0% if certain performance criteria are achieved. The Properties are expected to be completed in 1999 and are 70.0% pre-leased to BDM International.

(23) The Company is acting as development manager of this Property and will be a 25% member of a limited liability company that will own the Property. The Company's economic interest increases above 25.0% if certain performance criteria are achieved. The Property is 59% pre-committed to Anderson Consulting.

(24) This Property which is currently in development, is 100% pre-committed to a leading Massachusetts based high-tech consulting firm. The Property is expected to be completed in Q1 of 1999.

(25) The Property, which is currently under development by the Company, is expected to be completed in late 1999.

(26) Does not include the Office Development Properties.

(27) REVPAR is determined by dividing room revenue by available rooms for the applicable period. Management believes that REVPAR (as defined more fully in the Glossary) is an industry standard measure used to present hotel operating data.

(28) The Property which is currently under development by the Company, is expected to be completed in January of 1999. This will be a limited service, extended stay Hotel.

DEVELOPMENT PARCELS

  The Company owns, has under contract, or has an option to develop or acquire twelve parcels consisting of an aggregate of 69.7 acres of land. The Company believes that this land, some of which needs zoning or other regulatory approvals prior to development, will be able to support an aggregate of approximately 1,549,100 square feet of development. The following chart provides additional information with respect to undeveloped parcels:

                                          NO. OF                DEVELOPABLE
LOCATION          SUBMARKET               PARCELS   ACREAGE   SQUARE FEET (1)
--------          ---------               -------   -------   ---------------
Rockville, MD     Montgomery County, MD       4      21.9          581,100
Reston, VA        Fairfax County, VA          2       8.8          339,000
Andover, MA       Route 495 N                 2      27.0          290,000
Cambridge, MA     East Cambridge, MA          1       2.6          209,000
Springfield, VA   Fairfax County, VA          3       9.4          130,000
                                            ---      ----        ---------
 Total                                       12      69.7        1,549,100
                                            ===      ====        =========

-------
(1) Represents the total square feet of development that the parcel(s) will support.

  The following chart shows the geographic location of the Company's Office and Industrial Properties, including the Office Development Properties, by net rentable square feet (excluding storage space) and Annualized Rent as of September 30, 1997:

                                          NET RENTABLE SQUARE FEET OF
                                       OFFICE AND INDUSTRIAL PROPERTIES
                              ------------------------------------------------------
                     NUMBER    CLASS A                                       PERCENT
                       OF       OFFICE       R&D      INDUSTRIAL               OF
 MARKET/SUBMARKET  PROPERTIES BUILDINGS   PROPERTIES  PROPERTIES   TOTAL      TOTAL
 ----------------  ---------- ---------   ----------  ----------   -----     -------
GREATER BOSTON
 East Cambridge
 (2) ............       6        689,203     67,362        --       756,565     5.4%
 Route 128 NW
 Bedford, MA.....       3         90,000    383,704        --       473,704     3.4
 Billerica, MA...       1            --      64,140        --        64,140     0.5
 Burlington, MA..       2        152,552        --         --       152,552     1.1
 Lexington, MA
 (3).............      11        842,957     30,000        --       872,957     6.2
 Route 128/MA
 Turnpike
 Waltham, MA.....       6        307,390        --         --       307,390     2.2
 Route 128 SW
 Westwood, MA....       2            --         --     247,318      247,318     1.8
 Route 128 South
 Quincy, MA......       1        168,829        --         --       168,829     1.2
 Boston..........       1         30,526        --         --        30,526     0.2
                      ---     ----------  ---------    -------   ----------   -----
Subtotal.........      33      2,281,457    545,206    247,318    3,073,981    22.0%
GREATER
WASHINGTON, D.C.
 SW Washington,
 D.C.(4).........       4      1,560,941        --         --     1,560,941    11.2%
 West End
 Washington,
 D.C. ...........       1        280,065        --         --       280,065     2.0
 Montgomery
 County, MD
 Bethesda, MD....       3        680,000        --         --       680,000     4.9
 Gaithersburg, MD
 (5).............       3        122,157    240,706        --       362,863     2.6
 Rockville,
 MD(6)...........       1         77,747        --         --        77,747     0.6
 Fairfax County,
 VA
 Herndon, VA.....       2            --     112,220        --       112,220     0.8
 Reston, VA (7)..       7      1,631,140        --         --     1,631,140    11.6
 Springfield, VA
 (4)(8)..........      13            --     969,979        --       969,979     6.9
 Prince George's
 County, MD
 Landover, MD....       3            --         --     236,743      236,743     1.7
                      ---     ----------  ---------    -------   ----------   -----
Subtotal.........      37      4,352,050  1,322,905    236,743    5,911,698    42.3%
BALTIMORE, MD           1        633,482        --         --       633,482     4.5%
RICHMOND, VA(6)         1        899,720        --         --       899,720     6.4%
MIDTOWN MANHATTAN
 Park Avenue.....       2      2,198,839        --         --     2,198,839    15.7%
 East side.......       1        681,669        --         --       681,669     4.9
                      ---     ----------  ---------    -------   ----------   -----
Subtotal.........       3      2,880,508        --         --     2,880,508    20.6%
GREATER SAN
FRANCISCO
 Hayward, CA.....       1            --         --     221,000      221,000     1.6%
 San Francisco,
 CA (9)..........      11            --     144,479     60,000      204,479     1.4
                      ---     ----------  ---------    -------   ----------   -----
Subtotal.........      12            --     144,479    281,000      425,479     3.0%
BUCKS COUNTY,
PA...............       1            --         --     161,000      161,000     1.2%
                      ---     ----------  ---------    -------   ----------   -----
TOTAL............      88     11,047,217  2,012,590    926,061   13,985,868   100.0%
                      ===     ==========  =========    =======   ==========   =====
PERCENT OF TOTAL.............       79.0%      14.4%       6.6%       100.0%
NUMBER OF OFFICE AND
INDUSTRIAL PROPERTIES........         48         31          9           88
                                           ANNUALIZED RENT OF OFFICE AND
                                             INDUSTRIAL PROPERTIES (1)
                              ------------------------------------------------------
                     CLASS A                                            PERCENT
                      OFFICE         R&D      INDUSTRIAL                  OF
 MARKET/SUBMARKET   BUILDINGS    PROPERTIES   PROPERTIES     TOTAL       TOTAL
 ----------------  ------------- ----------   ----------     -----      -------
GREATER BOSTON
 East Cambridge
 (2) ............  $ 13,789,950  $ 1,366,714  $      --   $ 15,156,664     4.5%
 Route 128 NW
 Bedford, MA.....     1,590,814    3,780,214         --      5,371,028     1.6
 Billerica, MA...           --       598,478         --        598,478     0.2
 Burlington, MA..     3,257,655          --          --      3,257,655     1.0
 Lexington, MA
 (3).............    14,083,118      277,500         --     14,360,618     4.2
 Route 128/MA
 Turnpike
 Waltham, MA.....     6,691,931          --          --      6,691,931     2.0
 Route 128 SW
 Westwood, MA....           --           --    1,649,144     1,649,144     0.5
 Route 128 South
 Quincy, MA......     3,267,240          --          --      3,267,240     1.0
 Boston..........     1,080,172          --          --      1,080,172     0.3
                   ------------- ------------ ----------- ------------- -------
Subtotal.........  $ 43,760,880  $ 6,022,906  $1,649,144  $ 51,432,930    15.3%
GREATER
WASHINGTON, D.C.
 SW Washington,
 D.C.(4).........  $ 53,174,273  $       --   $      --   $ 53,174,273    15.8%
 West End
 Washington,
 D.C. ...........    12,911,442          --          --     12,911,442     3.8
 Montgomery
 County, MD
 Bethesda, MD....    14,669,523          --          --     14,669,523     4.4
 Gaithersburg, MD
 (5).............     2,156,064    3,243,660         --      5,399,724     1.6
 Rockville,
 MD(6)...........     1,500,756          --          --      1,500,756     0.4
 Fairfax County,
 VA
 Herndon, VA.....           --     1,157,431         --      1,157,431     0.3
 Reston, VA (7)..    28,015,260          --          --     28,015,260     8.4
 Springfield, VA
 (4)(8)..........           --     7,886,917         --      7,886,917     2.4
 Prince George's
 County, MD
 Landover, MD....           --           --    1,524,927     1,524,927     0.5
                   ------------- ------------ ----------- ------------- -------
Subtotal.........  $112,427,318  $12,288,008  $1,524,927  $126,240,253    37.6%
BALTIMORE, MD      $ 15,224,424  $       --   $      --   $ 15,224,424     4.5%
RICHMOND, VA(6)    $ 17,563,259  $       --   $      --   $ 17,563,259     5.3%
MIDTOWN MANHATTAN
 Park Avenue.....  $ 93,303,877  $       --   $      --   $ 93,303,877    27.8%
 East side.......    28,874,388          --          --     28,874,388     8.6
                   ------------- ------------ ----------- ------------- -------
Subtotal.........  $122,178,265  $       --   $      --   $122,178,265    36.4%
GREATER SAN
FRANCISCO
 Hayward, CA.....  $        --   $       --   $  676,188  $    676,188     0.2%
 San Francisco,
 CA (9)..........           --     1,061,181     352,839     1,414,020     0.4
                   ------------- ------------ ----------- ------------- -------
Subtotal.........  $        --   $ 1,061,181  $1,029,027  $  2,090,208     0.6%
BUCKS COUNTY,
PA...............  $        --   $       --   $  868,699  $    868,699     0.3%
                   ------------- ------------ ----------- ------------- -------
TOTAL............  $311,154,146  $19,372,095  $5,071,797  $335,598,038   100.0%
                   ============= ============ =========== ============= =======
PERCENT OF TOTAL.............         92.7%         5.8%        1.5%        100.0%
NUMBER OF OFFICE AND
INDUSTRIAL PROPERTIES........           48           31           9            88

-----
(1) Annualized Rent is the monthly contractual rent under existing leases as of September 30, 1997 multiplied by twelve. This amount reflects total rent before any rent abatements and includes expense reimbursements, which may be estimates as of such date. Total rent abatements for leases in effect as of September 30, 1997, on an annualized basis, were approximately $12.9 million.

(2) Does not include 1997 Annualized Rent for one Development Property.

(3) Does not include 1997 Annualized Rent for one Development Property and one Property developed and placed in service in November 1997.
(4) Certain of such Properties are leased on the basis of net usable square feet (which have been converted to net rentable square feet for purposes of this table) due to the requirements of the General Services Administration.

(5) Includes two Acquisition Properties. The Company owns a 75.0% general partner interest in the limited partnership that owns the Class A Office Building in this submarket. Because of the priority of the Company's partnership interest, the Company expects to receive any partnership distributions that are made with respect to this Class A Office Building.


(6) This Property is an Acquisition Property.

(7) Includes four Acquisition Properties. Does not include 1997 Annualized Rent for three Development Properties. The Company is acting as development manager of, and is a 25.0% member of, a limited liability company that owns these Development Properties. The Company's economic interest may increase above 25.0% depending upon the achievement of certain performance goals.

(8) Includes two Acquisition Properties. Does not include 1997 Annualized Rent for two Properties developed and placed in service in October and November 1997.

(9)The Company owns a 35.7% controlling general partnership interest in the nine R&D Properties and two Industrial Properties located in Greater San Francisco, California.

                                    TENANTS

TENANT DIVERSIFICATION

  The Properties currently are leased to over 500 tenants that are engaged in a variety of businesses, including financial services, investment banking, publishing, computer technology, health care services, accounting and law. The following table sets forth information regarding the leases with respect to the 25 largest tenants at the Properties, based on the amount of square footage leased by such tenants as of September 30, 1997:

                                                                    REMAINING               PERCENTAGE
                                                                    LEASE TERM  TOTAL NET  OF AGGREGATE
                                                                        IN      RENTABLE      LEASED
         TENANT                        PROPERTY                       MONTHS   SQUARE FEET SQUARE FEET
         ------                        --------                     ---------- ----------- ------------
General Services
 Administration:(1)
 National Aeronautics
  and Space
  Administration(2)..... Two Independence Square                         178      569,337      4.7%
 U.S. International      The U.S. International Trade
  Trade Commission(3)... Commission Building                             118      217,772      1.8
 U.S. Customs            7601 Boston Boulevard, Building Eight
  Service(4)............                                                 204      103,750      0.9
 U.S. Department of      7500 Boston Boulevard, Building Six
  State(5)..............                                                  29       79,971      0.7
 U.S. Department of      7374 Boston Boulevard, Building Four
  State(6)..............                                                  36       57,321      0.5
 U.S. Customs            7375 Boston Boulevard, Building Ten
  Service(7)............                                                 117       11,398      0.1
                                                                                ---------      ---
   Total GSA Square
    Footage.............                                                        1,039,549      8.6
Lockheed Martin          Democracy Center,
 Corporation(8)......... 8000 Grainger Court, Building Five,
                         7435 Boston Boulevard, Building One,
                         7451 Boston Boulevard, Building Two,
                         7375 Boston Boulevard, Building Ten,
                         Capital Gallery, Lockheed Martin
                         Building and National Imaging and
                         Mapping Agency Building                        9-66      786,469      6.5
Shearman & Sterling..... 599 Lexington Avenue                            119      424,649      3.5
Office of the
 Comptroller of the
 Currency(9)............ One Independence Square                         104      331,518      2.7
Hunton & Williams....... Riverfront Plaza                                102      302,424      2.5
Debevoise & Plimpton.... 875 Third Avenue                                 61      279,375      2.3
ComputerVision.......... Bedford Business Park                         28-91      273,704      2.3
T. Rowe Price            100 East Pratt Street
 Associates, Inc........                                               8/109      268,842      2.2
United States of
 America................ Reston Town Center Office Complex                87      261,046      2.2
Camp Dresser & McKee,    One and Ten Cambridge Center
 Inc. ..................                                                  30      214,725      1.8
Bankers Trust Company... 280 Park Avenue                                 161      208,276      1.7
Shaw, Pittman, Potts &   2300 N Street
 Trowbridge.............                                                 108      204,154      1.7
Wheat First Butcher      Riverfront Plaza
 Singer, Inc. ..........                                                  99      202,919      1.7
National Football        280 Park Avenue
 League.................                                                 173      201,658      1.7
The Stride Rite          191 Spring Street
 Corporation............                                                 106      162,700      1.3
J.I. Case Company....... 38 Cabot Boulevard                                9      161,000      1.3
Restoration Hardware.    2391 West Winton Avenue
 Inc....................                                                  94      160,213      1.3
Furman Selz LLC (10).... 280 Park Avenue                                 196      159,288      1.3
Medisense, Inc. ........ Bedford Business Park                           105      150,000      1.2
Instinet Corporation.... 875 Third Avenue                                 70      148,000      1.2
Jones, Day, Reavis &     599 Lexington Avenue
 Pogue..................                                              53-104      144,289      1.2
Sidley & Austin......... 875 Third Avenue                                 57      131,250      1.1
Output Technologies,     40-46 Harvard Street
 Inc. ..................                                                  70      128,105      1.1
Mercer Management        33 Hayden Avenue and 2300 N Street
 Consulting, Inc........                                               50-53      119,215      1.0
Harvard Pilgrim Health   100 Hayden Avenue and 170 Tracer Lane
 Care, Inc. ............                                               29-38      115,448      1.0

--------

(1) All GSA leases are full faith and credit obligations of the United States Government. The GSA accounted for approximately 9.2% of total Annualized Rent of Office and Industrial Properties as of September 30, 1997.
(2) Lease with the GSA for a net usable square footage amount of 488,374.
(3) Lease with the GSA for a net usable square footage amount of 198,388.
(4) Lease with the GSA for a net usable square footage amount of 99,155.
(5) Lease with the GSA for a net usable square footage amount of 77,142.
(6) Lease with the GSA for a net usable square footage amount of 47,629.
(7) Lease with the GSA for a net usable square footage amount of 9,911.

(8) LMC Properties, Inc., a subsidiary of Lockheed Martin Corporation ("Lockheed"), leases 179,059 of the 786,469 square feet shown. Lockheed guarantees such leases. Lockheed occupies 519,114 of the indicated net rentable square feet pursuant to an assignment and assumption of lease between General Electric Company and Lockheed. General Electric Company remains the primary obligor under such lease.

(9) Lease measured in net usable square footage of 293,736.

(10) The Company has committed to lease an additional 46,078 square feet to Furman Selz LLC effective November 1, 1997.

LEASE EXPIRATIONS OF OFFICE AND INDUSTRIAL PROPERTIES

  The following table sets forth a schedule of lease expirations for leases in place as of September 30, 1997, for each of the ten years beginning with October 1, 1997, for the Office and Industrial Properties, on an aggregate basis by property type and submarket, assuming that none of the tenants exercise renewal options and excluding an aggregate of 578,718 square feet of unleased space. This table includes lease expiration information with respect to the ten Acquisition Properties expected to be acquired by the Company in January and February 1998.

OFFICE PROPERTIES
(MARKET/SUBMARKET)

 CLASS A OFFICE
 BUILDINGS              1997        1998        1999        2000        2001        2002        2003        2004        2005
 --------------      ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------
 GREATER BOSTON
 (1)
 East Cambridge
  Square footage
  of expiring
  leases..........       57,177     105,163      61,490     217,684       2,912       6,359      34,837           0           0
  Percentage of
  total rentable
  sq. ft..........        10.30%      18.94%      11.08%      39.21%       0.52%       1.15%       6.28%       0.00%       0.00%
  Annualized Rent
  (2).............   $1,408,934  $1,678,287  $1,513,228  $6,704,842  $   85,698  $  178,052  $  769,614  $        0  $        0
  No. of tenants
  whose leases ex-
  pire............            7           5          11           3           1           1           3           0           0
  Annualized Rent
  per leased sq.
  ft. ............   $    22.64  $    15.96  $    24.61  $    30.80  $    29.43  $    28.00  $    22.09  $     0.00  $     0.00
  Annualized Rent
  per leased sq.
  ft.
  w/future step-
  ups (3).........   $    26.92  $    18.04  $    29.10  $    32.19  $    29.43  $    28.00  $    29.95  $     0.00  $     0.00
  Company Quoted
  Rental Rate per
  sq. ft. (4).....   $    28.72
 Route 128 NW
  Square footage
  of expiring
  leases..........       23,215      47,100     119,789     126,239     220,052      56,648           0      60,093      90,000
  Percentage of
  total rentable
  sq. ft..........         2.49%       5.06%      12.86%      13.55%      23.62%       6.08%       0.00%       6.45%       9.66%
  Annualized Rent
  (2).............   $  430,779  $  921,138  $2,162,633  $2,770,938  $4,323,315  $1,314,183  $        0  $1,382,139  $1,590,814
  No. of tenants
  whose leases ex-
  pire............            6          17           9          14          18           6           0           1           1
  Annualized Rent
  per leased sq.
  ft. ............   $    18.56  $    19.56  $    18.05  $    21.95  $    19.65  $    23.20  $     0.00  $    23.20  $    17.68
  Annualized Rent
  per leased sq.
  ft.
  w/future step-
  ups (3).........   $    18.56  $    20.11  $    20.72  $    21.95  $    20.22  $    25.20  $     0.00  $    25.00  $    19.08
  Company Quoted
  Rental Rate per
  sq. ft. (4).....   $    22.95
 Route 128/Massa-
 chusetts Turnpike
  Square footage
  of expiring
  leases..........       24,935      31,826      55,869      84,276      99,406       4,218           0           0           0
  Percentage of
  total rentable
  sq. ft. ........         8.11%      10.35%      18.18%      27.42%      32.34%       1.37%       0.00%       0.00%       0.00%
  Annualized Rent
  (2).............   $  524,171  $  594,514  $1,112,239  $1,934,159  $2,431,649  $   95,199  $        0  $        0  $        0
  No. of tenants
  whose leases ex-
  pire............            4           9           9           4           4           1           0           0           0
  Annualized Rent
  per leased sq.
  ft. ............   $    21.02  $    18.68  $    19.91  $    22.95  $    24.46  $    22.57  $     0.00  $     0.00  $     0.00
  Annualized Rent
  per leased sq.
  ft.
  w/future step-
  ups (3).........   $    21.02  $    18.68  $    20.15  $    22.95  $    24.46  $    22.57  $     0.00  $     0.00  $     0.00
  Company Quoted
  Rental Rate per
  sq. ft. (4).....   $    25.89
 Route 128 South
  Square footage
  of expiring
  leases..........        4,500           0           0           0      70,878      93,451           0           0           0
  Percentage of
  total rentable
  sq. ft. ........         2.67%       0.00%       0.00%       0.00%      41.98%      55.35%       0.00%       0.00%       0.00%
  Annualized Rent
  (2).............   $   18,000  $        0  $        0  $        0  $1,579,979  $1,669,261  $        0  $        0  $        0
  No. of tenants
  whose leases ex-
  pire............            1           0           0           0           1           1           0           0           0
  Annualized Rent
  per leased sq.
  ft. ............   $     4.00  $     0.00  $     0.00  $     0.00  $    22.29  $    17.86  $     0.00  $     0.00  $     0.00
  Annualized Rent
  per leased sq.
  ft.
  w/future step-
  ups (3).........   $     4.00  $     0.00  $     0.00  $     0.00  $    22.29  $    19.92  $     0.00  $     0.00  $     0.00
  Company Quoted
  Rental Rate per
  sq. ft. (4).....   $    22.00
 GREATER WASHING-
 TON, D.C.
 Southwest Wash-
 ington, D.C.
  Square footage
  of expiring
  leases..........       24,041      16,045      36,148      67,852      48,112       7,687      54,717      52,838           0
  Percentage of
  total rentable
  sq. ft. ........         1.54%       1.03%       2.32%       4.35%       3.08%       0.49%       3.51%       3.39%       0.00%
  Annualized Rent
  (2).............   $  749,173  $  488,370  $1,189,009  $2,369,016  $1,577,443  $  203,611  $1,758,113  $1,925,201  $        0
  No. of tenants
  whose leases ex-
  pire............            5           8           5          10           7           5           2           1           0
  Annualized Rent
  per leased sq.
  ft. ............   $    31.16  $    30.44  $    32.89  $    34.91  $    32.79  $    26.49  $    32.13  $    36.44  $     0.00
  Annualized Rent
  per leased sq.
  ft.
  w/future step-
  ups (3).........   $    38.91  $    32.81       33.20  $    35.41  $    33.72  $    29.60  $    33.46  $    44.94  $     0.00
  Company Quoted
  Rental Rate per
  sq. ft. (4).....   $    37.19
 West End Washing-
 ton, D.C.
  Square footage
  of expiring
  leases..........            0           0       3,150           0      39,651           0           0           0           0
  Percentage of
  total rentable
  sq. ft. ........         0.00%       0.00%       1.12%       0.00%      14.16%       0.00%       0.00%       0.00%       0.00%
  Annualized Rent
  (2).............   $        0  $        0  $   88,200  $        0  $1,149,879  $        0  $        0  $        0  $        0
  No. of tenants
  whose leases ex-
  pire............            0           0           1           0           1           0           0           0           0
  Annualized Rent
  per leased sq.
  ft. ............   $     0.00  $     0.00  $    28.00  $     0.00  $    29.00  $     0.00  $     0.00  $     0.00  $     0.00
  Annualized Rent
  per leased sq.
  ft. w/future
  step-ups (2)....   $     0.00  $     0.00  $    29.00  $     0.00  $    30.83  $     0.00  $     0.00  $     0.00  $     0.00
  Company Quoted
  Rental Rate per
  sq. ft. (4).....   $    32.00
 CLASS A OFFICE                     2007 &
 BUILDINGS              2006        BEYOND
 --------------      ------------ ------------
 GREATER BOSTON
 (1)
 East Cambridge
  Square footage
  of expiring
  leases..........        21,519       46,524
  Percentage of
  total rentable
  sq. ft..........          3.88%        8.38%
  Annualized Rent
  (2).............   $   587,469  $   863,826
  No. of tenants
  whose leases ex-
  pire............             1            1
  Annualized Rent
  per leased sq.
  ft. ............   $     27.30  $     18.57
  Annualized Rent
  per leased sq.
  ft.
  w/future step-
  ups (3).........   $     32.29  $     21.03
  Company Quoted
  Rental Rate per
  sq. ft. (4).....
 Route 128 NW
  Square footage
  of expiring
  leases..........       162,700            0
  Percentage of
  total rentable
  sq. ft..........         17.47%        0.00%
  Annualized Rent
  (2).............   $ 4,035,648  $         0
  No. of tenants
  whose leases ex-
  pire............             1            0
  Annualized Rent
  per leased sq.
  ft. ............   $     24.80  $      0.00
  Annualized Rent
  per leased sq.
  ft.
  w/future step-
  ups (3).........   $     26.60  $      0.00
  Company Quoted
  Rental Rate per
  sq. ft. (4).....
 Route 128/Massa-
 chusetts Turnpike
  Square footage
  of expiring
  leases..........             0            0
  Percentage of
  total rentable
  sq. ft. ........          0.00%        0.00%
  Annualized Rent
  (2).............   $         0  $         0
  No. of tenants
  whose leases ex-
  pire............             0            0
  Annualized Rent
  per leased sq.
  ft. ............   $      0.00  $      0.00
  Annualized Rent
  per leased sq.
  ft.
  w/future step-
  ups (3).........   $      0.00  $      0.00
  Company Quoted
  Rental Rate per
  sq. ft. (4).....
 Route 128 South
  Square footage
  of expiring
  leases..........             0            0
  Percentage of
  total rentable
  sq. ft. ........          0.00%        0.00%
  Annualized Rent
  (2).............   $         0  $         0
  No. of tenants
  whose leases ex-
  pire............             0            0
  Annualized Rent
  per leased sq.
  ft. ............   $      0.00  $      0.00
  Annualized Rent
  per leased sq.
  ft.
  w/future step-
  ups (3).........   $      0.00  $      0.00
  Company Quoted
  Rental Rate per
  sq. ft. (4).....
 GREATER WASHING-
 TON, D.C.
 Southwest Wash-
 ington, D.C.
  Square footage
  of expiring
  leases..........       331,518      882,092
  Percentage of
  total rentable
  sq. ft. ........         21.24%       56.51%
  Annualized Rent
  (2).............   $12,659,802  $30,254,535
  No. of tenants
  whose leases ex-
  pire............             1            8
  Annualized Rent
  per leased sq.
  ft. ............   $     38.19  $     34.30
  Annualized Rent
  per leased sq.
  ft.
  w/future step-
  ups (3).........   $     39.21  $     38.75
  Company Quoted
  Rental Rate per
  sq. ft. (4).....
 West End Washing-
 ton, D.C.
  Square footage
  of expiring
  leases..........       204,154       33,110
  Percentage of
  total rentable
  sq. ft. ........         72.90%       11.82%
  Annualized Rent
  (2).............   $10,801,933  $   871,430
  No. of tenants
  whose leases ex-
  pire............             1            1
  Annualized Rent
  per leased sq.
  ft. ............   $     52.91  $     26.32
  Annualized Rent
  per leased sq.
  ft. w/future
  step-ups (2)....   $     63.05  $     38.42
  Company Quoted
  Rental Rate per
  sq. ft. (4).....

                        1997        1998        1999         2000         2001         2002         2003         2004
                     ----------  ----------  -----------  -----------  -----------  -----------  -----------  -----------
 MONTGOMERY COUN-
 TY, MD
  Square footage
  of expiring
  leases..........       18,844     100,447       68,949      133,782       44,421      206,281       69,476       19,789
  Percentage of
  total rentable
  sq. ft. ........         2.14%      11.42%        7.84%       15.20%        5.05%       23.44%        7.90%        2.25%
  Annualized Rent
  (2).............   $  437,770  $1,928,771  $ 1,473,758  $ 2,605,370  $   978,752  $ 4,669,581  $ 1,357,128  $   408,733
  No. of tenants
  whose leases ex-
  pire............            5          12           10           17            8           10            1            2
  Annualized Rent
  per leased sq.
  t. .............   $    23.23  $    20.38  $     21.37  $     19.47  $     22.03  $     22.64  $     19.53  $     20.65
  Annualized Rent
  per leased sq.
  ft. w/future
  step-ups (3)....   $    23.23  $    28.30  $     26.66  $     21.26  $     22.50  $     25.49  $     19.50  $     20.65
  Company Quoted
  Rental Rate per
  sq. ft. (4).....   $    22.59
 BALTIMORE, MD
  Square footage
  of expiring
  leases..........       16,865     106,168        7,390       22,683       27,891       55,570       70,262        8,715
  Percentage of
  total rentable
  sq. ft. ........         2.66%      16.76%        1.17%        3.58%        4.40%        8.77%       11.09%        1.38%
  Annualized Rent
  (2).............   $  344,220  $1,966,932  $   139,956  $   540,312  $   609,144  $ 1,247,868  $ 1,413,876  $   271,488
  No. of tenants
  whose leases ex-
  pire............            5          11            1            3            1            5            2            2
  Annualized Rent
  per leased sq.
  ft. ............   $    20.41  $    18.53  $     18.94  $     23.82  $     21.84  $     22.46  $     20.12  $     31.15
  Annualized Rent
  per leased sq.
  ft. w/future
  step-ups (3)....   $    20.41  $    18.53  $     18.94  $     24.07  $     21.84  $     25.04  $     20.12  $     35.73
  Company Quoted
  Rental Rate per
  sq. ft. (4).....   $    27.12
 FAIRFAX COUNTY,
 VA
  Square footage
  of expiring
  leases..........            0           0            0            0            0      255,244      263,870      261,046
  Percentage of
  total rentable
  sq. ft. ........         0.00%       0.00%        0.00%        0.00%        0.00%       32.72%       33.82%       33.46%
  Annualized Rent
  (2).............   $        0  $        0  $         0  $         0  $         0  $10,896,216  $10,372,632  $ 6,746,412
  No. of tenants
  whose leases ex-
  pire............            0           0            0            0            0            1            1            1
  Annualized Rent
  per leased sq.
  ft. ............   $     0.00  $     0.00  $      0.00  $      0.00  $      0.00       $42.69       $39.31       $25.84
  Annualized Rent
  per leased sq.
  ft. w/future
  step-ups (3)....   $     0.00  $     0.00  $      0.00  $      0.00  $      0.00        42.69        45.66        29.72
  Company Quoted
  Rental Rate per
  sq. ft. (4).....   $     0.00
 RICHMOND, VA
  Square footage
  of expiring
  leases..........            0      17,610      117,973       65,517       80,144        3,336       23,855       48,060
  Percentage of
  total rentable
  sq. ft. ........         0.00%       1.96%       13.11%        7.28%        8.91%        0.37%        2.65%        5.34%
  Annualized Rent
  (2).............   $        0  $  268,872  $ 1,788,114  $ 1,482,420  $ 1,578,828  $    63,384  $   565,248  $   907,692
  No. of tenants
  whose leases ex-
  pire............            0           4            8           11           13            1            3            1
  Annualized Rent
  per leased sq.
  ft. ............   $     0.00  $    15.27  $     15.16  $     22.63  $     19.70  $     19.00  $     23.70  $     18.89
  Annualized Rent
  per leased sq.
  ft. w/future
  step-ups (3)....   $     0.00  $    15.27  $     16.12  $     24.66  $     21.84  $     22.23  $     25.23  $     22.93
  Company Quoted
  Rental Rate per
  sq. ft. (4).....   $    22.00
 MIDTOWN MANHATTAN
 Park Avenue
  Square footage
  of expiring
  leases..........       48,367      37,113          350       72,792       78,421      403,520       47,061        6,145
  Percentage of
  total rentable
  sq. ft. ........         2.20%       1.69%         .02%        3.31%        3.57%       18.35%        2.14%         .28%
  Annualized Rent
  (2).............   $2,784,701  $1,559,480  $    35,494  $ 3,769,144  $ 3,855,416  $21,959,975  $ 2,569,231  $   462,266
  No. of tenants
  whose leases ex-
  pire............            4           9            1           12            6           12            8            2
  Annualized Rent
  per leased sq.
  ft. ............   $    57.57  $    42.02  $    101.41  $     51.78  $     49.16  $     54.42  $     54.59  $     75.23
  Annualized Rent
  per leased sq.
  ft. w/future
  step-ups (3)....   $    57.57  $    42.02  $    107.37  $     51.69  $     49.47  $     57.36  $     60.79  $     79.25
  Company Quoted
  Rental Rate per
  sq. ft. (4).....   $    44.45
 East side
  Square footage
  of expiring
  leases..........            0         435       65,901            0        2,768      436,875      151,435        4,150
  Percentage of
  total rentable
  sq. ft. ........            0%       0.06%        9.67%        0.00%        0.41%       64.09%       22.22%        0.61%
  Annualized Rent
  (2).............   $           $   24,996  $ 2,038,596  $         0  $   267,528  $20,987,268  $ 4,375,752  $   139,800
  Percentage of
  Annualized
  Rent............         0.00%       0.09%        7.06%        0.00%        0.93%       72.68%       15.15%        0.48%
  No. of tenants
  whose leases ex-
  pire............                        1            3            0            1            3            5            2
  Annualized Rent
  per leased sq.
  ft. ............   $     0.00  $    57.46  $     30.93  $      0.00  $     96.65  $     48.04  $     28.90  $     33.69
  Annualized Rent
  per leased sq.
  ft. w/future
  step-ups (3)....   $     0.00  $    57.46  $     31.06  $      0.00  $    107.22  $     49.18  $     32.82  $     37.61
  Company Quoted
  Rental Rate per
  sq. ft. (4).....   $    43.71
 TOTAL CLASS A OF-
 FICE BUILDINGS
  Square footage
  of expiring
  leases..........      217,941     461,907      537,009      790,825      714,656    1,273,945      715,513      460,836
  Percentage of
  total rentable
  sq. ft. ........         2.20%       4.66%        5.42%        7.98%        7.21%       15.43%        7.22%        4.65%
  Annualized Rent
  (2).............   $6,697,748  $9,550,028  $11,541,227  $22,176,201  $18,437,631  $63,284,598  $11,451,834  $12,243,731
  No. of tenants
  whose leases ex-
  pire............           37          75           53           74           60           45           20           10
  Annualized Rent
  per leased sq.
  ft. ............   $    30.73  $    20.68  $     21.49  $     28.04  $     25.80  $     41.38  $     32.40  $     26.57
  Annualized Rent
  per leased sq.
  ft. w/future
  step-ups (3)....   $    32.18  $    24.88  $     23.36  $     28.63  $     26.51  $     43.38  $     33.01  $     32.00
  Company Quoted
  Rental Rate per
  sq. ft. (4).....   $    32.22
                                                2007 &
                        2005        2006        BEYOND
                     ----------- ------------ ------------
 MONTGOMERY COUN-
 TY, MD
  Square footage
  of expiring
  leases..........       36,081      152,978        4,664
  Percentage of
  total rentable
  sq. ft. ........         4.10%       17.39%         .53%
  Annualized Rent
  (2).............   $  831,775  $ 3,458,413  $    57,624
  No. of tenants
  whose leases ex-
  pire............            2            3            1
  Annualized Rent
  per leased sq.
  t. .............   $    23.05  $     22.61  $     12.36
  Annualized Rent
  per leased sq.
  ft. w/future
  step-ups (3)....   $    28.92  $     27.34  $     12.87
  Company Quoted
  Rental Rate per
  sq. ft. (4).....
 BALTIMORE, MD
  Square footage
  of expiring
  leases..........       33,793      228,864       42,409
  Percentage of
  total rentable
  sq. ft. ........         5.33%       36.13%        6.69%
  Annualized Rent
  (2).............   $  838,548  $ 6,330,204  $ 1,521,876
  No. of tenants
  whose leases ex-
  pire............            1            2            2
  Annualized Rent
  per leased sq.
  ft. ............   $    24.81  $     27.66  $     35.89
  Annualized Rent
  per leased sq.
  ft. w/future
  step-ups (3)....   $    28.81  $     31.14  $     38.42
  Company Quoted
  Rental Rate per
  sq. ft. (4).....
 FAIRFAX COUNTY,
 VA
  Square footage
  of expiring
  leases..........            0            0            0
  Percentage of
  total rentable
  sq. ft. ........         0.00%        0.00%        0.00%
  Annualized Rent
  (2).............   $        0  $         0  $         0
  No. of tenants
  whose leases ex-
  pire............            0            0            0
  Annualized Rent
  per leased sq.
  ft. ............   $     0.00  $      0.00  $      0.00
  Annualized Rent
  per leased sq.
  ft. w/future
  step-ups (3)....   $     0.00  $      0.00  $      0.00
  Company Quoted
  Rental Rate per
  sq. ft. (4).....
 RICHMOND, VA
  Square footage
  of expiring
  leases..........      202,919      289,112       22,567
  Percentage of
  total rentable
  sq. ft. ........        22.55%       32.13%        2.51%
  Annualized Rent
  (2).............   $4,021,257  $ 6,735,248  $   152,196
  No. of tenants
  whose leases ex-
  pire............            1            1            2
  Annualized Rent
  per leased sq.
  ft. ............   $    19.82  $     23.30  $      6.74
  Annualized Rent
  per leased sq.
  ft. w/future
  step-ups (3)....   $    22.52  $     26.50  $      6.74
  Company Quoted
  Rental Rate per
  sq. ft. (4).....
 MIDTOWN MANHATTAN
 Park Avenue
  Square footage
  of expiring
  leases..........       33,543       21,344    1,207,788
  Percentage of
  total rentable
  sq. ft. ........         1.53%         .97%       54.93%
  Annualized Rent
  (2).............   $1,667,072  $   888,181  $53,752,917
  No. of tenants
  whose leases ex-
  pire............            5            2           18
  Annualized Rent
  per leased sq.
  ft. ............   $    49.70  $     41.61  $     44.51
  Annualized Rent
  per leased sq.
  ft. w/future
  step-ups (3)....   $    52.95  $     45.35  $     47.53
  Company Quoted
  Rental Rate per
  sq. ft. (4).....
 East side
  Square footage
  of expiring
  leases..........        9,790        1,075        9,115
  Percentage of
  total rentable
  sq. ft. ........         1.44%        0.16%        1.34%
  Annualized Rent
  (2).............   $  322,356  $    55,764  $   662,328
  Percentage of
  Annualized
  Rent............         1.12%        0.19%        2.29%
  No. of tenants
  whose leases ex-
  pire............            3            1            3
  Annualized Rent
  per leased sq.
  ft. ............   $    32.93  $     51.87  $     77.98
  Annualized Rent
  per leased sq.
  ft. w/future
  step-ups (3)....   $    37.24  $     64.13  $     94.53
  Company Quoted
  Rental Rate per
  sq. ft. (4).....
 TOTAL CLASS A OF-
 FICE BUILDINGS
  Square footage
  of expiring
  leases..........      406,126    1,413,264    2,248,269
  Percentage of
  total rentable
  sq. ft. ........         4.10%       14.26%       22.69%
  Annualized Rent
  (2).............   $9,271,822  $45,552,662  $88,136,732
  No. of tenants
  whose leases ex-
  pire............           10           12           33
  Annualized Rent
  per leased sq.
  ft. ............   $    22.83  $     32.23  $     39.20
  Annualized Rent
  per leased sq.
  ft. w/future
  step-ups (3)....   $    25.72  $     36.02  $     42.93
  Company Quoted
  Rental Rate per
  sq. ft. (4).....

                       1997       1998       1999        2000       2001       2002        2003       2004       2005
                     --------   --------   --------    --------   --------   --------    --------   --------   --------
R&D PROPERTIES
--------------
 GREATER BOSTON
 East Cambridge
  Square footage
  of expiring
  leases..........          0           0           0           0         0           0      67,362         0           0
  Percentage of
  total rentable
  sq. ft. ........       0.00%       0.00%       0.00%       0.00%     0.00%       0.00%     100.00%     0.00%       0.00%
  Annualized Rent
  (2).............   $      0   $       0  $        0  $        0  $      0  $        0  $1,366,714  $      0  $        0
  No. of tenants
  whose leases ex-
  pire............          0           0           0           0         0           0           1         0           0
  Annualized Rent
  per leased sq.
  ft. ............   $   0.00  $     0.00  $     0.00  $     0.00  $   0.00  $     0.00  $    20.29  $   0.00  $     0.00
  Annualized Rent
  per leased sq.
  ft. w/future
  step-ups (3)....   $   0.00  $     0.00  $     0.00  $     0.00  $   0.00  $     0.00  $    23.73  $   0.00  $     0.00
  Company Quoted
  Rental Rate per
  sq. ft. (4).....   $  25.00
 Route 128 NW
  Square footage
  of expiring
  leases..........          0           0      50,000     133,000         0      94,140      50,704         0           0
  Percentage of
  total rentable
  sq. ft. ........       0.00%       0.00%      10.46%      27.83%     0.00%      19.70%      10.61%     0.00%       0.00%
  Annualized Rent
  (2).............   $      0  $        0  $  352,852  $1,294,196  $      0  $  875,976  $  563,217  $      0  $        0
  No. of tenants
  whose leases ex-
  pire............          0           0           1           2         0           2           1         0           0
  Annualized Rent
  per leased sq.
  ft. ............   $   0.00  $     0.00  $     7.06  $     9.73  $   0.00  $     9.31  $    11.11  $   0.00  $     0.00
  Annualized Rent
  per leased sq.
  ft. w/future
  step-ups (3)....   $   0.00  $     0.00  $     7.06  $     9.73  $   0.00  $     9.62  $    11.11  $   0.00  $     0.00
  Company Quoted
  Rental Rate per
  sq. ft. (4).....   $   9.00
 GREATER WASHING-
 TON, D.C.
 Montgomery Coun-
 ty, MD
  Square footage
  of expiring
  leases..........     22,060      13,189           0      28,636         0      22,335           0         0      90,433
  Percentage of
  total rentable
  sq. ft. ........       9.16%       5.48%       0.00%      11.90%     0.00%       9.28%       0.00%     0.00%      37.57%
  Annualized Rent
  (2).............   $338,256  $  217,440  $        0  $  439,092  $      0  $  342,480  $        0  $      0  $1,131,708
  No. of tenants
  whose leases ex-
  pire............          1           2           0           1         0           1           0         0           1
  Annualized Rent
  per leased sq.
  ft..............   $  15.33  $    16.49  $     0.00  $    15.33  $   0.00  $    15.33  $     0.00  $   0.00  $    12.51
  Annualized Rent
  per leased sq.
  ft. w/future
  step-ups (3)....   $  15.33  $    16.68  $     0.00  $    15.63  $   0.00  $    16.47  $     0.00  $   0.00  $    13.97
  Company Quoted
  Rental Rate per
  sq. ft. (4).....   $  14.88
 Fairfax County,
 VA
  Square footage
  of expiring
  leases..........     37,158     150,183      73,079     221,848    75,895      63,462           0    47,641           0
  Percentage of
  total rentable
  sq. ft. ........       4.02%      16.25%       7.91%      24.00%     8.21%       6.87%       0.00%     5.15%       0.00%
  Annualized Rent
  (2).............   $291,232  $1,259,525  $  904,394  $2,252,064  $891,534  $1,015,907  $        0  $561,005  $        0
  No. of tenants
  whose leases ex-
  pire............          2          10           3           9         5           3           0         3           0
  Annualized Rent
  per leased sq.
  ft..............   $   7.84  $     8.39  $    12.38  $    10.15  $  11.75  $    16.01  $     0.00  $  11.78  $     0.00
  Annualized Rent
  per leased sq.
  ft. w/future
  step-ups (3)....   $   7.84  $     8.39  $    12.97  $    10.32  $  12.45  $    16.92  $     0.00  $  14.57  $     0.00
  Company Quoted
  Rental Rate per
  sq. ft. (4).....   $  11.68
 GREATER SAN FRAN-
 CISCO
  Square footage
  of expiring
  leases..........      8,930      27,450      38,593      31,519    10,000      13,200       2,000         0           0
  Percentage of
  total rentable
  sq. ft. ........       6.18%      19.00%      26.71%      21.82%     6.92%       9.14%       1.38%     0.00%       0.00%
  Annualized Rent
  (2).............   $ 87,097  $  227,088  $  301,578  $  251,798  $ 74,340  $  105,120  $   14,160  $      0  $        0
  No. of tenants
  whose leases ex-
  pire............          7          12          15          11         4           5           1         0           0
  Annualized Rent
  per leased sq.
  ft..............   $   9.75  $     8.27  $     7.81  $     7.99  $   7.43  $     7.96  $     7.08  $   0.00  $     0.00
  Annualized Rent
  per leased sq.
  ft. w/future
  step-ups (3)....   $   9.75  $     8.27  $     7.81  $     7.99  $   7.43  $     7.96  $     7.08  $   0.00  $     0.00
  Company Quoted
  Rental Rate per
  sq. ft. (4).....   $   7.80
 TOTAL R&D PROPER-
 TIES
  Square footage
  of expiring
  leases..........     68,148     190,822     161,669     415,003    85,895     193,137     120,066    47,641     116,330
  Percentage of
  total rentable
  sq. ft. ........       3.67%      10.29%       8.72%      22.38%     4.63%      10.41%       6.47%     2.57%       6.27%
  Annualized Rent
  (2).............   $716,585  $1,704,053  $1,558,824  $4,237,150  $965,874  $2,339,485  $1,944,091  $561,005  $1,329,768
  No. of tenants
  whose leases ex-
  pire............         10          24          19          23         9          11           3         3           3
  Annualized Rent
  per leased sq.
  ft..............   $  10.52  $     8.93  $     9.64  $    10.21  $  12.24  $    11.11  $    16.19  $  11.78  $    11.43
  Annualized Rent
  per leased sq.
  ft. w/future
  step-ups (3)....   $  10.52  $     8.95  $     9.91  $    10.32  $  13.42       12.70  $    18.12  $  14.57  $    12.92
  Company Quoted
  Rental Rate per
  sq. ft. (4).....   $  11.59

                                    2007 &
                        2006        BEYOND
                     -----------  -----------
 GREATER BOSTON
 East Cambridge
  Square footage
  of expiring
  leases..........            0           0
  Percentage of
  total rentable
  sq. ft. ........         0.00%       0.00%
  Annualized Rent
  (2).............   $        0  $        0
  No. of tenants
  whose leases ex-
  pire............            0           0
  Annualized Rent
  per leased sq.
  ft. ............   $     0.00  $     0.00
  Annualized Rent
  per leased sq.
  ft. w/future
  step-ups (3)....   $     0.00  $     0.00
  Company Quoted
  Rental Rate per
  sq. ft. (4).....
 Route 128 NW
  Square footage
  of expiring
  leases..........      150,000           0
  Percentage of
  total rentable
  sq. ft. ........        31.39%       0.00%
  Annualized Rent
  (2).............   $1,569,948  $        0
  No. of tenants
  whose leases ex-
  pire............            1           0
  Annualized Rent
  per leased sq.
  ft. ............   $    10.47  $     0.00
  Annualized Rent
  per leased sq.
  ft. w/future
  step-ups (3)....   $    10.47  $     0.00
  Company Quoted
  Rental Rate per
  sq. ft. (4).....
 GREATER WASHING-
 TON, D.C.
 Montgomery Coun-
 ty, MD
  Square footage
  of expiring
  leases..........            0      56,161
  Percentage of
  total rentable
  sq. ft. ........         0.00%      23.33%
  Annualized Rent
  (2).............   $        0  $  774,684
  No. of tenants
  whose leases ex-
  pire............            0           1
  Annualized Rent
  per leased sq.
  ft..............   $     0.00  $    13.79
  Annualized Rent
  per leased sq.
  ft. w/future
  step-ups (3)....   $     0.00  $    18.10
  Company Quoted
  Rental Rate per
  sq. ft. (4).....
 Fairfax County,
 VA
  Square footage
  of expiring
  leases..........       25,897     115,148
  Percentage of
  total rentable
  sq. ft. ........          2.8%      12.46%
  Annualized Rent
  (2).............   $  198,060   1,670,627
  No. of tenants
  whose leases ex-
  pire............            2           2
  Annualized Rent
  per leased sq.
  ft..............   $     7.65  $    14.51
  Annualized Rent
  per leased sq.
  ft. w/future
  step-ups (3)....   $     9.24  $    14.51
  Company Quoted
  Rental Rate per
  sq. ft. (4).....
 GREATER SAN FRAN-
 CISCO
  Square footage
  of expiring
  leases..........            0           0
  Percentage of
  total rentable
  sq. ft. ........         0.00%       0.00%
  Annualized Rent
  (2).............   $        0  $        0
  No. of tenants
  whose leases ex-
  pire............            0           0
  Annualized Rent
  per leased sq.
  ft..............   $     0.00  $     0.00
  Annualized Rent
  per leased sq.
  ft. w/future
  step-ups (3)....   $     0.00  $     0.00
  Company Quoted
  Rental Rate per
  sq. ft. (4).....
 TOTAL R&D PROPER-
 TIES
  Square footage
  of expiring
  leases..........      150,000     171,309
  Percentage of
  total rentable
  sq. ft. ........         8.09%       9.24%
  Annualized Rent
  (2).............   $1,569,949  $2,445,311
  No. of tenants
  whose leases ex-
  pire............            3           3
  Annualized Rent
  per leased sq.
  ft..............   $    10.47  $    14.27
  Annualized Rent
  per leased sq.
  ft. w/future
  step-ups (3)....   $    10.47  $    15.69
  Company Quoted
  Rental Rate per
  sq. ft. (4).....


INDUSTRIAL PROPERTIES
(MARKET/SUBMARKET)
------------------
 GREATER BOSTON
 Route 128/Massa-
 chusetts Turnpike
  Square footage
  of expiring
  leases..........          0           0      23,904      67,216    10,829           0     128,105         0           0
  Percentage of
  total rentable
  sq. ft. ........       0.00%       0.00%       9.67%      27.18%     4.38%       0.00%      51.80%     0.00%       0.00%
  Annualized Rent
  (2).............   $      0  $        0  $  120,989  $  663,355  $131,769  $        0  $  733,031  $      0  $        0
  No. of tenants
  whose leases ex-
  pire............          0           0           1           1         1           0           1         0           0
  Annualized Rent
  per leased sq.
  ft.  ...........   $   0.00  $     0.00  $     5.06  $     9.87  $  12.17  $     0.00  $     5.72  $   0.00  $     0.00
  Annualized Rent
  per leased sq.
  ft.
  w/future step-
  ups (3).........   $   0.00  $     0.00  $     5.06  $     9.87  $  12.17  $     0.00  $     6.47  $   0.00  $     0.00
  Company Quoted
  Rental Rate per
  sq. ft. (4).....   $   8.84


                                    2007 &
                        2006        BEYOND
                     -----------  -----------
 GREATER BOSTON
 Route 128/Massa-
 chusetts Turnpike
  Square footage
  of expiring
  leases..........            0           0
  Percentage of
  total rentable
  sq. ft. ........         0.00%       0.00%
  Annualized Rent
  (2).............   $        0  $        0
  No. of tenants
  whose leases ex-
  pire............            0           0
  Annualized Rent
  per leased sq.
  ft.  ...........   $     0.00  $     0.00
  Annualized Rent
  per leased sq.
  ft.
  w/future step-
  ups (3).........   $     0.00  $     0.00
  Company Quoted
  Rental Rate per
  sq. ft. (4).....

                        1997        1998         1999         2000         2001         2002         2003         2004
                     ----------  -----------  -----------  -----------  -----------  -----------  -----------  -----------
 GREATER WASHING-
 TON, D.C.
 Prince George's
 County, MD
  Square footage
  of expiring
  leases..........       20,500      116,358       34,863       21,064            0            0            0            0
  Percentage of
  total rentable
  sq. ft. ........         8.66%       49.15%       14.73%        8.90%        0.00%        0.00%        0.00%        0.00%
  Annualized Rent
  (2).............   $  253,812  $   819,640  $   307,976  $   143,499  $         0  $         0  $         0  $         0
  No. of tenants
  whose leases ex-
  pire............            1            4            1            1            0            0            0            0
  Annualized Rent
  per leased sq.
  ft. ............   $     5.75  $      8.21  $      8.83  $      6.81  $      0.00  $      0.00  $      0.00  $      0.00
  Annualized Rent
  per leased sq.
  ft. w/future
  step-ups (3)....   $     5.75  $      8.21  $      8.83  $      6.81  $      0.00  $      0.00  $      0.00  $      0.00
  Company Quoted
  Rental Rate per
  sq. ft. (4).....   $     5.34
 GREATER SAN FRAN-
 CISCO
  Square footage
  of expiring
  leases..........            0       20,000       40,000            0       60,000            0            0      160,213
  Percentage of
  total rentable
  sq. ft. ........         0.00%        7.12%       14.23%        0.00%       21.35%        0.00%        0.00%       57.02%
  Annualized Rent
  (2).............   $        0  $   114,949  $   237,870  $         0  $   234,000  $         0  $         0  $   442,188
  No. of tenants
  whose leases ex-
  pire............            0            1            1            0            1            0            0            1
  Annualized Rent
  per leased sq.
  ft. ............   $     0.00  $      5.75  $      5.95  $      0.00  $      3.90  $      0.00  $      0.00  $      2.76
  Annualized Rent
  per leased sq.
  ft. w/future
  step-ups (3)....   $     0.00  $      5.75  $      6.31  $      0.00  $      3.90  $      0.00  $      0.00  $      2.76
  Company Quoted
  Rental Rate per
  sq. ft. (4).....   $     7.92
 BUCKS COUNTY, PA
  Square footage
  of expiring
  leases..........            0      161,000            0            0            0            0            0            0
  Percentage of
  total rentable
  sq. ft. ........         0.00%      100.00%        0.00%        0.00%        0.00%        0.00%        0.00%        0.00%
  Annualized Rent
  (2).............   $        0  $   868,699  $         0  $         0  $         0  $         0  $         0  $         0
  No. of tenants
  whose leases ex-
  pire............            0            1            0            0            0            0            0            0
  Annualized Rent
  per leased sq.
  ft. ............   $     0.00  $      5.40  $      0.00  $      0.00  $      0.00  $      0.00  $      0.00  $      0.00
  Annualized Rent
  per leased sq.
  ft. w/future
  step-ups (3)....   $     0.00  $      5.40  $      0.00  $      0.00  $      0.00  $      0.00  $      0.00  $      0.00
  Company Quoted
  Rental Rate per
  sq. ft. (4).....   $     5.40
 TOTAL INDUSTRIAL
 PROPERTIES
  Square footage
  of expiring
  leases..........       20,500      297,358       98,767       88,280       70,629            0      128,105      160,213
  Percentage of
  total rentable
  sq. ft. ........         2.21%       32.11%       10.67%        9.53%        7.65%        0.00%       13.83%       17.30%
  Annualized Rent
  (2).............   $  117,870  $ 1,939,230  $   666,855  $   806,854  $   365,769  $         0  $   733,031  $   442,188
  No. of tenants
  whose leases ex-
  pire............            1            6            3            2            2            0            1            1
  Annualized Rent
  per leased sq.
  ft. ............   $     5.75  $      6.52  $      6.75  $      9.14  $      5.16  $      0.00  $      5.72  $      2.76
  Annualized Rent
  per leased sq.
  ft. w/future
  step-ups (3)....   $     5.75  $      6.52  $      6.90  $      9.14  $      5.16  $      0.00  $      6.47  $      2.76
  Company Quoted
  Rental Rate per
  sq. ft. (4).....   $     6.13
 TOTAL OFFICE AND
 INDUSTRIAL PROP-
 ERTIES
  Square footage
  of expiring
  leases (6)......      306,592      950,087      797,445    1,294,108      871,380    1,722,326      963,684      668,690
  Percentage of
  total rentable
  sq. ft..........         2.42%        7.49%        6.28%       10.20%        6.87%       13.57%        7.59%        5.29%
  Annualized Rent
  (2).............   $7,193,947  $13,193,311  $13,766,906  $27,220,205  $19,769,274  $65,624,083  $25,858,716  $13,246,924
  No. of tenants
  whose leases ex-
  pire............           48          105           74           99           71           55           24           14
  Annualized Rent
  per leased sq.
  ft. ............   $    24.57  $     13.89  $     17.26  $     21.03  $     22.69  $     38.10  $     26.83  $     19.81
  Annualized Rent
  per leased sq.
  ft. w/future
  step-ups (3)....   $    26.10  $     15.93  $     18.59  $     21.09  $     23.33  $     39.79  $     27.63  $     18.91
  Company Quoted
  Rental Rate per
  sq. ft. (4).....   $    27.30
                                                 2007 &
                        2005         2006        BEYOND
                     ------------ ------------ ------------
 GREATER WASHING-
 TON, D.C.
 Prince George's
 County, MD
  Square footage
  of expiring
  leases..........             0            0            0
  Percentage of
  total rentable
  sq. ft. ........          0.00%        0.00%        0.00%
  Annualized Rent
  (2).............   $         0  $         0  $         0
  No. of tenants
  whose leases ex-
  pire............             0            0            0
  Annualized Rent
  per leased sq.
  ft. ............   $      0.00  $      0.00  $      0.00
  Annualized Rent
  per leased sq.
  ft. w/future
  step-ups (3)....   $      0.00  $      0.00  $      0.00
  Company Quoted
  Rental Rate per
  sq. ft. (4).....
 GREATER SAN FRAN-
 CISCO
  Square footage
  of expiring
  leases..........             0            0            0
  Percentage of
  total rentable
  sq. ft. ........          0.00%        0.00%        0.00%
  Annualized Rent
  (2).............   $         0  $         0  $         0
  No. of tenants
  whose leases ex-
  pire............             0            0            0
  Annualized Rent
  per leased sq.
  ft. ............   $      0.00  $      0.00  $      0.00
  Annualized Rent
  per leased sq.
  ft. w/future
  step-ups (3)....   $      0.00  $      0.00  $      0.00
  Company Quoted
  Rental Rate per
  sq. ft. (4).....
 BUCKS COUNTY, PA
  Square footage
  of expiring
  leases..........             0            0            0
  Percentage of
  total rentable
  sq. ft. ........          0.00%        0.00%        0.00%
  Annualized Rent
  (2).............   $         0  $         0  $         0
  No. of tenants
  whose leases ex-
  pire............             0            0            0
  Annualized Rent
  per leased sq.
  ft. ............   $      0.00  $      0.00  $      0.00
  Annualized Rent
  per leased sq.
  ft. w/future
  step-ups (3)....   $      0.00  $      0.00  $      0.00
  Company Quoted
  Rental Rate per
  sq. ft. (4).....
 TOTAL INDUSTRIAL
 PROPERTIES
  Square footage
  of expiring
  leases..........             0            0            0
  Percentage of
  total rentable
  sq. ft. ........          0.00%        0.00%        0.00%
  Annualized Rent
  (2).............   $         0  $         0  $         0
  No. of tenants
  whose leases ex-
  pire............             0            0            0
  Annualized Rent
  per leased sq.
  ft. ............   $      0.00  $      0.00  $      0.00
  Annualized Rent
  per leased sq.
  ft. w/future
  step-ups (3)....   $      0.00  $      0.00  $      0.00
  Company Quoted
  Rental Rate per
  sq. ft. (4).....
 TOTAL OFFICE AND
 INDUSTRIAL PROP-
 ERTIES
  Square footage
  of expiring
  leases (6)......       522,456    1,563,264    2,419,578
  Percentage of
  total rentable
  sq. ft..........          4.12%       12.32%       19.07%
  Annualized Rent
  (2).............   $10,601,590  $47,122,611  $90,582,043
  No. of tenants
  whose leases ex-
  pire............            13           15           36
  Annualized Rent
  per leased sq.
  ft. ............   $     20.29  $     30.14  $     37.44
  Annualized Rent
  per leased sq.
  ft. w/future
  step-ups (3)....   $     22.87  $     33.57  $     41.00
  Company Quoted
  Rental Rate per
  sq. ft. (4).....

----
(1) The Company owns one Class A Office Building in the Back Bay submarket of Greater Boston. This Property serves as the Company's headquarters. The Company is the sole tenant of this building.
(2) Annualized Rent, as used throughout this Prospectus, represents Annualized Rent which is the monthly contractual rent under existing leases as of September 30, 1997 multiplied by twelve. This amount reflects total rent before any rent abatements and includes expense reimbursements, which may be estimates as of such date.

(3) Annualized Rent Per Leased Square Foot with Future Step-Ups, represents Annualized Rent Per Leased Square Foot as described in footnote (2) above, but also reflects contractual increases in monthly base rent that occur after September 30, 1997.
(4) Represents weighted average rental rates per square foot quoted by the Company as of October 1, 1997, based on total net rentable square feet of Company Properties in the submarket. These rates have not been adjusted to a full-service equivalent rate in markets in which the Company's rates are not quoted on a full-service basis.

HISTORICAL TENANT IMPROVEMENTS AND LEASING COMMISSIONS

  The following table sets forth certain historical information regarding recurring tenant improvement and leasing commission costs for tenants at the Office and Industrial Properties during the years ending December 31, 1992 through December 31, 1996 and the nine months ended September 30, 1997.

                                                                  NINE MONTHS ENDED
                                                                    SEPTEMBER 30,   WEIGHTED
                           1992    1993    1994    1995    1996         1997        AVERAGE
OFFICE PROPERTIES         ------- ------- ------- ------- ------- ----------------- --------
 Class A Office Buildings
RENEWALS
 Number of leases.......       39      34      30      36      45           43
 Square feet............  298,580 163,008 239,441  78,216 226,941      460,888
 Tenant improvement
  costs per square
  foot..................   $ 1.63  $ 0.47  $ 2.70  $ 0.48  $ 2.80       $ 7.29       $ 3.57
 Leasing commission
  costs per square
  foot..................     0.30    0.26    0.93    1.32    1.67         1.41         1.01
                          ------- ------- ------- ------- -------      -------       ------
  Total tenant improve-
   ment and leasing com-
   mission costs per
   square foot..........   $ 1.93  $ 0.73  $ 3.63  $ 1.80  $ 4.47       $ 8.70       $ 4.58
                          ======= ======= ======= ======= =======      =======       ======
NEW LEASES
 Number of leases.......       38      43      57      58      60           39
 Square feet............  374,558 288,287 451,018 690,297 782,782      310,533
 Tenant improvement
  costs per square
  foot..................   $10.50  $10.43  $10.53  $ 8.08  $10.33      $ 12.04       $10.04
 Leasing commission
  costs per square
  foot..................     2.06    2.38    2.02    3.59    2.88         3.65         2.84
                          ------- ------- ------- ------- -------      -------       ------
  Total tenant improve-
   ment and leasing com-
   mission costs per
   square foot..........   $12.56  $12.81  $12.55  $11.67  $13.21      $ 15.69       $12.88
                          ======= ======= ======= ======= =======      =======       ======
TOTAL
 Number of leases.......       77      77      87      94     104           82
 Square feet............  673,138 451,295 690,459 768,513 970,072      771,421
 Tenant improvement
  costs per square
  foot..................   $ 6.57  $ 6.83  $ 7.81  $ 7.30  $ 8.99       $ 9.20       $ 7.93
 Leasing commission
  costs per square
  foot..................     1.28    1.62    1.64    3.36    2.41         2.31         2.18
                          ------- ------- ------- ------- -------      -------       ------
  Total tenant improve-
   ment and leasing com-
   mission costs per
   square foot..........   $ 7.85  $ 8.45  $ 9.45  $10.66  $11.40      $ 11.51       $10.11
                          ======= ======= ======= ======= =======      =======       ======
 R&D Properties
RENEWALS
 Number of leases.......        7      11       9      10      11           16
 Square feet............   58,400  20,890  49,552  31,492 139,254       91,596
 Tenant improvement
  costs per square
  foot..................   $ 2.73  $ 2.22  $ 0.74  $ 1.35  $ 0.98       $ 0.85       $ 1.28
 Leasing commission
  costs per square
  foot..................     0.12    2.36    0.59    1.12    0.65          .11         0.91
                          ------- ------- ------- ------- -------      -------       ------
  Total tenant improve-
   ment and leasing com-
   mission costs per
   square foot..........   $ 2.85  $ 4.58  $ 1.33  $ 2.47  $ 1.63       $  .96       $ 2.19
                          ======= ======= ======= ======= =======      =======       ======
NEW LEASES
 Number of leases.......       28      26      20      16      16           17
 Square feet............  126,670 146,067 228,780 145,581 198,442       55,908
 Tenant improvement
  costs per square
  foot..................   $ 3.42  $ 4.02  $ 0.19  $ 7.23  $15.01       $ 4.19       $ 5.93
 Leasing commission
  costs per square
  foot..................     0.84    1.66    0.34    0.75    1.62          .67         0.98
                          ------- ------- ------- ------- -------      -------       ------
  Total tenant improve-
   ment and leasing com-
   mission costs per
   square foot..........   $ 4.26  $ 5.68  $ 0.53  $ 7.98  $16.63       $ 4.86       $ 6.91
                          ======= ======= ======= ======= =======      =======       ======
TOTAL
 Number of leases.......       35      37      29      26      27           33
 Square feet............  185,070 166,957 276,332 177,073 337,676      147,504
 Tenant improvement
  costs per square
  foot..................   $ 3.21  $ 3.79  $ 0.29  $ 6.18  $ 9.23       $ 2.12       $ 4.52
 Leasing commission
  costs per square
  foot..................     0.61    1.74    0.39    0.81    1.22          .33         0.86
                          ------- ------- ------- ------- -------      -------       ------
  Total tenant
   improvement and
   leasing commission
   costs per square
   foot.................   $ 3.82  $ 5.53  $ 0.68  $ 6.99  $10.45       $ 2.45       $ 5.38
                          ======= ======= ======= ======= =======      =======       ======
INDUSTRIAL PROPERTIES
RENEWALS
 Number of leases.......        1       0       2       4       3            1
 Square feet............   13,367       0  13,367  71,283  46,117       32,750
 Tenant improvement
  costs per square
  foot..................   $ 2.27  $ 0.00  $ 0.00  $ 0.00  $ 0.00       $ 0.00       $ 0.17
 Leasing commission
  costs per square
  foot..................     0.00    0.00    0.32    0.06    0.57         0.00         0.20
                          ------- ------- ------- ------- -------      -------       ------
  Total tenant improve-
   ment and leasing com-
   mission costs per
   square foot..........   $ 2.27  $ 0.00  $ 0.32  $ 0.06  $ 0.57       $ 0.00       $ 0.37
                          ======= ======= ======= ======= =======      =======       ======
NEW LEASES
 Number of leases.......        3       4       4       9       5            2
 Square feet............   31,106 241,500 119,160 237,105  82,031      170,682
 Tenant improvement
  costs per square
  foot..................   $ 1.00  $ 0.12  $ 1.58  $ 0.19  $ 1.09       $ 0.00       $ 0.44
 Leasing commission
  costs per square
  foot..................     1.33    0.16    2.08    1.09    1.25         1.19         1.01
                          ------- ------- ------- ------- -------      -------       ------
  Total tenant improve-
   ment and leasing com-
   mission costs per
   square foot..........   $ 2.33  $ 0.28  $ 3.66  $ 1.28  $ 2.34       $ 1.19       $ 1.45
                          ======= ======= ======= ======= =======      =======       ======
TOTAL
 Number of leases.......        4       4       6      13       8            3
 Square feet............   44,473 241,500 132,521 308,388 128,148      203,432
 Tenant improvement
  costs per square
  foot..................   $ 1.38  $ 0.12  $ 1.42  $ 0.15  $ 0.70       $ 0.00       $ 0.39
 Leasing commission
  costs per square
  foot..................     0.93    0.16    1.90    0.85    1.01         1.00         0.87
                          ------- ------- ------- ------- -------      -------       ------
  Total tenant improve-
   ment and leasing com-
   mission costs per
   square foot..........   $ 2.31  $ 0.28  $ 3.32  $ 1.00  $ 1.71       $ 1.00       $ 1.26
                          ======= ======= ======= ======= =======      =======       ======

                                                                       NINE MONTHS
                                                                          ENDED
                                                                        SEPTEMBER  WEIGHTED
TOTAL OFFICE AND          1992    1993     1994      1995      1996     30, 1997   AVERAGE
INDUSTRIAL PROPERTIES    ------- ------- --------- --------- --------- ----------- --------
RENEWALS
 Number of leases(1)...       47      45        41        50        59         60
 Square feet(1)........  370,347 183,898   302,360   180,991   412,312    585,234
 Tenant improvement
  costs per square
  foot.................    $1.83   $0.67     $2.26     $0.44     $1.87      $5.87    $2.84
 Leasing commission
  costs per square
  foot.................     0.26    0.50      0.85      0.79      1.20       1.13     0.85
                         ------- ------- --------- --------- ---------  ---------   ------
  Total tenant
   improvement and
   leasing commission
   costs per square
   foot................    $2.09   $1.17     $3.11     $1.23     $3.07      $7.00    $3.69
                         ======= ======= ========= ========= =========  =========   ======
NEW LEASES
 Number of leases(2)...       69      73        81        83        81         58
 Square feet(2)........  532,334 675,854   796,958 1,072,983 1,063,235    537,123
 Tenant improvement
  costs per square
  foot.................    $8.26   $5.36     $6.25     $6.22    $10.49      $7.40    $7.44
 Leasing commission
  costs per square
  foot.................     1.73    1.43      1.55      2.65      2.52       2.56     2.14
                         ------- ------- --------- --------- ---------  ---------   ------
  Total tenant
   improvement and
   leasing commission
   costs per square
   foot................    $9.99   $6.79     $7.80     $8.87    $13.01      $9.96    $9.58
                         ======= ======= ========= ========= =========  =========   ======
TOTAL
 Number of leases......      116     118       122       133       140        118
 Square feet...........  902,681 859,752 1,099,318 1,253,974 1,475,547  1,122,357
 Tenant improvement
  costs per square
  foot.................    $5.62   $4.35     $5.15     $5.39     $8.09      $6.60    $6.04
 Leasing commission
  costs per square
  foot.................     1.12    1.23      1.36      2.38      2.16       1.81     1.75
                         ------- ------- --------- --------- ---------  ---------   ------
  Total tenant
   improvement and
   leasing commission
   costs per square
   foot................    $6.74   $5.58     $6.51     $7.77    $10.25      $8.41    $7.79
                         ======= ======= ========= ========= =========  =========   ======

--------
(1) Does not include retained tenants that have relocated to new space or expanded into new space.
(2) Includes retained tenants that have relocated or expanded into new space.

HISTORICAL CAPITAL EXPENDITURES

  For the period from October 1, 1997 through December 31, 1997 and for calendar year 1998, the Company projects the cost of building improvements and equipment upgrades (excluding the costs of tenant improvements) at the Properties (excluding the Hotel Properties and the Garage Property) to be approximately $0.5 million and $2.6 million (or $0.20 per square foot) respectively, which cost is expected to be paid from operating cash flows. These projected capital expenditures are estimated based on historical capital expenditures at the Company's Properties for the years 1992 through 1996 and the nine months ended September 30, 1997. Historical capital expenditures at Properties acquired by the Company for periods prior to such acquisition have not been included in the determination of projected capital expenditures.

  The following table sets forth certain historical information regarding recurring capital expenditures at the Office and Industrial Properties for the years ending December 31, 1992 through December 31, 1996 and the nine months ended September 30, 1997.

                                                             NINE MONTHS
                              YEAR ENDED DECEMBER 31,           ENDED
                         ---------------------------------- SEPTEMBER 30, ANNUAL
                          1992   1993   1994   1995   1996      1997      AVERAGE
                         ------ ------ ------ ------ ------ ------------- -------
                                          (IN THOUSANDS)
Recurring capital
 expenditures........... $1,425 $1,547 $1,812 $1,618 $1,803    $1,019     $1,594

  The following table sets forth historical capital expenditures at the Hotel Properties incurred during the years ending December 31, 1992 through December 31, 1996 and the nine months ended September 30, 1997. The average cost is presented below:

                                                           NINE MONTHS
                             YEAR ENDED DECEMBER 31,          ENDED
                         -------------------------------- SEPTEMBER 30, ANNUAL
                          1992  1993  1994   1995   1996      1997      AVERAGE
                         ------ ---- ------ ------ ------ ------------- -------
                                         (IN THOUSANDS)
Hotel improvements,
 equipment upgrades and
 replacements..........  $3,182 $836 $1,917 $4,420 $3,041    $1,242     $2,509

  As of October 10, 1997, the Hotel Properties had an escrow balance in the amount of $6.0 million.

TENANT RELATIONS

  The Company believes that its relationship with tenants contributes in large part to its success in attracting, expanding and retaining its quality and diverse tenant base. The Company strives to develop and maintain good relationships with tenants through its active management style and by being responsive to individual tenants' needs. The Company services tenants primarily through its on site, professional management staff. Management believes that tenant satisfaction fosters long-term tenant relationships and creates expansion opportunities, which, in turn, enhance the Company's ability to maintain and increase occupancy rates.

HISTORICAL LEASE RENEWALS

  The following table sets forth certain historical information regarding tenants at the Properties who renewed an existing lease at or prior to the expiration of the existing lease:

                                                                                        TOTAL/
                                                                     FOR THE NINE      WEIGHTED
                                                                     MONTHS ENDED      AVERAGE
                           1993      1994       1995      1996    SEPTEMBER 30, 1977 1993-9/30/97
                          -------  ---------  ---------  -------  ------------------ ------------
Number of leases expired
 during calendar year...       95        105         95      104           106              100
Aggregate net rentable
 square footage of
 expiring leases........  916,164  1,395,922  1,008,579  892,486       856,395        1,053,288
Number of lease
 renewals...............       49         45         53       62            63               52
Aggregate net rentable
 square footage of lease
 renewals...............  336,156    452,885    444,229  451,504       577,308          421,194
Percentage of leases
 renewed................     51.6%      42.9%      55.8%    59.6%         59.4%            52.0%
Percentage of expiring
 net rentable square
 footage renewed........     36.7%      32.4%      44.1%    50.6%         67.4%            40.0%

                             THE OFFICE PROPERTIES

  The Office Properties consist of the 48 Class A Office Buildings (including five Office Development Properties and six Acquisition Properties) and the 31 R&D Properties (including four Acquisition Properties). The Company's 48 Class A Office Buildings contain approximately 11.0 million net rentable square feet in urban and suburban settings in Greater Boston, Greater Washington, D.C., midtown Manhattan, Baltimore, Maryland and, upon completion of the acquisition of Riverfront Plaza, Richmond, Virginia. As of September 30, 1997, the Class A Office Buildings (excluding the Office Development Properties) had an occupancy rate of 96%. Forty-seven of the Class A Office Buildings, including Office Development Properties (consisting of approximately 10.9 million rentable square feet), have been built or substantially redeveloped since 1980.

  The 31 R&D Properties contain approximately 2.0 million net rentable square feet and consist primarily of suburban properties located in the Springfield, Virginia and Gaithersburg, Maryland submarkets of Greater Washington, D.C. and the East Cambridge and Route 128 Northwest submarkets of Greater Boston. Twenty-one of the R&D Properties, totaling approximately 1.8 million net rentable square feet, have been built or substantially renovated since 1980. As of September 30, 1997, the R&D Properties had an occupancy rate of 93%.

  Management believes that the location and quality of construction of the Office Properties, as well as the Company's reputation for providing a high level of tenant service, have enabled the Company to attract and retain a diverse tenant base. As of September 30, 1997, the Office Properties were leased to more than 500 tenants, and no single tenant accounted for more than approximately 9.2% of the aggregate Annualized Rent of the Company's Office and Industrial Properties.

GREATER BOSTON OFFICE MARKET

  Greater Boston, the seventh largest metropolitan area in the United States, has a strong and diverse economy and is a nationally recognized center of higher education, technological entrepreneurship, investment management, health care and research and development. Economic growth during the 1990's substantially increased demand for office space while there has been little addition to the total office space supply of approximately 103 million square feet in this market area defined by the cities and towns within or adjacent to the US I-495 outer circumferential highway. This has resulted in substantial absorption of available space accompanied by rising rents. Between 1992 and September 30, 1997, according to information provided by Spaulding & Slye, the office space availability rate in this market (space currently available direct from landlord or by sublease, or scheduled to become available within 12 months) declined from 16.0% to 6.9% while average quoted rents increased 37.4%, and the Direct Vacancy Rate was only 3.9% at September 30, 1997. During this same 1992 through September 30, 1997 period office space supply grew by only 2.1% (2,175,000 square feet) and there was net absorption of approximately 12.2 million square feet at a relatively steady rate (approximately 1.8 million square feet in 1992, 2.2 million square feet annually from 1993 through 1995 2.3 million square feet in 1996, and 1.4 million square feet during the first nine months of 1997).

  The Company expects this positive office space demand-supply relationship to further strengthen due to the growing economy and anticipated increases in population and employment. Between 1996 and 2001 the population of metropolitan Boston is expected to grow by approximately 231,000, with an increase in total employment of approximately 106,000, an increase in office employment alone of approximately 56,000, and substantial resulting need for office space. The Company believes that this expected growth in demand will result in further increases in rental rates in Greater Boston generally and particularly in the three submarkets in which the Company's Greater Boston office properties are concentrated. These three submarkets are already experiencing low vacancy rates and have substantial limitations on potential increases in supply because of limited sites available for development and significant regulatory obstacles to development. These submarkets are East Cambridge, a market area directly across the Charles River from downtown Boston that includes MIT, and two submarkets adjacent to each other along the west/northwest quadrant of "Route 128," the inner circumferential highway known for its concentration of high-technology firms. According to Spaulding & Slye, the Direct Vacancy rates at September 30, 1997 of these submarkets, and their supply sizes, were as follows: 1.2% Direct Vacancy in the 6.5 million square feet East Cambridge submarket; 1.8% Direct Vacancy in the 11.5 million square feet Route 128/West submarket; and 4.2% Direct Vacancy in the 7.4 million square feet Route 128 Northwest submarket.

  The Greater Boston economy is strong and competitive due to its diversity. The Greater Boston market is characterized by four core industry groups: (i) information technology, (ii) financial services, (iii) health care, and (iv) research and development, including both academic and commercial research. Local businesses within these industry groups successfully compete both nationally and internationally. Growth in the area has centered around the emergence of a large number of small to medium-sized companies within these industry groups.

  Over 60 colleges and universities are located within the Greater Boston area, attracting to the region in excess of 240,000 students from both within the United States and abroad. These colleges and universities, including Harvard University, MIT, Tufts University, Brandeis University, Boston College, Northeastern University and Boston University, contribute $5 billion annually to the local economy and draw a diverse and talented student population to the region. Many graduates remain in the area, providing local businesses with a highly-educated, top-quality workforce.

  According to the Massachusetts Department of Employment and Training, the Boston area's employment base has expanded by 22% since 1992 to almost 2 million jobs at the end of 1996. As a result of the steady growth in the Boston economy, the local unemployment rate had fallen from 7.0% in 1992 to 3.4% at December 31, 1996.

  In addition to its expanding economy, Massachusetts has a high and rising standard of living. Per capita income in the Commonwealth is growing at a faster pace than that of both the nation and the New England region as a whole. According to the U.S. Commerce Department, per capita income in Massachusetts grew by 6.4% to $28,021 in 1995, which was the second largest gain in the nation for that year, and grew another 4.5% to $29,288 in 1996.

  The Company believes that the prospects for continued economic growth in the region are excellent because of the diverse mix of companies in the area, which has helped to create an economy which is both broad and deep, the local availability of venture and growth capital, the vitality of the City of Boston as a business, cultural and residential center, and the major improvements in transportation infrastructure currently underway.

EAST CAMBRIDGE OFFICE SUBMARKET

  The Cambridge office market contains 9.8 million square feet and at September 30, 1997 accounted for approximately 9% of Greater Boston's 103.6 million square foot office supply. According to Spaulding & Slye, the availability rate in Cambridge as a whole fell from 12% at December 31, 1992 to 6.2% at September 30, 1997, with 813,000 square feet absorbed, while only 300,000 square feet were added to the supply. The presence of both Harvard University and MIT attracts existing firms and is a source of new business formation. In addition, Cambridge benefits from proximity to Logan Airport and to Boston across the Charles River as well as from its own urban attractions. Office development has also been aided by the availability of rapid transit and has concentrated along areas served by the Red and Green Lines of the Metropolitan Boston Transit Authority (the "MBTA").

  The East Cambridge submarket accounted for the majority of the growth in supply that occurred in Cambridge during the 1980's and with 6.5 million square feet, East Cambridge is now this city's largest and most active submarket, accounting for 67% of the total office space inventory. The office development in East Cambridge was in significant part the result of city government initiatives that were accompanied by substantial roadway, open space and other infrastructure improvements and expansions of supporting retail and business services. According to Spaulding & Slye, the availability rate in this submarket fell from 10.7% in 1992 to 3.8% at September 30, 1997 and the Direct Vacancy Rate was only 1.2% at September 30, 1997. The positive impact of supply reductions on rent levels lagged behind absorption but is now becoming evident; during 1992 through 1994 average asking rental rates continued their post-1980's decline, dipping to a low of $18.67 per square foot in 1994, before rebounding sharply during the succeeding two years and reaching $27.59 per square foot at September 30, 1997. The Company believes these rent levels are still 10-15% below current replacement cost rents and will continue to increase significantly.

  The Company's East Cambridge Office Properties consist of five Class A Office Buildings with 689,203 net rentable square feet, one R&D Property with 67,362 net rentable square feet and the Company's Garage Property, which contains 1,170 spaces.

  The following graph provides information regarding availability rates and average asking rental rates per square foot at year end for each of the years from 1992 through 1996 and at September 30, 1997 for office buildings in the East Cambridge office submarket:


                       East Cambridge Office Submarket
                        Average Quoted Market Rent &
                              Availability Rate

                          [LINE GRAPH APPEARS HERE]

                           Availability
     Year                      Rate            Rent
     ----                  ------------        ----
     1992                      11%             $20.54
     1993                       9%             $19.03
     1994                       9%             $18.67
     1995                       6%             $21.64
     1996                       6%             $26.70
     1997                     3.8%             $27.59

ROUTE 128 NORTHWEST SUBMARKET

  The Route 128 Northwest office submarket comprises six towns (Lexington, Lincoln, Concord, Bedford, Burlington and Billerica) with office locations primarily accessed by circumferential Route 128 and radial Route 2 on the south and Route 3 on the north. Construction activity during the 1980's nearly tripled this submarket's office supply, and its September 30, 1997 total of
7.4 million square feet of space accounted for 7% of the total Greater Boston supply, at such date, of approximately 103.6 million square feet. Together with the 11.5 million square feet of space in the adjacent Route 128/Massachusetts Turnpike submarket to the south it defines the preferred core of the suburban Boston office market area.

  According to information from Spaulding & Slye, approximately 1.2 million square feet of space were absorbed between 1992 and September 30, 1997, while only 215,000 square feet were added, with a resulting dramatic decrease in the availability rate from 23.7% to 9.8% during this period and a Direct Vacancy Rate at September 30, 1997 of only 4.2%. Average asking rental rates during this period increased from $16.30 per square foot in 1992 to $22.31 per square foot at September 30, 1997, with the greatest increase occurring in the period since 1994 when 1,077,000 square feet of space were absorbed and average asking rental rates increased from $17.01 to its current level. The Company believes that vacancy will continue to decline in the face of growing demand and limited increases in supply with resulting further increases in market rents.

  The Company's Route 128 Northwest Office Properties consist of thirteen Class A Office Buildings with 1,085,509 net rentable square feet and four R&D Properties with 477,844 net rentable square feet.

  The following graph provides information regarding availability rates and average asking rental rates per square foot at year end for each of the years from 1992 through 1996 and at September 30, 1997 for office buildings in the Route 128 Northwest Office Submarket:


                          [LINE GRAPH APPEARS HERE]

                        Route 128 NW Office Submarket
                         Average Quoted Market Rent &
                              Availability Rate

Year                            Rent               Availability Rate
----                            ----               -----------------
1992                           $16.30                     24%
1993                           $16.13                     18%
1994                           $17.01                     22%
1995                           $21.10                     13%
1996                           $22.50                      9%
1997                           $22.31                    9.8%


RECENTLY COMPLETED DEVELOPMENT PROPERTY IN THE ROUTE 128 NORTHWEST SUBMARKET

  201 Spring Street. 201 Spring Street is a 102,000 net rentable square foot, Class A Office Building located in Lexington, Massachusetts, in the Route 128 Northwest submarket of Greater Boston. This building is adjacent to the Company's existing Class A Office Building at 191 Spring Street. 201 Spring Street was delivered November 1, 1997. The building is currently 100% leased to MediaOne, formerly Continental Cablevision, Inc. MediaOne has notified the Company that it intends to relocate its headquarters to another state and sublease this building.

GREATER WASHINGTON, D.C. MARKET

  Greater Washington, D.C., which includes the District of Columbia and the adjacent areas of Northern Virginia and suburban Maryland, is the fifth largest metropolitan area in the country and the heart of the nation's federal government and policy-making activities. The region's workforce is one of the most highly educated of metropolitan areas nationwide and has the highest participation of women in the labor force and the highest concentration of scientists and engineers, with the second largest concentration of high technology firms. Business service industries, including technology-intensive knowledge-based industries such as information management and data communications, have been the economy's engines of growth in the 1990's, expanding by 26.5% from 1992 to 1996. In 1996 the area had a median household income of $48,100, the highest in the country.

  Employment increases in Greater Washington, D.C. associated with growth in the private economy, particularly the service sector which as a whole grew 15% in the five years ended December 31, 1996, have more than offset the job reductions resulting from the substantial downsizing of the government sector during this period, and non-government employment now accounts for approximately three-quarters of the area's total employment. Unemployment in Greater Washington, D.C. fell from 5.4% in 1992 to 3.4% in 1996, well below the national 1996 rate of 5.4%. The Company believes that these trends and resulting increasing demand for office space will continue in light of the composition of the region's economy and anticipated population and employment growth. The Washington, D.C. metropolitan area population is expected to increase by 552,000 between 1996 and 2001, with growth in total employment of approximately 175,000 and growth in office-based employment of approximately 88,500.

  The growth in business demand for office space over the last five years, combined with relatively limited increases in supply, is directly reflected in vacancy reductions and strengthening rents. According to Spaulding & Slye, total office space supply in the Greater Washington, D.C. area was 247.4 million square feet at September 30, 1997 compared to 239.6 million square feet in 1992, an increase of 2.7 million square feet (an annual increase of approximately 6% per year), while during the same period the market absorbed approximately 18.5 million square feet, resulting in a decrease in the vacancy rate from 14.4% in 1992 to 8.9% at September 30, 1997. The absorption was particularly strong in 1995 and 1996, with approximately 9.2 million square feet of absorption and an increase in asking rental rates from $20.85 per square foot to $22.76 per square foot. The Company believes that for the foreseeable future space absorption will continue to substantially outstrip growth in supply and that further reductions in vacancy rates will be accompanied by proportionally greater increases in rent levels.

PENDING ACQUISITION IN GREATER WASHINGTON, D.C. MARKET

  Mulligan/Griffin Portfolio. The Mulligan/Griffin Portfolio consists of five Class A Office Buildings and four R&D Properties, aggregating approximately 1.3 million net rentable square feet, and six parcels of land aggregating 30.7 acres, which will support approximately 920,000 square feet of development. The Properties and parcels in the Mulligan/Griffin Portfolio are located in the Gaithersburg I-270 and I-270 Rockville submarkets of Montgomery County, Maryland and the Springfield and Reston submarkets of Fairfax County, Virginia. The Company has entered into agreements to acquire these properties and anticipates a closing date in February 1998. There can be no assurances, however, that the Company will acquire these properties in February 1998, or at all.

SOUTHWEST WASHINGTON, D.C. SUBMARKET

  The 9.0 million square feet of Class A office space in the Southwest Washington, D.C. submarket accounted for approximately 10% of the total Class A office supply in Washington, D.C. at September 30, 1997. This submarket has been one of the strongest submarkets in Greater Washington, D.C. over the past five years.

  According to Spaulding & Slye, the availability rate in this submarket averaged 5.6% between 1992 and 1995 and had fallen to a low of 4.5% in 1995 before it increased to 9.5% at September 30, 1997 (Blue Cross-Blue Shield put its owner-occupied 526,000 square foot building on the market in 1996). In comparison, the availability rate in the Washington, D.C. market as a whole averaged 10.3% between 1992 and 1995 and was 10.0% at September 30, 1997. The asking rental rate in the Southwest Washington, D.C. submarket increased from $28.86 per square foot in 1992 to $29.91 per square foot at September 30, 1997. The Company believes the relative strength of the Southwest Washington, D.C. submarket reflects the accessibility to major government offices and the comparatively limited supply of private office space as a proportion of total office space (including government-owned buildings) in this submarket.

  The Company's Southwest Washington, D.C. Office Properties consist of four Class A Office Buildings with 1,560,941 net rentable square feet.

  The following graph provides information regarding availability rates and average asking rental rates per square foot at year end for each of the years from 1992 through 1996 and at September 30, 1997 for office buildings in the Southwest Washington, D.C. office submarket. Average asking rental rates declined during the period from 1993 to September 30, 1997 and availability rates varied during this period.


                          [LINE GRAPH APPEARS HERE]

                 Southwest Washington, D.C. Office Submarket
                         Average Quoted Market Rent &
                              Availability Rate

Year                            Rent               Availability Rate
----                            ----               -----------------
1992                           $28.86                    4.7%
1993                           $36.84                    6.5%
1994                           $34.61                    6.5%
1995                           $32.81                    4.5%
1996                           $31.00                    9.0%
1997                           $29.91                    9.5%

MONTGOMERY COUNTY, MARYLAND SUBMARKETS

  Montgomery County had a total of approximately 34.9 million square feet of office space at September 30, 1997, accounting for 68% of the total suburban Maryland office stock of approximately 51.3 million square feet. According to Spaulding & Slye, there has been significant improvement in the suburban Maryland market in the past two years, with virtually no increase in supply, the absorption of 2.4 million square feet and a decline in availability from 19.4% to 14.7% as of September 30, 1997. The Company's Properties in this area are located within three submarkets in Montgomery County, the Bethesda-Rock Spring submarket, the Gaithersburg I-270 submarket and the I-270 Rockville submarket.

 BETHESDA-ROCK SPRING OFFICE SUBMARKET

  The Bethesda-Rock Spring office submarket is the fourth largest in Montgomery County and suburban Maryland, with a total of 4.7 million square feet of office space at September 30, 1997. According to Spaulding & Slye, supply has remained flat since the addition of 777,000 square feet during 1993. This supply addition, combined with cutbacks in defense spending that led defense contractors to place substantial amounts of sublease space on the market in 1994, resulted in negative absorption in 1994 and caused availability to spike briefly to 25.6% at the end of that year. Since then the market has strengthened considerably, absorbing 1,025,000 square feet. With no new supply of office space during this period, the availability rate at September 30, 1997 fell to 3.7% and average asking rental rates rose to $23.09 per square foot.

  The following graph provides information regarding availability rates and average asking rental rates per square foot at year end for each of the years from 1992 through 1996 and at September 30, 1997 for office buildings in the Bethesda-Rock Spring office submarket:

                       Bethesda-Rock Spring Submarket
                        Average Quoted Market Rent &
                              Availability Rate

                          [LINE GRAPH APPEARS HERE]

                    Availability
     Year               Rate              Rent
     ----           ------------          ----
     1992              8.7%               $23.00
     1993             18.8%               $23.00
     1994             25.6%               $22.00
     1995             17.1%               $22.75
     1996              4.6%               $23.00
     1997              3.7%               $23.09


  The Company has three Class A Office Properties in this submarket with 680,000 net rentable square feet.

 GAITHERSBURG I-270 OFFICE SUBMARKET

  The Gaithersburg I-270 office submarket consists of 2.9 million square feet with inventory remaining steady since a 76,000 square foot building was completed in 1992. In 1994, this submarket was impacted by the departure of IBM, which had maintained a substantial presence in the area, causing absorption to slump that year to negative 288,000 square feet and availability to spike to 31.1%. The following year, transactions by government contractors led to a sharp turnaround, with record-high absorption of 415,000 square feet in 1995 and further positive absorption since then, reducing the availability rate to 13.7% by September 30, 1997 and sparking an increase in average asking rental rates from $17.12 per square foot in 1994 to $19.50 per square foot at September 30, 1997.

  The following graph provides information regarding availability rates and average asking rental rates per square foot at year end for each of the years from 1992 through 1996 and at September 30, 1997 for office properties in the Gaithersburg I-270 office submarket:


                     Gaithersburg I-270 Office Submarket
                         Average Quoted Market Rent &
                              Availability Rate

                          [LINE GRAPH APPEARS HERE]


                                            Availability
                Year          Rent              Rate
                ----          ----          ------------
                1992        $19.34             18.4%
                1993        $19.36             21.1%
                1994        $17.12             31.1%
                1995        $17.88             16.6%
                1996        $19.40             13.8%
                1997        $19.50             13.7%


  The Company has one Class A Office Building in this submarket with 122,157 net rentable square feet. In addition, two Acquisition Properties are located in this submarket.

I-270 ROCKVILLE OFFICE SUBMARKET

  The I-270 Rockville office submarket had a total supply of 7.3 million square feet of space at September 30, 1997, with no additions to supply since December 31, 1992. During the period from December 31, 1992 through September 30, 1997, the availability rate in this submarket decreased from 11.7% to 8.4% and average asking rental rates increased from $14.84 to $20.26 per square foot.

                       I-270 Rockville Office Submarket
                         Average Quoted Market Rent &
                              Availability Rate

                          [LINE GRAPH APPEARS HERE]

                                            Availability
                Year          Rent              Rate
                ----          ----          ------------
                1992        $14.84              12%
                1993        $16.18              14%
                1994        $16.49              14%
                1995        $16.73              12%
                1996        $17.42              11%
                1997        $20.26             8.4%

  One Acquisition Property is located in this submarket.

FAIRFAX COUNTY, VIRGINIA MARKET

  The Fairfax County, Virginia office market had a total of approximately 62.4 million square feet of space at September 30, 1997, up only 2% over 1992. The Company's completed Properties in Fairfax County are located in the Springfield, Herndon and Reston submarkets.

SPRINGFIELD, VIRGINIA OFFICE SUBMARKET

  The Springfield, Virginia office submarket had a total of approximately 5.4 million square feet at September 30, 1997. Continued positive absorption during this period reduced the availability rate from 17.9% in 1992 to 6.1% at September 30, 1997, and average asking rental rates, after falling to $7.65 per square foot in 1994, have increased substantially to $10.04 per square foot at September 30, 1997.

  The following graph provides information regarding availability rates and average asking rental rates per square foot at year end for each of the years from 1992 through 1996 and at September 30, 1997 for office buildings in the Springfield, Virginia flex/office submarket:

                 Springfield, Virginia Flex/Office Submarket
                         Average Quoted Market Rent &
                              Availability Rate

                          [LINE GRAPH APPEARS HERE]


                     Availability
     Year               Rate                 Rent
     ----            ------------            ----
     1992               17.9%                $ 8.65
     1993               16.7%                $ 8.14
     1994               16.7%                $ 7.65
     1995               11.2%                $ 9.04
     1996                7.6%                $ 9.96
     1997                6.1%                $10.04


  In this submarket, the Company has eleven R&D Properties aggregating 791,138 net rentable square feet. In addition, two of the Acquisition Properties are located in this submarket.

RECENTLY COMPLETED DEVELOPMENTS IN THE SPRINGFIELD, VIRGINIA FLEX/OFFICE
SUBMARKET

  7700 Boston Boulevard, Building Twelve and 7501 Boston Boulevard, Building Seven. On land owned by the Company in the Virginia-95 Business Park developed by the Company, the Company completed and delivered two build-to-suit projects in October and November, 1997. These two R&D Properties contain approximately 82,229 and 75,756 rentable square feet, respectively. 7501 Boston Boulevard, Building Seven was developed by the Company for the General Services Administration (specifically for use by the United States Customs Service). 7700 Boston Boulevard Building Twelve is the headquarters of Autometric, Inc. and has expansion potential for another 40,000 square feet of space. 7501 Boston Boulevard, Building Seven and 7700 Boston Boulevard, Building Twelve are leased in their entirety to the GSA and Autometric, Inc. for terms of 10 and 15 years, respectively.

HERNDON, VIRGINIA OFFICE SUBMARKET

  The Herndon, Virginia office submarket had total supply of 6.1 million square feet at September 30, 1997, which had increased 100,000 square feet since December 31, 1992. During the period from December 31, 1992 through September 30, 1997, the availability rate in this submarket decreased from 23.1% to 7.4% and average asking rental rates increased from $13.38 to $19.84 per square foot.

  The following graph provides information regarding availability rates and average asking rental rates per square foot at year end for each of the years from 1992 through 1996 and at September 30, 1997 for office buildings in the Herndon, Virginia submarket:

                       Hendon, Virginia Office Submarket
                         Average Quoted Market Rent &
                               Availability Rate

                           [LINE GRAPH APPEARS HERE]

                                                     Availability
                 Year                Rent                Rate
                 ----                ----                ----
                 1992               $13.38                23%
                 1993               $11.18                18%
                 1994               $11.13                13%
                 1995               $12.25                13%
                 1996               $14.76                11%
                 1997               $19.84               7.4%


  In this submarket the Company has two R&D Properties, aggregating 112,220 net rentable square feet.

RECENTLY COMPLETED RE-DEVELOPMENTS IN THE HERNDON, VIRGINIA OFFICE SUBMARKET

  Sugarland Buildings One and Two. These single story office/flex buildings on extensively landscaped sites are located in the Sugarland Office Complex in Herndon, Virginia, within one mile of Reston Town Center and in the midst of the Reston-Herndon-Dulles high-technology area. Building One, constructed in 1985, contains approximately 52,797 net rentable square feet and is on a 4.67 acre parcel with 297 parking spaces. Building Two, also constructed in 1985, contains approximately 59,423 net rentable square feet and is on a 4.93 acre parcel with 234 parking spaces. The Company purchased the buildings vacant in 1996, completed improvements to them in June 1997 and as of December 1, 1997 had approximately 70% of the total of 112,220 net rentable square feet committed under signed leases or letters of intent with leases in negotiation.

RESTON, VIRGINIA OFFICE SUBMARKET

  The Reston, Virginia Office Submarket had total supply of 9.5 million square feet at September 30, 1997, with no additions to supply since December 31, 1992. During the period from December 31, 1992 through September 30, 1997, the availability rate in this submarket decreased from 16.2% to 4.8% and average asking rental rates increased from $15.25 to $21.86.

  The following graph provides information regarding availability rates and average asking rental rates per square foot at year end for each of the years from 1992 through 1996 and at September 30, 1997 for office buildings in the Reston, Virginia submarket:

                      Reston, Virginia Office Submarket
                         Average Quoted market Rent &
                              Availability Rate


                          [LINE GRAPH APPEARS HERE]

                                                     Availability
                     Year             Rent               Rate
                     ----             ----               ----
                     1992            $15.25             16.2%
                     1993            $12.63             16.9%
                     1994            $12.84             13.3%
                     1995            $17.56              7.0%
                     1996            $18.07              6.2%
                     1997            $21.86              4.8%

  Four of the Acquisition Properties and three of the Development Properties are located in this submarket.

DOWNTOWN BALTIMORE, MARYLAND SUBMARKET

  The metropolitan Baltimore, Maryland office market comprises approximately
36.4 million square feet, ranking it as the 21st largest office market in the nation, comparable in size to San Diego and Cleveland. The Company's 100 East Pratt Street Property is located in the downtown submarket of metropolitan Baltimore. With 13.7 million square feet of office space, the downtown Baltimore submarket accounted for approximately 37.5% of the metropolitan Baltimore office market at June 30, 1997. The top tier of Class A Office Buildings ("Tier A1") in downtown Baltimore consists of ten buildings, including the Company's 100 East Pratt Street Property. The Tier A1 buildings total approximately 3.6 million square feet and at June 30, 1997 had a combined vacancy rate of 8.6%.

  The following graph provides information regarding availability rates and average asking rental rates per square foot at year end for each of the years from 1992 through 1996 and at September 30, 1997 for Class A office buildings in the downtown Baltimore submarket. 100 East Pratt Street competes with the nine other Tier A1 buildings in this submarket, which the Company believes generally achieve higher rents and occupancy rates than Class A buildings in this submarket in general.

                          [LINE GRAPH APPEARS HERE]

                         Downtown Baltimore Submarket
                         Average Quoted Market Rent &
                              Availability Rate

Year                            Rent               Availability Rate
----                            ----               -----------------
1992                           $19                        22%
1993                           $19                        17%
1994                           $19.5                      17%
1995                           $21.5                      17%
1996                           $22 5                      14%
1997                           $24.5                    13.1%


  The Company owns one Class A Office Building in this submarket with 633,482 net rentable square feet.

RECENT ACQUISITION IN BALTIMORE, MARYLAND SUBMARKET

  100 East Pratt Street. 100 East Pratt Street is a 633,482 net rentable square foot Class A Office Building. The property was acquired by the Company in October 1997. 100 East Pratt Street is located along the prestigious "Pratt Street Corridor" overlooking Baltimore's Inner Harbor. The office tower was designed by Skidmore, Owings and Merrill and has won numerous architectural awards. The building has a full complement of amenities including a 940 space parking garage, health club and a conference center occupying an entire floor for the exclusive use of tenants.

DOWNTOWN RICHMOND, VIRGINIA SUBMARKET

  The Riverfront Plaza Property is located in the downtown submarket of Richmond, Virginia. Located along the James River, the downtown submarket is generally bounded by Interstate 64 to the north, the James River to the south, U.S. Route 301 to the west and Interstate 95 to the east. The downtown submarket is located approximately ten minutes' travel from Richmond International Airport, and the region's affluent communities are easily accessible in the suburbs to the north, east and west.

  The downtown Richmond Class A office market consists of nine buildings with
3.0 million square feet of office space. During the period from 1992 through September 30, 1997, the availability rate for Class A office space decreased from 19.8% to 5.0% and average asking rental rates decreased from $22.23 per square foot to $20.84 per square foot.

  The following graph provides information regarding availability rates and average asking rental rates per square foot at year end for each of the years from 1992 through 1996 and at September 30, 1997 for Class A office buildings in the downtown Richmond submarket:

                          [LINE GRAPH APPEARS HERE]

                  Downtown Richmond Class A Office Submarket
                         Average Quoted Market Rent &
                              Availability Rate

Year                            Rent               Availability Rate
----                            ----               -----------------
1992                           $22.23                   19.8%
1993                           $21.84                   17.0%
1994                           $20.86                   13.2%
1995                           $20.40                    9.5%
1996                           $20.40                    8.6%
1997                           $20.84                    5.0%


  The Company's Property in this submarket is an Acquisition Property.

PENDING ACQUISITION IN RICHMOND, VIRGINIA SUBMARKET

  Riverfront Plaza. Riverfront Plaza is an approximately 900,000 (excluding storage space) net rentable square foot Class A office, retail and parking complex consisting of twin 20-story towers. The Company entered into an agreement to purchase the Property on November 11, 1997 and expects to close the acquisition in January, 1998. Although the Company has substantially completed its due diligence review of Riverfront Plaza, there can be no assurance that the acquisition will be consummated in January 1998, or at all. Riverfront Plaza is located on the James River in Richmond, Virginia and is immediately adjacent to the "Canal Walk" redevelopment area. This project, led by the City of Richmond, calls for the renovation of the canal area into a mixed use "24-hour" activity center. The building's 2,178 space garage provides the highest ratio of parking of any building in Richmond.

MIDTOWN MANHATTAN OFFICE MARKET

  New York City is a world renowned business capital and cultural center, with service and retail industries driving its economy. New York remains the nation's leader in financial services and attracts international transactions and global businesses. A major gateway to the United States, its extensive transportation infrastructure includes three airports, premier port and rail services and the nation's largest mass transit system.

  Despite increasing costs, New York City's economy has remained competitive in the areas of retail/wholesale trade and business services, which combine for over one-half of the City's employment base. The services sector, particularly financial, legal, public relations and other business service industries, continue to be an area of growth. This sector also provides high wage jobs which have contributed to the high level of consumption-based activity in the City's economy over the past several years.

  Largely a result of growing opportunities in the services and retail/wholesale trade sectors, the unemployment rate in New York City has recovered steadily during the past five years. This overall increase in employment has combined with a trend to locational preference for midtown Manhattan as compared to the Downtown/Wall Street area for office-based employers, leading to falling vacancy rates and increasing rent levels in this market area.

  According to information provided by Insignia/ESG, the midtown Manhattan market at September 30, 1997 consisted of 194.7 million square feet of space, with supply up 3.2 million square feet (1.7%) over 1992 and absorption of 8.6 million square feet in the same period. The resulting net reduction in supply correlates with a decline in the availability rate (space currently vacant becoming available within 12 months directly or on sublease and additions to supply) from 1992 to September 30, 1997 from 16.5% to 10.7% in midtown and an increase in asking rent from $32.19 per square foot to $34.31 per square foot over the same period.

PARK AVENUE SUBMARKET

  Two of the Company's three midtown Manhattan Office Properties are located within the Park Avenue submarket of the midtown Manhattan market area. The Park Avenue submarket, with 25.7 million square feet of office space as of September 30, 1997 (an increase of only 300,000 square feet over 1992), is characterized by higher rent levels and lower availability rates than midtown Manhattan generally and has also seen greater improvement during the past five years. During the period 1992 through September 30, 1997, the availability rate in this submarket declined from 15.1% to 7.6% and average asking rental rates increased from $40.36 per square foot to $46.31 per square foot.

  The following graph provides information regarding availability rates and average asking rental rates per square foot at year end for each of the years from 1992 through 1996 and at September 30, 1997 for office buildings in the Park Avenue office submarket:

                          [LINE GRAPH APPEARS HERE]

                         Park Avenue Office Submarket
                         Average Quoted Market Rent &
                              Availability Rate

Year                              Rent              Availability
----                              ----              ------------
1992                             $40.36                 15.1%
1993                             $41.09                 13.1%
1994                             $42.98                  8.2%
1995                             $44.13                 12.5%
1996                             $44.40                 11.4%
1997                             $46.31                  7.6%


 Description of Park Avenue Submarket Properties

  280 Park Avenue. The Company acquired this Property on September 11, 1997. 280 Park Avenue is a modern Class A Office Building containing approximately
1.2 million net rentable square feet. The Property is located on the full westerly blockfront of Park Avenue between East 48th Street and East 49th Street and occupies two-thirds of the block running from Park Avenue toward Madison Avenue. 280 Park Avenue was designed by Emery Roth & Sons and was built in two phases. The 30 story East Tower was built in 1961 and the 42 story West Tower was constructed in 1968. The Property recently underwent a significant modernization program including upgrades to the HVAC and life safety systems, exterior plazas, lobby areas, the Park Avenue and mid-block entrances. Across Park Avenue from the Property to the north are the Waldorf-Astoria Hotel and the landmark St. Bartholomew's Church. The Property is only four blocks from Grand Central Terminal and its commuter rail lines and subway connections, and is one block from a new direct entrance to Grand Central Terminal that is currently under construction. As of September 30, 1997, Bankers Trust Company leased 208,276 net rentable square feet (approximately 18% of the net rentable square feet) pursuant to a lease which expires February 28, 2011. Bankers Trust Company has two five-year extension options following the initial lease expiration at a base rent equal to 85% of the fair rental value of the property on the commencement date of such extension. Pursuant to such lease, Bankers Trust Company is expected to pay base rent per leased square foot of $35.00 during the years 1997 through 2001, $36.01 in 2002, $39.00 during the years 2003 through 2006, $40.01 in 2007, and $43.00 during the years 2008 through 2011. As of September 30, 1997, the National Football League leased 201,658 net rentable square feet (approximately 17% of the net rentable square feet) pursuant to a lease which expires February 28, 2012. Pursuant to such lease, the National Football League is expected to pay base rent per leased square foot of $39.33 during the years 1997 through 2001, $41.02 in 2002, $41.35 during the years 2003 through 2006, $43.04 in 2007, and $43.37 during the years 2008 through 2012. As of September 30, 1997, Furman Selz LLC leased 159,288 net rentable square feet (approximately 14% of the net rentable square feet) pursuant to a lease which expires January 31, 2014. The Company has committed to lease an additional 46,078 square feet to Furman Selz LLC effective November 1, 1997. This additional space will bring the total net rentable square feet to 205,366 (approximately 18% of the net rentable square feet). Pursuant to such lease, Furman Selz LLC will receive free rent during the period from July 1, 1997 through February 1, 1999 on 159,288 square feet and from November 1, 1997 through February 1, 1999 on 46,078 square feet. Furman Selz LLC is expected to pay base rent per leased square foot of $37.29 in 1999, $40.75 during the years 2000 through 2003, $44.18 in 2004, $44.50 during the years 2005 through 2008, $47.97 in 2009, and $48.29 during the years 2010 through 2014. In connection with this lease, the Company is required to pay $9.2 million towards tenant improvements and $3.4 million of leasing commissions.

  Based on information provided by the previous owner of this Property, the occupancy rate for this Property at January 5, 1994, 1995, 1996 and 1997 and at September 30, 1997 was 88.2%, 77.1%, 70.0%, 83.7% and 81.9%, respectively.
The Average Effective Annual Rent per leased square foot of 280 Park Avenue for the nine months ended September 30, 1997 was $42.71. Based on the information provided to the Company by the previous owner of this Property, the Company is unable to provide occupancy rates for 1992 and 1993 and Average Effective Annual Rent information for the years 1992 through 1996.

  The aggregate tax basis of depreciable real property at 280 Park Avenue for federal income tax purposes was $197.3 million as of September 30, 1997. Depreciation is computed on the straight-line method over the estimated life of the real property which is 39 years. For the tax year ending June 30, 1998, 280 Park Avenue will be taxed by the Borough of Manhattan at a rate equal to $10.164 per $100 of assessed value, resulting in a total tax for such period equal to $9,575,493.

  In the Company's opinion, 280 Park Avenue is adequately covered by insurance.

  In addition to normally recurring capital expenditures, the Company has committed or budgeted to invest $29.0 million in tenant improvements, leasing commissions and building system improvements.

  The following schedule of lease expirations for this Property sets forth:
(i) the number of leases expiring; (ii) the total area in square feet covered by such leases; (iii) the Annualized Rent represented by such leases; and (iv) the percentage of Annualized Rent represented by such leases, for the three months ending December 31, 1997, each of the years 1998 through 2006, and the year 2007 and beyond:

                    THREE
                    MONTHS
                    ENDING                                                                                          2007 AND
                   12/31/97    1998    1999     2000        2001       2002      2003    2004    2005      2006      BEYOND
                   --------  --------  ----  ----------  ----------  --------  --------  ----  --------  --------  -----------
Number of Leases
 Expiring........         1         3     0           9           6         1         3     0         1         1           15
Square Footage of
 Expiring
 Leases..........     6,720     9,753     0      53,674      78,421     3,254    25,696     0    16,500     5,594      759,789
Annualized Rent..  $422,697  $392,546  $  0  $2,765,709  $3,855,416  $134,024  $927,202  $  0  $769,050  $194,392  $30,787,965
Percentage of
 Annualized Rent
 Expiring........      1.05%     0.98% 0.00%       6.87%       9.58%     0.33%     2.30% 0.00%     1.91%     0.48%       76.49%

  The Property is subject to a mortgage as set forth under "Management's Discussion and Analysis of Financial Condition and Results of Operations-- Liquidity and Capital Resources--Mortgage Indebtedness."

  599 Lexington Avenue. The revenue from this Property amounted to more than 10% of the Company's revenue for the pro forma twelve months ended September 30, 1997. 599 Lexington Avenue is a 50-story, 1 million square foot Class A Office Building that occupies the entire blockfront on the east side of Lexington Avenue between 52nd and 53rd Streets, directly across 53rd Street from Citicorp Center. The building was completed by the Company in 1984. Designed by architect Edward Larrabee Barnes, 599 Lexington Avenue has a finely detailed aluminum and glass curtain wall exterior and rises to its 653 foot height through a series of distinctive geometric setbacks. The building sits on a 45,000 square foot site including a triangular plaza in front of its main entrance facing the corner of 53rd Street and Lexington Avenue that includes an entrance to the city subway system providing direct access to two separate subway lines. The 50-foot tall glass-fronted marble lobby showcases a major three dimensional work by American artist Frank Stella. The ground floor of the building has approximately 24,500 square feet of retail space fronting on Lexington Avenue and 52nd and 53rd Streets. Approximately 80% of the 985,500 rentable square feet of office space is on virtually column-free floors of 21,000 square feet or more, which the Company believes enables tenants to house their operations with an unusually high level of efficiency. The building's setbacks at its upper levels provide a series of floors of 15,750 and then 7,600 square feet that can offer high visibility for small and medium-size tenancies on a multi-tenant or full floor occupancy basis.

  As of September 30, 1997, Shearman & Sterling, a national law firm, leased 424,649 net rentable square feet (approximately 42% of the net rentable square feet) pursuant to a lease which expires August 31, 2007. Pursuant to such lease, Shearman & Sterling is expected to pay base rent per leased square foot of $30.02 in 1997, $34.51 during the years 1998 through 2001, $35.84 in 2002, and $38.23 during the years 2003 through 2007. In addition, under such lease the tenant has four five-year extension options following the expiration of the lease on August 31, 2007. As of December 31, 1996, Jones, Day, Reavis & Pogue ("Jones, Day"), a national law firm, leased 144,289 net rentable square feet (approximately 14% of the net rentable square feet) pursuant to a lease which expires February 28, 2002 with respect to 128,539 net rentable square feet and on May 31, 2006 with respect to the remaining 15,750 net rentable square feet. Jones, Day has a five-year renewal option with respect to the 128,539 net rentable square feet expiring February 28, 2002. Pursuant to its lease, Jones, Day is expected to pay base rent per leased square foot of $50.65 in 1997, $51.21 in 1998, $51.43 in 1999, $51.65 in 2000, $52.18 in
2001, and $52.41 in 2002, and, with respect to the 15,750 net rentable square feet expiring May 31, $48.00 during the years 2003 through 2006. As of December 31, 1996, Citibank, N.A., a national bank, leased 114,350 square feet (approximately 11% of the net rentable square feet) pursuant to a lease which expires on December 31, 2002. Pursuant to this lease, Citibank is expected to pay base rent per leased square foot of $39.50 in 1997, $42.79 in 1998, and $45.50 during the years 1999 through 2002.

  The Average Effective Annual Rent per leased square foot of 599 Lexington Avenue for the years ended December 31, 1992, 1993, 1994, 1995, 1996, and September 30, 1997 was $41.08, $41.08, $40.75, $40.65, $39.94 and $40.06,
respectively. The occupancy rate of the Property for each of such years was 99.2%, 100.0%, 97.2%, 99.7%, 99.5% and 99.7%, respectively.

  The aggregate tax basis of depreciable real property at 599 Lexington Avenue for federal income tax purposes was $144.8 million as of September 30, 1997. Depreciation is computed on the straight-line method over the estimated life of the real property which range from 18 to 39 years. The aggregate tax basis of depreciable personal property associated with 599 Lexington Avenue for federal income tax purposes was $6.0 million as of September 30, 1997. Depreciation is computed on the straight-line and double declining balance methods over the estimated useful life of the personal property of five or seven years. For the tax year ending June 30, 1998, 599 Lexington Avenue will be taxed by the Borough of Manhattan at a rate equal to $10.164 per $100 of assessed value, resulting in a total tax for such period equal to $10,766,725.

  The Property is subject to a mortgage as set forth under "Management's Discussion and Analysis of Financial Condition and Results of Operations-- Liquidity and Capital Resources--Mortgage Indebtedness." Such mortgage is not prepayable. The mortgage lender has an option to purchase, at the maturity of the mortgage, a 33.33% interest in the Property in exchange for cancellation of the outstanding balance of the mortgage (which option, if exercised, would ascribe an implied value of approximately $675.0 million to the Property as a whole). The mortgage requires that the Property be managed by a limited liability company (the "599 Manager") which is at all times controlled by Mr. Zuckerman or Mr. Linde. The economic interests in the 599 Manager are 99.9% owned by the Company, and Messrs. Zuckerman and Linde are the sole managing-members, and hold the remaining 0.1% interest. In the event the 599 Manager is no longer controlled by Mr. Zuckerman and Mr. Linde, other than as a result of their respective deaths or incapacity, the mortgage lender could require the mortgage loan to be repaid in its entirety prior to maturity. Each of Messrs. Zuckerman and Linde have agreed to notify the Company at least six months prior to resigning as a managing member of the 599 Manager.

  The following schedule of lease expirations for this Property sets forth:
(i) the number of leases expiring; (ii) the total area in square feet covered by such leases; (iii) the Annualized Rent represented by such leases; and (iv) the percentage of Annualized Rent represented by such leases, for the three months ending December 31, 1997, each of the years 1998 through 2006, and the year 2007 and beyond:

                  THREE MONTHS
                     ENDING
                    12/31/97      1998      1999       2000     2001     2002         2003       2004      2005      2006
                  ------------ ----------  -------  ----------  ----  -----------  ----------  --------  --------  --------
Number of Leases
 Expiring.......            3           6        1           3     0           11           5         2         4         1
Square Footage
 of Expiring
 Leases.........       41,647      27,360      350      19,118     0      400,266      21,365     6,145    17,043    15,750
Annualized
 Rent...........   $2,362,004  $1,166,934  $35,494  $1,003,435     0  $21,825,951  $1,642,029  $462,266  $898,022  $693,789
Percentage of
 Annualized Rent
 Expiring.......         4.45%       2.20%    0.07%       1.89% 0.00%       41.14%       3.09%     0.87%     1.69%     1.31%
                   2007 AND
                    BEYOND
                  ------------
Number of Leases
 Expiring.......            3
Square Footage
 of Expiring
 Leases.........      447,999
Annualized
 Rent...........  $22,964,952
Percentage of
 Annualized Rent
 Expiring.......        43.29%

  In the Company's opinion, 599 Lexington Avenue is adequately covered by insurance.

  Other than normally recurring capital expenditures, the Company has no plans with respect to material renovation, improvement or redevelopment of 599 Lexington Avenue.

  See "Operating Partnership Agreement--Tax Protection Provisions."

EAST SIDE SUBMARKET

  The East Side Submarket consists of 15.8 million square feet in 33 buildings generally located east of Park Avenue and north of 46th Street. During the period from 1992 through September 30, 1997, the availability rate in this submarket declined from 17.2% to 12.6% and average asking rental rates increased from $31.42 per square foot to $36.95 per square foot.

                          [LINE GRAPH APPEARS HERE]

                          East Side Office Submarket
                         Average Quoted Market Rent &
                              Availability Rate

Year                  Rent              Availability Rate
----                  ----              -----------------
1992                 $31.42                   17.2%
1993                 $30.20                   14.8%
1994                 $32.21                    8.8%
1995                 $35.30                    9.8%
1996                 $34.77                   11.8%
1997                 $36.95                   12.6%


RECENT ACQUISITION IN EAST SIDE SUBMARKET

  875 Third Avenue. 875 Third Avenue was acquired by the Company on November 21, 1997. This approximately 682,000 net rentable square foot Class A Office Building is located in midtown Manhattan on Third Avenue between 53rd and 52nd Streets. The Property is located in the Eastside submarket of midtown

Manhattan, one block from the Park Avenue submarket. As of September 30, 1997, Debevoise & Plimpton leased 279,375 net rentable square feet (approximately 40% of the net rentable square feet) pursuant to a lease which expires October 31, 2002. Pursuant to such lease, Debevoise & Plimpton is expected to pay Base Rent per leased square foot of $42.64 in 1997 and $44.12 during the years 1998 through 2002. As of September 30, 1997, Instinet Corporation leased 148,000 net rentable square feet (approximately 21% of the net rentable square feet) pursuant to a lease which expires July 31, 2003. Pursuant to such lease, Instinet Corporation is expected to pay base rent per leased square foot of $27.98 in 1997, $29.58 in 1998, $31.44 in 1999, and $31.85 during the years
2000 through 2003. As of September 30, 1997, Sidley & Austin leased 131,250 net rentable square feet (approximately 19% of the net rentable square feet) pursuant to a lease which expires June 30, 2002. Pursuant to such lease, Sidley & Austin is expected to pay base rate per leased square foot of $43.27 during the years 1997 through 2002. As of September 30, 1997, Grey Advertising, Inc. leased 90,250 net rentable square feet (approximately 13% of the net rentable square feet) of which 64,000 square feet expires December 31, 1999 and 26,250 square feet expires June 30, 2002. Pursuant to its leases, Grey Advertising, Inc. is expected to pay base rent per leased square foot of $30.11 in 1997, $31.53 during the years 1998 through 1999 and $38.50 during the years 2000 through 2002.

  The Average Effective Annual Rent per leased square foot of 875 Third Avenue for the nine months ended September 30, 1997 was $39.41. According to information provided by the seller of this property, the occupancy rate for this Property for the years ended December 31, 1992, 1993, 1994, 1995 and 1996 was 98.3%, 96.5%, 100.0%, 100.0% and 100.0%, respectively. The occupancy rate of the Property for the nine months ended September 30, 1997 was 100%. Based on the information provided to the Company by the previous owner of this Property, the Company is unable to provide Average Effective Annual Rent information for the years 1992 through 1996.

  The aggregate tax basis of depreciable real property at 875 Third Avenue for federal income tax purposes was $148.6 million as of September 30, 1997. Depreciation is computed on the straight-line method over the estimated life of the real property which is 39 years. For the tax year ending June 30, 1998, 875 Third Avenue will be taxed by the Borough of Manhattan at a rate equal to $10.164 per $100 of assessed value, resulting in a total tax for such period equal to $6,266,106.

  For information concerning the expiration of leases with respect to 875 Third Avenue, see "Business and Properties--Tenants--Lease Expirations of Office and Industrial Properties--Eastside."

  In the Company's opinion, 875 Third Avenue is adequately covered by insurance.

  Other than normally recurring capital expenditures, the Company has no plans with respect to material renovation, improvement or redevelopment of 875 Third Avenue.

  The Property is subject to a mortgage as set forth under "Management's Discussion and Analysis of Financial Condition and Results of Operations-- Liquidity and Capital Resources--Mortgage Indebtedness."

  See "Operating Partnership Agreement--Tax Protection Provisions."

                             THE HOTEL PROPERTIES

  The Company owns two Hotel Properties in the Greater Boston area, one in downtown Boston on the Boston Harbor waterfront and one in East Cambridge that is part of the Cambridge Center development. Both hotels are operated by Marriott International, Inc. under the Marriott(R) name. In order to assist the Company in maintaining its qualifications as a REIT under federal tax law, the Company leases these Hotel Properties, pursuant to separate leases with a participation in the gross receipts of the Hotel Properties, to a lessee (ZL Hotel LLC) in which Messrs. Zuckerman and Linde are the sole member-managers. Messrs. Zuckerman Linde have a 9.8% economic interest in such lessee and two unaffiliated public charities have a 90.2% economic interest. Marriott International, Inc. operates these Hotel Properties under the Marriott(R) name pursuant to management agreements with ZL Hotel LLC.

THE HOTEL DEVELOPMENT PROPERTY

  Residence Inn by Marriott(R). The Company is developing a 221 room limited service Residence Inn by Marriott(R) on a site in the Company's Cambridge Center development. Residence Inn by Marriott(R) is an extended-stay hotel.

GREATER BOSTON HOTEL MARKET

  Over the past five years the Greater Boston hotel market has consistently ranked as one of the strongest lodging markets in the country, with high occupancy and average room rates resulting in revenues per available room ("REVPAR," the hotel industry standard of comparison) significantly higher than average. In 1996, according to Horwath Landauer/Smith Travel Research, the Greater Boston hotel market supply of approximately 34,500 rooms had an overall occupancy rate of 73.5% and an average room rate of $105.51, ranking fourth in both of these categories out of the top 25 markets nationwide.

  The strength of this market reflects the broad base of room demand in Boston as a national and international business, tourist and meeting destination. Business growth in Boston from 1992 through 1996 has been strong as reflected in falling office vacancy rates and unemployment rates (see "--The Office Properties--Greater Boston Office Market"). Boston has grown steadily as a national and international tourist destination, with total visitors to Boston reaching a record 10.6 million in 1996 according to the Boston Convention and Tourist Bureau, up 21% over 1992. Boston is also an important meeting and convention site, ranked as a "first-tier" convention city even though as a result of the limited size of exhibition space available in its Hynes Convention Center it does not rank in the top 30 in the amount of prime exhibit space in its principal convention facility. In November 1997, the state enacted legislation providing for the development of a new convention center with an estimated cost of approximately $700 million that would contain a 600,000 square foot main exhibit hall with 235,000 square feet of additional meeting space, which would more than triple the 193,000 square feet currently available in the Hynes Convention Center. There can be no assurances that this new convention center will be developed as planned.

BOSTON/CAMBRIDGE HOTEL SUBMARKET

  The Company's completed Hotel Properties are located in downtown Boston and in East Cambridge, the latter directly across the Longfellow Bridge from Boston. The Boston/Cambridge lodging market, at the core of the metropolitan area, has a total of approximately 13,371 rooms and achieves higher occupancy and room rates than the Greater Boston market as a whole, with resulting higher REVPAR, as indicated in the following table which indicates the performance of that market during the years 1992 through 1996:

                  BOSTON/CAMBRIDGE HOTEL SUBMARKET, 1992-1996

                                     1992     1993     1994     1995     1996
                                    -------  -------  -------  -------  -------
Occupancy..........................    71.5%    74.6%    76.5%    77.4%    78.1%
Average Daily Rate................. $115.25  $118.75  $126.75  $133.00  $143.25
REVPAR............................. $ 82.41  $ 88.59  $ 96.92  $102.88  $111.84
Percent Change.....................              7.5%     9.4%     6.1%     8.7%
Available Room Supply..............  13,069   13,112   13,224   13.359   13,371
Percent Change.....................              0.3%     0.9%     1.0%     0.1%

--------
Source: Pinnacle Advisory Group

  New additions to the Boston hotel market are underway and anticipated and if the proposed new convention center is constructed further additions to supply are expected. The Company believes that business, tourist and convention and meeting-driven demand will increase as well, supported by major transportation infrastructure improvements currently underway including the $10.4 billion Central Artery/Ted Williams Tunnel project (which will improve access to downtown Boston and Logan International Airport and the urban quality of downtown Boston) and the $1.2 billion Logan 2000 program (the modernization and facility expansion of Logan

International Airport). The Company also believes that because of their excellent locations and the advantages of Marriott(R) brand strength and marketing programs and management, its Hotel Properties will continue to perform strongly and benefit directly from such growth in overall demand.

SEASONALITY

  The Company's two completed hotels traditionally have experienced significant seasonality in their net operating income, with average weighted net operating income by quarter over the past three years as follows:

     FIRST QUARTER       SECOND QUARTER         THIRD QUARTER         FOURTH QUARTER
     -------------       --------------         -------------         --------------
          14%                 30%                    31%                   25%

  MARRIOTT(R) IS A REGISTERED TRADEMARK OF MARRIOTT INTERNATIONAL, INC., WHICH HAS NOT ENDORSED OR APPROVED THE OFFERING OR ANY OF THE FINANCIAL RESULTS OF THE HOTELS SET FORTH IN THIS PROSPECTUS. INVESTORS IN THE COMPANY WILL NOT RECEIVE AN INTEREST IN MARRIOTT INTERNATIONAL, INC.

          DEVELOPMENT CONSULTING AND THIRD-PARTY PROPERTY MANAGEMENT

DEVELOPMENT CONSULTING

  Because commercial real estate development is a highly complex and specialized business, many corporate and government entities that decide to develop a property primarily for their own use seek a development and project manager to assist with the design and execution of the project. The Company has found development consulting and project management to be a desirable way to leverage the Company's extensive experience in project and construction management, marketing, leasing, finance, governmental relations, tax, real estate law, and accounting. The Company's engagement in this type of activity has three distinct attractions:

  . Development consulting and project management can be a significant source of revenue that requires little incremental investment by the Company. To support the Company's own activities, the Company's offices in Boston and Washington, D.C. are staffed with professionals who are able to provide the full range of services needed for project design and execution. By taking on third party projects, the Company is able to fully utilize the talents of those individuals and add to their experience and knowledge base.

  . In addition to being a profitable source of revenue, the Company has achieved significant recognition in its primary markets for successful oversight of high-visibility projects. The Company believes that such recognition has added to the Company's credibility when bidding for build-to-suit projects or attempting to significantly pre-lease a project under construction.

  . The Company has been successful at retaining clients at the end of third-party development projects and becoming the property manager for the completed project. These property management engagements are excellent sources of incremental revenues without the need for large investment or risk.

THIRD-PARTY PROPERTY MANAGEMENT AND TENANT SERVICES

  The Company generally does not provide third-party property management services, but the Company has been willing to accept property management engagements in certain cases where the Company had a pre-existing relationship with a major tenant or client for whom the Company provided development services. In Greater Washington, D.C., the Company manages six properties for third parties. The Company served as development and project manager for all of these properties.

                               PARTIAL INTERESTS

  The Company owns less than a 100.0% fee interest in 15 of the Properties. The Company owns a 25.0% limited liability company membership interest in three buildings in Reston, Virginia, which the Company is currently developing in partnership with Westbrook. The Company's economic interest in this property may be increased above 25.0%, depending upon the achievement of certain performance objectives. The Company owns a 75.0% partnership interest and is the sole general partner of the limited partnership that owns 100.0% of the fee interest in Montvale Center in Gaithersburg, Maryland. Because of the priority of the Company's 75.0% partnership interest, the Company expects to receive substantially all of any partnership distributions that are made with respect to this property. The Company owns a 35.7% controlling general partnership interest in the nine Hilltop Business Center properties, 560 Forbes Boulevard in South San Francisco, California and 430 Rozzi Place in South San Francisco, California.

                             ENVIRONMENTAL MATTERS

  Some of the Properties are located in urban and industrial areas where fill or current or historical industrial uses of the areas have caused site contamination. With respect to all of the Properties, independent environmental consultants have been retained in the past to conduct or update Phase I environmental assessments (which generally do not involve invasive techniques such as soil or ground water sampling) and asbestos surveys on all of the Properties. These environmental assessments have not revealed any environmental conditions that the Company believes will have a material adverse effect on its business, assets or results of operations, and the Company is not aware of any other environmental condition with respect to any of the Properties which the Company believes would have such a material adverse effect.

  With respect to 17 Hartwell Avenue in Lexington, Massachusetts, the Company received a Notice of Potential Responsibility ("NOR") from the state regulatory authority on January 9, 1997, related to groundwater contamination. In addition, the Company received a Notice of Downgradient Property Status Submittal from each of two third parties concerning alleged contamination at two downgradient properties. 17 Hartwell Avenue is a 30,000 square foot office building occupied by Kendall Company, a division of Tyco International, which has been the tenant of the entire building for 20 years. The tenant received a similar NOR and responded to the state regulatory authority that it would conduct an investigation. That investigation is underway and has identified the presence of hazardous substances in a catch basin along the property line. It is expected that the tenant will take any necessary response actions. The lease with the tenant contains a provision pursuant to which the tenant indemnifies the Company against such liability. The Company has notified the state regulatory authority that it will cooperate with and monitor the tenant's investigation.

  On January 15, 1992, 91 Hartwell Avenue in Lexington, Massachusetts was listed by the state regulatory authority as an unclassified Confirmed Disposal Site in connection with groundwater contamination. 91 Hartwell Avenue is a 122,328 square foot office building occupied by five tenants. The Company has engaged a specially licensed environmental consultant to perform the necessary investigation and assessment and to prepare submittals to the state regulatory authority. On August 1, 1997, such consultant submitted to the state regulatory authority a Phase I -- Limited Site Investigation Report and Downgradient Property Status Opinion. This Opinion concluded that the property qualifies for Downgradient Property Status under the state regulatory program. Downgradient Property Status eliminates certain deadlines for conducting response actions at a site. Although the Company believes that the current or former owners of the upgradient source properties may ultimately be responsible for some or all of the costs of such response actions, the Company will take any necessary further response actions.

  The Company expects that any resolution of the environmental matters relating to 17 Hartwell Ave. and 91 Hartwell Ave. will not have a material impact on the financial position, results of operations or liquidity of the Company.

              CERTAIN AGREEMENTS RELATING TO THE PROPERTIES

  The Operating Partnership Agreement provides that, until June 23, 2007, the Operating Partnership may not sell or otherwise transfer any of the Designated Properties (i.e., 599 Lexington Avenue, One and Two Independence Square, and Capital Gallery, or a successor property obtained in a "like kind" exchange for such a property) in a taxable transaction without the prior written consent of Messrs. Zuckerman and Linde. In connection with the acquisition or contribution of five other properties, the Company entered into similar agreements for the benefit of the selling or contributing properties. Specifically, the Company has agreed with the party that contributed 875 Third Avenue to the Operating Partnership that the Company will not sell or otherwise transfer that Property in a taxable transaction until November 21, 2007 without the consent of that party. The Company has entered into a similar agreement restricting the Company's ability to transfer 2300 N Street in a taxable transaction until June, 2002. In addition, the Company has agreed with the parties that will contribute the Lockheed Martin Building, the National Imaging and Mapping Agency Building and the Reston Town Center Office Complex that the Company will not sell or otherwise transfer in a taxable transaction such Properties (except to an existing tenant pursuant to an existing purchase option) for a period of ten years from the date the Company completes its acquisition of these Properties. In the case of a Designated Property, 2300 N Street and 875 Third Avenue, the Operating Partnership is not required to obtain the aforementioned consent from a party protected thereby if such party does not continue to hold, during the applicable period, at least a specified percentage of such party's original OP Units. Since the consent of the protected parties is required only in connection with a taxable sale or other disposition of any Designated Property, the Operating Partnership will not be required to obtain such consent in connection with a "like-kind" exchange of any such property in accordance with Section 1031 of the Code or in connection with a number of other nontaxable transactions, such as a nontaxable reorganization or merger of the Operating Partnership or the formation of a joint venture involving a Property pursuant to Section 721 of the Code. The Operating Partnership has also entered into agreements providing Messrs. Zuckerman, Linde and others with the right to guarantee additional and/or substitute indebtedness of the Company in the event that certain other indebtedness is repaid or reduced. See "The Operating Partnership--Tax Protection Provisions."

                         THE UNSECURED LINE OF CREDIT

  Upon the completion of the Initial Offering, the Company entered into a $300 million Unsecured Line of Credit with BankBoston, as agent, that expires in June 2000. The Unsecured Line of Credit is a recourse obligation of the Operating Partnership and is guaranteed by the Company. The Company has used, and intends to continue to use, the Unsecured Line of Credit principally to fund growth opportunities and for working capital purposes. As of December 1, 1997, the Company had an outstanding balance of $233.0 million under this line of credit.

  The Company's ability to borrow under the Unsecured Line of Credit is subject to the Company's ongoing compliance with a number of financial and other covenants. The Unsecured Line of Credit requires: the Company to maintain a ratio of unsecured indebtedness to unencumbered property value of not more than 60%; that the unencumbered properties must generate sufficient net operating income to maintain a debt service coverage ratio of at least 1.4 to 1 (based on a 25-year amortization with an assumed interest rate equal to the rate on seven-year U.S. Treasuries plus 2%); a total indebtedness to total asset value ratio of not more than (i) 65% for the period from November 21, 1997 through April 30, 1998 and (ii) 55% after April 30, 1998; that the ratio of EBITDA to debt service plus estimated capital expenditures and preferred dividends be at least 1.75 to 1; and certain other customary covenants and performance requirements. In addition, the Unsecured Line of Credit restricts ownership of hotel properties to 25% of the Company's aggregate portfolio. The Unsecured Line of Credit, except under certain circumstances, limits the Company's ability to make distributions up to 90% of its annual Funds from Operations.

  The Unsecured Line of Credit, at the Company's election, bears interest at a floating rate based on a spread over LIBOR equal to (i) 125 basis points during the period from November 21, 1997 through January 31, 1998, (ii) 140 basis points during the period from February 1, 1998 through April 30, 1998, and (iii) after April 30, 1998, from 90 basis points to 110 basis points, depending upon the Company's applicable leverage ratio, or BankBoston's prime rate. The Unsecured Line of Credit requires monthly payments of interest only on prime rate loans, with interest on LIBOR loans payable on the last day of an interest period but not less often than quarterly. LIBOR loans may be for periods of between thirty and 180 days.

                                  MANAGEMENT

                       DIRECTORS AND EXECUTIVE OFFICERS

  Pursuant to the Certificate, the Board of Directors is divided into three classes of directors. The initial terms of the three classes will expire in 1998 (Mr. Zuckerman), 1999 (Messrs. Patricof and Turchin) and 2000 (Messrs. Linde and Seidenberg), respectively. Beginning in 1998, directors of each class will be chosen for three-year terms upon the expiration of their current terms and each year one class of directors will be elected by the stockholders. The Company believes that classification of the Board of Directors helps to assure the continuity and stability of the Company's business strategies and policies as determined by the Board of Directors. Holders of shares of Common Stock have no right to cumulative voting in the election of directors. Consequently, at each annual meeting of stockholders, the holders of a majority of the shares of Common Stock will be able to elect all of the successors of the class of directors whose terms expire at that meeting. A majority of directors are neither employees nor affiliates of the Company.

  The following table sets forth certain information with respect to the directors and executive officers of the Company as of December 1, 1997:

          NAME                                       AGE        POSITION
          ----                                       --- ----------------------
   Mortimer B. Zuckerman............................  60 Chairman of the Board
   Edward H. Linde..................................  56 President,
                                                         Chief Executive
                                                         Officer and Director
   Alan J. Patricof.................................  63 Director
   Ivan G. Seidenberg...............................  51 Director
   Martin Turchin...................................  56 Director
   Raymond A. Ritchey...............................  47 Senior Vice President
   Robert E. Burke..................................  60 Senior Vice President
   David R. Barrett.................................  56 Senior Vice President
   Robert E. Selsam.................................  51 Senior Vice President
   David G. Gaw.....................................  46 Senior Vice President,
                                                         Chief Financial
                                                         Officer

  The following is a biographical summary of the experience of the directors and executive and senior officers of the Company:

 Directors and Executive Officers

  Mr. Mortimer B. Zuckerman serves as Chairman of the Board of Directors of the Company. Mr. Zuckerman co-founded the Company in 1970 after spending seven years at Cabot, Cabot & Forbes where he rose to the position of Senior Vice President and Chief Financial Officer. He is a graduate of McGill University, Montreal receiving an undergraduate degree in 1957 and a degree of law in 1961. He received an MBA with distinction from the Wharton School, University of Pennsylvania in 1961 and a Master of Law from Harvard University in 1962. Mr. Zuckerman serves as a Trustee for New York University, a Director and Member of the Executive Committee of WNET/Channel 13 New York, a Trustee of Memorial Sloan-Kettering Cancer Institute, a Trustee of the Institute For Advanced Studies at Princeton, a Member of the Harvard Medical School Board of Visitors, and a Member of the Council on Foreign Relations and the International Institute For Strategic Studies. He is also Chairman and Editor-in-Chief of U.S. News & World Report, Chairman of The Atlantic Monthly magazine, Chairman and Co-Publisher of the New York Daily News and Chairman of the Board of Applied Graphics Technologies (AGT) and a member of the Board of Directors of Snyder Communications.

  Mr. Edward H. Linde serves as President, Chief Executive Officer and a Director of the Company. Mr. Linde co-founded the Company in 1970 after spending five years at Cabot, Cabot & Forbes where he became Vice President and Senior Project Manager. Mr. Linde serves as Chairman of the Board of Directors of the

Massachusetts Government Land Bank and Co-Chairman of the Massachusetts Development Finance Agency. He is also a member of the Board of Directors of the CareGroup and the Beth Israel Deaconess Medical Center, an Overseer of the Boston Symphony Orchestra, and a member of the Board of Fellows of the Harvard Medical School. Mr. Linde is a member of the Board of Applied Graphics Technologies (AGT). He received a BS in Civil Engineering from MIT in 1962 and an MBA from Harvard Business School, where he was a Baker Scholar, in 1964.

  Mr. Alan J. Patricof serves as a Director of the Company. Mr. Patricof is Chairman of the Board of Directors of Patricof & Co. Ventures, Inc., the company that he founded in 1969. He has more than 30 years of investment experience with a particular expertise in portfolio management. Mr. Patricof was Chairman of the White House Commission on the Small Business Administration and a member of the Blue Ribbon Commission of the National Association of Corporate Directors. He also serves as a director of Cellular Communications International, Inc., Cellular Communications of Puerto Rico, Inc., CoreComm Incorporated, Healthcare Direct, Inc., Johnny Rockets Group, Inc., Medscape, Inc., NTL Incorporated, and SCP Communications, Inc. Mr. Patricof received a BS in finance from Ohio State University and an MBA from Columbia University Graduate School of Business.

  Mr. Ivan G. Seidenberg serves as a Director of the Company. Mr. Seidenberg is Vice Chairman, President and Chief Operating Officer of Bell Atlantic. Prior to the merger of Bell Atlantic and NYNEX, Mr. Seidenberg was Chairman and Chief Executive Officer of NYNEX where he held various positions since 1991. Mr. Seidenberg is a member of the Board of Directors of AlliedSignal Inc., American Home Products Corp., The Conference Board, CVS Corp., Pace University, The Museum of Television and Radio, The New York Hall of Science, The New York Hospital and Viacom, Inc., and a director of Bell Atlantic. He is Chairman of the Federal Communications Commission's Network Reliability and Interoperability Council and a member of the Council on Foreign Relations and the Lincoln Center Consolidated Fund Committee. Mr. Seidenberg received a BA in mathematics from City University of New York and an MBA from Pace University.

  Mr. Martin Turchin serves as a Director of the Company. Since 1985, Mr. Turchin has served as Vice-Chairman of Insignia/Edward S. Gordon Co., Inc., a subsidiary of Insignia Financial Group, one of the nation's largest commercial real estate brokerage and management firms. Mr. Turchin has more than 30 years experience as a commercial real estate broker, consultant and advisor and has been involved in some of the largest real estate transactions in the United States. Mr. Turchin is a three time recipient of the Real Estate Board of New York's "Most Ingenious Deal of the Year Award." Mr. Turchin attended City College of the University of New York and St. John's Law School.

  Mr. Raymond A. Ritchey serves as a Senior Vice President, Co-Manager of the Washington office and National Director of Acquisitions and Development for the Company. In this capacity, Mr. Ritchey is responsible for all marketing and new opportunity origination in the Washington area and directly oversees similar activities for the Company on a national basis. Mr. Ritchey joined the Company in 1980, leading the Company's expansion to become one of the dominant real estate firms in the Washington metropolitan area. For four years prior to joining the Company, Mr. Ritchey was one of the leading commercial real estate brokers in the Washington area with Coldwell Banker. He is a 1972 graduate of the U.S. Naval Academy and a 1973 graduate of the U.S. Naval Post Graduate School in Monterey, California.

  Mr. Robert E. Burke serves as a Senior Vice President and Co-Manager of the Washington office for the Company. He joined the Company in 1979 to open its Washington area office serving as general manager in charge of operations of that office. Prior to 1979, Mr. Burke spent 7 1/2 years as General Manager of the John Fitzgerald Kennedy Library Corporation. He received dual degrees in 1960 when he earned a BS from Bates College and a Bachelor of Civil Engineering degree from Rensselaer Polytechnic Institute.

  Mr. David R. Barrett serves as Senior Vice President and Manager of the Boston office of the Company. He joined the Company in 1976 after six years as a principal in a consulting firm specializing in housing and urban development and after serving as Special Assistant to the Administrator of the Housing and Development Administration of the City of New York. He has been involved in all aspects of developing the Company's portfolio of properties and was directly responsible for the approval, design, construction and leasing of the Cambridge Center development. Mr. Barrett received a BA from Columbia College in 1963 and an LLB with honors from Harvard Law School in 1966 where he was an editor of the Harvard Law Review.

  Mr. Robert E. Selsam is a Senior Vice President and Manager of the Company's New York office. He joined the Company in 1984, prior to which he was Director of Planning for the Metropolitan Transportation Authority of the State of New York. Mr. Selsam serves as Secretary and member of the Executive Committee of the New York Building Congress, is Executive Vice President and past Co-Chairman of the Associated Builders and Owners of New York, a member of the Executive Committee of the Association for a Better New York, and Vice President and Trustee of the New York Foundation for Architecture. He received a BA from the University of Pennsylvania in 1968 and a MS in Urban Planning from the Columbia University School of Architecture in 1970. Mr. Selsam has had direct involvement in all aspects of the Company's New York activities including development, leasing and building operations.

  Mr. David G. Gaw is Senior Vice President and Chief Financial Officer for the Company, where he oversees a 47-person accounting, control and financial management department. He joined the Company in 1982 and has been involved in the Company's financial operations since then, including administering the Company's financings and banking relationships. From 1978 to 1982 he served as Vice President for the Norwood Group. Mr. Gaw received a BSBA from Suffolk University in 1973 and also received an MBA from Suffolk University in 1983.

 Senior Officers

  Mr. Frederick J. DeAngelis serves as Senior Vice President and General Counsel for the Company, where he oversees a staff of three lawyers and one paralegal. Mr. DeAngelis joined the Company in 1980 after serving as a partner at the firm of Lane & Altman in Boston. He received an AB in Economics (cum laude) from Holy Cross College in 1970 and a doctor of law degree (magna cum laude) from Boston College Law School in 1973.

  Mr. Stephen R. Clineburg, who joined the Company in 1984, serves as Senior Vice President and Regional General Counsel, Washington region. From June 1972 through July 1984, Mr. Clineburg was an attorney at the Gulf Oil Corporation and before that had been a Vice President and Title Officer of the Real Title Corporation in Fairfax, Virginia. Mr. Clineburg graduated from Columbia University with a BA in English in 1963 and from the University of Virginia Law School in Charlottesville in 1966.

  Mr. James C. Rosenfeld is a Senior Vice President of the Company, where he has been responsible for all suburban Boston project development. Prior to joining the Company in 1980, he worked for ten years at Cabot, Cabot & Forbes where he served as project manager on major commercial office building projects. Mr. Rosenfeld received an AB from Bowdoin College in 1965.

  Mr. E. Mitchell Norville is Senior Vice President and Senior Project Manager-Washington for the Company. In that capacity he oversees development of the Company's projects, including its fee development work for third parties. He has had direct responsibility for the project management of such projects as Independence Square, the headquarters for HCFA, and the work being performed for the National Institute of Health. Mr. Norville joined the Company in 1984 following his graduation from the University of Virginia with an MBA. He also received a BS in Mechanical Engineering from Clemson University in 1980.

  Mr. Peter D. Johnston is a Senior Vice President of the Company, where he has been responsible for the development of more than one million square feet of the Company's Washington, D.C., commercial projects. He joined Boston Properties in 1987 after receiving an MBA from the University of Virginia. Mr. Johnston also received a Bachelor of Business Administration from Roanoke College in 1981 as well as an MA degree from Hollins College in 1982.

  Mr. John D. Camera, Jr. is Senior Vice President--Boston Construction Management for the Company and in that capacity oversees the Company's Boston area construction activities. Mr. Camera, who joined the Company in 1980, has more than 30 years of construction industry experience. He is a 1964 graduate of the

Worcester Polytechnic Institute where he received a BS in Civil Engineering. Following graduation he served in the U.S. Navy Civil Engineering Corps. During his time at the Company, he has been responsible for more than $325 million of construction activity.

  Mr. Jonathan B. Kurtis is Senior Vice President--Washington Construction Management for the Company. In that capacity he oversees all of the Company's Washington area construction activities and has been responsible for more than $517 million of successfully completed construction undertaken by the Company. Mr. Kurtis joined the Company in 1984 following seven years of general contractor project management experience. He graduated from the University of Florida in Gainesville, Florida with a Bachelor of Building Construction in 1977.

  Mr. John J. Baraldi is Senior Vice President and National Director of Property Management at the Company. In that capacity, and based on his 35 years of property management experience, he provides national leadership and guidance to the property managers responsible for each of the Company's geographical areas of activity. Mr. Baraldi joined the Company in 1975 after holding property management positions at Cabot, Cabot & Forbes and the General Foods Corporation.

  Mr. David H. Boone is Senior Vice President and Director of Washington Area Property Management for the Company. In that capacity, he has direct responsibility for the property management of the Company's Washington properties. Mr. Boone joined the Company in 1986 after 23 years experience in building operations and property management with other firms. Mr. Boone has also served as commercial Vice President for BOMA (Building Owners & Managers Association) Washington, D.C. and on the Board of Governors for BOMA International.

  Mr. William J. Wedge serves as Senior Vice President--Tax Counsel for the Company. He joined Boston Properties in 1984 after serving in the Tax Department of Coopers & Lybrand. Mr. Wedge graduated from Dartmouth College in 1977 with a B.A. in History and Government, received a JD (cum laude) from Suffolk Law School in 1981 and was awarded a Masters of Taxation (LLM) by Boston University Law School in 1984. Mr. Wedge is an Adjunct Professor of Law at Suffolk Law School. He oversees tax and corporate affairs for the Company.

                     COMMITTEES OF THE BOARD OF DIRECTORS

 Audit Committee

  The Board of Directors has established an Audit Committee consisting of Messrs. Patricof, Seidenberg and Turchin. The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the scope and results of the audit engagement, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of the Company's internal accounting controls.

 Compensation Committee

  The Board of Directors has established a Compensation Committee to determine compensation for the Company's executive officers. The members of the Compensation Committee are Messrs. Patricof, Seidenberg and Turchin.

  The Board of Directors has also established a Special Acquisitions and Finance Committee, the members of which are Messrs. Zuckerman and Linde, and a Significant Investments Committee, the members of which are Messrs. Zuckerman, Linde and Turchin.

  The Board of Directors may from time to time establish certain other committees to facilitate the management of the Company.

                           COMPENSATION OF DIRECTORS

  The Company pays its non-employee directors annual compensation of $15,000 for their services. In addition, non-employee directors receive a fee of $1,000 for each Board of Directors meeting attended in person.

Non-employee directors attending any committee meetings in person receive an additional fee of $1,000 for each committee meeting attended, unless the committee meeting is held on the day of a meeting of the Board of Directors. Non-employee directors also receive an additional fee of $250 for each telephonic meeting attended. Each Non-Employee Director has made an election, subject to approval of the Board's Compensation Committee, to receive, on a deferred basis, Shares of Common Stock in lieu of cash fees. Non-employee directors are also reimbursed for reasonable expenses incurred to attend director and committee meetings. Officers of the Company who are directors are not paid any directors' fees. The Non-employee directors received, upon initial election to the Board of Directors, an option to purchase 10,000 shares of Common Stock, and annually thereafter will receive an option to purchase 5,000 shares of Common Stock. These options will become exercisable over two years.

                            EXECUTIVE COMPENSATION

  The following table sets forth the total compensation paid in 1996 and the annual base salary rates and other compensation expected to be paid in 1997 to the Company's Chief Executive Officer and each of the Company's four other most highly compensated executive officers (the "Named Executive Officers").

                          SUMMARY COMPENSATION TABLE

                                                                         LONG TERM
                                                                        COMPENSATION
                                         ANNUAL COMPENSATION               AWARDS
                                  ------------------------------------- ------------
                                                             OTHER       SECURITIES
                                                            ANNUAL       UNDERLYING      ALL OTHER
NAME AND PRINCIPAL POSITION  YEAR SALARY($)    BONUS($) COMPENSATION($)  OPTIONS(#)   COMPENSATION($)
---------------------------  ---- ---------    -------- --------------- ------------  ---------------
Edward H. Linde.........     1997 $150,000(1)    (2)          (3)         320,000(4)        --
 President and Chief         1996    7,000        --        $12,378(3)       --             --
  Executive Officer
Raymond A. Ritchey......     1997 $250,000(1)    (2)          --          200,000(4)        (5)
 Senior Vice President       1996  292,423        --          --             --           $4,150(5)
Robert E. Burke.........     1997 $250,000(1)    (2)          --          160,000(4)        (5)
 Senior Vice President       1996  313,023        --          --             --           $4,150(5)
David R. Barrett........     1997 $240,000(1)    (2)          --          120,000(4)        (5)
 Senior Vice President       1996  285,493        --          --             --           $4,150(5)
Robert E. Selsam........     1997 $221,500(1)  $42,225        --           80,000(4)        (5)
 Senior Vice President       1996  220,324      42,654        --             --           $4,150(5)

--------
(1) Represents rate of annual base salary for 1997 that has been in effect since the completion of the Initial Offering.
(2) 1997 bonus will be determined by the Board of Directors in its discretion.
(3) Represents the Company's contribution toward Mr. Linde's automobile expenses. The Company anticipates that this amount will remain approximately the same in 1997.
(4) One third of these options are exercisable on each of the third, fourth and fifth anniversary of the Initial Offering.
(5) 1996 amounts include the Company's matching contribution under its 401(k) plan ($4,000 per individual) and the Company's cost of term life insurance (approximately $150 per individual). The Company anticipates that 1997 amounts will be approximately the same.

                       OPTION GRANTS IN FISCAL YEAR 1997

                                                                     POTENTIAL REALIZABLE
                                      INDIVIDUAL GRANTS                VALUE AT ASSUMED
                         -------------------------------------------   ANNUAL RATES OF
                                  PERCENT OF                             SHARE PRICE
                                 TOTAL OPTIONS  EXERCISE               APPRECIATION FOR
          NAME           OPTIONS  GRANTED TO       OR                    OPTION TERM
          ----           GRANTED EMPLOYEES IN  BASE PRICE EXPIRATION --------------------
                         (#)(1)   FISCAL YEAR    ($/SH)      DATE      5%($)     10%($)
                         ------- ------------- ---------- ---------- --------- ----------
Edward H. Linde......... 320,000     16.4%       25.00       (2)     5,030,400 12,748,800
Raymond A. Ritchey...... 200,000     10.3        25.00       (2)     3,144,000  7,968,000
Robert E. Burke......... 160,000      8.2        25.00       (2)     2,515,200  6,374,000
David R. Barrett........ 120,000      6.2        25.00       (2)     1,886,400  4,780,800
Robert E. Selsam........  80,000      4.1        25.00       (2)     1,257,600  3,187,200

--------
(1) One third of these options are exercisable on each of the third, fourth and fifth anniversary of the Initial Offering.
(2)The expiration date of the options is June 23, 2007.

  Mr. Zuckerman, Chairman of the Board, also received a grant of 320,000 options on the same terms and with the same realizable values as Mr. Linde.

                   EMPLOYMENT AND NONCOMPETITION AGREEMENTS

  Mr. Linde, as President and Chief Executive Officer, has an employment and noncompetition agreement with the Company (the "Employment Agreement"). Pursuant to the Employment Agreement, until the third anniversary of the Initial Offering, Mr. Linde will devote substantially all of his business time to the business and affairs of the Company. Mr. Linde receives an annual base salary of $150,000 and is eligible for bonus compensation, including stock options, to be determined in the discretion of the Board of Directors. Mr. Linde's employment with the Company may be terminated for "cause" by the Company for: (i) gross negligence or willful misconduct; (ii) an uncured breach of any of his material duties under the Employment Agreement; (iii) fraud or other conduct against the material best interests of the Company; or
(iv) a conviction of a felony if such conviction has a material adverse effect on the Company. Mr. Linde may terminate his employment for "good reason," which includes: (i) a substantial adverse change in the nature or scope of his responsibilities and authority under the Employment Agreement or (ii) an uncured breach by the Company of any of its material obligations under the Employment Agreement. If Mr. Linde's employment is terminated by the Company "without cause" or by Mr. Linde for "good reason," then Mr. Linde will be entitled to a severance amount equal to the product of (x) his base salary plus prior year's bonus multiplied by (y) the number of full and fractional years that the noncompetition agreement described below is in effect (but in any event at least one year's base salary plus prior year's bonus).

  The Employment Agreement prohibits Mr. Linde while he is a director or an officer of the Company and for one year thereafter, but in any event until the third anniversary of the Initial Offering, from (i) engaging, directly or indirectly, in the acquisition, development, construction, operation, management, or leasing of any commercial real estate property, (ii) intentionally interfering with the Company's relationships with its tenants, suppliers, contractors, lenders or employees or with any governmental agency, or (iii) soliciting the Company's tenants or employees. Pursuant to the Employment Agreement, however, Mr. Linde may engage in minority interest passive investments which include the acquisition, holding, and exercise of voting rights associated with investments made through (i) the purchase of securities that represent a non-controlling, minority interest in an entity or
(ii) the lending of money, but without management of the property or business to which such investment directly or indirectly relates and without any business or strategic consultation with such entity. In addition, Mr. Linde may participate as an officer or director of any charitable organization, and he may continue to own and operate the one Personal Property. The period that this noncompetition agreement is in effect may be terminated prematurely by the Company which will reduce the severance amount payable to Mr. Linde. In addition, the agreement provides that the noncompetition provision shall not apply if Mr. Linde's employment is terminated following certain changes of control of the Company; in such event, the severance amount payable to Mr. Linde will be determined by reference to the period of time that the noncompetition provision would have been in effect in the absence of such a change of control. See "Policies with Respect to Certain Activities--Conflict of Interest Policies--Excluded Property."

  Messrs. Barrett, Burke, Ritchey, Rosenfeld and Selsam have employment agreements with the Company similar to that of Mr. Linde, except that the geographic scope of their noncompetition provisions is limited to the Company's markets at the time of termination of their employment. In addition, Mr. Zuckerman is a party to an agreement with the Company that contains noncompetition provisions of the same scope and duration as the noncompetition provisions of Mr. Linde's Employment Agreement. The Company will continue to be subject during the term of Mr. Selsam's employment to an agreement dated August 10, 1995 pursuant to which (i) he was paid $35,000 on August 1, 1997 and (ii) he is paid 5% of the management fees earned on 90 Church Street, a property managed by the Company.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The Company has established a Compensation Committee consisting of Messrs. Seidenberg, Patricof and Turchin, none of whom was or is an officer or employee of the Company. As the compensation of the Company's senior officers for 1997 was established at the time of the Initial Offering, the Compensation Committee did not meet during 1997. None of such persons had any relationships requiring disclosure under applicable rules and regulations.

                               STOCK OPTION PLAN

  The Company has adopted the Boston Properties, Inc. 1997 Stock Option and Incentive Plan (the "Plan") to provide incentives to attract and retain executive officers, directors, employees and other key personnel. The Plan is administered by the Compensation Committee. The maximum number of shares available for issuance under the Plan is 9.5% of the total number of shares of Common Stock and OP Units (other than OP Units owned by the Company) outstanding from time to time. After the completion of the Offering, there will be 6,331,880 shares reserved for issuance under the Plan.

  The following summary of the Plan is qualified in its entirety by reference to the full text of the Plan, a copy of which has been filed with the Securities and Exchange Commission as an exhibit to the Registration Statement of which this Prospectus is a part.

  The Plan permits the granting of (i) options to purchase Common Stock intended to qualify as incentive stock options ("Incentive Options") under
Section 422 of the Code and (ii) options that do not so qualify ("Non-Qualified Options"). The option exercise price of each option will be determined by the Committee but may not be less than 100% of the fair market value of the Common Stock on the date of grant in the case of incentive stock options, and may not be less than 25% of the fair market value of the Common Stock on the date of grant in the case of Non-Qualified Options. Plan participants may elect, with the consent of the Committee, to receive discounted Non-Qualified Options in lieu of cash compensation.

  The term of each option will be fixed by the Committee and may not exceed ten years from date of grant in the case of an Incentive Option. The Committee will determine at what time or times each option may be exercised and, subject to the provisions of the Plan, the period of time, if any, after retirement, death, disability or termination of employment during which options may be exercised. Options may be made exercisable in installments, and the exercisability of options may be accelerated by the Committee.

  At the discretion of the Committee, stock options granted under the Plan may include a "re-load" feature pursuant to which an optionee exercising an option by the delivery of shares of Common Stock would automatically be granted an additional stock option (with an exercise price equal to the fair market value of the
Common Stock on the date the additional stock option is granted) to purchase that number of shares of Common Stock equal to the number delivered to exercise the original stock option. The purpose of this feature is to enable participants to maintain an equity interest in the Company without dilution.

  To qualify as Incentive Options, options must meet additional Federal tax requirements, including limits on the value of shares subject to Incentive Options which first become exercisable in any one calendar year, and a shorter term and higher minimum exercise price in the case of certain large stockholders.

  The Plan provides for the automatic grant of Non-Qualified Options to non-employee directors. Each non-employee director received, upon initial election to the Board of Directors, a Non-Qualified Option to acquire 10,000 shares of Common Stock. Each non-employee director who is serving as a director of the Company on the fifth business day after each annual meeting of shareholders, beginning with the 1998 annual meeting, will automatically be granted on such day a Non-Qualified Option to acquire 5,000 shares of Common Stock. The exercise price of each such Non-Qualified Option is the fair market value of the Common Stock on the date of grant. One-half of each Non-Qualified Option shall be exercisable on each of the first and second anniversary date of grant. The Committee may also grant additional Non-Qualified Options to non-employee directors.

  The Committee may also award, subject to such conditions and restrictions as the Committee may determine, shares of Common Stock; deferred stock units which are ultimately payable in the form of shares of Common Stock; performance share awards to participants entitling the participants to receive shares of Common Stock upon the achievement of individual or Company performance goals; dividend equivalent rights, which entitle the recipient to receive credits for dividends that would be paid if the recipient had held specified shares of Common Stock; awards of capital stock other than Common Stock and other awards that are valued in whole or in part by reference to or are otherwise based on, Common Stock.

  The Committee may provide in each award agreement that the award becomes fully vested and non-forfeitable if, after a Change of Control of the Company (as defined in the Plan), the participant's employment is terminated by the Company (or its successor) without cause, or if the participant voluntarily resigns for "good reason" (as defined in the Plan).

NEW PLAN BENEFITS

  Approximately 175 employees and four non-employee directors are currently eligible to participate in the Plan. The table below shows the options that have been granted to current employees and non-employee directors as of December 1, 1997.

                     1997 STOCK OPTION AND INCENTIVE PLAN

                                                           NUMBER OF SHARES
     NAME AND POSITION                                UNDERLYING STOCK OPTION(1)
     -----------------                                --------------------------
     Mortimer B. Zuckerman...........................           320,000
      Chairman
     Edward H. Linde.................................           320,000
      President and Chief Executive Officer
     Executive Group (6 persons).....................           930,000
     Non-Employee Director Group (4 persons).........           350,000
     Non-Executive Officer Employee Group
      (approximately 157 persons)....................         1,017,600

--------
(1) All options were granted to the employees and the non-employee directors at the Initial Offering price of $25.00. In general, one-third of the options granted to officers and Mr. Zuckerman will be exercisable on each of the third, fourth and fifth anniversary of the date of grant, respectively. One-third of the options granted to employees who are not officers will be exercisable on each of the first, second and third anniversary of the date of grant, respectively. Other than the options granted to Mr. Zuckerman as described above, one-half of the options granted to non-employee directors will be exercisable on each of the first and second anniversary date of grant, respectively.

TAX ASPECTS UNDER THE U.S. INTERNAL REVENUE CODE

  The following is a summary of the principal Federal income tax consequences of option grants under the Plan. It does not describe all Federal tax consequences under the Plan, nor does it describe state or local tax consequences.

INCENTIVE OPTIONS

  Under the Code, an employee will not realize taxable income by reason of the grant or the exercise of an Incentive Option. If an employee exercises an Incentive Option and does not dispose of the shares until the later of (a) two years from the date the option was granted or (b) one year from the date the shares were transferred to the employee, the entire gain, if any, realized upon disposition of such shares will be taxable to the employee as long-term capital gain, and the Company will not be entitled to any deduction. If an employee disposes of the shares within such one-year or two-year period in a manner so as to violate the holding period requirements (a "disqualifying disposition"), the employee generally will realize ordinary income in the year of disposition, and, provided the Company complies with applicable withholding requirements, the Company will receive a corresponding deduction, in an amount equal to the excess of (1) the lesser of (x) the amount, if any, realized on the disposition and (y) the fair market value of the shares on the date the option was exercised over (2) the option price. Any additional gain realized on the disposition of the shares acquired upon exercise of the option will be long-term or short-term capital gain and any loss will be long-term or short-term capital loss depending upon the holding period for such shares. The employee will be considered to have disposed of his shares if he sells, exchanges, makes a gift of or transfers legal title to the shares (except by pledge or by transfer on death). If the disposition of shares is by gift and violates the holding period requirements, the amount of the employee's ordinary income (and the Company's deduction) is equal to the fair market value of the shares on the date of exercise less the option price. If the disposition is by sale or exchange, the employee's tax basis will equal the amount paid for the shares plus any ordinary income realized as a result of the disqualifying distribution. The exercise of an Incentive Option may subject the employee to the alternative minimum tax.

  Special rules apply if an employee surrenders shares of Common Stock in payment of the exercise price of his Incentive Option.

  An Incentive Option that is exercised by an employee more than three months after an employee's employment terminates will be treated as a Non-Qualified Option for Federal income tax purposes. In the case of an employee who is disabled, the three-month period is extended to one year and in the case of an employee who dies, the three-month employment rule does not apply.

NON-QUALIFIED OPTIONS

  There are no Federal income tax consequences to either the optionee or the Company on the grant of a Non-Qualified Option. On the exercise of a Non-Qualified Option, the optionee has taxable ordinary income equal to the excess of the fair market value of the Common Stock received on the exercise date over the option price of the shares. The optionee's tax basis for the shares acquired upon exercise of a Non-Qualified Option is increased by the amount of such taxable income. The Company will be entitled to a Federal income tax deduction in an amount equal to such excess. Upon the sale of the shares acquired by exercise of a Non-Qualified Option, the optionee will realize long-term or short-term capital gain or loss depending upon his or her holding period for such shares.

  Special rules apply if an optionee surrenders shares of Common Stock in payment of the exercise price of a Non-Qualified Option.

                  LIMITATION OF LIABILITY AND INDEMNIFICATION

  The Company's directors and officers are and will be indemnified against certain liabilities under Delaware law, the Certificate of Incorporation and Bylaws of the Company and the Operating Partnership Agreement. The Certificate of Incorporation of the Company requires the Company to indemnify its directors and officers to the fullest extent permitted from time to time under Delaware law.

  The Bylaws provide that directors and officers of the Company shall be, and, in the discretion of the Board of Directors, non-officer employees may be, indemnified by the Company to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended, against all expenses and liabilities reasonably incurred in connection with service for or on behalf of the Company. The Bylaws also provide that the right of directors and officers to indemnification shall be a contract right and shall not be exclusive of any other right now possessed or hereafter acquired under any bylaw, agreement, vote of stockholders or otherwise. The Certificate contains a provision permitted by Delaware law that generally eliminates the personal liability of directors for monetary damages for breaches of their fiduciary duty, including breaches involving negligence or gross negligence in business combinations, unless the director has breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or a knowing violation of law, paid a dividend or approved a stock repurchase in violation of the Delaware General Corporation Law ("DGCL") or obtained an improper personal benefit. The provision does not alter a director's liability under the federal securities laws. In addition, this provision does not affect the availability of equitable remedies, such as an injunction or rescission, for breach of fiduciary duty. The Company believes that this provision will assist the Company in attracting and retaining qualified individuals to serve as officers and directors.

  The Operating Partnership Agreement also provides for indemnification of the Company and its directors and officers to the same extent indemnification is provided to directors and officers of the Company in the Company's Certificate and limits the liability of the Company and its directors and officers to the Operating Partnership and its partners, to the same extent that the liability of directors and officers of the Company to the Company and its stockholders is limited under their organizational documents.

                          INDEMNIFICATION AGREEMENTS

  The Company has entered into indemnification agreements with each of its directors and executive officers. The indemnification agreements require, among other things, that the Company indemnify its directors and executive officers to the fullest extent permitted by law and advance to the directors and executive officers all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. Under these agreements, the Company must also indemnify and advance all expenses incurred by directors and executive officers seeking to enforce their rights under the indemnification agreements and may cover directors and executive officers under the Company's directors' and officers' liability insurance. Although the form of indemnification agreement offers substantially the same scope of coverage afforded by law, as a traditional form of contract it may provide greater assurance to directors and executive officers that indemnification will be available.

                             CERTAIN TRANSACTIONS

  Prior to the Initial Offering, Messrs. Zuckerman and Linde made loans totaling $40.5 million to entities that owned certain development properties and parcels of land that the Company succeeded to the ownership of at the completion of the Offering. Such loans bore interest at an annual rate of 9.25%, which interest was capitalized over the period that such loans have been outstanding. At the completion of the Initial Offering, the balance of such loans was approximately $42.8 million, which balance was repaid at the completion of the Initial Offering with amounts drawn under the Unsecured Line of Credit.

                  POLICIES WITH RESPECT TO CERTAIN ACTIVITIES

  The following is a discussion of certain investment, financing and other policies of the Company. These policies have been determined by the Company's Board of Directors and, in general, may be amended or revised from time to time by the Board of Directors without a vote of the stockholders.

                              INVESTMENT POLICIES

INVESTMENT IN REAL ESTATE OR INTERESTS IN REAL ESTATE

  The Company conducts all of its investment activities through the Operating Partnership and its affiliates. The Company's investment objectives are to provide quarterly cash distributions and achieve long-term capital appreciation through increases in the value of the Company. The Company has not established a specific policy regarding the relative priority of these investment objectives. For a discussion of the Properties and the Company's acquisition and other strategic objectives, see "Business and Properties" and "Business and Growth Strategies."

  The Company expects to continue to pursue its investment objectives primarily through the ownership by the Operating Partnership of the Properties and other acquired properties. The Company currently intends to continue to invest primarily in developments of commercial properties and acquisitions of existing improved properties or properties in need of redevelopment, and acquisitions of land which the Company believes has development potential. Future investment or development activities will not be limited to any geographic area or product type or to a specified percentage of the Company's assets. While the Company intends to continue to diversify in terms of property locations, size and market, the Company does not have any limit on the amount or percentage of its assets that may be invested in any one property or any one geographic area. The Company intends to engage in such future investment or development activities in a manner that is consistent with the maintenance of its status as a REIT for federal income tax purposes. In addition, the Company may purchase or lease income-producing commercial and other types of properties for long-term investment, expand and improve the real estate presently owned or other properties purchased, or sell such real estate properties, in whole or in part, when circumstances warrant. The Company does not have a policy that restricts the amount or percentage of assets that will be invested in any specific property.

  The Company may also continue to participate with third parties in property ownership, through joint ventures or other types of co-ownership. Such investments may permit the Company to own interests in larger assets without unduly restricting diversification and, therefore, add flexibility in structuring its portfolio. The Company will not, however, enter into a joint venture or partnership to make an investment that would not otherwise meet its investment policies.

  Equity investments may be subject to existing mortgage financing and other indebtedness or such financing or indebtedness as may be incurred in connection with acquiring or refinancing these investments. Debt service on such financing or indebtedness will have a priority over any distributions with respect to the Common Stock. Investments are also subject to the Company's policy not to be treated as an investment company under the Investment Company Act of 1940, as amended (the "1940 Act").

INVESTMENTS IN REAL ESTATE MORTGAGES

  While the Company's current portfolio consists of, and the Company's business objectives emphasize, equity investments in commercial real estate, the Company may, at the discretion of the Board of Directors, invest in mortgages and other types of real estate interests consistent with the Company's qualification as a REIT. The Company does not presently intend to invest in mortgages or deeds of trust, but may invest in participating or convertible mortgages if the Company concludes that it may benefit from the cash flow or any appreciation in value of the property. Investments in real estate mortgages run the risk that one or more borrowers may default under such mortgages and that the collateral securing such mortgages may not be sufficient to enable the Company to recoup its full investment.

SECURITIES OR INTERESTS IN PERSONS PRIMARILY ENGAGED IN REAL ESTATE ACTIVITIES AND OTHER ISSUERS

  Subject to the percentage of ownership limitations and gross income tests necessary for REIT qualification, the Company also may invest in securities of other REITs, other entities engaged in real estate activities or securities of other issuers, including for the purpose of exercising control over such entities.

                                 DISPOSITIONS

  The Company does not currently intend to dispose of any of the Properties, although it reserves the right to do so if, based upon management's periodic review of the Company's portfolio, the Board of Directors determines that such action would be in the best interests of the Company. Any decision to dispose of a Property will be made by the Company and approved by a majority of the Board of Directors. The tax consequences of the disposition of the Properties may, however, influence the decision of certain directors and executive officers of the Company who hold OP Units as to the desirability of a proposed disposition. See "Policies with Respect to Certain Activities--Conflict of Interest Policies" and "Operating Partnership Agreement--Tax Protection Provisions."

                              FINANCING POLICIES

  The Company does not have a policy limiting the amount of indebtedness that the Company may incur. In addition, the Certificate and Bylaws do not limit the amount or percentage of indebtedness that the Company may incur. The Company has not established any limit on the number or amount of mortgages that may be placed on any single property or on its portfolio as a whole.

  The Board of Directors will consider a number of factors when evaluating the Company's level of indebtedness and when making decisions regarding the incurrence of indebtedness, including the purchase price of properties to be acquired with debt financing, the estimated market value of its properties upon refinancing and the ability of particular properties and the Company as a whole to generate cash flow to cover expected debt service. See "Risk Factors--Impact of Debt on the Company" and "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

                         CONFLICT OF INTEREST POLICIES

  Certain holders of OP Units, including Messrs. Zuckerman and Linde, will incur adverse tax consequences upon the sale of certain of the Properties owned by the Company and on the repayment of indebtedness which are different from the tax consequences to the Company and persons who purchase shares of Common Stock in the Offering. Consequently, such holders may have different objectives regarding the appropriate pricing and timing of any such sale or repayment of indebtedness. While the Company will have the exclusive authority under the Operating Partnership Agreement to determine whether, when, and on what terms to sell a Property (other than a Designated Property) or when to refinance or repay indebtedness, any such decision would require the approval of the Board of Directors. As Directors of the Company, Messrs. Zuckerman and Linde have substantial influence with respect to any such decision, and such influence could be exercised in a manner inconsistent with the interests of some, or a majority, of the Company's stockholders, including in a manner which could prevent completion of a Property sale or the repayment of indebtedness.

  In this connection, the Operating Partnership Agreement provides that, until June 23, 2007, the Operating Partnership may not sell or otherwise transfer a Designated Property (defined as One and Two Independence Square, 599 Lexington Avenue and Capital Gallery, or a successor property acquired in a like-kind exchange for such a property) in a taxable transaction without the prior consent of Messrs. Zuckerman and Linde. Similarly, the Company has agreed with the party that contributed 875 Third Avenue to the Operating Partnership that the Company will not sell or otherwise transfer that Property or a successor property in a taxable transaction until November 21, 2007 without the consent of that party. The Operating Partnership is not, however, required to obtain this consent from Messrs. Zuckerman or Linde or the parties to the 875 Third Avenue transaction who are protected thereby if at any time during the applicable period the protected party does not continue to hold at least a specified percentage of such party's original OP Units. In addition, the Company has agreed with the parties that will contribute the Lockheed Martin Building, the National Imaging and Mapping Agency Building and the Reston Town Center Office Complex that the Company will not sell or otherwise transfer such Properties (except to an existing tenant pursuant to an existing purchase option) for a period of ten years from the date the

Company completes its acquisition of these Properties. For the pro forma nine months ended September 30, 1997, the Properties described above in this paragraph comprised approximately 32.8% of the Company's pro forma Funds from Operations.

  In addition to the foregoing, the Operating Partnership agreed to undertake to use its reasonable commercial efforts to cause its lenders to permit Messrs. Zuckerman and Linde to guarantee additional and/or substitute Operating Partnership indebtedness following the Initial Offering if Messrs. Zuckerman or Linde would recognize gain following the Offering as a result of the refinancing of the Operating Partnership's indebtedness. The Operating Partnership is under no obligation, however, to maintain any specified debt or any specified level of indebtedness. See "Operating Partnership Agreement--Tax Protection Provisions" for a more complete description of these provisions.

  The Company has adopted certain policies that are designed to eliminate or minimize certain potential conflicts of interest. In addition, the Company's Board of Directors is subject to certain provisions of Delaware law, which are also designed to eliminate or minimize conflicts. However, there can be no assurance that these policies or provisions of law will always be successful in eliminating the influence of such conflicts, and if they are not successful, decisions could be made that might fail to reflect fully the interests of all stockholders.

  The Company has adopted a policy that, without the approval of a majority of the disinterested directors, it will not (i) acquire from or sell to any director, officer or employee of the Company, or any entity in which a director, officer or employee of the Company has an economic interest of more than five percent or a controlling interest, or acquire from or sell to any affiliate of any of the foregoing, any of the assets or other property of the Company, (ii) make any loan to or borrow from any of the foregoing persons or
(iii) engage in any other transaction with any of the foregoing persons.

  Pursuant to Delaware law, a contract or other transaction between the Company and a Director or between the Company and any other corporation or other entity in which a Director is a director or has a material financial interest is not void or voidable solely on the grounds of such common directorship or interest, the presence of such Director at the meeting at which the contract or transaction is authorized, approved or ratified or the counting of the Director's vote in favor thereof if (i) the material facts relating to the common directorship or interest and as to the transaction are disclosed to the Board of Directors or a committee of the Board, and the Board or committee in good faith authorizes the transaction or contract by the affirmative vote of a majority of disinterested directors, even if the disinterested directors constitute less than a quorum, or (ii) the material facts relating to the common directorship or interest and as to the transaction are disclosed to the shareholders entitled to vote thereon, and the transaction is approved in good faith by vote of the shareholders, or
(iii) the transaction or contract is fair and reasonable to the Company at the time it is authorized, ratified or approved.

  See "Risk Factors--Conflicts of Interests."

                               PERSONAL PROPERTY

  Upon the completion of the Initial Offering the Operating Partnership succeeded to all but one of the properties managed by the Company or in which the Company or affiliates of the Company, including Messrs. Zuckerman and Linde, held ownership interests. One property (the "Personal Property") was not contributed to the Company in the Initial Offering. The Personal Property was Sumner Square, a four building office complex located in Washington, D.C., NW (203,765 net rentable square feet).

  Since the Personal Property is located in the same market as certain of the the Company's Properties, it may compete with such Properties. The Personal Property is managed by the Company in return for a management fee with customary terms that are approved by the Company's independent directors. In 1996, the management fee paid with respect to the Personal Property was approximately $314,000. There is no assurance, however, that the Personal Property will continue to be managed by the Operating Partnership or the

Development and Management Company or that fiduciary obligations will not require Messrs. Zuckerman and Linde, from time to time, to devote a significant amount of their time to the Personal Property. See "Risk Factors-- Conflicts of Interest."

  The partnership that owns the Personal Property and in which Messrs. Zuckerman and Linde and other affiliates of the Company hold indirect ownership interests (the "Partnership") has granted the Company an option to acquire the Personal Property for a cash price equal to the sum of (i) $1.00 over the outstanding indebtedness of the Partnership (to the extent not assumed by the Company), (ii) the net cash capital contributions made by the partners of the Partnership after June 23, 1997, with interest thereon, (iii) any expenses associated with the sale (not to exceed $50,000), and (iv) real estate taxes incurred in connection with the transfer of the Personal Property.

                   POLICIES WITH RESPECT TO OTHER ACTIVITIES

  The Company has authority to offer Common Stock, Preferred Stock or options to purchase stock in exchange for property and to repurchase or otherwise acquire its Common Stock or other securities in the open market or otherwise, and the Company may engage in such activities in the future. As described under "Operating Partnership Agreement--Redemption of OP Units," the Company expects (but is not obligated) to issue Common Stock to holders of OP Units in the Operating Partnership upon exercise of their redemption rights. The Company has in the past issued Common Stock and OP Units in exchange for properties. The Board of Directors has no present intention of causing the Company to repurchase any Common Stock. The Company may issue Preferred Stock from time to time, in one or more series, as authorized by the Board of Directors without the need for stockholder approval. See "Description of Capital Stock--Preferred Stock." The Company has not engaged in trading, underwriting or agency distribution or sale of securities of other issuers other than the Operating Partnership and does not intend to do so. At all times, the Company intends to make investments in such a manner as to qualify as a REIT, unless because of circumstances or changes in the Code (or the Treasury Regulations), the Board of Directors determines that it is no longer in the best interest of the Company to qualify as a REIT. The Company has not made any loans to third parties, although it may in the future make loans to third parties, including, without limitation, to joint ventures in which it participates. The Company intends to make investments in such a way that it will not be treated as an investment company under the 1940 Act. The Company's policies with respect to such activities may be reviewed and modified or amended from time to time by the Company's Board of Directors without a vote of the stockholders.

                    STRUCTURE AND FORMATION OF THE COMPANY

                            FORMATION TRANSACTIONS

  Prior to the completion of the Initial Offering, each Property that was owned by the Company at the completion of the Initial Offering was owned by a partnership (a "Property Partnership") of which Messrs. Zuckerman and Linde and others affiliated with Boston Properties, Inc. controlled the managing general partner and, in most cases, a majority economic interest. The other direct or indirect investors in the Property Partnerships included persons formerly affiliated with Boston Properties, Inc., as well as private investors (including former owners of the land on which the Properties were developed) who were not affiliated with Boston Properties, Inc.

  Prior to or simultaneously with the completion of the Initial Offering, the Company engaged in the transactions described below (the "Formation Transactions"), which were designed to consolidate the ownership of the Properties and the commercial real estate business of the Company in the Operating Partnership, to facilitate the Initial Offering and to enable the Company to qualify as a REIT for federal income tax purposes commencing with the taxable year ending December 31, 1997.

  . Boston Properties, Inc., a Massachusetts company ("BP-Massachusetts") that was founded in 1970, was reorganized to change its jurisdiction of organization to Delaware. This reorganization was effected by merging BP-Massachusetts with and into Boston Properties, Inc., a Delaware corporation ("BP-Delaware"), immediately prior to the completion of the Initial Offering.

  . The Company sold 36,110,000 shares of Common Stock in the Initial Offering and contributed approximately $846.4 million, the net proceeds of the Initial Offering, to the Operating Partnership in exchange for an equivalent number of OP Units.

  . Pursuant to one or more option, contribution or merger agreements, (i) certain Property Partnerships contributed Properties to the Operating Partnership, or merged into and with the Operating Partnership, in exchange for OP Units and the assumption of debt, and the partners of such Property Partnerships received such OP Units either directly as merger consideration or as a distribution from the Property Partnership, and (ii) certain persons, both affiliated and not affiliated with the Company, contributed their direct and indirect interests in certain Property Partnerships to the Operating Partnership in exchange for OP Units.

  . Prior to the completion of the Initial Offering, the Company contributed substantially all of its Greater Washington, D.C. third-party property management business to Boston Properties Management, Inc. (the "Development and Management Company"), a subsidiary of the Operating Partnership. In order to retain qualification as a REIT, the Operating Partnership owns a 1.0% voting interest, and holds a 95.0% economic interest, in the Development and Management Company. The remaining voting and economic interest is held by officers and directors of the Development and Management Company. In addition, the other management and development operations of the Company were contributed to the Operating Partnership.

  . In connection with the transactions described in the preceding two paragraphs, the Operating Partnership issued a total of 18,650,000 OP Units.

  . With respect to direct or indirect contributions of interests to the Property Partnerships, the Operating Partnership assumed all the rights, obligations and responsibilities of the holders of such interests. Any working capital or other cash balance of the Property Partnership as of immediately prior to the Initial Offering was distributed to the holders of such interests prior to the contribution to the Operating Partnership. The contribution agreements with respect to such interests generally contained representations only with respect to the ownership of such interests by the holders thereof and certain other limited matters.

  . The Operating Partnership entered into a participating lease with ZL Hotel LLC. Marriott International, Inc. continues to manage the Hotel Properties under the Marriott(R) name pursuant to management agreements with ZL Hotel LLC. Messrs. Zuckerman and Linde are the sole member-managers of the lessee and own a 9.8% economic interest in ZL Hotel LLC. ZL Hotel Corp. owns the remaining 90.2% economic interest in ZL Hotel LLC. Two unaffiliated public charities own all of the capital stock of ZL Hotel Corp.

  . Approximately $707.1 million of the net proceeds of the Initial Offering, together with $57.7 million drawn under the Unsecured Line of Credit, was used by the Operating Partnership to acquire the Newport Office Park Property, repay certain mortgage indebtedness secured by the Properties and to refinance existing indebtedness with respect to the certain development properties and certain parcels of land, the interest on which will continue to be capitalized during the development period.

  As a result of the Formation Transactions, (i) the Company owned 38,693,541 OP Units, which represented an approximately 70.7% economic interest in the Operating Partnership, and Messrs. Zuckerman and Linde and other persons with a direct or indirect interest in the Property Partnerships owned 16,066,459 OP Units, which represented the remaining approximately 29.3% economic interest in the Operating Partnership and (ii) the Company indirectly owned a fee interest in all of the Properties. At the completion of the Formation Transactions, Messrs. Zuckerman and Linde owned an aggregate of 15,972,611 shares of Common Stock and OP Units.

  No independent third-party appraisals, valuations or fairness opinions were obtained by the Company in connection with the Formation Transactions. In forming the Company, the Company succeeded to the ownership of each of the Properties or the interests therein based upon a value for such property determined by the Company. The valuation of the Company as a whole was determined based primarily upon a multiple of estimated funds from operations and adjusted funds from operations attributable to all assets of the Company, including the Company's interests in the Development and Management Company.

                            STRUCTURE OF THE COMPANY

  As a result of the Formation Transactions, the subsequent issuance of 891,369 shares of Common Stock and OP Units in connection with the acquisition of Properties, and the issuance of shares of Common Stock in this Offering, the structure and ownership of the Company is as illustrated in the chart set forth below:


   [Chart depicting Boston Properties, Inc. and its principal subsidiaries]

                          BENEFITS TO RELATED PARTIES

  Certain affiliates of the Company realized certain material benefits in connection with the Formation Transactions, including the following:

  . In respect of their respective ownership interests in the Property Partnerships and the development and management business of the Company, Messrs. Zuckerman and Linde became beneficial owners of a total of 15,972,611 shares of Common Stock and OP Units, with a total value of approximately $399.3 million based on the Initial Offering price of the Common Stock. Other persons who were officers of the Company at the completion of the Initial Offering received 1,186,298 OP Units, with a total value of approximately $29.7 million based on the Initial Offering price, for their interests in the Property Partnerships. In addition, guarantees by Messrs. Zuckerman and Linde with respect to principal repayment of approximately $92 million of indebtedness were released because such indebtedness was repaid at the completion of the Initial Offering. The book value of the interests and assets transferred to the Company by Messrs. Zuckerman and Linde and other officers of the Company was approximately negative $506.3 million.

  . Approximately $749.9 million of indebtedness, of which $707.1 million was secured by the Properties, and $42.8 million was due to Messrs. Zuckerman and Linde for amounts loaned in connection with certain development properties and certain parcels of land, and the related additional and accrued interest thereon, assumed by the Operating Partnership was repaid in the Formation Transactions. A portion of this debt was previously guaranteed by Messrs. Zuckerman and Linde. Messrs. Zuckerman and Linde continued to guarantee certain indebtedness of the Company. See "Operating Partnership Agreement--Tax Protection Provisions."

  . Messrs. Zuckerman and Linde and others who received OP Units in connection with the Formation Transactions were granted registration rights with respect to shares of Common Stock that were issued in exchange for OP Units.

  . In connection with certain development projects or rights, Messrs. Zuckerman and Linde had direct or indirect personal liability, in certain instances, for the performance of contractual obligations by or for the benefit of the Operating Partnership. In connection with the Formation Transactions, they were relieved of such personal liability or, to the extent they were not so relieved, the Operating Partnership agreed to cause such contractual obligations to be performed and to indemnify Messrs. Zuckerman and Linde and their affiliates for all damages and expenses that may arise from any failure to do so.

  . Messrs. Zuckerman and Linde owned approximately 7.1% of the outstanding Common Stock following the Initial Offering, served as directors and as officers with the titles Chairman of the Board and President and Chief Executive Officer, respectively, and the Company entered into an employment agreement with Mr. Linde.

  . A "grandfather" provision in the Company's Shareholder Rights Agreement which assures that Messrs. Zuckerman and Linde and their affiliates would not, alone, be deemed to be a "group" that would trigger the exercisability of rights issued thereunder and that would enable them to continue to own, whether through ownership of Common Stock or OP Units, a percentage economic interest in the Company equal to their interest as of immediately after the completion of the Initial Offering.

                        OPERATING PARTNERSHIP AGREEMENT

  The following summary of the Operating Partnership Agreement describes the material provisions of such agreement. This summary is qualified in its entirety by reference to the Operating Partnership Agreement, which is filed as an exhibit to the Registration Statement of which this Prospectus is a part.

                                  MANAGEMENT

  The Operating Partnership was organized as a Delaware limited partnership on April 8, 1997. The Company is the sole general partner of, and will hold after the Offering approximately 74.1% of the economic interests in, the Operating Partnership. The Company holds a one percent general partner interest in the Operating Partnership and the balance is held as a limited partner interest. The Company conducts substantially all of its business through the Operating Partnership and its subsidiaries.

  Pursuant to the Operating Partnership Agreement, the Company, as the sole general partner of the Operating Partnership, generally has full, exclusive and complete responsibility and discretion in the management, operation and control of the Operating Partnership, including the ability to cause the Operating Partnership to enter into certain major transactions, including acquisitions, developments and dispositions of properties and refinancings of existing indebtedness. No limited partner may take part in the operation, management or control of the business of the Operating Partnership by virtue of being a holder of OP Units. Certain restrictions apply to the Company's ability to engage in a Business Combination, as described more fully under "Extraordinary Transactions" below.

  The limited partners of the Operating Partnership have agreed that in the event of any conflict in the fiduciary duties owed by the Company to its stockholders and by the Company, as general partner of the Operating Partnership, to such limited partners, the Company may act in the best interests of the Company's stockholders without violating its fiduciary duties to such limited partners or being liable for any resulting breach of its duties to the limited partners.

  The Operating Partnership Agreement provides that all business activities of the Company, including all activities pertaining to the acquisition and operation of properties, must be conducted through the Operating Partnership, and that the Operating Partnership must be operated in a manner that will enable the Company to satisfy the requirements for being classified as a REIT.

  REMOVAL OF THE GENERAL PARTNER; TRANSFER OF THE GENERAL PARTNER'S INTEREST

  The Operating Partnership provides that the limited partners may not remove the Company as general partner of the Operating Partnership. The Company may not transfer any of its interests as general or limited partner in the Operating Partnership except (i) in connection with a merger or sale of all or substantially all of its assets pursuant to a transaction for which it has obtained the requisite approval in accordance with the terms of the Operating Partnership Agreement (ii) if the limited partners holding at least three-fourths of the OP Units (excluding OP Units owned by the Company) consent to such transfer or (iii) to certain affiliates of the Company.

               AMENDMENTS OF THE OPERATING PARTNERSHIP AGREEMENT

  Amendments to the Operating Partnership Agreement may be proposed by the Company or by limited partners owning at least 20% of the OP Units.

  Generally, the Operating Partnership Agreement may be amended with the approval of the Company, as general partner, and limited partners (including the Company) holding a majority of the OP Units. Certain amendments that would, among other things, convert a limited partner's interest into a general partner's interest, modify the limited liability of a limited partner, alter the interest of a partner in profits or losses or the right to receive any distributions, alter or modify the redemption right described above, or cause the termination of the

Operating Partnership at a time or on terms inconsistent with those set forth in the Operating Partnership Agreement must be approved by the Company and each limited partner that would be adversely affected by such amendment. Notwithstanding the foregoing, the Company, as general partner, has the power, without the consent of the limited partners, to amend the Operating Partnership Agreement as may be required to (1) add to the obligations of the Company as general partner or surrender any right or power granted to the Company as general partner; (2) reflect the admission, substitution, termination or withdrawal of partners in accordance with the terms of the Operating Partnership Agreement; (3) establish the rights, powers, duties and preferences of any additional partnership interests issued in accordance with the terms of the Operating Partnership Agreement; (4) reflect a change of an inconsequential nature that does not materially adversely affect the limited partners, or cure any ambiguity, correct or supplement any provisions of the Operating Partnership Agreement not inconsistent with law or with other provisions of the Operating Partnership Agreement, or make other changes concerning matters under the Operating Partnership Agreement that are not otherwise inconsistent with the Operating Partnership Agreement or law; or (5) satisfy any requirements of federal or state law. Certain provisions affecting the rights and duties of the Company as general partner (e.g., restrictions on the Company's power to conduct businesses other than owning OP Units; restrictions relating to the issuance of securities of the Company and related capital contributions to the Operating Partnership; restrictions relating to certain extraordinary transactions involving the Company or the Operating Partnership) may not be amended without the approval of a majority or, in certain instances, a supermajority of the OP Units not held by the Company.

               TRANSFER OF OP UNITS; SUBSTITUTE LIMITED PARTNERS

  The Operating Partnership Agreement provides that limited partners generally may transfer their OP Units without the consent of any other person, but may substitute a transferee as a limited partner only with the prior written consent of the Company as the sole general partner of the Operating Partnership. In addition, limited partners may not transfer OP Units in any event until the one-year anniversary of the Initial Offering or in violation of certain regulatory and other restrictions set forth in the Operating Partnership Agreement. Notwithstanding the foregoing, Messrs. Zuckerman and Linde and the other executive and senior officers of the Company have entered into agreements pursuant to which they may not transfer or dispose of OP Units or Common Stock without the consent of Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated for a period of two years (one year in the case of senior officers who are not executive officers) from June 1997.

                            REDEMPTION OF OP UNITS

  Beginning on August 23, 1998 (or such later date as a holder of OP Units may agree), the Operating Partnership will be obligated to redeem each OP Unit at the request of the holder thereof for cash equal to the fair market value of one share of Common Stock at the time of such redemption (as determined in accordance with the provisions of the Operating Partnership Agreement), provided that the Company may elect to acquire any such OP Unit presented for redemption for one share of Common Stock or an amount of cash of the same value. The Company presently anticipates that it will elect to issue Common Stock in connection with each such redemption rather than having the Operating Partnership pay cash. With each such redemption, the Company's percentage ownership interest in the Operating Partnership will increase. Persons other than the Company who acquired OP Units in the Formation Transactions or in connection with acquisitions by the Company have certain rights, pursuant to separate registration rights agreements, to have the issuance of shares of Common Stock that may be issued to them in exchange for their OP Units, or the resale of such shares by them, registered under the Securities Act. See "Shares Available for Future Sale."

             ISSUANCE OF ADDITIONAL LIMITED PARTNERSHIP INTERESTS

  The Company is authorized, without the consent of the limited partners, to cause the Operating Partnership to issue additional OP Units to the Company, to the limited partners or to other persons for such consideration and on such terms and conditions as the Company deems appropriate. If additional OP Units are issued to the

Company, then the Company must (i) issue additional shares of Common Stock and must contribute to the Operating Partnership the entire proceeds received by the Company from such issuance or (ii) issue additional OP Units to all partners in proportion to their respective interests in the Operating Partnership. In addition, the Company may cause the Operating Partnership to issue to the Company additional partnership interests in different series or classes, which may be senior to the OP Units, in conjunction with an offering of securities of the Company having substantially similar rights, in which the proceeds thereof are contributed to the Operating Partnership. Consideration for additional partnership interests may be cash or other property or assets. No limited partner has preemptive, preferential or similar rights with respect to additional capital contributions to the Operating Partnership or the issuance or sale of any partnership interests therein.

                          EXTRAORDINARY TRANSACTIONS

  The Operating Partnership Agreement provides that the Company may not generally engage in any merger, consolidation or other combination with or into another person or sale of all or substantially all of its assets, or any reclassification, or any recapitalization or change of outstanding shares of Common Stock (a "Business Combination"), unless the holders of OP Units will receive, or have the opportunity to receive, the same consideration per OP Unit as holders of Common Stock receive per share of Common Stock in the transaction; if holders of OP Units will not be treated in such manner in connection with a proposed Business Combination, the Company may not engage in such transaction unless limited partners (other than the Company) holding at least 75% of the OP Units held by limited partners vote to approve the Business Combination. In addition, the Company, as general partner of the Operating Partnership, has agreed in the Operating Partnership Agreement with the limited partners that the Company will not consummate a Business Combination in which the Company conducted a vote of the stockholders unless the matter would have been approved had holders of OP Units been able to vote together with the stockholders on the transaction. The foregoing provision of the Operating Partnership Agreement would under no circumstances enable or require the Company to engage in a Business Combination which required the approval of the Company's stockholders if the Company's stockholders did not in fact give the requisite approval. Rather, if the Company's stockholders did approve a Business Combination, the Company would not consummate the transaction unless (i) the Company as general partner first conducts a vote of holders of OP Units (including the Company) on the matter, (ii) the Company votes the OP Units held by it in the same proportion as the stockholders of the Company voted on the matter at the stockholder vote, and (iii) the result of such vote of the OP Unit holders (including the proportionate vote of the Company's OP Units) is that had such vote been a vote of stockholders, the Business Combination would have been approved by the stockholders. As a result of these provisions of the Operating Partnership, a third party may be inhibited from making an acquisition proposal that it would otherwise make, or the Company, despite having the requisite authority under its Certificate of Incorporation, may not be authorized to engage in a proposed Business Combination.

                           TAX PROTECTION PROVISIONS

  The Operating Partnership Agreement provides that, until June 23, 2007, the Operating Partnership may not sell or otherwise transfer a Designated Property in a taxable transaction without the prior written consent of Messrs. Zuckerman and Linde. The Company has entered into similar agreements for the benefit of the party or parties who contributed certain Properties to the Operating Partnership. See "Business and Properties--Certain Agreements Relating to the Properties." The Operating Partnership is not required to obtain the aforementioned consent from Messrs. Zuckerman or Linde if they do not continue to hold during the applicable period at least a specified percentage of his original OP Units. Since the consent of the protected parties is required only in connection with a taxable sale or other disposition of any Designated Property, the Operating Partnership will not be required to obtain such consent in connection with a "like-kind" exchange of any such property under Section 1031 of the Code or in connection with a number of other nontaxable transactions, such as a nontaxable reorganization or merger of the Operating Partnership or the formation of a joint venture involving a Designated Property pursuant to Section 721 of the Code.

  Messrs. Zuckerman and Linde recognized approximately $80 million in gain as a result of the Formation Transactions. To avoid the recognition of additional gain, Messrs. Zuckerman and Linde (together with certain other Continuing Investors) agreed to guarantee certain indebtedness of the Company in the amount of approximately $135 million, which is represented by non-recourse liabilities on five of the Properties (2300 N Street, Ten Cambridge Center, the Garage Property, 191 Spring Street and Hilltop Business Center). Messrs. Zuckerman and Linde also agreed to guarantee up to approximately $57.7 million of any recourse liabilities of the Operating Partnership (which initially consisted of amounts outstanding under the Unsecured Line of Credit) through a deficit restoration obligation set forth in the Operating Partnership Agreement. In addition to these guarantees, Messrs. Zuckerman and Linde also avoided the recognition of gain as a result of the allocation of their share of the Operating Partnership's non-recourse indebtedness in the amount of approximately $695.3 million (including the approximately $134.5 million noted above).

  If the level of indebtedness of the Operating Partnership were to fall below the total indebtedness following the Initial Offering (approximately $753 million), Messrs. Zuckerman and Linde would recognize taxable gain under
Section 731 of the Code. To reduce this risk to Messrs. Zuckerman and Linde while providing the Company with sole control over its level of indebtedness, the Operating Partnership agreed to undertake to use its reasonable commercial efforts to cause its lenders to permit Messrs. Zuckerman and Linde to guarantee additional and/or substitute indebtedness following the Initial Offering. The Operating Partnership, however, is under no obligation to Messrs. Zuckerman and Linde to maintain any specified debt or any specified level of indebtedness or to make any payments to Messrs. Zuckerman or Linde if a reduction in the indebtedness of the Operating Partnership were to result in the recognition of gain by Messrs. Zuckerman or Linde. See "Risk Factors-- Conflicts of Interest." In addition, the Company has agreed with the parties that contributed certain Properties to the Company to permit such parties to guarantee certain amounts of indebtedness for specified periods of time.

            EXCULPATION AND INDEMNIFICATION OF THE GENERAL PARTNER

  The Operating Partnership Agreement generally provides that the Company, as general partner of the Operating Partnership, will incur no liability to the Operating Partnership or any limited partner for losses sustained or liabilities incurred as a result of errors in judgment or of any act or omission if the Company carried out its duties in good faith. In addition, the Company is not responsible for any misconduct or negligence on the part of its agents, provided the Company appointed such agents in good faith. The Company may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisors, and any action it takes or omits to take in reliance upon the opinion of such persons, as to matters that the Company reasonably believes to be within their professional or expert competence, shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.

  The Operating Partnership Agreement also provides for indemnification of the Company, the directors and officers of the Company, and such other persons as the Company may from time to time designate against any judgments, penalties, fines, settlements and reasonable expenses actually incurred by such person in connection with the preceding unless it is established that: (1) the act or omission of the indemnified person was material to the matter giving rise to the preceding and either was committed in bad faith or was the result of active and deliberate dishonesty; (2) the indemnified person actually received an improper personal benefit in money, property or services; or (3) in the case of any criminal proceeding, the indemnified person had reasonable cause to believe that the act or omission was unlawful.

                                  TAX MATTERS

  The Company is the tax matters partner of the Operating Partnership and, as such, has the authority to make tax elections under the Code on behalf of the Operating Partnership.

                                     TERM

  The Operating Partnership will continue in full force and effect until December 31, 2095 or until sooner dissolved pursuant to the terms of the Operating Partnership Agreement.

                            PRINCIPAL STOCKHOLDERS

  The following table sets forth certain information regarding the beneficial ownership of Common Stock (including Common Stock that may be issued in exchange for OP Units presented for redemption) by each director, by each Named Executive Officer, by all directors and executive officers of the Company as a group and by each person who is expected to be the beneficial owner of 5% or more of the outstanding shares of Common Stock immediately following the completion of the Offering. Except as indicated below, all of such Common Stock is owned directly, and the indicated person has sole voting and investment power.

                                         NUMBER OF SHARES AND   PERCENTAGE  PERCENT
                                         OP UNITS BENEFICIALLY    OF ALL     OF ALL
                                              OWNED AFTER      COMMON STOCK  COMMON
 NAM OF BENEFICIAL OWNER(1)E                 THE OFFERING      AND OP UNITS STOCK(2)
---------------------------              --------------------- ------------ --------
    Mortimer B. Zuckerman (3)(5).......        8,957,894           12.9%      14.8%
    Edward H. Linde (4)(5).............        7,020,714           10.1       12.0
    Alan J. Patricof (6)...............            5,000            *          *
    Ivan G. Seidenberg (6).............              500            *          *
    Martin Turchin (7).................            5,000            *          *
    Robert E. Burke (8)................          286,048            *          *
    Raymond A. Ritchey (9).............          286,048            *          *
    David R. Barrett (10)..............          169,381            *          *
    Robert E. Selsam (11)..............            9,000            *          *
    All directors and executive
     officers as a group (10 persons)..       16,813,618           24.1%      25.1%

--------
*  Less than 1%.
 (1) Address: c/o Boston Properties, Inc., 8 Arlington Street, Boston, Massachusetts 02116.
 (2) Assumes that all the OP Units held by the person are presented to the Operating Partnership for redemption and acquired by the Company for shares of Common Stock. The total number of shares of Common Stock outstanding used in calculating the percentage assumes that none of the OP Units held by other persons are similarly acquired for Common Stock.
 (3) Includes 2,136,312 OP Units held by certain trusts that received OP Units in the Formation Transactions in exchange for interests in the Properties. Includes 1,291,770 shares of Common Stock.
 (4) Includes 2,135,854 OP Units held by certain trusts that received OP Units in the Formation Transactions in exchange for interests in the Properties. Includes 1,297,771 shares of Common Stock, 6,000 of which are held by a trust.
 (5) Excludes 21,600 of the OP Units owned by Square 36 Properties Limited Partnership ("Square 36"). Messrs. Zuckerman and Linde control the general partner of Square 36 but do not have an economic interest in such OP Units and cannot dispose of such OP Units without the consent of an unaffiliated limited partner of Square 36.
 (6) Shares of Common Stock.
 (7) Shares of Common Stock, of which 3,000 shares are held by a family trust.
 (8) Includes 37,926 OP Units held by a limited liability company.
 (9) Includes 35,600 OP Units held by a limited liability company.
(10) Includes 23,600 OP Units held by a limited liability company.
(11) Includes 1,000 shares of Common Stock.

                         DESCRIPTION OF CAPITAL STOCK

  The description of the Company's capital stock set forth below does not purport to be complete and is qualified in its entirety by reference to the Company's Certificate and Bylaws, copies of which are exhibits to the Registration Statement of which this Prospectus is a part.

                                    GENERAL

  The Company adopted its Amended and Restated Certificate of Incorporation (the "Certificate") on June 23, 1997. Under the Certificate, the Company has authority to issue up to 450 million shares of stock, consisting of 250 million shares of Common Stock, par value $0.01 per share, 150 million shares of excess stock, par value $0.01 per share ("Excess Stock") (as described below), and 50 million shares of Preferred Stock, par value $0.01 per share. Under Delaware law, stockholders generally are not responsible for the corporation's debts or obligations. Upon completion of the Offering, 52,694,041 shares of Common Stock will be issued and outstanding and no shares of Excess Stock or Preferred Stock will be issued and outstanding.

  With respect to the Preferred Stock, the Certificate authorizes the Directors to set or change the preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications or terms or conditions of redemption of such stock.

                                 COMMON STOCK

  All shares of Common Stock offered hereby have been duly authorized, and are fully paid and nonassessable. Subject to the preferential rights of any other shares or series of shares and to the provisions of the Company's Certificate regarding Excess Stock, holders of Common Stock are entitled to receive dividends on Common Stock if, as and when authorized and declared by the Board of Directors of the Company out of assets legally available therefor and to share ratably in the assets of the Company legally available for distribution to its stockholders in the event of its liquidation, dissolution or winding-up after payment of, or adequate provision for, all known debts and liabilities of the Company.

  Subject to the provisions of the Company's Certificate regarding Excess Stock, each outstanding share of Common Stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors, and, except as otherwise required by law or except as provided with respect to any other class or series of shares, the holders of Common Stock possess exclusive voting power. There is no cumulative voting in the election of directors, which means that the holders of a majority of the outstanding shares of Common Stock can elect all of the directors then standing for election, and the holders of the remaining shares of Common Stock will not be able to elect any director.

  Holders of Common Stock have no conversion, sinking fund or redemption rights, or preemptive rights to subscribe for any securities of the Company.

  The Company intends to furnish its stockholders with annual reports containing audited consolidated financial statements and an opinion thereon expressed by an independent public accounting firm and quarterly reports for the first three quarters of each fiscal year containing unaudited financial information.

  Subject to the provisions of the Company's Certificate regarding Excess Stock, all Common Stock has equal dividend, distribution, liquidation and other rights, and has no preference, appraisal (except as provided by Delaware law) or exchange rights.

                                PREFERRED STOCK

  Preferred Stock may be issued from time to time, in one or more series, as authorized by the Board of Directors. Prior to the issuance of shares of each series, the Board of Directors is required by the DGCL and the Company's Certificate to fix for each series, subject to the provisions of the Company's Certificate regarding

Excess Stock, such terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption, as are permitted by Delaware law. Such rights, powers, restrictions and limitations could include the right to receive specified dividend payments and payments on liquidation prior to any such payments being made to the holders of some, or a majority, of the Common Stock. The Board of Directors could authorize the issuance of Preferred Stock with terms and conditions that could have the effect of discouraging a takeover or any other transaction that holders of Common Stock might believe to be in their best interests or in which holders of some, or a majority, of the Common Stock might receive a premium for their shares over the then current market price of such shares. As of the date hereof, no shares of Preferred Stock are outstanding, and the Company has no present plans to issue any Preferred Stock. The Company has authorized the issuance of a series of preferred stock in connection with the Company's shareholder rights plan. See "--Shareholder Rights Agreement"; "Certain Provisions of Delaware Law and of the Company's Certificate and Bylaws."

                           RESTRICTIONS ON TRANSFERS

  In order for the Company to qualify as a REIT under the Code, among other things, not more than 50% in value of its outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals (defined in the Code to include certain entities) during the last half of a taxable year (other than the first year) (the "Five or Fewer Requirement"), and such shares of capital stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year) or during a proportionate part of a shorter taxable year. See "Federal Income Tax Consequences." In order to protect the Company against the risk of losing its status as a REIT and to otherwise protect the Company from the consequences of a concentration of ownership among its stockholders, the Certificate, subject to certain exceptions, provides that no single person (which includes any "group" of persons) (other than the "Related Parties," as defined below and certain "Look-Through Entities," as defined below), may "beneficially own" more than 6.6% (the "Ownership Limit") of the aggregate number of outstanding shares of any class or series of capital stock. Under the Certificate, a person generally "beneficially owns" shares if (i) such person has direct ownership of such shares, (ii) such person has indirect ownership of such shares taking into account the constructive ownership rules of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code, or (iii) such person would be deemed to "beneficially own" such shares pursuant to Rule 13d-3 under the Exchange Act. A Related Party, however, will not be deemed to beneficially own shares by virtue of clause (iii) of the preceding sentence and a "group" of which a Related Party is a member will generally not have attributed to the group's beneficial ownership any shares beneficially owned by such Related Party. Each of Mr. Zuckerman and his respective heirs, legatees and devisees, and any other person whose beneficial ownership of shares of Common Stock would be attributed under the Code to Mr. Zuckerman, is a "Related Party", and such persons are subject to a "Related Party Ownership Limit" of 15%, such that none of such persons shall be deemed to beneficially own shares in excess of the Ownership Limit unless, in the aggregate, such persons own shares of any class or series of capital stock in excess of 15% of the number of shares of such class or series outstanding. A similar Related Party Ownership Limit is applied to Mr. Linde and persons with a similar relationship to Mr. Linde, all of whom are also Related Parties under the Certificate. The Company's Certificate provides that pension plans described in Section 401(a) of the Code and mutual funds registered under the Investment Company Act of 1940 ("Look-Through Entities") are subject to a 15% "Look-Through Ownership Limit." Pension plans and mutual funds are among the entities that are not treated as holders of stock under the Five or Fewer Requirement and the beneficial owners of such entities will be counted as holders for this purpose. Any transfer of shares of capital stock or of any security convertible into shares of capital stock that would create a direct or indirect ownership of shares of capital stock in excess of the Ownership Limit, the Look-Through Ownership Limit or the Related Party Ownership Limit, as applicable, or that would result in the disqualification of the Company as a REIT, including any transfer that results in the shares of capital stock being owned by fewer than 100 persons or results in the Company being "closely held" within the meaning of Section 856(h) of the Code or results in the Company constructively owning 10% or more of the ownership interests in a tenant of the Company within the meaning of Section 318 of the Code as modified by Section 856(d)(5) of the Code, shall be null and void, and the intended transferee will acquire no rights to the shares of capital stock. The foregoing restrictions on transferability and ownership will not apply if the Board of Directors determines that it is no longer in the best interests of the Company to attempt to qualify, or to continue to qualify, as a REIT. The Board of Directors may, in its sole discretion, waive the Ownership Limit, the Look-Through Ownership Limit and the Related Party Ownership Limit if evidence satisfactory to the Board of Directors is presented that the changes in ownership will not jeopardize the Company's REIT status and the Board of Directors otherwise decides that such action is in the best interest of the Company.

  If any purported transfer of capital stock of the Company or any other event would otherwise result in any person violating the Ownership Limit, the Look-Through Ownership Limit or the Related Party Limit, as applicable, or the Certificate, then any such purported transfer will be void and of no force or effect with respect to the purported transferee (the "Prohibited Transferee") as to that number of shares in excess of the applicable Limit and the Prohibited Transferee shall acquire no right or interest (or, in the case of any event other than a purported transfer, the person or entity holding record title to any such shares in excess of the applicable Limit (the "Prohibited Owner") shall cease to own any right or interest) in such excess shares. Any such excess shares described above will be converted automatically into an equal number of shares of Excess Stock (the "Excess Shares") and transferred automatically, by operation of law, to a trust, the beneficiary of which will be a qualified charitable organization selected by the Company (the "Beneficiary"). Such automatic transfer shall be deemed to be effective as of the close of business on the Trading Day (as defined in the Certificate) prior to the date of such violative transfer. As soon as practical after the transfer of shares to the trust, the trustee of the trust (who shall be designated by the Company and be unaffiliated with the Company and any Prohibited Transferee or Prohibited Owner) will be required to sell such Excess Shares to a person or entity who could own such shares without violating the applicable Limit, and distribute to the Prohibited Transferee an amount equal to the lesser of the price paid by the Prohibited Transferee for such Excess Shares or the sales proceeds received by the trust for such Excess Shares. In the case of any Excess Shares resulting from any event other than a transfer, or from a transfer for no consideration (such as a gift), the trustee will be required to sell such Excess Shares to a qualified person or entity and distribute to the Prohibited Owner an amount equal to the lesser of the fair market value of such Excess Shares as of the date of such event or the sales proceeds received by the trust for such Excess Shares. In either case, any proceeds in excess of the amount distributable to the Prohibited Transferee or Prohibited Owner, as applicable, will be distributed to the Beneficiary. Prior to a sale of any such Excess Shares by the trust, the trustee will be entitled to receive in trust for the Beneficiary, all dividends and other distributions paid by the Company with respect to such Excess Shares.

  In addition, shares of stock of the Company held in the trust shall be deemed to have been offered for sale to the Company, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the trust (or, in the case of a devise or gift, the market price at the time of such devise or gift) and (ii) the market price on the date the Company, or its designee, accepts such offer. The Company shall have the right to accept such offer for a period of 90 days. Upon such a sale to the company, the interest of the Beneficiary in the shares sold shall terminate and the trustee shall distribute the net proceeds of the sale to the Prohibited Owner.

  These restrictions do not preclude settlement of transactions through the NYSE.

  Each stockholder shall upon demand be required to disclose to the Company in writing any information with respect to the direct, indirect and constructive ownership of capital stock as the Board of Directors deems necessary to comply with the provisions of the Code applicable to REITs, to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance.

  The Ownership Limit may have the effect of precluding acquisition of control of the Company.

                         SHAREHOLDER RIGHTS AGREEMENT

  The Board of Directors of the Company has adopted a Shareholder Rights Agreement (the "Rights Agreement"). The adoption of the Rights Agreement could make it more difficult for a third party to acquire, or could discourage a third party from acquiring, the Company or a large block of the Company's Common Stock.

  Pursuant to the terms of the Rights Agreement, the Board of Directors declared a dividend distribution of one Preferred Stock Purchase Right (a "Right") for each outstanding share of Common Stock to stockholders of record as of a day prior to effectiveness of the Registration Statement with respect to the Initial Offering (the "Record Date"). In addition, one Right will automatically attach to each share of Common Stock issued between the Record Date and the Distribution Date (as hereinafter defined). Each Right entitles the registered holder to purchase from the Company a unit consisting of one one-thousandth of a share (a "Unit") of Series E Junior Participating Cumulative Preferred Stock, par value $.01 per share (the "Series E Preferred Stock") at a cash exercise price of $100 per Unit (the "Exercise Price"), subject to adjustment. Each Share offered hereby will be entitled to a Right when distributed.

  Initially, the Rights are not exercisable and are attached to and trade with the outstanding shares of Common Stock. The Rights will separate from the Common Stock and will become exercisable upon the earliest of (i) the close of business on the tenth calendar day following the first public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired beneficial ownership of more than 15% of the sum of the outstanding shares of Common Stock and Excess Stock ("Common Shares") (the date of said announcement being referred to as the "Stock Acquisition Date"), or (ii) the close of business on the tenth business day (or such other calendar day as the Board of Directors may determine) following the commencement of a tender offer or exchange offer that would result upon its consummation in a person or group becoming the beneficial owner of more than 15% of the outstanding Common Shares (the earlier of such dates being herein referred to as the "Distribution Date"). For these purposes, a person will not be deemed to beneficially own shares of Common Stock which may be issued in exchange for OP Units. In addition, no person who is a partner of the Operating Partnership as of the closing of the Offering will be an Acquiring Person unless such person acquires beneficial ownership of (i) more than 15% of the outstanding Common Shares and (ii) a greater percentage of the then outstanding Common Shares and OP Units (excluding OP Units held by the Company) than that percentage of the total number of shares of Common Stock and OP Units (excluding OP Units held by the Company) that such partner held at the conclusion of the Initial Offering. Furthermore, no "group" of which a Related Party is a member will be deemed to beneficially own the Common Shares beneficially owned by such Related Party.

  Until the Distribution Date (or earlier redemption, exchange or expiration of the Rights), (a) the Rights will be evidenced by the Common Stock certificates and will be transferred with and only with such Common Stock certificates, (b) new Common Stock certificates issued after the Record Date will contain a notation incorporating the Shareholder Rights Agreement by reference, and (c) the surrender for transfer of any certificates for Common Stock will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate.

  The Rights are not exercisable until the Distribution Date and will expire in 2007, unless previously redeemed or exchanged by the Company as described below.

  As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of Common Stock as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates alone will represent the Rights. Except as otherwise determined by the Board of Directors, only shares of Common Stock issued prior to the Distribution Date will be issued with Rights.

  In the event that a Stock Acquisition Date occurs, proper provision will be made so that each holder of a Right (other than an Acquiring Person or its associates or affiliates, whose Rights shall become null and void) will thereafter have the right to receive upon exercise that number of Units of Series E Preferred Stock of the Company having a market value of two times the exercise price of the Right (such right being referred to as the "Subscription Right"). In the event that, at any time following the Stock Acquisition Date,
(i) the Company consolidates with, or merges with and into, any other person, and the Company is not the continuing or surviving corporation, (ii) any person consolidates with the Company, or merges with and into the Company and the Company is the continuing or surviving corporation of such merger and, in connection with such merger, all or part of the shares of Common Stock are changed into or exchanged for stock or other securities of any other person or cash or any other property, or (iii) 50% or more of the Company's assets or earning power is sold, mortgaged or otherwise transferred, each holder of a Right shall thereafter have the right to receive, upon exercise, common stock of the acquiring company having a market value equal to two times the exercise price of the Right (such right being referred to as the "Merger Right"). The holder of a Right will continue to have the Merger Right whether or not such holder has exercised the Subscription Right. Rights that are or were beneficially owned by an Acquiring Person may under certain circumstances specified in the Rights Agreement become null and void.

  At any time after the Stock Acquisition Date, the Board of Directors may, at its option, exchange all or any part of the then outstanding and exercisable Rights for shares of Common Stock or Units of Series E Preferred Stock at an exchange ratio of one share of Common Stock or one Unit of Series E Preferred Stock per Right. Notwithstanding the foregoing, the Board of Directors generally will not be empowered to effect such exchange at any time after any person becomes the beneficial owner of 50% or more of the Common Stock of the Company.

  The Exercise Price payable, and the number of Units of Series E Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Series E Preferred Stock, (ii) if holders of the Series E Preferred Stock are granted certain rights or warrants to subscribe for Series E Preferred Stock or convertible securities at less than the current market price of the Series E Preferred Stock, or (iii) upon the distribution to holders of the Series E Preferred Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

  With certain exceptions, no adjustment in the Exercise Price will be required until cumulative adjustments amount to at least 1% of the Exercise Price, determined on a per Right basis. The Company is not obligated to issue fractional Units. If the Company elects not to issue fractional Units, in lieu thereof an adjustment in cash will be made based on the fair market value of the Series E Preferred Stock on the last trading date prior to the date of exercise. Any of the provisions of the Rights Agreement may be amended by the Board of Directors at any time prior to the Distribution Date.

  The Rights may be redeemed in whole, but not in part, at a price of $0.001 per Right (payable in cash, Common Stock or other consideration deemed appropriate by the Board of Directors) by the Board of Directors only until the earlier of (i) the close of business on the tenth calendar day after the Stock Acquisition Date, or (ii) the expiration date of the Rights Agreement. Immediately upon the action of the Board of Directors ordering redemption of the Rights, the Rights will terminate and thereafter the only right of the holders of Rights will be to receive the redemption price.

  The Rights Agreement may be amended by the Board of Directors in its sole discretion until the Distribution Date. After the Distribution Date, the Board of Directors may, subject to certain limitations set forth in the Rights Agreement, amend the Rights Agreement only to cure any ambiguity, defect or inconsistency, to shorten or lengthen any time period, or to make changes that do not adversely affect the interests of Rights holders (excluding the interests of an Acquiring Person or its associates or affiliates).

  Until a Right is exercised, the holder will have no rights as a stockholder of the Company (beyond those as an existing stockholder), including the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Units, other securities of the Company, other consideration or for common stock of an acquiring company.

  A copy of the Rights Agreement has been filed with the SEC and is incorporated as an exhibit hereto by reference to the Registration Statement with respect to the Initial Offering. A copy of the Rights Agreement is also available from the Company upon written request. The foregoing description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is incorporated herein by reference.

                    CERTAIN PROVISIONS OF DELAWARE LAW AND
                     THE COMPANY'S CERTIFICATE AND BYLAWS

  The following summary of certain provisions of Delaware law and the Company's Certificate and Bylaws does not purport to be complete and is subject to and qualified in its entirety by reference to Delaware law and the Company's Certificate and Bylaws, copies of which have been filed with the SEC and are incorporated as exhibits hereto by reference to the Registration Statement with respect to the Initial Offering.

  The Certificate and the Bylaws of the Company contain certain provisions that could make more difficult the acquisition of the Company by means of a tender offer, a proxy contest or otherwise. These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of the Company to negotiate first with the Board of Directors. The Company believes that the benefits of these provisions outweigh the potential disadvantages of discouraging such proposals because, among other things, negotiation of such proposals might result in an improvement of their terms. The description set forth below is intended as a summary only and is qualified in its entirety by reference to the Certificate and the Bylaws, which have been filed with the SEC and are incorporated as exhibits hereto by reference to the Registration Statement with respect to the Initial Offering. See also "Description of Capital Stock--Restrictions on Transfers."

                      AMENDMENT OF CERTIFICATE AND BYLAWS

  The Company's Certificate may be amended only by the affirmative vote of the holders of two-thirds (or, if more than 75% of the directors then in office approve the amendment, a majority) of all of the votes entitled to be cast on the matter except that amendments dealing with certain articles of the Certificate (for example, articles relating to stockholder action; the powers, election of, removal of and classification of directors; limitation of liability; and amendment of the By-laws or the Certificate) shall require the affirmative vote of not less than seventy-five percent of the outstanding votes entitled to be cast on the matter. Unless otherwise required by law, the Board of Directors may amend the Company's Bylaws by the affirmative vote of a majority of the directors then in office. The Bylaws may also be amended by the stockholders, at an annual meeting or at a special meeting called for such purpose, by the affirmative vote of at least seventy-five percent of the votes entitled to be cast on the matter; provided, that if the Board of Directors recommends that stockholders approve such amendment at such meeting, such amendment shall require the affirmative vote of only a majority of the shares present at such meeting and entitled to vote.

                          DISSOLUTION OF THE COMPANY

  The DGCL permits the dissolution of the Company by (i) the affirmative vote of a majority of the entire Board of Directors declaring such dissolution to be advisable and directing that the proposed dissolution be submitted for consideration at an annual or special meeting of stockholders, and (ii) upon proper notice, stockholder approval by the affirmative vote of a majority of the votes entitled to be cast on the matter.

                           MEETINGS OF STOCKHOLDERS

  Under the Company's Bylaws, annual meetings of stockholders shall be held at such date and time as determined by the Board of Directors, the Chairman of the Board or the President. The Bylaws establish an advance notice procedure for stockholders to make nominations of candidates for directors or bring other business before an annual meeting of stockholders. Special meetings of stockholders may be called only by a majority of the Directors then in office and only matters set forth in the notice of the meeting may be considered and acted upon at such a meeting.

                            THE BOARD OF DIRECTORS

  The Company's Certificate provides that the Board of Directors shall initially consist of five Directors and thereafter the number of Directors of the Company may be established by the Board of Directors but may not be fewer than the minimum number required by the DGCL nor more than eleven. Subject to the rights, if any, of the holders of any series of Preferred Stock to elect Directors and to fill vacancies in the Board of Directors relating thereto, any vacancy will be filled, including any vacancy created by an increase in the number of Directors, at any regular meeting or at any special meeting called for the purpose, by a majority of the remaining Directors. Pursuant to the terms of the Certificate, the Directors are divided into three classes. One class will hold office initially for a term expiring at the annual meeting of stockholders to be held in 1998, another class will hold office initially for a term expiring at the annual meeting of stockholders to be held in 1999 and the third class will hold office initially for a term expiring in 2000. As the term of each class expires, Directors in that class will be elected for a term of three years and until their successors are duly elected and qualified. The use of a classified board may render more difficult a change in control of the Company or removal of incumbent management. The Company believes, however, that classification of the Board of Directors will help to assure the continuity and stability of its business strategies and policies.

  The Certificate provides that the affirmative vote of more than 75% of the Directors then in office is required to approve certain transactions or actions of the Board, including a change of control (as defined) of the Company or of the Operating Partnership, any amendment to the Operating Partnership Agreement, any waiver of the limitations on ownership contained in the Certificate, certain issuances of equity securities by the Company or termination of the Company's status as a REIT.

               SHAREHOLDER RIGHTS PLAN AND OWNERSHIP LIMITATIONS

  The Company has adopted a Shareholder Rights Plan. In addition, the Certificate contains provisions that limit the ownership by any person of shares of any class or series of capital stock of the Company. See "Description of Capital Stock--Shareholder Rights Agreement."

                  LIMITATION OF LIABILITY AND INDEMNIFICATION

  The Company's Certificate generally limits the liability of the Company's Directors to the Company to the fullest extent permitted from time to time by Delaware law. The DGCL permits, but does not require, a corporation to indemnify its directors, officers, employees or agents and expressly provides that the indemnification provided for under the DGCL shall not be deemed exclusive of any indemnification right under any bylaw, vote of stockholders or disinterested directors, or otherwise. The DGCL permits indemnification against expenses and certain other liabilities arising out of legal actions brought or threatened against such persons for their conduct on behalf of a corporation, provided that each such person acted in good faith and in a manner that he reasonably believed was in or not opposed to such corporation's best interests and in the case of a criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The DGCL does not allow indemnification of directors in the case of an action by or in the right of a corporation (including stockholder derivative suits) unless the directors successfully defend the action or indemnification is ordered by the court.

  The Bylaws provide that Directors and officers of the Company shall be, and, in the discretion of the Board of Directors, non-officer employees may be, indemnified by the Company to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended, against all expenses and liabilities actually and reasonably incurred in connection with service for or on behalf of the Company. The Bylaws also provide that the right of directors and officers to indemnification shall be a contract right and shall not be exclusive of any other right now possessed or hereafter acquired under any bylaw, agreement, vote of stockholders, or otherwise. The Certificate contains a provision permitted by Delaware law that generally eliminates the personal liability of directors for monetary damages for breaches of their fiduciary duty, including breaches involving negligence or gross negligence in business combinations, unless the director has breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or a knowing violation of law, paid a dividend or approved a stock repurchase in violation of the DGCL or obtained an improper personal benefit. The provision does not alter a director's liability under the federal securities laws. In addition, this provision does not affect the availability of equitable remedies, such as an injunction or rescission, for breach of fiduciary duty.

  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                             BUSINESS COMBINATIONS

  The Company is subject to the provisions of section 203 ("Section 203") of the DGCL. Section 203 provides, with certain exceptions, that a Delaware corporation may not engage in any of a broad range of business combinations with a person or affiliate, or associate of such person, who is an "interested stockholder" for a period of three years from the date that such person became an interested stockholder unless: (i) the transaction resulting in a person becoming an interested stockholder, or the business combination, was approved by the board of directors of the corporation before the consummation of such transaction; (ii) the interested stockholder owned 85% or more of the outstanding voting stock of the corporation immediately after the transaction in which it became an interested stockholder (excluding shares owned by persons who are both officers and directors of the corporation, and shares held by certain employee stock ownership plans); or (iii) on or after the date the person becomes an interested stockholder, the business combination is approved by the corporation's board of directors and by the holders of at least 66 2/3% of the corporation's outstanding voting stock at an annual or special meeting, excluding shares owned by the interested stockholder. Under
Section 203, an "interested stockholder" is defined (with certain exceptions) as any person who, together with affiliates and associates, owns or within the prior three years did own, 15% or more of the corporation's outstanding voting stock.

                          INDEMNIFICATION AGREEMENTS

  The Company has entered into indemnification agreements with each of its directors and executive officers. The indemnification agreements require, among other things, that the Company indemnify its directors and executive officers to the fullest extent permitted by law and advance to the directors and executive officers all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. Under these agreements, the Company must also indemnify and advance all expenses incurred by directors and executive officers seeking to enforce their rights under the indemnification agreements and may cover directors and executive officers under the Company's directors' and officers' liability insurance. Although the form of indemnification agreement offers substantially the same scope of coverage afforded by law, it provides greater assurance to directors and executive officers that indemnification will be available, because, as a contract, it cannot be modified unilaterally in the future by the Board of Directors or the stockholders to eliminate the rights it provides.

                       SHARES AVAILABLE FOR FUTURE SALE

                                    GENERAL

  Upon the completion of the Offering and the acquisition of the Acquisition Properties, the Company will have outstanding 52,694,041 shares of Common Stock and an additional 18,461,087 shares of Common Stock will be reserved for issuance upon exchange of OP Units. All outstanding shares of Common Stock will be freely tradeable by persons other than "affiliates" of the Company without restriction under the Securities Act, subject to the limitations on ownership set forth in the Company's Certificate and Bylaws. See "Description of Capital Stock--Restrictions on Transfers." The shares of Common Stock acquired in redemption of OP Units (the "Restricted Shares") will be "restricted" securities under the meaning of Rule 144 promulgated under the Securities Act ("Rule 144") and may not be sold in the absence of registration under the Securities Act unless an exemption from registration is available, including exemptions contained in Rule 144. As described below under "-- Registration Rights," the Company has granted certain holders registration rights with respect to their shares of Common Stock.

  In general, under Rule 144, if one year has elapsed since the later of the date of acquisition of Restricted Shares from the Company or any "affiliate" of the Company, as that term is defined under the Securities Act, the acquiror or subsequent holder thereof is entitled to sell within any three-month period a number of shares that does not exceed the greater of 1% of the then outstanding shares of Common Stock or the average weekly trading volume of the Common Stock during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC. Sales under Rule 144 are also subject to certain manner of sales provisions, notice requirements and the availability of current public information about the Company. If two years have elapsed since the date of acquisition of Restricted Shares from the Company or from any "affiliate" of the Company, and the acquiror or subsequent holder thereof is deemed not to have been an affiliate of the Company at any time during the 90 days preceding a sale, such person is entitled to sell such shares in the public market under Rule 144(k) without regard to the volume limitations, manner of sale provisions, public information requirements or notice requirements. Affiliates of the Company (such as Messrs. Zuckerman and Linde who in the aggregate beneficially own 2,589,542 shares of Common Stock) remain subject to such limitations without regard to the lapse of time.

  The Company has established the Stock Option Plan for the purpose of attracting and retaining directors, executive officers and other key employees. See "Management--Stock Option Plan" and "Management--Compensation of Directors." Following the completion of this Offering the Company will have reserved for issuance under the Plan 6,618,880 shares of Common Stock, including 2,297,600 shares issuable upon exercise of outstanding options. Prior to June 23, 1998, the Company expects to file a registration statement on Form S-8 with the SEC with respect to the shares of Common Stock issuable under the Stock Option Plan, which shares may then be resold without restriction, unless held by affiliates.

  The Common Stock is traded on the NYSE. No prediction can be made as to the effect, if any, that future sales of shares, or the availability of shares for future sale, will have on the market price prevailing from time to time. Sales of substantial amounts of Common Stock (including shares issued upon the exercise of Options), or the perception that such sales occur, could adversely affect prevailing market prices of the Common Stock. See "Risk Factors--Market for the Common Stock."

                              REGISTRATION RIGHTS

  The Company has granted those persons who have received OP Units certain registration rights with respect to the shares of Common Stock that may be acquired by them in connection with the exercise of the Redemption/Exchange Rights under the Operating Partnership Agreement. With respect to the 16,066,459 OP Units issued at the time of the Initial Offering, these registration rights require the Company to register all such shares of Common Stock effective as of August 23, 1997. With respect to the 890,869 OP Units issued in connection with the acquisition of 875 Third Avenue, registration is required to be effected by February 1999. With respect to OP Units issued in connection with the acquisition of the Mulligan/Griffen Portfolio, registration is required to be effected by the 375th day after the closing of that acquisition. The Company will bear expenses incident to its registration requirements under the registration rights, except that such expenses shall not include any underwriting discounts or commissions or transfer taxes, if any, relating to such shares.

                        FEDERAL INCOME TAX CONSEQUENCES

  The following is a summary of the material federal income tax consequences associated with an investment in the Common Stock. Goodwin, Procter & Hoar llp, which acted as tax counsel to the Company in connection with the formation of the Company and the Company's election to be taxed as a REIT, has reviewed the following discussion and is of the opinion that it is an accurate description of the federal income tax considerations that are likely to be material to a holder of Common Stock. The following discussion is not exhaustive of all possible tax considerations and is not tax advice. Moreover, this summary does not deal with all tax aspects that might be relevant to a particular prospective stockholder in light of his/her personal circumstances; nor does it deal with particular types of stockholders that are subject to special treatment under the Code, such as insurance companies, financial institutions and broker-dealers. The Code provisions governing the Federal income tax treatment of REITs are highly technical and complex, and this summary is qualified in its entirety by the applicable Code provisions, rules and regulations promulgated thereunder, and administrative and judicial interpretations thereof. The following discussion and the opinions of Goodwin, Procter & Hoar llp are based on current law. Unless the context requires otherwise, references to the "Company" in this "Federal Income Tax Consequences" section refer only to Boston Properties, Inc.

  EACH PROSPECTIVE PURCHASER IS ADVISED TO CONSULT HIS OR HER OWN TAX ADVISER REGARDING THE SPECIFIC TAX CONSEQUENCES TO HIM OR HER OF THE PURCHASE, OWNERSHIP AND SALE OF THE COMMON STOCK AND OF THE COMPANY'S ELECTION TO BE TAXED AS A REIT, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP AND SALE.

                    FEDERAL INCOME TAXATION OF THE COMPANY

  Upon consultation with its advisers, the Company believes that it is in a position to qualify for treatment as a REIT for the year ending December 31, 1997, and intends to operate so as to meet the requirements under the Code for qualification as a REIT, commencing with its taxable year ended December 31, 1997 and thereafter. The Company also believes, after consultation with its advisers, that it has been organized, has operated and will operate in such a manner as to qualify for taxation as a REIT under the Code. No assurance can be given, however, that such requirements have been or will be met.

                            OPINION OF TAX COUNSEL

  Goodwin, Procter & Hoar llp has acted as counsel to the Company in connection with the formation of the Company, the Initial Offering, the Company's election to be taxed as a REIT, and the Offering. In the opinion of Goodwin, Procter & Hoar llp, commencing with the Company's taxable year ending December 31, 1997, the Company will qualify to be taxed as a REIT under the Code, provided that (i) the elections and other procedural steps described in this discussion of "Federal Income Tax Consequences" are completed in a timely fashion and (ii) the Company and the Operating Partnership operate in accordance with various assumptions and factual representations made by the Company and the Operating Partnership concerning their business, properties and operations. It must be emphasized that Goodwin, Procter & Hoar llp's opinion is based on various assumptions and is conditioned upon such assumptions and representations made by the Company and the Operating Partnership concerning their business and properties as set forth in this Prospectus. Such factual assumptions and representations are set forth below in this discussion of "Federal Income Tax Consequences." In addition, Goodwin, Procter & Hoar llp's opinion is based upon the factual representations of the Company and the Operating Partnership concerning its business and properties as set forth in this Prospectus. Moreover, such qualification and taxation as a REIT depends upon the Company's ability to meet, through actual annual operating results, distribution levels and diversity of stock ownership, the various qualification tests imposed under the Code discussed below, the results of which will not be reviewed by Goodwin, Procter & Hoar llp. Accordingly, no assurance can be given that the actual results of the Company's operations for any one taxable year will satisfy such requirements. See "Risk Factors--Failure to Qualify as a REIT."

  The opinion of Goodwin, Procter & Hoar llp is also based upon existing law as currently applicable, IRS regulations, currently published administrative positions of the IRS and judicial decisions, which are subject to change either prospectively or retroactively. No assurance can be given that any such changes would not modify the conclusions expressed in the opinion. Moreover, unlike a private letter ruling (which will not be sought), an opinion of counsel is not binding on the IRS, and no assurance can be given that the IRS will not successfully challenge the status of the Company as a REIT.

  If the Company qualifies for taxation as a REIT, it generally will not be subject to federal corporate income taxes on that portion of its ordinary income or capital gain that is currently distributed to stockholders. The REIT provisions of the Code generally allow a REIT to deduct dividends paid to its stockholders. This deduction for dividends paid to stockholders substantially eliminates the federal "double taxation" on earnings (once at the corporate level and once again at the stockholder level) that usually results from investments in a corporation.

  Even if the Company qualifies for taxation as a REIT, however, the Company will be subject to federal income tax, as follows: First, the Company will be taxed at regular corporate rates on its undistributed REIT taxable income, including undistributed net capital gains. Second, under certain circumstances, the Company may be subject to the "alternative minimum tax." Third, if the Company has net income from the sale or other disposition of "foreclosure property" that is held primarily for sale to customers in the ordinary course of business or other non-qualifying income from foreclosure property, it will be subject to tax at the highest corporate rate on such income. Fourth, if the Company has net income from prohibited transactions (which are, in general, certain sales or other dispositions of property other than foreclosure property held primarily for sale to customers in the ordinary course of business), such income will be subject to a 100% tax. Fifth, if the Company should fail to satisfy either the 75% or 95% gross income test (discussed below) but has nonetheless maintained its qualification as a REIT because certain other requirements have been met, it will be subject to a 100% tax on the net income attributable to the greater of the amount by which the Company fails the 75% or 95% test, multiplied by a fraction intended to reflect the Company's profitability. Sixth, if the Company fails to distribute during each year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain net income for such year and
(iii) any undistributed taxable income from prior periods, the Company will be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. Seventh, if the Company should acquire any asset from a C corporation (i.e., a corporation generally subject to full corporate-level tax) in a carryover-basis transaction and the Company subsequently recognizes gain on the disposition of such asset during the ten-year period (the "Recognition Period") beginning on the date on which the asset was acquired by the Company, then, to the extent of the excess of (a) the fair market value of the asset as of the beginning of the applicable Recognition Period over (b) the Company's adjusted basis in such asset as of the beginning of such Recognition Period (the "Built-In Gain"), such gain will be subject to tax at the highest regular corporate rate, pursuant to guidelines issued by the IRS (the "Built-In Gain Rules").

                        REQUIREMENTS FOR QUALIFICATION

  To qualify as a REIT, the Company must elect to be so treated and must meet the requirements, discussed below, relating to the Company's organization, sources of income, nature of assets and distributions of income to stockholders.

ORGANIZATIONAL REQUIREMENTS

  The Code defines a REIT as a corporation, trust or association: (i) that is managed by one or more directors or trustees, (ii) the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest, (iii) that would be taxable as a domestic corporation but for the REIT requirements, (iv) that is neither a financial institution nor an insurance company subject to certain provisions of the Code, (v) the beneficial ownership of which is held by 100 or more persons, and (vi) during the last half of each taxable year not more than 50% in value of the outstanding stock of which is owned, directly or indirectly through the application of certain attribution rules, by five or fewer individuals (as defined in the Code to include certain entities). In addition, certain other tests, described below, regarding the nature of its income and assets also must be satisfied. The Code provides that conditions (i) through (iv), inclusive, must be met during the entire taxable year and that condition (v) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Conditions (v) and (vi) (the "100 Stockholder Requirement" and "Five or Fewer Requirement") will not apply until after the first taxable year for which an election is made to be taxed as a REIT. For purposes of conditions (v) and (vi), pension funds and certain other tax-exempt entities are treated as individuals, subject to a "look-through" exception in the case of condition (vi).

  Prior to consummation of the Initial Offering, the Company did not satisfy conditions (v) and (vi) above. The Company's issuance of Common Stock in connection with the Formation Transactions and the Offering permitted it to satisfy the 100 Stockholder Requirement and the Five or Fewer Requirement. In order to protect the Company from a concentration of ownership of its stock that would cause the Company to fail the Five or Fewer Requirement, the Company's Certificate provides that stock owned, or deemed to be owned or transferred to a stockholder in excess of the Ownership Limit or the Look-Through Ownership Limit will automatically be converted into Excess Stock and transferred to a charity for resale, with the original stockholder entitled to receive certain proceeds from such a resale. See "Description of Capital Stock--Restrictions on Transfers." Excess stock is a separate class of capital stock of the Company that is entitled to no voting rights but shares ratably with the Common Stock in dividends and rights upon dissolution. Because of the absence of authority on this issue, however, there is no assurance that the operation of the Excess Stock or other provisions contained in the Certificate will, as a matter of law, prevent a concentration of ownership of stock in excess of the Ownership Limit from causing the Company to violate the Five or Fewer Requirement. If there were a concentration of ownership that would cause the Company to violate the Five or Fewer Requirement, and the operation of the Excess Stock or other provisions contained in the Certificate were not held to cure such violation, the Company would be disqualified as a REIT. In rendering its opinion that the Company is organized in a manner that permits the Company to qualify as a REIT, Goodwin, Procter & Hoar llp is relying on the representation of the Company that the ownership of its stock (without regard to the Excess Stock provisions) satisfies the Five or Fewer Requirement, and Goodwin, Procter & Hoar llp expresses no opinion as to whether, as a matter of law, the Excess Stock or other provisions contained in the Certificate preclude the Company from failing the Five or Fewer Requirement.

  In addition, a corporation may not elect to become a REIT unless its taxable year is the calendar year. The Company's taxable year is the calendar year.

  In the case of a REIT that is a partner in a partnership, Treasury Regulations provide that the REIT will be deemed to own its proportionate share (based on its interest in partnership capital) of the assets of the partnership and will be deemed to be entitled to the income of the partnership attributable to such share. In addition, the character of the assets and gross income of the partnership shall retain the same character in the hands of the REIT for purposes of Section 856 of the Code, including satisfying the gross income tests and asset tests. Thus, the Company's proportionate share of the assets, liabilities and items of income of the Operating Partnership (including the Operating Partnership's share of the assets and liabilities and items of income with respect to any partnership in which it holds an interest) are treated as assets, liabilities and items of income of the Company for purposes of applying the requirements described herein.

INCOME TESTS

  To maintain qualification as a REIT, three gross income requirements must be satisfied annually.

  . First, at least 75% of the Company's gross income, excluding gross income from certain dispositions of property held primarily for sale to customers in the ordinary course of a trade or business ("prohibited transactions"), for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property (including "rents from real property" and, in certain circumstances, interest) or from certain types of temporary investments.

  . Second, at least 95% of the Company's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived from such real property investments described above and from dividends, interest and gain from the sale or disposition of stock or securities or from any combination of the foregoing.

  . Third, short-term gain from the sale or other disposition of stock or securities, gain from prohibited transactions and gain from the sale or other disposition of real property held for less than four years (apart from involuntary conversions and sales of foreclosure property) must represent less than 30% of the Company's gross income (including gross income from prohibited transactions) for each taxable year. For purposes of applying the 30% gross income test, the holding period of Properties acquired by the Operating Partnership in the Formation Transactions was deemed to have commenced on the date of acquisition. Recently enacted legislation repealed the 30% gross income test for tax years beginning after August 5, 1997.

  Rents received or deemed to be received by the Company qualify as "rents from real property" in satisfying the gross income requirements for a REIT described above only if several conditions are met.

  . First, the amount of rent generally must not be based in whole or in part on the income or profits of any person. An amount received or accrued generally will not be excluded from the term "rents from real property," however, solely by reason of being based on a fixed percentage or percentages of receipts or sales.

  . Second, the Code provides that rents received from a tenant will not qualify as "rents from real property" in satisfying the gross income tests if the REIT, or an owner of 10% or more of the REIT, directly or constructively owns 10% or more of such tenant (a "Related Party Tenant") or a subtenant of such tenant (in which case only rent attributable to the subtenant is disqualified).

  . Third, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as "rents from real property."

  . Finally, for rents to qualify as "rents from real property" the REIT must not operate or manage the property or furnish or render services to tenants, other than through an "independent contractor" who is adequately compensated and from whom the REIT does not derive any income; provided, however, that a REIT may provide services with respect to its properties and the income will qualify as "rents from real property" if the services are "usually or customarily rendered" in connection with the rental of room or other space for occupancy only and are not otherwise considered "rendered to the occupant."

  The Company does not charge rent that is based in whole or in part on the income or profits of any person (except by reason of being based on a fixed percentage or percentages of receipts or sales consistent with the rule described above). The Company does not derive, and does not anticipate deriving, rent attributable to personal property leased in connection with real property that exceeds 15% of the total rents.

  Pursuant to leases with respect to the two completed Hotel Properties, ZL Hotel LLC leases from the Operating Partnership the two Hotel Properties for a ten year period. The hotel leases provide that ZL Hotel LLC is obligated to pay to the Operating Partnership (i) the greater of Base Rent or Participating Rent (collectively, the "Rents") and (ii) Additional Charges. Participating Rent is calculated by multiplying fixed percentages by various revenue categories for each of the Hotel Properties. Both Base Rent and the thresholds in the Participating Rent formulas will be adjusted for inflation. Base Rent accrues and is required to be paid monthly. Participating Rent is payable monthly, with monthly adjustments based on actual results.

  In order for Base Rent, Participating Rent and Additional Charges to constitute "rents from real property," the leases must be respected as true leases for federal income tax purposes and not treated as service contracts, joint ventures or some other type of arrangement. The determination of whether the leases are true leases depends on an analysis of all the surrounding facts and circumstances. In making such a determination, courts have considered a variety of factors, including the following: (i) the intent of the parties,
(ii) the form of the agreement, (iii) the degree of control over the property that is retained by the property owner (e.g., whether the lessee has substantial control over the operation of the property or whether the lessee was required simply to use its best efforts to perform its obligations under the agreement), and (iv) the extent to which the property owner retains the risk of loss with respect to the property (e.g., whether the lessee bears the risk of increases in operating expenses or the risk of damage to the property) or the potential for economic gain (e.g., appreciation ) with respect to the property.

  In addition, Code section 7701(e) provides that a contract that purports to be a service contract (or a partnership agreement) is treated instead as a lease of property if the contract is properly treated as such, taking into account all relevant factors, including whether or not: (i) the service recipient is in physical possession of the property, (ii) the service recipient controls the property, (iii) the service recipient has a significant economic or possessory interest in the property (e.g., the property's use is likely to be dedicated to the service recipient for a substantial portion of the useful life of the property, the recipient shares the risk that the property will decline in value, the recipient shares in any appreciation in the value of the property, the recipient shares in savings in the property's operating costs, or the recipient bears the risk of damage to or loss of the property), (iv) the service provider does not bear any risk of substantially diminished receipts or substantially increased expenditures if there is nonperformance under the contract, (v) the service provider does not use the property concurrently to provide significant services to entities unrelated to the service recipient, and (vi) the total contract price does not substantially exceed the rental value of the property for the contract period. Since the determination whether a service contract should be treated as a lease is inherently factual, the presence or absence of any single factor may not be dispositive in every case. The hotel leases were structured to qualify as true leases for federal income tax purposes.

  Investors should be aware that there are no controlling Treasury Regulations, published rulings, or judicial decisions involving leases with terms substantially the same as the hotel leases that discuss whether such leases constitute true leases for federal income tax purposes. Therefore, there can be no complete assurance that the IRS will not assert a contrary position. If the leases are recharacterized as service contracts or partnership agreements, rather than true leases, part or all of the payments that the Operating Partnership receives from the lessee would not be considered rent or would not otherwise satisfy the various requirements for qualification as "rents from real property." In that case, the Company likely would not be able to satisfy either the 75% or 95% gross income tests and, as a result, would lose its REIT status.

  As indicated above, "rents from real property" must not be based in whole or in part on the income or profits of any person. The Participating Rent should qualify as "rents from real property" since it is based on percentages of receipts or sales which percentages are fixed at the time the leases are entered into, provided (i) the leases are not renegotiated during the term of the leases in a manner that has the effect of basing Participating Rent on income or profits and (ii) the leases conform with normal business practice. More generally, the Participating Rent will not qualify as "rents from real property" if, considering the hotel leases and all the surrounding circumstances, the arrangement does not conform with normal business practice, but is in reality used as a means of basing the Participating Rent on income or profits. Since the Participating Rent is based on fixed percentages of the gross revenues from the hotels that are established in the hotel leases, and the Company has represented that the percentages (i) will not be renegotiated during the terms of the leases in a manner that has the effect of basing the Participating Rent on income or profits and (ii) conform with normal business practice, the Participating Rent should not be considered based in whole or in part on the income or profits of any person. Furthermore, the Company has represented that, with respect to other hotel properties that it acquires in the future, it will not charge rent for any property that is based in whole or in part on the income or profits of any person (except by reason of being based on a fixed percentage of gross revenues, as described above.)

  Pursuant to leases with independent third parties, the Operating Partnership or certain subsidiary partnerships leases the Garage Property and the garage portions of certain of the Office Properties to independent third parties for periods between one to three years. The parking leases provide that the Operating Partnership will receive rent based on the gross receipts of the parking garage. The same "true lease" and "rent from real property" analysis applies with respect to the parking leases as is described above for the hotel leases. The garage leases also have been structured to qualify as true leases for federal income tax purposes. As is the case with respect to the hotel leases, there can be no complete assurance that the IRS will not assert a contrary position, which if successful could result in the loss of the Company's status as a REIT.

  Through the Operating Partnership, which is not an "independent contractor," the Company provides certain services with respect to the Properties, but the Company believes (and has represented to Goodwin, Procter & Hoar llp) that all such services are considered "usually or customarily rendered" in connection with the rental of space for occupancy only, so that the provision of such services does not jeopardize the qualification of rent from the Properties as "rents from real property." In rendering its opinion on the Company's ability to qualify as a REIT, Goodwin, Procter & Hoar llp is relying on such representations. In the case of any services that are not "usual and customary" under the foregoing rules, the Company intends to employ "independent contractors" to provide such services.

  The Operating Partnership may receive certain types of income with respect to the properties it owns that will not qualify under the 75% or 95% gross income test. In particular, dividends on the Company's stock in the Development and Management Company will not qualify under the 75% gross income test. The Company believes, however, that the aggregate amount of such non-qualifying income in any taxable year will not cause the Company to exceed the limits on non-qualifying income under the 75% and 95% gross income tests.

  If the Company fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, it may nevertheless qualify as a REIT for that year if it is eligible for relief under certain provisions of the Code. These relief provisions generally will be available if (i) the Company's failure to meet these tests was due to reasonable cause and not due to willful neglect,
(ii) the Company attaches a schedule of the sources of its income to its Federal income tax return and (iii) any incorrect information on the schedule is not due to fraud with intent to evade tax. It is not possible, however, to state whether, in all circumstances, the Company would be entitled to the benefit of these relief provisions. For example, if the Company fails to satisfy the gross income tests because nonqualifying income that the Company intentionally incurs exceeds the limits on such income, the IRS could conclude that the Company's failure to satisfy the tests was not due to reasonable cause. As discussed above in "--Opinion of Tax Counsel," even if these relief provisions apply, a tax would be imposed with respect to the excess net income. No similar mitigation provision provides relief if the Company were to fail the 30% income test for its taxable year ending December 31, 1997, and in such case, the Company would cease to qualify as a REIT for taxable years beginning after August 5, 1997. The 30% gross income test has been repealed. See "Risk Factors--Failure to Qualify as a REIT."

ASSET TESTS

  At the close of each quarter of its taxable year, the Company also must satisfy three tests relating to the nature and diversification of its assets.

  . First, at least 75% of the value of the Company's total assets must be represented by real estate assets, cash, cash items and government securities.

  . Second, no more than 25% of the Company's total assets may be represented by securities other than those in the 75% asset class.

  . Third, of the investments included in the 25% asset class, the value of any one issuer's securities owned by the Company may not exceed 5% of the value of the Company's total assets, and the Company may not own more than 10% of any one issuer's outstanding voting securities.

  The 5% test must generally be met for any quarter in which the Company acquires securities of an issuer. Thus, this requirement must be satisfied not only on the date the Company acquires securities of the Development and Management Company, but also each time the Company increases its ownership of securities of the Development and Management Company (including as a result of increasing its interest in the Operating Partnership as limited partners exercise their redemption rights).

  The Operating Partnership owns 100% of the nonvoting stock and 1% of the voting stock of the Development and Management Company, and by virtue of its ownership of Units, the Company is considered to own its pro rata share of such stock. Neither the Company nor the Operating Partnership, however, owns more than 10% of the voting securities of the Development and Management Company. In addition, the Company and its senior management do not believe that the Company's pro rata share of the value of the securities of the Development and Management Company exceeds 5% of the total value of the Company's assets. The Company's belief is based in part upon its analysis of the value of the equity and unsecured debt securities of the Development and Management Company owned by the Operating Partnership relative to the value of the other assets owned by the Operating Partnership. No independent appraisals have been obtained to support this conclusion, however, and Goodwin, Procter and Hoar LLP, in rendering its opinion as to the qualification of the

Company as a REIT, is relying on the conclusions of the Company and its senior management as to the value of the securities of the Development and Management Company. There can be no assurance that the IRS might not contend that the value of the securities of the Development and Management Company held by the Company (through the Operating Partnership) exceeds the 5% value limitation.

  As noted above, the 5% value requirement must be satisfied not only on the date the Company acquires equity and unsecured debt securities of the Development and Management Company, but also each time the Company increases its ownership of such securities of the Development and Management Company (including as a result of increasing its interest in the Operating Partnership as partners exercise their redemption rights). Although the Company plans to take steps to ensure that it satisfied the 5% value test for any quarter with respect to which retesting is to occur, there can be no assurance that such steps will always be successful or will not require a reduction in the Company's overall interest in the Development and Management Company.

  After initially meeting the asset tests at the close of any quarter, the Company will not lose its status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If the failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter, the failure can be cured by disposition of sufficient nonqualifying assets within 30 days after the close of that quarter. The Company maintains, and will continue to maintain, adequate records of the value of its assets to ensure compliance with the asset tests and will take such other actions within 30 days after the close of any quarter as may be required to cure any noncompliance.

ANNUAL DISTRIBUTION REQUIREMENTS

  In order to be taxed as a REIT, the Company is required to distribute dividends (other than capital gain dividends) to its stockholders in an amount at least equal to (a) the sum of (i) 95% of the Company's "REIT taxable income" (computed without regard to the dividends-paid deduction and the Company's capital gain) and (ii) 95% of the net income, if any, from foreclosure property in excess of the special tax on income from foreclosure property, minus (b) the sum of certain items of non-cash income. Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before the Company timely files its Federal income tax return for such year and if paid on or before the first regular dividend payment after such declaration. Even if the Company satisfies the foregoing distribution requirements, to the extent that the Company does not distribute all of its net capital gain or "REIT taxable income" as adjusted, it will be subject to tax thereon at regular capital gains or ordinary corporate tax rates. Furthermore, if the Company should fail to distribute during each calendar year at least the sum of (a) 85% of its ordinary income for that year, (b) 95% of its capital gain net income other than such capital gain net income which the REIT elects to retain and pay tax on for that year and (c) any undistributed taxable income from prior periods, the Company would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. Pursuant to recently enacted legislation, the Company may elect to retain, rather than distribute its net long-term capital gains for tax years beginning after August 5, 1997. The effect of such an election is that (i) the Company is required to pay the tax on such gains,
(ii) U.S. Stockholders, while required to include their proportionate share of the undistributed long-term capital gains in income, will receive a credit or refund for their share of the tax paid by the REIT and (iii) the basis of U.S. Stockholder's Common Stock would be increased by the amount of the undistributed long-term capital gains (minus the amount of capital gains tax paid by the Company) included in the U.S. Stockholder's long-term capital gains. In addition, if the Company disposes of any asset subject to the Built-In Gain Rules during the applicable Recognition Period, the Company will be required, pursuant to guidance issued by the IRS, to distribute at least 95% of the Built-In Gain (after tax), if any, recognized on the disposition of the asset.

  The Company intends to make timely distributions sufficient to satisfy the annual distribution requirements. In this regard, the Operating Partnership Agreement authorizes the Company, as general partner, to take such steps as may be necessary to cause the Operating Partnership to distribute to its partners an amount sufficient to permit the Company to meet these distribution requirements.

  It is expected that the Company's REIT taxable income will be less than its cash flow due to the allowance of depreciation and other non-cash charges in computing REIT taxable income. Accordingly, the Company anticipates that it will generally have sufficient cash or liquid assets to enable it to satisfy the 95% distribution requirement. It is possible, however, that the Company, from time to time, may not have sufficient cash or other liquid assets to meet the 95% distribution requirement or to distribute such greater amount as may be necessary to avoid income and excise taxation, as a result of timing differences between (i) the actual receipt of income and actual payment of deductible expenses and (ii) the inclusion of such income and deduction of such expenses in arriving at taxable income of the Company, or as a result of nondeductible expenses such as principal amortization or capital expenditures in excess of noncash deductions. In the event that such timing differences occur, the Company may find it necessary to arrange for borrowings or, if possible, pay taxable stock dividends in order to meet the dividend requirement.

  Under certain circumstances, the Company may be able to rectify a failure to meet the distribution requirement for a year by paying "deficiency dividends" to stockholders in a later year, which may be included in the Company's deduction for dividends paid for the earlier year. Thus, the Company may be able to avoid being taxed on amounts distributed as deficiency dividends. The Company will, however, be required to pay interest based upon the amount of any deduction taken for deficiency dividends.

                              FAILURE TO QUALIFY

  If the Company fails to qualify for taxation as a REIT in any taxable year and the relief provisions do not apply, the Company will be subject to tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Distributions to stockholders in any year in which the Company fails to qualify will not be deductible by the Company nor will they be required to be made. In such event, to the extent of current or accumulated earnings and profits, all distributions to stockholders will be dividends, taxable as ordinary income, and subject to certain limitations of the Code, corporate distributees may be eligible for the dividends-received deduction. Unless the Company is entitled to relief under specific statutory provisions, the Company also will be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether in all circumstances the Company would be entitled to such statutory relief. For example, if the Company fails to satisfy the gross income tests because nonqualifying income that the Company intentionally incurs exceeds the limit on such income, the IRS could conclude that the Company's failure to satisfy the tests was not due to reasonable cause. See "Risk Factors--Failure to Qualify as a REIT--Other Tax Liabilities."

                         TAXATION OF U.S. STOCKHOLDERS

  As used herein, the term "U.S. Stockholder" means a holder of Common Stock that for United States federal income tax purposes (a) is a citizen or resident of the United States, (b) is a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof, (c) is an estate or trust, the income of which is subject to United States federal income taxation regardless of its source or (d) a trust if a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of such trust. For any taxable year for which the Company qualifies for taxation as a REIT, amounts distributed to taxable U.S. Stockholders will be taxed as follows.

DISTRIBUTIONS GENERALLY

  Distributions to U.S. Stockholders, other than capital gain dividends discussed below, will constitute dividends up to the amount of the Company's current or accumulated earnings and profits and will be taxable to the stockholders as ordinary income. These distributions are not eligible for the dividends-received deduction for corporations. To the extent that the Company makes a distribution in excess of its current or accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital, reducing the tax basis in the U.S. Stockholder's Common Stock, and the amount of such distribution in excess of a U.S. Stockholder's tax basis in its Common Stock will be taxable as gain realized from the sale of its Common Stock. Dividends declared by the Company in October, November or December of any year payable to a stockholder of record on a specified date in any such month shall be treated as both paid by the Company and received by the stockholder on December 31 of the year, provided that the dividend is actually paid by the Company during January of the following calendar year. Stockholders may not include on their own federal income tax returns any losses of the Company.

  The Company will be treated as having sufficient earnings and profits to treat as a dividend any distribution by the Company up to the amount required to be distributed in order to avoid imposition of the 4% excise tax discussed in "--Opinion of Tax Counsel" above. Moreover, any "deficiency dividend" will be treated as an ordinary or capital gain dividend, as the case may be, regardless of the Company's earnings and profits. As a result, stockholders may be required to treat certain distributions that would otherwise result in a tax-free return of capital as taxable dividends.

CAPITAL GAIN DIVIDENDS

  Dividends to U.S. Stockholders that are properly designated by the Company as capital gain dividends will be treated as long-term capital gains (to the extent they do not exceed the Company's actual net capital gain) for the taxable year without regard to the period for which the stockholder has held his stock. Pursuant to recently enacted legislation, in the case of a stockholder who is an individual, an estate or a trust, long-term capital gains and losses are separated into three tax rate groups: a 20% group, a 25% group and a 28% group and subject to tax at the rate effective for each group. Pursuant to IRS Notice 97-64, 1997-47 IRB 1, the Company will designate capital gain dividends, if any, as 20% rate gain distributions, 25% rate gain distributions or 28% rate distributions and detail such designations in a notice to its stockholders. Corporate stockholders may be required to treat up to 20% of certain capital gain dividends as ordinary income. Capital gain dividends are not eligible for the dividends-received deduction for corporations.

  IRS Notice 97-64 describes temporary regulations that will be issued in regard to the proper treatment of capital gain dividends and undistributed capital gains and gives interim guidance that should be followed in this area until further notice. To the extent that the Company has net capital gain for a taxable year, dividends paid during the year (or that are deemed to be paid in a taxable year beginning after December 31, 1997) may be designated by it as capital gain dividends. In general, a capital gain dividend is treated by the shareholders as a gain from the sale or exchange of a capital asset held for more than one year. If the Company designates a dividend as a capital gain dividend for a taxable year ending on or after May 7, 1997, it may also designate the dividend as a 20% rate gain distribution, an unrecaptured section 1250 gain distribution, or a 28% rate gain distribution. If no additional designation is made regarding a capital gain dividend, it will be taxable as a 28% rate gain distribution. If any capital gain dividend is received on or after May 7, 1997, but is treated as being paid during a taxable year that ends on or before that date, the dividend will be taxable as a 28% rate gain distribution. This interim guidance may be changed in the future. As a result, prospective investors are urged to consult their own tax advisors with respect to the proper treatment of capital gain dividends and undistributed capital gains.

PASSIVE ACTIVITY LOSS AND INVESTMENT INTEREST LIMITATIONS

  Distributions from the Company and gain from the disposition of Common Stock will not be treated as passive activity income, and therefore stockholders may not be able to apply any "passive losses" against such income. Dividends from the Company (to the extent they do not constitute a return of capital) will generally be treated as investment income for purposes of the investment income limitation. Net capital gain from the disposition of Common Stock and capital gain dividends generally will be included in investment income for purposes of the investment interest deduction limitations only if and to the extent the stockholder so elects, in which case such capital gains will be taxed as ordinary income.

CERTAIN DISPOSITIONS OF SHARES

  Losses incurred on the sale or exchange of Common Stock held for less than six months (after applying certain holding period rules) will be deemed capital loss to the extent of any capital gain dividends received by the selling stockholder from those shares. Due to ambiguities in the Taxpayer Relief Act of 1997, pending guidance from the IRS, it is not clear whether or how such capital loss will be separated into the 20% group, the 25% group and the 28% group.

TREATMENT OF TAX-EXEMPT STOCKHOLDERS

  Distributions from the Company to a tax-exempt employee pension trust or other domestic tax-exempt stockholder generally, will not constitute "unrelated business taxable income" ("UBTI") unless the stockholder has borrowed to acquire or carry its Common Stock. Qualified trusts that hold more than 10% (by value) of the shares of certain REITS, however, may be required to treat a certain percentage of such a REIT's distributions as UBTI. This requirement will apply only if (i) the REIT would not qualify as such for federal income tax purposes but for the application of the "look-through" exception to the Five or Fewer Requirement applicable to shares held by qualified trusts and (ii) the REIT is "predominantly held" by qualified trusts. A REIT is predominantly held by qualified trusts if either (i) a single qualified trust holds more than 25% by value of the interests in the REIT or (ii) one or more qualified trusts, each owning more than 10% by value of the interests in the REIT, hold in the aggregate more than 50% of the interests in the REIT. The percentage of any REIT dividend treated as UBTI is equal to the ratio of (a) the UBTI earned by the REIT (treating the REIT as if it were a qualified trust and therefore subject to tax on UBTI) to (b) the total gross income (less certain associated expenses) of the REIT. A de minimis exception applies where the ratio set forth in the preceding sentence is less than 5% for any year. For these purposes, a qualified trust is any trust described in section 401(a) of the Code and exempt from tax under section 501(a) of the Code. The provisions requiring qualified trusts to treat a portion of REIT distributions as UBTI will not apply if the REIT is able to satisfy the Five or Fewer Requirement without relying upon the "look-through" exception.

              SPECIAL TAX CONSIDERATIONS FOR FOREIGN STOCKHOLDERS

  The rules governing United States income taxation of non-resident alien individuals, foreign corporations, foreign partnerships and foreign trusts and estates (collectively, "Non-U.S. Stockholders") are complex, and the following discussion is intended only as a summary of these rules. Prospective Non-U.S. Stockholders should consult with their own tax advisors to determine the impact of federal, state and local income tax laws on an investment in the Company, including any reporting requirements.

  In general, Non-U.S. Stockholders will be subject to regular United States federal income tax with respect to their investment in the Company if the investment is "effectively connected" with the Non-U.S. Stockholder's conduct of a trade or business in the United States. A corporate Non-U.S. Stockholder that receives income that is (or is treated as) effectively connected with a U.S. trade or business also may be subject to the branch profits tax under section 884 of the Code, which is payable in addition to regular United States federal corporate income tax. The following discussion will apply to Non-U.S. Stockholders whose investment in the Company is not so effectively connected.

  A distribution by the Company that is not attributable to gain from the sale or exchange by the Company of a United States real property interest and that is not designated by the Company as a capital gain dividend will be treated as an ordinary income dividend to the extent that it is made out of current or accumulated earnings and profits. Generally, any ordinary income dividend will be subject to a United States federal income tax equal to 30% of the gross amount of the dividend unless this tax is reduced by an applicable tax treaty. Such a distribution in excess of the Company's earnings and profits will be treated first as a return of capital that will reduce a Non-U.S. Stockholder's basis in its Common Stock (but not below zero) and then as gain from the disposition of such shares, the tax treatment of which is described under the rules discussed below with respect to dispositions of Common Stock.

  Distributions by the Company that are attributable to gain from the sale or exchange of a United States real property interest will be taxed to a Non-U.S. Stockholder under the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"). Under FIRPTA, such distributions are taxed to a Non-U.S. Stockholder as if the distributions were gains "effectively connected" with a United States trade or business. Accordingly, a Non-U.S. Stockholder will be taxed at the normal capital gain rates applicable to a U.S. Stockholder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals). Distributions subject to FIRPTA also may be subject to a 30% branch profits tax when made to a foreign corporate stockholder that is not entitled to treaty exemptions.

  Although tax treaties may reduce the Company's withholding obligations, the Company generally will be required to withhold from distributions to Non-U.S. Stockholders, and remit to the IRS, (i) 35% of designated capital gain dividends (or, if greater, 35% of the amount of any distributions that could be designated as capital gain dividends) and (ii) 30% of ordinary dividends paid out of earnings and profits. In addition, if the Company designates prior distributions as capital gain dividends, subsequent distributions, up to the amount of such prior distributions, will be treated as capital gain dividends for purposes of withholding. A distribution in excess of the Company's earnings and profits will be subject to 30% dividend withholding if at the time of the distribution it cannot be determined whether the distribution will be in an amount in excess of the Company's current or accumulated earnings and profits. If the amount of tax withheld by the Company with respect to a distribution to a Non-U.S. Stockholder exceeds the stockholder's United States tax liability with respect to such distribution, the Non-U.S. Stockholder may file for a refund of such excess from the IRS.

  Unless the Common Stock constitutes a "United States real property interest" within the meaning of FIRPTA, a sale of Common Stock by a Non-U.S. Stockholder generally will not be subject to United States federal income taxation. The Common Stock will not constitute a United States real property interest if the Company is a "domestically controlled REIT." A domestically controlled REIT is a REIT in which at all times during a specified testing period less than 50% in value of its shares is held directly or indirectly by Non-U.S. Stockholders. It is currently anticipated that the Company will be a domestically controlled REIT and therefore that sales of Common Stock will not be subject to taxation under FIRPTA. However, because the Common Stock will be publicly traded, no assurance can be given that the Company will continue to be a domestically controlled REIT. If the Company were not a domestically controlled REIT, whether a Non-U.S. Stockholder's sale of Common Stock would be subject to tax under FIRPTA as a sale of a United States real property interest would depend on whether the Common Stock were "regularly traded" on an established securities market (such as the NYSE on which the Common Stock will be listed) and on the size of the selling stockholder's interest in the Company. If the gain on the sale of Common Stock were subject to taxation under FIRPTA, the Non-U.S. Stockholder would be subject to the same treatment as a U.S. Stockholder with respect to the gain (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals). In addition, distributions that are treated as gain from the disposition of Common Stock and are subject to tax under FIRPTA also may be subject to a 30% branch profit tax when made to a foreign corporate stockholder that is not entitled to treaty exemptions. In any event, a purchaser of Common Stock from a Non-U.S. Stockholder will not be required to withhold under FIRPTA on the purchase price if the purchased Common Stock is "regularly traded" on an established securities market (such as the NYSE) or if the Company is a domestically controlled REIT. Otherwise, under FIRPTA the purchaser of Common Stock may be required to withhold 10% of the purchase price and remit this amount to the IRS. Capital gains not subject to FIRPTA will be taxable to a Non-U.S. Stockholder if the Non-U.S. Stockholder is a non-resident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions apply, in which case the non-resident alien individual will be subject to a 30% tax on his or her U.S. source capital gains.

  On October 6, 1997, the U.S. Treasury Department issued final Treasury regulations governing information reporting and the certification procedures regarding withholding and backup withholding on certain amounts paid to Non-U.S. Stockholders after December 31, 1998. The new Treasury regulations may alter the procedures for claiming the benefits of an income tax treaty. Non-U.S. Stockholders should consult their tax advisors concerning the effect, if any, of such new Treasury regulations on an investment in Common Stock.

         INFORMATION REPORTING REQUIREMENTS AND BACKUP WITHHOLDING TAX

  Under certain circumstances, U.S. Stockholders may be subject to backup withholding at a rate of 31% on payments made with respect to, or cash proceeds of a sale or exchange of, Common Stock. Backup withholding will apply only if the holder (i) fails to furnish his or her taxpayer identification number ("TIN") (which, for an individual, would be his or her Social Security Number), (ii) furnishes an incorrect TIN, (iii) is notified by the IRS that he or she has failed properly to report payments of interest and dividends or is otherwise subject to backup withholding or (iv) under certain circumstances, fails to certify, under penalties of perjury, that he or she has furnished a correct TIN and (a) that he or she has not been notified by the IRS that he or she is subject to backup withholding for failure to report interest and dividend payments or (b) that he or she has been notified by the IRS that he or she is no longer subject to backup withholding. Backup withholding will not apply with respect to payments made to certain exempt recipients, such as corporations and tax-exempt organizations.

  U.S. Stockholders should consult their own tax advisors regarding their qualifications for exemption from backup withholding and the procedure for obtaining such an exemption. Backup withholding is not an additional tax. Rather, the amount of any backup withholding with respect to a payment to a U.S. Stockholder will be allowed as a credit against the U.S. Stockholder's United States federal income tax liability and may entitle the U.S. Stockholder to a refund, provided that the required information is furnished to the IRS.

  Additional issues may arise pertaining to information reporting and backup withholding for Non-U.S. Stockholders. Non-U.S. Stockholders should consult their tax advisors with regard to U.S. information reporting and backup withholding.

                           OTHER TAX CONSIDERATIONS

EFFECT OF TAX STATUS OF OPERATING PARTNERSHIP ON REIT QUALIFICATION

  Substantially all of the Company's investments are through the Operating Partnership. In addition, the Operating Partnership holds interests in certain Properties through subsidiary partnerships. The Company's interest in these partnerships may involve special tax considerations. Such considerations include (i) the allocations of items of income and expense, which could affect the computation of taxable income of the Company, (ii) the status of the Operating Partnership, and other subsidiary partnerships as partnerships (as opposed to associations taxable as corporations) for federal income tax purposes, and (iii) the taking of actions by the Operating Partnership and subsidiary partnerships that could adversely affect the Company's qualifications as a REIT. In the opinion of Goodwin, Procter & Hoar LLP, based on certain representations of the Company and its subsidiaries, each of the Operating Partnership, and the other subsidiary partnerships in which the Operating Partnership has an interest will be treated for Federal income tax purposes as a partnership (and not as an association taxable as a corporation). If any of the Operating Partnership, or other subsidiary partnerships in which the Operating Partnership has an interest were treated as an association taxable as a corporation, the Company would fail to qualify as a REIT for a number of reasons.

TAX ALLOCATIONS WITH RESPECT TO THE PROPERTIES

  When property is contributed to a partnership in exchange for an interest in the partnership, the partnership generally takes a carryover basis in that property for tax purposes equal to the adjusted basis of the contributing partner in the property, rather than a basis equal to the fair market value of the property at the time of contribution. Pursuant to section 704(c) of the Code, income, gain, loss and deduction attributable to such contributed property must be allocated in a manner such that the contributing partner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of such unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution (a "Book-Tax Difference"). Such allocations are solely for Federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. The Operating Partnership was formed by way of contributions of appreciated property (including certain of the Properties). Consequently, the Operating Partnership Agreement requires such allocations to be made in a manner consistent with section 704(c) of the Code. Final and temporary Regulations under Section 704(c) of the Code provide partnerships with a choice of several methods of accounting for Book-Tax Differences for property contributed to a partnership on or after December 21, 1993, including the retention of the "traditional method" that was available under prior law or the election of certain alternative methods. Currently, the Company intends to elect the "traditional method with curative allocations" of Section 704(c) allocations. Under the traditional method, which is the least favorable method from the Company's perspective, the carryover basis of contributed interests in the Properties in the hands of the Operating Partnership could cause the Company (i) to be allocated lower amounts of depreciation deductions for tax purposes than would be allocated to the Company if all Properties were to have a tax basis equal to their fair market value at the time of the contribution (the "ceiling rule") and (ii) to be allocated taxable gain in the event of a sale of such contributed interests in the Properties in excess of the economic or book income allocated to the Company as a result of such sale, with a corresponding benefit to the other partners in the Operating Partnership. If the "traditional method with curative allocations" is elected by the Company the Operating Partnership Agreement may specially allocate taxable gain on sale of the Properties to the contributing partners up to the aggregate amount of depreciation deductions with respect to each such Property that the "ceiling rule" prevented the Company from being allocated.

  Interests in the Properties purchased for cash by the Operating Partnership simultaneously with or subsequent to the admission of the Company to the Operating Partnership initially had a tax basis equal to their fair market value. Thus, Section 704(c) of the Code does not apply to such interests.

  A portion of the amounts to be used to fund distributions to stockholders is expected to come from the Development and Management Company, through dividends on stock held by the Operating Partnership. The Development and Management Company will not qualify as a REIT and will pay federal, state and local income taxes on its taxable income at normal corporate rates. The federal, state or local income taxes that the company is required to pay will reduce the amount of dividends payable by such company to the Operating Partnership and cash available for distribution by the Company, which in turn could require the Operating Partnership to secure funds from additional sources in order to allow the Company to make required distributions.

  As described above, the value of the equity and unsecured debt securities of the Development and Management Company held by the Company cannot exceed 5% of the value of the Company's assets at a time when a Partner exercises his redemption right (or the Company otherwise is considered to acquire additional securities of the Development and Management Company). See "--Requirements for Qualification--Asset Tests." This limitation may restrict the ability of the Development and Management Company to increase the size of its respective business unless the value of the assets of the Company is increasing at a commensurate rate.

                              STATE AND LOCAL TAX

  The Company and its operating subsidiaries may be subject to state and local tax in states and localities in which they do business or own property. The tax treatment of the Company and its operating subsidiaries and the holders of Common Stock in such jurisdictions may differ from the federal income tax treatment described above.

  In addition, the Taxpayer Relief Act of 1997 includes several provisions, some of which have been indicated in the discussion above, that will liberalize certain of the requirements for qualification as a REIT. However, these provisions will have neither a material beneficial effect nor a material adverse effect on the Company's ability to operate as a REIT.

                                 UNDERWRITING

  Subject to the terms and conditions in the United States purchase agreement (the "U.S. Purchase Agreement"), among the Company and each of the underwriters named below (the "U.S. Underwriters"), and concurrently with the sale of 2,800,000 shares to the International Managers (as defined below), the Company has agreed to sell to each of the U.S. Underwriters, for whom Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Bear, Stearns & Co. Inc., Morgan Stanley & Co. Incorporated, PaineWebber Incorporated, Prudential Securities Incorporated, Smith Barney Inc. and Chase Securities Inc. are acting as representatives (the "U.S. Representatives"), and each of the U.S. Underwriters has severally agreed to purchase from the Company, the respective number of shares of Common Stock set forth opposite their respective names:

                                                                      NUMBER OF
           UNDERWRITER                                                  SHARES
           -----------                                                ----------
      Goldman, Sachs & Co. ..........................................
      Merrill Lynch, Pierce, Fenner & Smith
       Incorporated..................................................
      Bear, Stearns & Co. Inc. ......................................
      Morgan Stanley & Co. Incorporated .............................
      PaineWebber Incorporated ......................................
      Prudential Securities Incorporated ............................
      Smith Barney Inc. .............................................
      Chase Securities Inc. .........................................
                                                                      ----------
          Total...................................................... 11,200,000
                                                                      ==========

  The Company has also entered into a purchase agreement (the "International Purchase Agreement" and, together with the U.S. Purchase Agreement, the "Purchase Agreements") with certain underwriters outside the United States and Canada (the "International Managers" and, together with the U.S. Underwriters, the "Underwriters") for whom Goldman Sachs International, Merrill Lynch International, Bear, Stearns International Limited, Morgan Stanley & Co. International Limited, PaineWebber International (UK) Ltd., Prudential-Bache Securities (U.K.) Inc., Smith Barney Inc. and Chase Manhattan International Limited are acting as lead managers. Subject to the terms and conditions set forth in the International Purchase Agreement and concurrently with the sale of 11,200,000 shares of Common Stock to the U.S. Underwriters pursuant to the U.S. Purchase Agreement, the Company has agreed to sell to the International Managers, and the International Managers have severally agreed to purchase from the Company, an aggregate of 2,800,000 shares of Common Stock. The public offering price per share and the total underwriting discount per share are identical under the U.S. Purchase Agreement and the International Purchase Agreement.

  In each Purchase Agreement, the several U.S. Underwriters and the several International Managers have agreed, respectively, subject to the terms and conditions set forth in such Purchase Agreement, to purchase all of the shares of Common Stock being sold pursuant to such Purchase Agreement if any of such shares of Common Stock are purchased. Under certain circumstances, the commitments of non-defaulting U.S. Underwriters or International Managers (as the case may be) may be increased. The sale of shares of Common Stock pursuant to the U.S. Purchase Agreement and the International Purchase Agreement are conditioned upon each other.

  The U.S. Representatives have advised the Company that the U.S. Underwriters propose to offer the Common Stock to the public at the public offering price set forth on the cover page of this Prospectus and to certain dealers at such price less a concession not in excess of $ per share. The U.S. Underwriters may allow, and such dealers may re-allow, a discount not in excess of $ per share on sales to certain other brokers and dealers. After the date of this Prospectus, the public offering price and concession and discount may be changed.

  The Company has been informed that the U.S. Underwriters and the International Managers have entered into an agreement (the "Intersyndicate Agreement") providing for the coordination of their activities. Under the terms of the Intersyndicate Agreement, the U.S. Underwriters and the International Managers are permitted to sell shares of Common Stock to each other for purposes of resale at the public offering price, less an amount not greater than the selling concession. Under the terms of the Intersyndicate Agreement, the International Managers and any dealer to whom they sell shares of Common Stock will not offer to sell or sell shares of Common Stock to persons who are United States persons or Canadian persons or to persons they believe intend to resell to persons who are United States persons or Canadian persons, and the U.S. Underwriters and any dealer to whom they sell shares of Common Stock will not offer to sell or sell shares of Common Stock to persons who are non-United States and non-Canadian persons or to persons they believe intend to resell to non-United States and non-Canadian persons, except in each case for transactions pursuant to such agreement.

  The Company has granted to the U.S. Underwriters an option, exercisable for 30 days after the date of this Prospectus, to purchase up to 1,680,000 additional shares of Common Stock to cover overallotments, if any, at the public offering price, less the underwriting discount set forth on the cover page of this Prospectus. If the U.S. Underwriters exercise this option, each U.S. Underwriter will have a firm commitment, subject to certain conditions, to purchase approximately the same percentage thereof which the number of shares of Common Stock to be purchased by it shown in the foregoing table bears to such U.S. Underwriters' initial amount reflected in the foregoing table. The Company also has granted an option to the International Managers, exercisable during the 30-day period after the date of this Prospectus, to purchase up to 420,000 additional shares of Common Stock to cover overallotments, if any, on terms similar to those granted to the U.S. Underwriters.

  In the Purchase Agreements, the Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act.

  The Company, the Operating Partnership and certain persons who owned interests in one or more of the Properties prior to the Initial Offering and who received OP Units in exchange for such interests in the Formation Transactions (the "Non-Affiliated Participants") agreed, subject to certain exceptions, not to sell, offer or contract to sell, grant any option for the sale of, or otherwise dispose of any shares of Common Stock or OP Units, or any securities convertible into or exchangeable for Common Stock or OP Units, for a period of one year from June 1997, without the prior written consent of Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated. The Company has granted certain registration rights pursuant to which the Non-Affiliated Participants may require the Company to file a registration statement with the Securities and Exchange Commission with respect to sales of any shares received by the Non-Affiliated Participants in exchange for their OP Units after the expiration of the one-year period.

  Messrs. Zuckerman and Linde and the senior officers of the Company who received OP Units and/or shares of Common Stock in the Formation Transactions have agreed, subject to certain exceptions, not to sell, offer or contract to sell, grant any option for the sale of, or otherwise dispose of any shares of Common Stock or OP Units for a period of two years from June 1997, without the prior written consent of Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

  Until the distribution of the Common Stock is completed, rules of the Securities and Exchange Commission may limit the ability of the Underwriters and certain selling group members to bid for and purchase the Common Stock. As an exception to these rules, the U.S. Representatives are permitted to engage in certain transactions that stabilize the price of the Common Stock. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Common Stock.

  If the Underwriters create a short position in the Common Stock in connection with this Offering, i.e., if they sell more shares of Common Stock than are set forth on the cover page of this Prospectus, the U.S. Representatives and the International Managers, respectively, may reduce that short position by purchasing Common Stock in the open market. The U.S. Representatives and the International Managers, respectively, may also elect to reduce any short position by exercising all or part of the over-allotment option described above.

  The U.S. Representatives and the International Managers, respectively, may also impose a penalty bid on certain Underwriters and selling group members. This means that if the U.S. Representatives or the International Managers purchase shares of Common Stock in the open market to reduce the Underwriters' short position or to stabilize the price of the Common Stock, they may reclaim the amount of the selling concession from the Underwriters and selling group members who sold those shares as part of this Offering.

  In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security.

  Neither the Company nor any of the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Common Stock. In addition, none of the Underwriters makes any representation that the U.S. Representatives or the International Managers will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

  The Prudential Insurance Company of America, an affiliate of Prudential Securities Incorporated, is the lender with respect to the mortgages on The National Imaging and Mapping Agency Building and The Lockheed Martin Building. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources--Mortgage Indebtedness."

                                    EXPERTS

  The combined historical financial statements and financial statement schedule of the Boston Properties Predecessor Group included in this Prospectus and the Registration Statement of which this Prospectus is a part, to the extent and for the periods indicated in their reports and the Statements of Revenue over Certain Operating Expenses of 280 Park Avenue, 100 East Pratt Street, 875 Third Avenue, Riverfront Plaza and the Mulligan/ Griffin Portfolio for the year ended December 31, 1996, have been audited by Coopers & Lybrand L.L.P., independent accountants, and are included herein in reliance upon the authority of such firm as experts in accounting and auditing.

  In addition, certain statistical information provided under the captions "Prospectus Summary--The Properties" and "Business and Properties" has been prepared by Spaulding & Slye, and is included herein in reliance upon the authority of such firm as expert in, among other things, office and industrial real estate market conditions.

                                 LEGAL MATTERS

  Certain legal matters, including the validity of the shares of Common Stock offered hereby, will be passed upon for the Company by Goodwin, Procter & Hoar LLP. In addition, the description of federal income tax consequences contained in this Prospectus under the heading "Federal Income Tax Consequences" is based upon the opinion of Goodwin, Procter & Hoar LLP. Gilbert G. Menna, the sole shareholder of Gilbert G. Menna, P.C., a partner of Goodwin, Procter & Hoar llp, serves as an Assistant Secretary of the Company. Certain partners of Goodwin, Procter & Hoar LLP or their affiliates, together with Mr. Menna, own approximately 20,000 shares of Common Stock. Goodwin, Procter & Hoar llp occupies approximately 26,000 square feet at 599 Lexington Avenue under a lease with the Company that expires in 2002.

  Certain legal matters will be passed upon for the Underwriters by Skadden, Arps, Slate, Meagher & Flom LLP.

                            ADDITIONAL INFORMATION

  The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-11 (of which this Prospectus is a part) under the Securities Act with respect to the securities offered hereby. This Prospectus does not contain all information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. Statements contained in this Prospectus as to the content of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference and the exhibits and schedules hereto. For further information regarding the Company and the Common Stock offered hereby, reference is hereby made to the Registration Statement and such exhibits and schedules, which may be obtained from the Commission as its principal office at 450 Fifth Street, Northwest, Washington, D.C. 20549, upon payment of the fees prescribed by the Commission. The Commission maintains a website at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the Company, that file electronically with the Commission.

  Statements contained in this Prospectus as to the contents of any contract or other document that is filed as an exhibit to the Registration Statement are not necessarily complete, and each such statement is qualified in its entirety by reference to the full text of such contract or document.

  The Company is required to file reports and other information with the Commission pursuant to the Securities Exchange Act of 1934. In addition to applicable legal or NYSE requirements, if any, holders of Common Shares will receive annual reports containing audited financial statements with a report thereon by the Company's independent certified public accounts, and quarterly reports containing unaudited financial information for each of the first three quarters of each fiscal year.

                                   GLOSSARY

  "100 Stockholder Requirement" means the requirement that beneficial ownership of a corporation must be held by 100 or more persons in order to qualify as a REIT under the Code.

  "1940 Act" means the Investment Company Act of 1940, as amended.

  "Absorption" means the net increase in square feet of leased space.

  "ADA" means the Americans with Disabilities Act, enacted on July 26, 1990.

  "ADR" means the average daily rate of a Hotel Property.

  "Annualized Net Effective Rent" is calculated for leases in effect as of September 30, 1997 as follows: Annualized Rent, calculated as described below (but by determining monthly rent on a straight line basis in accordance with GAAP rather than adding back any rent abatement) was reduced to reflect the annualized costs of tenant improvements and leasing commissions, if any, paid or payable by the Company (calculated by dividing the total tenant improvements and leasing commissions for a given lease by the term of that lease in months and multiplying the result by twelve).

  "Annualized Rent" means the monthly contractual rent under existing leases as of September 30, 1997 multiplied by twelve. This amount reflects total rent before any rent abatements and includes expense reimbursements, which may be estimates as of such date.

  "Acquisition Properties" means the ten Office Properties subject to purchase and sale agreements or contribution and exchange agreements which the Company expects to acquire in January and February 1998.

  "Average Effective Annual Rent" means the contractual rent for the month of December of the applicable year, presented on a straight-line basis in accordance with GAAP, exclusive of tenant pass-throughs of operating and other expenses.

  "Beneficiary" means the qualified charitable organization selected by the Company to serve as the beneficiary of the trust which shall hold any Excess Shares.

  "Book-Tax Difference" means the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution.

  "Boston Properties Predecessor Group" means Boston Properties, Inc., the Property Partnerships and the other entities which owned interests in one or more of the Properties or in other assets that were contributed to the Company in connection with the Formation Transactions.

  "Built-In Gain" means the excess of the fair market value of an asset as of the beginning of the applicable Recognition Period over the Company's adjusted basis in such asset as of the beginning of such Recognition Period.

  "Built-In Gain Rules" means the built-in gain rules promulgated in guidelines issued by the IRS.

  "Bylaws" means the Amended and Restated Bylaws of the Company.

  "Certificate" means the Amended and Restated Certificate of Incorporation of the Company.

  "Class A Office Buildings" means the 48 Class A office buildings, including five Class A office buildings currently under development by the Company and six Class A office buildings expected to be acquired by the Company in January and February 1998. The Company considers Class A office buildings to be centrally located buildings that are professionally managed and maintained, attract high-quality tenants and command upper-tier rental rates, and are modern structures or have been modernized to successfully compete with newer buildings.

  "Code" means the Internal Revenue Code of 1986, as amended, together with its predecessor.

  "Commission" or the "SEC" means the Securities and Exchange Commission.

  "Common Stock" means shares of the Company's common stock, $.01 par value per share.

  "Company" means Boston Properties, Inc., a Delaware corporation, and its subsidiaries on a consolidated basis, including the Operating Partnership and the Development and Management Company.

  "Company Quoted Rental Rate" means the weighted average rental rate per square foot quoted by the Company as of October 1, 1997, based on the total net rentable square feet of Properties in the applicable submarket. This rate is not adjusted to a full-service equivalent rate in markets in which the Company's rates are not quoted on a full-service basis.

  "Continuing Investors" means the persons who held a direct or indirect interest in the assets of the Company prior to the Offering.

  "Development and Management Company" means Boston Properties Management, Inc., the subsidiary of the Operating Partnership which succeeded to a portion of the third-party commercial real estate property management business of Boston Properties, Inc.

  "Designated Property" means any of 599 Lexington Avenue, One and Two Independence Square, and Capital Gallery, or a successor property acquired in a "like kind" exchange for such a property.

  "Development Properties" means the five Office Properties and one Hotel Property under development or redevelopment by the Company at December 1, 1997.

  "DGCL" means the Delaware General Corporation Law.

  "Direct Vacancy Rate" means space immediately available by landlords.

  "EBITDA" means earnings before interest, taxes, depreciation and amortization.

  "Excess Shares" means those shares of Common Stock in excess of the Ownership Limit, the Look-Through Ownership Limit, the Related Party Limit, or the Certificate which are automatically converted into an equal number of shares of Excess Stock.

  "Excess Stock" means the separate class of shares of stock of the Company into which shares of stock of the Company owned, or deemed to be owned, or transferred to a stockholder in excess of the Ownership Limit, the Related Party Limit or the Look-Through Ownership Limit, as applicable, will automatically be converted.

  "FIRPTA" means the Foreign Investment in Real Property Tax Act of 1980, as amended.

  "Five or Fewer Requirement" means the requirement under the Code that not more than 50% in value of the Company's outstanding shares of Stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code) during the last half of a taxable year (other than the first year).

  "Formation Transactions" means the transactions relating to the formation of the Company and its subsidiaries, including the transfer to the Company upon the completion of the Initial Offering of the Properties from the Property Partnerships and other entities which owned one or more Properties prior to the completion of the Initial Offering and the development, project management and property management businesses of Boston Properties, Inc.

  "Funds from Operations" means, in accordance with the resolution adopted by the Board of Governors of NAREIT, net income (loss) (computed in accordance with GAAP), excluding significant non-recurring items, gains (or losses) from debt restructuring and sales of property, plus depreciation and amortization on real estate assets, and after adjustments for unconsolidated partnerships and joint ventures.

  "GAAP" means generally accepted accounting principles.

  "Garage Property" means the 1,170 space parking garage in which the Company has an interest.

  "Greater Boston" means the city of Boston and ninety surrounding municipalities in the Commonwealth of Massachusetts, as designated by Spaulding & Slye in its market study cited herein.

  "Greater Washington, D.C." means the city of Washington, D.C. and fifty surrounding municipalities, as designated by Spaulding & Slye in its market study cited herein.

  "GSA" means the General Services Administration of the United States
Government.

  "Hotel Development Property" means the limited service extended stay hotel currently under development by the Company.

  "Hotel Properties" means the two full service hotels and one limited service extended stay hotel (which is currently under development) which the Company owns.

  "HVAC" means heating, ventilation and air conditioning.

  "Industrial Properties" means the nine industrial properties in which the Company has an interest.

  "International Purchase Agreement" means the purchase agreement among the Company and the International Managers.

  "International Managers" means the underwriters outside the United States and Canada named in this Prospectus for whom Goldman Sachs International and Merrill Lynch International are acting as lead managers.

  "Intersyndicate Agreement" means the agreement between the U.S. Underwriters and the International Managers providing for the coordination of their activities.

  "IRS" means the Internal Revenue Service.

  "LIBOR" means the London Interbank Offered Rate.

  "Look-Through Ownership Limit" means the ownership limit applicable to entities which are looked through for purposes of the Five or Fewer Requirement restricting such entities to holding no more than 15.0% of the number of outstanding shares of any class or series of capital stock of the Company.

  "Marriott (R)" means Marriott International, Inc., the manager of the three Hotel Properties.

  "MIT" means the Massachusetts Institute of Technology.

  "Mortgage Debt" means the total mortgage debt secured by the Properties following the Offering.

  "Named Executive Officers" means the Company's Chief Executive Officer and each of the Company's four other most highly compensated executive officers.

  "NAREIT" means the National Association of Real Estate Investment Trusts.

  "Non-U.S. Stockholders" means non-United States stockholders for federal income tax purposes.

  "NYSE" means the New York Stock Exchange, Inc.

  "Offering" means the offering of shares of Common Stock of the Company pursuant to, and as described in, this Prospectus.

  "Office Development Properties" means the five office properties currently under development by the Company.

  "Office Properties" means the 48 Class A Office Buildings, including five Class A Office Buildings currently under development by the Company and six Class A Office Buildings expected to be acquired in January and February 1998, and 27 R&D Properties, including four R&D Properties expected to be acquired in February 1998, in which the Company has an interest.

  "OP Units" means limited and general partnership interests in the Operating Partnership.

  "Operating Partnership" means Boston Properties Limited Partnership, a Delaware limited partnership.

  "Operating Partnership Agreement" means the amended and restated agreement of limited partnership of the Operating Partnership.

  "Ownership Limit" means the restriction contained in the Company's Certificate providing that, subject to certain exceptions, no holder may own, or be deemed to own by virtue of the attribution provision of the Code, more than 6.6% of the number of outstanding shares of any class or series of capital stock of the Company.

  "Personal Property" means the property in which Messrs. Zuckerman and Linde hold ownership interests but which was not contributed to the Company as part of the Formation Transactions.

  "Plan" means the Boston Properties, Inc. 1997 Stock Option and Incentive
Plan.

  "Preferred Stock" means shares of Series E preferred stock of the Company, $.01 par value per share.

  "Prohibited Owner" means a person or entity holding record title to shares of Common Stock in excess of the Ownership Limit, the Look-Through Ownership Limit, the Related Party Limit, or the Certificate.

  "Prohibited Transferee" means the transferee of any purported transfer of capital stock of the Company or any other event which would otherwise result in the transferee violating the Ownership Limit, the Look-Through Ownership Limit, the Related Party Limit, or the Certificate.

  "Properties" means the 92 commercial real estate properties referred to herein in which the Company has an interest (including the six Development Properties and the ten Acquisition Properties).

  "Property Partnership" means a general or limited partnership which, prior to the Formation Transactions, owned or had an interest in one or more Properties.

  "Prospectus" means this prospectus, as the same may be amended.

  "Purchase Agreements" means the U.S. Purchase Agreement and the
International Purchase Agreement.

  "R&D Properties" means the 27 Office Properties in which the Company has an interest that support both office, research and development and other technical uses.

  "Recognition Period" means the ten-year period beginning on the date on which the Company acquires an asset from a C corporation in a carry-over basis transaction.

  "REIT" means real estate investment trust, as defined by Sections 856 through 860 of the Code and applicable Treasury Regulations.

  "REIT Requirements" means the requirements for qualifying as a REIT under Sections 856 through 860 of the Code and applicable Treasury Regulations.

  "Related Party" means each of Messrs. Zuckerman and Linde, their respective heirs, legatees and devisees, and any other person whose beneficial ownership of shares of Common Stock would be attributed under the Code to Messrs. Zuckerman, Linde, or their respective heirs, legatees or devisees.

  "Related Party Ownership Limit" means the ownership limit applicable to each of Mr. Zuckerman and associated related parties and Mr. Linde and associated related parties restricting each such class of persons to holding no more than 15.0% of the number of outstanding shares of any class or series of capital stock of the Company.

  "Related Party Tenant" means a tenant or subtenant of the Company which is 10% or more constructively or directly owned by an owner of 10% or more of the Company under the Code.

  "Restricted Stock" means the shares of Common Stock acquired by holders in redemption of OP Units which will constitute "restricted" securities as defined by Rule 144.

  "REVPAR" means the revenue per available room of a Hotel Property as determined by dividing room revenue (excluding food and beverage revenue) over the applicable period by available rooms (i.e., the sum of the number of rooms available to be rented at a Hotel Property on each day of the applicable period).

  "Rule 144" means Rule 144 promulgated under the Securities Act.

  "Securities Act" means the Securities Act of 1933, as amended.

  "Stock" means Common Stock and Preferred Stock.

  "Subsidiary Corporation" means the Development and Management Company.

  "Tax Counsel" means Goodwin, Procter & Hoar LLP, tax counsel to the Company.

  "TIN" means taxpayer identification number.

  "Total Square Footage" means total net rentable square feet of the Office and Industrial Properties, plus total square footage of the Hotel and Garage Properties and structured parking related to the Office Properties.

  "Treasury Regulations" means regulations of the U.S. Department of Treasury under the Code.

  "UBTI" means unrelated business taxable income as defined by Section 512(a) of the Code and applicable Treasury Regulations.

  "Underwriters" means the U.S. Underwriters and the International Managers.

  "Unsecured Line of Credit" means the $300 million unsecured revolving line of credit with BankBoston, N.A., as agent that expires in June 2000.

  "U.S. or United States" means the United States of America (including the District of Columbia), its territories, possessions and other areas subject to its jurisdiction.

  "U.S. Purchase Agreement" means the purchase agreement among the Company and the U.S. Underwriters.

  "U.S. Representatives" means Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated acting as representatives for the U.S. Underwriters.

  "U.S. Stockholder" means a United States stockholder under the REIT Requirements.

  "U.S. Underwriters" means the underwriters for the United States and Canada named in this Prospectus for whom the U.S. Representatives are acting as representatives.

  "White Paper" means the White Paper on Funds from Operations approved by the Board of Governors of NAREIT in March 1995.

                         INDEX TO FINANCIAL STATEMENTS

                                                                           PAGE
                                                                           ----
Boston Properties, Inc.:
 Unaudited Pro Forma Condensed Consolidated Financial Information:
  Pro Forma Condensed Consolidated Balance Sheet as of September 30,
   1997...................................................................  F-2
  Notes to the Pro Forma Condensed Consolidated Balance Sheet.............  F-4
  Pro Forma Condensed Consolidated Statement of Income for the nine months ended September 30, 1997 and for the year ended December 31, 1996 .....  F-6
  Notes to the Pro Forma Condensed Consolidated Statement of Income.......  F-8
  Pro Forma Condensed Consolidated Statement of Income for the year ended
   December 31, 1996...................................................... F-12
  Notes to the Pro Forma Condensed Consolidated Statement of Income....... F-13
Boston Properties, Inc., and Boston Properties Predecessor Group:
  Report of Independent Accountants....................................... F-16
  Consolidated Balance Sheet as of September 30, 1997 (unaudited) and
   Combined Balance Sheets as of December 31, 1996 and 1995 .............. F-17
  Consolidated Statement of Operations for the period from June 23, 1997 to September 30, 1997 (unaudited) and Combined Statements of Operations for the period from January 1, 1997 to June 22, 1997 (unaudited) and for the nine months ended September 30, 1996 (unaudited) and for the years ended December 31, 1996, 1995 and 1994 .......................... F-18
  Consolidated Statement of Stockholders' Equity for the period from June
   23, 1997 to September 30, 1997 (unaudited) and Combined Statements of
   Owners' Equity (Deficit) for the period from January 1, 1997 to June
   22, 1997 (unaudited) and for the years ended December 31, 1996, 1995 and 1994 .............................................................. F-19
  Consolidated Statement of Cash Flows for the period from June 23, 1997 to September 30, 1997 (unaudited) and Combined Statements of Cash Flows for the periods from January 1, 1997 to June 22, 1997 (unaudited), for the nine months ended September 30, 1996 (unaudited) and for the years ended December 31, 1996, 1995 and 1994................................. F-20
  Notes to Consolidated and Combined Financial Statements................. F-21
  Schedule III: Real Estate and Accumulated Depreciation as of December
   31, 1996............................................................... F-30
The following represents the properties acquired or to be acquired by the
 Company subsequent to the Initial Offering:
1997 Acquisitions:
 280 Park Avenue
  Report of Independent Accountants....................................... F-35
  Statement of Revenue over Certain Operating Expenses for the year ended
   December 31, 1996 and the period from January 1, 1997 to September 11,
   1997 (unaudited)....................................................... F-36
  Notes to Statement of Revenue over Certain Operating Expenses........... F-37
 100 East Pratt Street
  Report of Independent Accountants....................................... F-39
  Statement of Revenue over Certain Operating Expenses for the year ended
   December 31, 1996 and the nine months ended September 30, 1997
   (unaudited) ........................................................... F-40
  Notes to Statement of Revenue over Certain Operating Expenses........... F-41
 875 Third Avenue
  Report of Independent Accountants....................................... F-42
  Statement of Revenue over Certain Operating Expenses for the year ended
   December 31, 1996 and the nine months ended September 30, 1997
   (unaudited) ........................................................... F-43
  Notes to Statement of Revenue over Certain Operating Expenses........... F-44
Pending Acquisitions:
 Riverfront Plaza
  Report of Independent Accountants....................................... F-46
  Statement of Revenue over Certain Operating Expenses for the year ended
   December 31, 1996 and the nine months ended September 30, 1997
   (unaudited) ........................................................... F-47
  Notes to Statement of Revenue over Certain Operating Expenses........... F-48
 Mulligan/Griffin Portfolio
  Report of Independent Accountants....................................... F-49
  Statement of Revenue over Certain Operating Expenses for the year ended
   December 31, 1996 and the nine months ended September 30, 1997
   (unaudited)............................................................ F-50
  Notes to Statement of Revenue over Certain Operating Expenses .......... F-51

                            BOSTON PROPERTIES, INC.

                PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                              SEPTEMBER 30, 1997
                                  (UNAUDITED)

  The following unaudited Pro Forma Condensed Consolidated Balance Sheet of Boston Properties, Inc. (the "Company") is presented as if the following transactions had been consummated on September 30, 1997; (i) properties acquired or to be acquired subsequent to September 30, 1997 (the "1997 Acquired Properties" and "Pending Acquisitions", collectively the "Acquisition Properties"), and (ii) the completion of this offering (the "Offering"). This Pro Forma Condensed Consolidated Balance Sheet should be read in conjunction with the Pro Forma Condensed Consolidated Statement of Income of the Company for the nine months ended September 30, 1997 and the year ended December 31, 1996 and the historical consolidated and combined financial statements and notes thereto of the Company and the Boston Properties Predecessor Group (the "Predecessor Group") included elsewhere in this Prospectus. In management's opinion, all adjustments necessary to reflect the above transactions have been made.

  The following Pro Forma Condensed Consolidated Balance Sheet is not necessarily indicative of what the actual financial position would have been assuming the above transactions had been consummated at September 30, 1997, nor does it purport to represent the future financial position of the Company.

 The Properties

  The Company will own a portfolio of 92 commercial real estate properties (the "Properties") aggregating approximately 18.1 million square feet. The properties consist of 79 office properties with approximately 13.1 million net rentable square feet (including five office properties under development containing approximately 1.0 million net rentable square feet) and approximately 2.9 million additional square feet of structured parking for 8,119 vehicles, nine industrial properties with approximately 926,000 net rentable square feet, three hotels with a total of 1,054 rooms (consisting of approximately 937,000 square feet) (including one hotel currently under development), and a parking garage with 1,170 spaces (consisting of approximately 332,000 square feet). In addition, the Company will own, have under contract or have an option to acquire twelve parcels of land totaling
69.7 acres, which will support approximately 1,549,000 square feet of development.

 The Offering

  The Company has filed a registration statement on Form S-11 with the Securities and Exchange Commission with respect to the Offering of approximately 14.0 million common shares at an estimated offering price of $33.25 (excluding 2.1 million common shares that may be issued upon exercise of the underwriters' overallotment options).

                            BOSTON PROPERTIES, INC.

                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                               SEPTEMBER 30, 1997
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

                                            PRO FORMA ADJUSTMENTS
                            BOSTON     -----------------------------------
                          PROPERTIES,  ACQUISITION    OFFERING    OTHER
                             INC.      PROPERTIES       (A)    ADJUSTMENTS     PRO FORMA
                          -----------  -----------    -------- -----------     ----------
         ASSETS
Real estate and
 equipment..............  $1,433,376    $779,267(B)        --         --       $2,212,643
 Less: accumulated
  depreciation..........    (285,505)        --            --         --         (285,505)
                          ----------    --------      -------- ----------      ----------
 Total real estate and
  equipment.............   1,147,871     779,267           --         --        1,927,138
Cash ...................      25,989    (145,435)(C)  $441,061 $ (208,500)(C)     113,115
Escrows.................      10,673       2,631 (D)       --         --           13,304
Tenant and other
 receivables............      13,170         227 (E)       --         --           13,397
Accrued rental income...      50,377         --            --         --           50,377
Deferred charges........      34,707         --            --         --           34,707
Prepaid expenses and
 other assets...........       8,933         --            --         --            8,933
Investment in Joint
 Venture................       3,918         --            --         --            3,918
                          ----------    --------      -------- ----------      ----------
 Total assets...........  $1,295,638    $636,690      $441,061  $(208,500)     $2,164,889
                          ==========    ========      ======== ==========      ==========
    LIABILITIES AND
  STOCKHOLDERS' EQUITY
Liabilities:
 Mortgage notes
  payable...............  $  914,614    $420,051(F)        --         --       $1,334,665
 Unsecured Line of
  Credit................      71,000     137,500(F)        --   $(208,500)(F)         --
 Accounts payable and
  accrued expenses......      16,073       1,123(G)        --         --           17,196
 Accrued interest
  payable...............       3,639         --            --         --            3,639
 Rent received in
  advance, security
  deposits and other
  liabilities...........      13,663         --            --         --           13,663
                          ----------    --------      -------- ----------      ----------
 Total liabilities......   1,018,989     558,674           --    (208,500)      1,369,163
                          ----------    --------      -------- ----------      ----------
Minority interest in
 Operating Partnership..      81,168      78,000(B)        --         --          159,168
                          ----------    --------      -------- ----------      ----------
Stockholders' equity:
 Preferred stock, $.01
  par value, 50,000,000
  shares authorized,
  none issued or
  outstanding...........         --          --            --         --              --
 Excess stock, $.01 par
  value, 150,000,000
  shares authorized,
  none issued or
  outstanding...........         --          --            --         --              --
 Common stock, $.01 par
  value, 250,000,000
  shares authorized,
  38,693,541 issued and
  outstanding
  (historical) and
  52,694,041 shares
  issued and outstanding
  (pro forma)...........         387         --       $    140        --              527
 Additional paid in
  capital...............     172,315          16(B)    440,921        --          613,252
 Retained earnings......      22,779         --            --         --           22,779
                          ----------    --------      -------- ----------      ----------
 Total stockholders'
  equity................     195,481          16       441,061        --          636,558
                          ----------    --------      -------- ----------      ----------
 Total liabilities and
  stockholders' equity..  $1,295,638    $636,690      $441,061  $(208,500)     $2,164,889
                          ==========    ========      ======== ==========      ==========

     The accompanying notes are an integral part of the pro forma condensed consolidated balance sheet.

                            BOSTON PROPERTIES, INC.

                                 NOTES TO THE
                PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                   (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

  NOTES TO THE PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET AS OF SEPTEMBER 30, 1997:

(A) Represents the net proceeds obtained from the issuance of 14.0 million common shares in the Offering as follows:

   Gross proceeds from the Offering................................... $465,500
   Underwriters' discount and other offering expenses.................  (24,439)
                                                                       --------
   Net cash proceeds..................................................  441,061
   Par value of common shares(/1/)....................................     (140)
                                                                       --------
                                                                       $440,921
                                                                       ========

--------
(/1/)Represents the issuance of 14.0 million ($.01 par value per share) common shares in the Offering at an assumed offering price of $33.25 per share.

(B) Represents the purchase price, including closing costs, of the 1997 Acquired Properties and the Pending Acquisitions as follows:

                                                                       PURCHASE
   1997 ACQUIRED PROPERTIES                                             PRICE
   ------------------------                                            --------
   100 East Pratt Street (/1/)........................................ $137,516
   875 Third Avenue (/2/).............................................  209,500
   PENDING ACQUISITIONS
   --------------------
   Riverfront Plaza (/3/).............................................  174,361
   Mulligan/Griffin Portfolio (/4/)...................................  257,890
                                                                       --------
       Total Acquisition Properties................................... $779,267
                                                                       ========

  --------
  (/1/) The acquisition of 100 East Pratt Street was funded by a draw-down of $137,500 from the Unsecured Line of Credit and the issuance of 500 shares of common stock (valued at approximately $16, based on a value of $32.00 per share).

  (/2/) The acquisition of 875 Third Avenue was funded by the assumption of a $180,000 mortgage note, payment of $1,500 in cash and the issuance of 890,869 restricted Operating Partnership Units (the "OP Units"). To the extent that, for the ten trading days through and including December 31, 1998 the average daily closing price on the New York Stock Exchange of shares of common stock is less than $31.43 per share (such average, the "Share Average"), the Operating Partnership shall issue to the contributor of 875 Third Avenue a number of additional OP Units (the "Additional OP Units") such that the product of (x) the Share Average, multiplied by (y) the sum of 890,869 plus the Additional OP Units, equals $28,000. Consequently, for accounting purposes, the OP Units were valued at approximately $28,000, based on a value of $31.43 per unit.
  (/3/) The acquisition of Riverfront Plaza will be funded through the payment of $52,561 in cash and mortgage acquisition financing of $121,800.

  (/4/) The acquisition of the Mulligan/Griffin Portfolio will be funded through the payment of $88,516 in cash, the assumption of the fair value of mortgage debt in the amount of $118,251, the assumption of other liabilities in the amount of $1,123 and the issuance of $50,000 in restricted OP Units based on a price per unit of $33.25. In the event that the actual Closing Day Value, defined as the average of the closing price of the Company's common stock on the 20 days immediately preceeding the closing of the acquisition is less than $30.00 per share, the number of OP Units to be issued shall be determined as though the Closing Day Value is $30.00 per share; and in the event that the actual Closing Day Value exceeds $36.00 per share the number of OP Units shall be determined as though Closing Day Value is $36.00 per share. If the Closing Day Value is any amount between $30.00 and $36.00, inclusive, the number of OP Units to be issued shall be based on the actual Closing Day Value. The contributors have the right to elect additional restrict OP units in lieu of cash.

                            BOSTON PROPERTIES, INC.

                        NOTES TO THE PRO FORMA CONDENSED
                    CONSOLIDATED BALANCE SHEET--(CONTINUED)

                             (DOLLARS IN THOUSANDS)


(C) Represents the cash transactions as follows:

   Net proceeds of the Offering described in Note (A) ............. $ 441,061
   Proceeds and working capital used for the Acquisition
    Properties.....................................................  (145,435)
   Paydown of Unsecured Line of Credit with proceeds from the
    Offering.......................................................  (208,500)
                                                                    ---------
   Net increase in cash............................................ $  87,126
                                                                    =========

(D) Net increase reflects the following:

   Required escrow deposit for the debt assumed on
    the acquisition of 875 Third Avenue............................ $   2,631
                                                                    =========

(E) Reflects tenant note receivable to be acquired in connection with the pending acquisition of Riverfront Plaza.
(F) Represents the debt transactions as follows:

  MORTGAGE NOTES PAYABLE

   Debt assumed in connection with the acquisition of 875 Third
    Avenue........................................................... $180,000
   Mortgage acquisition financing in connection with the acquisition of Riverfront Plaza..............................................  121,800
   Debt assumed in connection with the acquisition of the
    Mulligan/Griffin Portfolio.......................................  118,251
                                                                      --------
   Net increase in mortgage indebtedness............................. $420,051
                                                                      ========

  UNSECURED LINE OF CREDIT

   Draw-down from the Unsecured Line of Credit in connection with the acquisition of 100 East Pratt Street...................... $ 137,500
   Paydown of the Unsecured Line of Credit from proceeds of the
    Offering, net ................................................  (208,500)
                                                                   ---------
   Net decrease in Unsecured Line of Credit....................... $ (71,000)
                                                                   =========

(G) Reflects other liabilities to be assumed in connection with the pending acquisition of the Mulligan/Griffin Portfolio.

                            BOSTON PROPERTIES, INC.

              PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 AND FOR THE YEAR ENDED DECEMBER
                                    31, 1996
                                  (UNAUDITED)

  The following unaudited Pro Forma Condensed Consolidated Statement of Income for the nine months ended September 30, 1997 and for the year ended December 31, 1996 is presented as if the following transactions had occurred on January 1, 1996; (i) the consummation of the initial public offering (the "Initial Offering") and related Formation Transactions, and the Offering (ii) the acquisition of the property acquired concurrent with the Initial Offering (the "Initial Offering Acquisition Property"), (iii) the acquisition of properties acquired subsequent to the Initial Offering (the "1997 Acquisitions"), (iv) the acquisition of the pending acquisitions (the "Pending Acquisitions") and (v) the closing of the mortgage financing.

  The Development and Management Company has been included in the pro forma financial information under the equity method of accounting due to the Operating Partnership's ownership of a noncontrolling, 1% voting interest.

  The operations of the hotel properties and the parking garage have been included in the pro forma financial information pursuant to participating lease agreements to be entered into in order for the Company to continue to qualify as a REIT under IRC Section 856.

  This Pro Forma Condensed Consolidated Statement of Income should be read in conjunction with the Pro Forma Condensed Consolidated Balance Sheet of the Company and the historical consolidated and combined financial statements and notes thereto of the Company and the Predecessor Company included elsewhere in the Prospectus.

  The unaudited Pro Forma Condensed Consolidated Statement of Income is not necessarily indicative of what the actual results of operations would have been for the nine months ended September 30, 1997, or for the year ended December 31, 1996, had the previously described transactions actually occurred on January 1, 1996 and the effect thereof carried forward through the nine month period ended September 30, 1997, nor do they purport to present the future results of operations of the Company.

                            BOSTON PROPERTIES, INC.

             PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

                 FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                                  (UNAUDITED)
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                              BOSTON
                                            PROPERTIES
                                            PREDECESSOR
                                               GROUP                        PRO FORMA ADJUSTMENTS
                    BOSTON PROPERTIES, INC. JANUARY 1,  ---------------------------------------------------------------
                         JUNE 23, 1997          1997                   INITIAL
                              TO                TO                    OFFERING
                         SEPTEMBER 30,       JUNE 22,    FORMATION   ACQUISITION      1997       PENDING       OTHER
                             1997              1997     TRANSACTIONS  PROPERTY    ACQUISITIONS ACQUISITIONS ADJUSTMENTS
                    ----------------------- ----------- ------------ -----------  ------------ ------------ -----------
                                                            (A)          (B)          (C)          (C)
Revenue:
 Rental:
 Base rent........          $57,892           $80,122     $  9,396     $1,498       $54,440      $33,223          --
 Recoveries from
 tenants..........            6,144            10,283          --         101         7,639        6,059          --
 Parking and
 other............              217             3,397       (1,061)       --            347          382          --
                            -------           -------     --------     ------       -------      -------     --------
  Total rental
  revenue.........           64,253            93,802        8,335      1,599        62,426       39,664          --
 Hotel............              --             31,185      (31,185)       --            --           --           --
 Development and
 management
 services.........            2,221             3,685         (452)       --            --           --           --
 Interest and
 other............            1,879             1,146         (352)       --            --           --      $(1,200) (D)
                            -------           -------     --------     ------       -------      -------     --------
  Total revenue...           68,353           129,818      (23,654)     1,599        62,426       39,664      (1,200)
                            -------           -------     --------     ------       -------      -------     --------
Expenses:
Rental:
 Operating........            8,828            13,650         (353)       437        14,580        6,027          --
 Real estate
 taxes............            9,065            13,382        1,345        172        13,049        2,427          --
 Hotel:
 Operating........              --             20,938      (20,938)       --            --           --           --
 Real estate tax-
 es...............              --              1,514       (1,514)       --            --           --           --
 General and
 administrative...            3,164             5,116          391        --            --           --           725 (E)
 Interest.........           16,091            53,324      (28,151)       --         11,813        6,519       16,839 (F)
 Depreciation and
 amortization.....           10,113            17,054          124        210(G)      7,646        8,009          --
                            -------           -------     --------     ------       -------      -------     --------
  Total expenses..           47,261           124,978      (49,096)       819        47,088       22,982       17,564
                            -------           -------     --------     ------       -------      -------     --------
Income before
minority interests
 ..................           21,092             4,840       25,442        780        15,338       16,682      (18,764)
Minority interest
in property
partnership.......              (69)             (235)         --         --            --           --           --
                            -------           -------     --------     ------       -------      -------     --------
Income before
minority interest
in Operating
Partnership ......           21,023             4,605       25,442        780        15,338       16,682      (18,764)
Minority interest
in Operating
Partnership.......           (6,169)              --           --         --            --           --       (10,719)(H)
                            -------           -------     --------     ------       -------      -------     --------
Income before
extraordinary
item..............          $14,854           $ 4,605     $ 25,442     $  780       $15,338      $16,682     $(29,483)
                            =======           =======     ========     ======       =======      =======     ========
Income before ex-
traordinary item
per common share..          $   .38
                            =======
Weighted average
number of common
shares outstand-
ing...............           38,694
                            =======
                      PRO
                     FORMA
                    ---------
Revenue:
 Rental:
 Base rent........  $236,571
 Recoveries from
 tenants..........    30,226
 Parking and
 other............     3,282
                    ---------
  Total rental
  revenue.........   270,079
 Hotel............       --
 Development and
 management
 services.........     5,454
 Interest and
 other............     1,473
                    ---------
  Total revenue...   277,006
                    ---------
Expenses:
Rental:
 Operating........    43,169
 Real estate
 taxes............    39,440
 Hotel:
 Operating........       --
 Real estate tax-
 es...............       --
 General and
 administrative...     9,396
 Interest.........    76,435
 Depreciation and
 amortization.....    43,156
                    ---------
  Total expenses..   211,596
                    ---------
Income before
minority interests
 ..................    65,410
Minority interest
in property
partnership.......      (304)
                    ---------
Income before
minority interest
in Operating
Partnership ......    65,106
Minority interest
in Operating
Partnership.......   (16,888)
                    ---------
Income before
extraordinary
item..............  $ 48,218
                    =========
Income before ex-
traordinary item
per common share..  $    .92
                    =========
Weighted average
number of common
shares outstand-
ing...............    52,694
                    =========

    The accompanying notes are an integral part of the pro forma condensed consolidated statement of income.

                            BOSTON PROPERTIES, INC.

                                 NOTES TO THE
             PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

                            (DOLLARS IN THOUSANDS)

NOTES TO THE PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997

A. Reflects the pro forma Formation Transactions adjustment summary for the period from January 1, 1997 to June 22, 1997 (the "Predecessor Period").

                      RENT                                                                       HOTEL
                     HOTELS                           INTEREST PROPERTY   PROPERTY     HOTEL     REAL    GENERAL
PRO FORMA             AND   PARKING   HOTEL    MGMT     AND    OPERATING REAL ESTATE OPERATING  ESTATE      &    INTEREST
ADJUSTMENTS          GARAGE INCOME   REVENUE   FEES    OTHER   EXPENSES     TAXES    EXPENSES    TAXES    ADMIN  EXPENSE
-----------          ------ -------  --------  -----  -------- --------- ----------- ---------  -------  ------- --------
(1)Assignment of
   contracts.....                              $(452)                                                     $(430)
(2)Equity
   investment
   income........                                        $21
(3)Operation of
   hotels and
   garage........           $(1,061) $(31,185)                   $(353)    $1,345    $(20,938)  $(1,514)
(4)Rental of
   hotels and
   garage........    $9,396
(5)General and
   administrative..                                                                                         821
(6)Amortization
   of deferred
   financing
   costs.........                                                                                                $   (189)
(7)Release of
   restricted
   cash..........                                       (373)
(8)Depreciation
   expense.......
(9)Mortgage
   interest......                                                                                                 (27,962)
                     ------ -------  --------  -----   -----     -----     ------    --------   -------   -----  --------
 Pro Forma
 Formation
 Transactions
 adjustment
 summary total...    $9,396 $(1,061) $(31,185) $(452)  $(352)    $(353)    $1,345    $(20,938)  $(1,514)  $ 391  $(28,151)
                     ====== =======  ========  =====   =====     =====     ======    ========   =======   =====  ========
PRO FORMA            DEPRECIATION
ADJUSTMENTS            EXPENSE
-----------          ------------
(1)Assignment of
   contracts.....
(2)Equity
   investment
   income........
(3)Operation of
   hotels and
   garage........
(4)Rental of
   hotels and
   garage........
(5)General and
   administrative..
(6)Amortization
   of deferred
   financing
   costs.........
(7)Release of
   restricted
   cash..........
(8)Depreciation
   expense.......        $124
(9)Mortgage
   interest......
                     ------------
 Pro Forma
 Formation
 Transactions
 adjustment
 summary total...        $124
                     ============

  (1) In connection with the Formation Transactions, certain third-party management contracts were assigned to the Development and Management Company. As a result of the assignment, operating income, expenses and overhead attributable to the contracts were reflected in the operations of the Development and Management Company as detailed below:

     Management services................................................  $ 452
     General and administrative expenses................................   (430)
                                                                          -----
      Manager contract income...........................................  $  22
                                                                          =====

  (2) The Operating Partnership holds a 95% economic interest in the Development and Management Company and records an equity interest of $21 on the $22 net income.
  (3) In connection with the Formation Transactions, the Operating Partnership entered into participating leases for the operation of the hotels and parking garage. As a result of these agreements, revenue and expenses will not be reflected from the operation of these businesses.
  (4) Represents rental income from the leasing of the hotels and parking garage owned by the Operating Partnership. The hotel lease arrangements are with an affiliate.
  (5) Reflects an increase of $821 in general and administrative expenses as a result of operating as a public company.
  (6) Reflects the net increase of $290 in the amortization of deferred financing costs for the $1,800 fee and related professional costs on the Unsecured Line of Credit, less a net reduction of $479 in amortization of deferred financing costs related to debt paid off with the Initial Offering proceeds.

                            BOSTON PROPERTIES, INC.

                            (DOLLARS IN THOUSANDS)

  (7) Reflects the decrease in interest income as a result of the release of cash previously required to be held in escrow per the terms of the various mortgage note payable agreements.
  (8) Reflects the increase in depreciation from depreciating over 40 years the pro forma increase to real estate from the purchase of limited partners' interests and transfer costs paid.
  (9) Reflects the repayment of a portion of the existing mortgage indebtedness from proceeds of the Initial Offering for the Predecessor
      Period:

                                                    PRINCIPAL INTEREST
      PROPERTIES                                     AMOUNT     RATE   INTEREST
      ----------                                    --------- -------- --------
   599 Lexington Avenue...........................  $225,000   7.00%   $  7,547
   Two Independence Square........................   122,505   7.90%      4,637
   One Independence Square........................    78,327   7.90%      2,965
   2300 N Street..................................    66,000   7.00%      2,214
   Capital Gallery................................    60,559   8.24%      2,391
   Ten Cambridge Center...........................    25,000   7.57%        907
   191 Spring Street..............................    23,883   8.50%        973
   Bedford Business Park..........................    23,376   8.50%        952
   10 & 20 Burlington Mall Road...................    16,621   8.33%        663
   Cambridge Center North Garage..................    15,000   7.57%        544
   91 Hartwell Avenue.............................    11,322   8.33%        452
   92 & 100 Hayden Avenue.........................     9,057   8.33%        362
   Montvale Center................................     7,969   8.59%        328
   Newport Office Park............................     6,874   8.13%        268
   Hilltop Business Center........................     4,750   7.00%        159
                                                                       --------
    Total.........................................                       25,362
   Historical interest expense - Predecessor Peri-
    od............................................                      (53,324)
                                                                       --------
   Pro forma interest expense adjustment for the
    Predecessor Period............................                     $(27,962)
                                                                       ========

B. Reflects the results of operations, as adjusted for depreciation, of the Newport Office Park, acquired concurrent with the Initial Offering, for the period from January 1, 1997 to June 22, 1997 (the acquisition date).

                            BOSTON PROPERTIES, INC.

                       NOTES TO THE PRO FORMA CONDENSED
                 CONSOLIDATED STATEMENT OF INCOME--(CONTINUED)

                            (DOLLARS IN THOUSANDS)

C. Reflects the historical results of operations, as adjusted for base rent and depreciation, for the 1997 Acquisitions and Pending Acquisitions for the nine months ended September 30, 1997 as follows:

1997 ACQUISITIONS

                                      280 PARK  100 EAST PRATT 875 THIRD
                                      AVENUE(1)     STREET      AVENUE    TOTAL
                                      --------- -------------- --------- -------
Revenue:
  Base rent..........................  $17,012     $10,924      $18,646  $46,582
  Adjustment(2)......................    7,437         397           24    7,858
                                       -------     -------      -------  -------
    Total base rent..................   24,449      11,321       18,670   54,440
  Recoveries from tenants............    1,707       2,133        3,799    7,639
  Other..............................       80         267          --       347
                                       -------     -------      -------  -------
    Total rental revenue.............   26,236      13,721       22,469   62,426
                                       -------     -------      -------  -------
Expenses:
  Operating..........................    7,772       3,453        3,355   14,580
  Real estate taxes..................    6,677       1,541        4,831   13,049
  Interest...........................      --          --        11,813   11,813
  Depreciation(Note G)...............    3,355       1,934        2,357    7,646
                                       -------     -------      -------  -------
    Total expenses...................   17,804       6,928       22,356   47,088
                                       -------     -------      -------  -------
  Net income.........................  $ 8,432     $ 6,793      $   113  $15,338
                                       =======     =======      =======  =======

--------
(1) Reflects the results of operations for the period from January 1, 1997 through September 11, 1997 (the acquisition date).
(2) Represents an adjustment to straight-line rent based on the pro forma acquisition date of January 1, 1996 and also includes an adjustment for rental income from Banker's Trust during the period they occupied 280 Park Avenue as owner/occupant of the building (the rental figure is based upon the lease entered into by Banker's Trust concurrent with the sale of the building to the Company on September 11, 1997).

PENDING ACQUISITIONS

                                             RIVERFRONT MULLIGAN/GRIFFIN
                                               PLAZA       PORTFOLIO      TOTAL
                                             ---------- ---------------- -------
Revenue:
  Base rent.................................  $13,023       $19,523      $32,546
  Adjustment(1).............................      389           288          677
                                              -------       -------      -------
    Total base rent.........................   13,412        19,811       33,223
  Recoveries from tenants...................    2,017         4,042        6,059
  Other.....................................      382           --           382
                                              -------       -------      -------
    Total rental revenue....................   15,811        23,853       39,664
                                              -------       -------      -------
Expenses:
  Operating.................................    2,761         3,266(2)     6,027
  Real estate taxes.........................    1,219         1,208        2,427
  Interest..................................      --          6,519(3)     6,519
  Depreciation(Note G)......................    2,288         5,721        8,009
                                              -------       -------      -------
    Total expenses..........................    6,268        16,714       22,982
                                              -------       -------      -------
  Net income................................  $ 9,543       $ 7,139      $16,682
                                              =======       =======      =======

--------
(1) Represents an adjustment to straight-line rent based on the pro forma acquisition date of January 1, 1996.

(2) Includes an adjustment of $300 to reflect the Company's estimate of additional property level operating expenses.

(3) Includes an adjustment of ($1,323) to reflect effective interest on the fair value of mortgage debt assumed.

                            BOSTON PROPERTIES, INC.

                        NOTES TO THE PRO FORMA CONDENSED
                 CONSOLIDATED STATEMENT OF INCOME--(CONTINUED)

                             (DOLLARS IN THOUSANDS)


D. Reflects reduction in interest income as a result of cash used for the acquisition of 280 Park Avenue.

E. Reflects the incremental increase in general and administrative costs related to the 1997 Acquisitions and Pending Acquisitions.

F. Reflects the net increase in interest as a result of the following debt transactions:

   Payoff of the Unsecured Line of Credit with proceeds from the Of-
    fering for the period subsequent to the Initial Offering, net of amounts capitalized.............................................  $  (411)
   Mortgage acquisition financing of 280 Park Avenue in the original principal amount of $220 million computed at an interest rate of
    7.00% for the period January 1, 1997 to September 11, 1997 (date
    of acquisition).................................................   10,675
   Amortization of deferred financing fees for the period from
    January 1, 1997 to September 11, 1997 (date of acquisition) as a result of approximately $1.1 million of fees associated with the mortgage financing of 280 Park Avenue. The deferred financing
    fees are amortized over the five year term of the loan .........      153
   Mortgage acquisition financing of Riverfront Plaza in the
    principal amount of $121,800 computed at the 10 year U.S.
    Treasury Note rate (5.88% at November 17, 1997) plus 1.15% .....    6,422
                                                                      -------
   Increase in interest expense for the period subsequent to the
    Initial Offering................................................  $16,839
                                                                      =======

G. Detail of pro forma depreciation expense is presented below for the Initial Offering Acquisition Property, the 1997 Acquisitions and the Pending
Acquisitions:

                                                        PURCHASE    PRO FORMA
PROPERTY(IES)                                            PRICE   DEPRECIATION(1)
-------------                                           -------- ---------------
INITIAL OFFERING ACQUISITION PROPERTY
Newport Office Park(2)................................. $ 21,700     $  210
                                                                     ======
1997 ACQUISITIONS
280 Park Avenue(2).....................................  322,650     $3,355
100 East Pratt Street..................................  137,516      1,934
875 Third Avenue.......................................  209,500      2,357
                                                                     ------
                                                                     $7,646
                                                                     ======
PENDING ACQUISITIONS
Riverfront Plaza.......................................  174,361     $2,288
Mulligan/Griffin Portfolio.............................  257,890      5,721
                                                                     ------
                                                                     $8,009
                                                                     ======

--------

(1) Represents depreciation expense on the properties which has been calculated over 40 years for the building and over the life of the lease for tenant improvements.

(2) Reflects pro forma depreciation expense for the periods prior to acquisition.

H. Adjustment to minority interest to reflect the minority investors interest in the Operating Partnership following the Offering and issuance of OP Units and common shares.

                            BOSTON PROPERTIES, INC.

             PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

                     FOR THE YEAR ENDED DECEMBER 31, 1996
                                  (UNAUDITED)
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                               PRO FORMA ADJUSTMENTS
                            BOSTON    -----------------------------------------------------------------------
                          PROPERTIES                     INITIAL
                          PREDECESSOR  FORMATION         OFFERING           1997       PENDING       OTHER         PRO
                             GROUP    TRANSACTIONS ACQUISITION PROPERTY ACQUISITIONS ACQUISITIONS ADJUSTMENTS     FORMA
                          ----------- ------------ -------------------- ------------ ------------ -----------    --------
                                          (A)              (B)              (C)          (C)
Revenue:
 Rental:
 Base rent..............   $169,420     $22,371           $2,908          $66,637      $42,332          --       $303,668
 Recoveries from
 tenants................     22,607         --               180           11,379        8,416          --         42,582
 Parking and other......      2,979      (2,043)             --               412          436          --          1,784
                           --------     -------           ------          -------      -------     --------      --------
  Total rental revenue..    195,006      20,328            3,088           78,428       51,184          --        348,034
 Hotel..................     65,678     (65,678)             --               --           --           --            --
 Development and
 management services....      5,719        (936)             --               --           --           --          4,783
 Interest and other.....      3,530        (705)             --               --           --           --          2,825
                           --------     -------           ------          -------      -------     --------      --------
  Total revenue.........    269,933     (46,991)           3,088           78,428       51,184          --        355,642
                           --------     -------           ------          -------      -------     --------      --------
Expenses:
Rental:
 Operating..............     29,823        (713)             879           18,751        8,523          --         57,263
 Real estate taxes......     28,372       2,754              347           18,327        3,094          --         52,894
 Hotel:
 Operating..............     43,634     (43,634)             --               --           --           --            --
 Real estate taxes......      3,100      (3,100)             --               --           --           --            --
 General and
 administrative.........     10,754         834              --               --           --      $    950(D)     12,538
 Interest...............    109,394     (54,398)             --            15,750        8,721       24,183(E)    103,650
 Depreciation and
 amortization...........     36,199         257              434(F)        10,561       10,679          --         58,130
                           --------     -------           ------          -------      -------     --------      --------
  Total expenses........    261,276     (98,000)           1,660           63,389       31,017       25,133       284,475
                           --------     -------           ------          -------      -------     --------      --------
Income before minority
interests ..............      8,657      51,009            1,428           15,039       20,167      (25,133)       71,167
Minority interest in
property partnership....       (384)        --               --               --           --           --           (384)
                           --------     -------           ------          -------      -------     --------      --------
Income before minority
interest in Operating
Partnership ............      8,273      51,009            1,428           15,039       20,167      (25,133)       70,783
Minority interest in
Operating Partnership...        --          --               --               --           --       (18,361)(G)   (18,361)
                           --------     -------           ------          -------      -------     --------      --------
Income before
extraordinary item......   $  8,273     $51,009           $1,428          $15,039      $20,167     $(43,494)     $ 52,422
                           ========     =======           ======          =======      =======     ========      ========
Income before
extraordinary item per
common share............                                                                                         $    .99
                                                                                                                 ========
Weighted average number
of common shares
outstanding.............                                                                                           52,694
                                                                                                                 ========

    The accompanying notes are an integral part of the pro forma condensed consolidated statement of income.

                            BOSTON PROPERTIES, INC.

                        NOTES TO THE PRO FORMA CONDENSED
                        CONSOLIDATED STATEMENT OF INCOME

                             (DOLLARS IN THOUSANDS)

NOTES TO THE PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME FOR THE YEAR ENDED DECEMBER 31, 1996

A. Reflects the pro forma Formation Transactions adjustment summary for the year ended December 31, 1996.

                       RENT                                                                        HOTEL
                      HOTELS                            INTEREST PROPERTY   PROPERTY     HOTEL      REAL
PRO FORMA               AND   PARKING   HOTEL    MGMT     AND    OPERATING REAL ESTATE OPERATING   ESTATE   GENERAL & INTEREST
ADJUSTMENTS           GARAGE  INCOME   REVENUE   FEES    OTHER   EXPENSES     TAXES    EXPENSES    TAXES      ADMIN   EXPENSE
-----------           ------  -------  --------  -----  -------- --------- ----------- ---------  --------  --------- --------
(1) Assignment of
    contracts......                              $(936)                                                      $ (866)
(2)Equity
    investment
    income.........                                        $66
(3)Operation of
    hotels and
    garage.........           $(2,043) $(65,678)                   $(713)    $2,754    $(43,634)  $ (3,100)
(4)Rental of hotels
    and garage.....   $22,371
(5)General and
    administrative..                                                                                          1,700
(6)Amortization of
    deferred
    financing
    costs..........                                                                                                   $   (731)
(7)Release of
    restricted
    cash...........                                       (771)
(8)Depreciation
    expense........
(9)Mortgage
    interest.......                                                                                                    (53,667)
                      ------- -------  --------  -----   -----     -----     ------    --------   --------   ------   --------
   Pro forma
   formation
   transactions
   adjustment
   summary total...   $22,371 $(2,043) $(65,678) $(936)  $(705)    $(713)    $2,754    $(43,634)  $(3,100)   $  834   $(54,398)
                      ======= =======  ========  =====   =====     =====     ======    ========   ========   ======   ========
                      DEPREC-
PRO FORMA             IATION
ADJUSTMENTS           EXPENSE
-----------           -------
(1) Assignment of
    contracts......
(2)Equity
    investment
    income.........
(3)Operation of
    hotels and
    garage.........
(4)Rental of hotels
    and garage.....
(5)General and
    administrative..
(6)Amortization of
    deferred
    financing
    costs..........
(7)Release of
    restricted
    cash...........
(8)Depreciation
    expense........    $257
(9)Mortgage
    interest.......
                      -------
   Pro forma
   formation
   transactions
   adjustment
   summary total...    $257
                      =======

-----
  (1) In connection with the Formation Transactions, certain third-party management contracts are assigned to the Development and Management Company. As a result of the assignment, current operating income, expenses and overhead attributable to the contracts are reflected in the operations of the Development and Management Company as detailed below:

    Management services..................................................  $936
    General and administrative expenses..................................  (866)
                                                                           ----
     Manager contract income.............................................  $ 70
                                                                           ====

  (2) The Operating Partnership holds a 95% economic interest in the Development and Management Company and records an equity interest of $66 on the $70 net income.

  (3) In connection with the Formation Transactions, the Operating Partnership entered into participating leases for the operation of the hotels and parking garage. As a result of these agreements, revenue and expenses are not reflected from the operation of these businesses.

  (4) Represents rental income from the leasing of the hotels and parking garage owned by the Operating Partnership. The hotel lease arrangements are with an affiliate.

  (5) Reflects an increase of $1,700 in general and administrative expenses as a result of operating as a public company.

  (6) Reflects the net increase of $600 in the amortization of deferred financing costs for the $1,800 fee and related professional costs on the Unsecured Line of Credit, less a net reduction of $1,331 in amortization of deferred financing costs related to debt paid off with the Initial Offering proceeds.

  (7) Reflects the decrease in interest income as a result of the release of cash previously required to be held in escrow per the terms of the various mortgage note payable agreements.

  (8) Reflects the increase in depreciation from depreciating over 40 years the pro forma increase to real estate from the purchase of limited partners' interests and transfer costs paid.

                            BOSTON PROPERTIES, INC.

                       NOTES TO THE PRO FORMA CONDENSED
                 CONSOLIDATED STATEMENT OF INCOME--(CONTINUED)

                            (DOLLARS IN THOUSANDS)

  (9) Reflects the repayment of a portion of the existing mortgage indebtedness from proceeds of the Initial Offering and the corresponding adjustment to interest expense incurred in 1996.

                                                PRINCIPAL INTEREST
                   PROPERTY(IES)                 AMOUNT     RATE   INTEREST
                   -------------                --------- -------- ---------
       599 Lexington Avenue...................  $225,000    7.00%  $  15,750(1)
       Two Independence Square................   122,855    7.90%      9,813
       One Independence Square................    78,700    7.90%      6,276
       2300 N Street..........................    66,000    7.00%      4,620(1)
       Capital Gallery........................    60,751    8.24%      5,761
       Ten Cambridge Center...................    25,000    7.57%      1,924
       191 Spring Street......................    23,942    8.50%      1,697
       Bedford Business Park..................    23,500    8.50%      1,998(1)
       10 & 20 Burlington Mall Road...........    16,621    8.33%      1,385
       Cambridge Center North Garage..........    15,000    7.57%      1,183
       91 Hartwell Avenue.....................    11,322    8.33%        943
       92 & 100 Hayden Avenue.................     9,057    8.33%        754
       Montvale Center........................     7,992    8.59%        474
       Newport Office Park....................     6,874    8.13%        558
       Hilltop Business Center................     4,817    7.00%        318
                                                                   ---------
       Pro forma totals.......................                        53,454
       Historical interest expense for the
        year ended December 31, 1996..........                      (107,121)
                                                                   ---------
       Pro forma interest expense adjustment..                     $ (53,667)
                                                                   =========

--------
    (1) The interest expense used in this calculation assumes the mortgage loan was outstanding during all of 1996.

B. Reflects the historical results of operations, as adjusted for depreciation, for Newport Office Park, acquired concurrent with the Initial Offering for the year ended December 31, 1996.

C. Reflects the historical results of operations, as adjusted for base rent and depreciation, for the 1997 Acquisitions and Pending Acquisitions for the year ended December 31, 1996 as follows:

1997 ACQUISITIONS

                                       280 PARK 100 EAST PRATT 875 THIRD
                                        AVENUE      STREET      AVENUE    TOTAL
                                       -------- -------------- --------- -------
Revenue:
  Base rent........................... $16,786     $14,046      $25,255  $56,087
  Adjustment(1).......................   9,991         528           31   10,550
                                       -------     -------      -------  -------
    Total base rent...................  26,777      14,574       25,286   66,637
  Recoveries from tenants.............   2,600       2,966        5,813   11,379
  Other...............................      59         353          --       412
                                       -------     -------      -------  -------
    Total rental revenue..............  29,436      17,893       31,099   78,428
                                       -------     -------      -------  -------
Expenses:
  Operating...........................  10,169       4,333        4,249   18,751
  Real estate taxes...................   9,908       2,054        6,365   18,327
  Interest............................     --          --        15,750   15,750
  Depreciation(Note F)................   4,840       2,578        3,143   10,561
                                       -------     -------      -------  -------
    Total expenses....................  24,917       8,965       29,507   63,389
                                       -------     -------      -------  -------
  Net income.......................... $ 4,519     $ 8,928      $ 1,592  $15,039
                                       =======     =======      =======  =======

--------
(1) Represents an adjustment to straight-line rent based on the pro forma acquisition date of January 1, 1996 and also includes an adjustment for rental income from Banker's Trust during the period they occupied 280 Park Avenue as owner/occupant of the building (the rental figure is based upon the lease entered into by Banker's Trust concurrent with the sale of the building to the Company on September 11, 1997).

                            BOSTON PROPERTIES, INC.

                       NOTES TO THE PRO FORMA CONDENSED
                 CONSOLIDATED STATEMENT OF INCOME--(CONTINUED)

                            (DOLLARS IN THOUSANDS)

PENDING ACQUISITIONS

                                             RIVERFRONT MULLIGAN/GRIFFIN
                                               PLAZA       PORTFOLIO      TOTAL
                                             ---------- ---------------- -------
Revenue:
  Base rent.................................  $15,898       $25,548      $41,446
  Adjustment(1).............................      522           364          886
                                              -------       -------      -------
    Total base rent.........................   16,420        25,912       42,332
  Recoveries from tenants...................    2,976         5,440        8,416
  Other.....................................      436           --           436
                                              -------       -------      -------
    Total rental revenue....................   19,832        31,352       51,184
                                              -------       -------      -------
Expenses:
  Operating.................................    3,865         4,658(2)     8,523
  Real estate taxes.........................    1,638         1,456        3,094
  Interest..................................      --          8,721(3)     8,721
  Depreciation(Note F)......................    3,051         7,628       10,679
                                              -------       -------      -------
    Total expenses..........................    8,554        22,463       31,017
                                              -------       -------      -------
  Net income................................  $11,278       $ 8,889      $20,167
                                              =======       =======      =======

--------
(1) Represents an adjustment to straight-line rent based on the pro forma acquisition date of January 1, 1996.

(2) Includes an adjustment of $400 to reflect the Company's estimate of additional property level operating expenses.

(3) Includes an adjustment of ($2,634) to reflect effective interest on the fair value of the mortgage debt assumed.

D. Reflects the incremental increase in general and administrative costs related to the 1997 Acquisitions and Pending Acquisitions.

E. Reflects the net increase in interest expense as a result of the following debt transactions:

  Acquisition mortgage financing of 280 Park Avenue in the original principal amount of $220 million computed at an interest rate of
   7.00% for the year ended December 31, 1996.......................... $15,400
  Amortization of deferred financing fees as a result of approximately
   $1.1 million of fees associated with the mortgage financing of 280
   Park Avenue. The deferred financing fees are amortized over the five
   year term of the loan ..............................................     220
  Mortgage acquisition financing of Riverfront Plaza in the principal amount of $121,800 computed at the 10 year U.S. Treasury Note rate
   (5.88% at November 17, 1997) plus 1.15% ............................   8,563
                                                                        -------
  Increase in interest expense......................................... $24,183
                                                                        =======

--------

F. Detail of pro forma depreciation expense is presented below for the Initial Offering Acquisition Property, the 1997 Acquisitions and the Pending
   Acquisitions:

                                                        PURCHASE    PRO FORMA
PROPERTY(IES)                                            PRICE   DEPRECIATION(1)
-------------                                           -------- ---------------
INITIAL OFFERING ACQUISITION PROPERTY
Newport Office Park.................................... $ 21,700     $   434
                                                                     =======
1997 ACQUISITIONS
280 Park Avenue........................................  322,650     $ 4,840
100 East Pratt Street..................................  137,516       2,578
875 Third Avenue.......................................  209,500       3,143
                                                                     -------
                                                                     $10,561
                                                                     =======
PENDING ACQUISITIONS
Riverfront Plaza.......................................  174,361     $ 3,051
Mulligan/Griffin Portfolio.............................  257,890       7,628
                                                                     -------
                                                                     $10,679
                                                                     =======

--------

(1) Represents depreciation expense on the properties which has been calculated over 40 years for the building and over the life of the lease for tenant improvements.

G. Adjustment to minority interest to reflect the minority investors interest in the Operating Partnership following the Offering and issuance of OP Units and common shares.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Partners and Owners of Boston Properties Predecessor Group

  We have audited the accompanying combined balance sheets of the Boston Properties Predecessor Group as of December 31, 1996 and 1995, and the related combined statements of operations, owners' equity (deficit), and cash flows for each of the three years in the period ended December 31, 1996 and the financial statement schedule included on the index at F-1 of this Prospectus. These combined financial statements and financial statement schedule are the responsibility of the management of the Boston Properties Predecessor Group. Our responsibility is to express an opinion on these combined financial statements and financial statement schedule based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall combined financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of the Boston Properties Predecessor Group as of December 31, 1996 and 1995, and the combined results of their operations and their cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles. In addition, in our opinion, the financial statement schedule referred to above, when considered in relation to the basic combined financial statements taken as a whole, presents fairly, in all material respects, the information required to be set forth therein.

                                          /s/ Coopers & Lybrand L.L.P.

Boston, Massachusetts
May 1, 1997

                            BOSTON PROPERTIES, INC.
                                      AND
                      BOSTON PROPERTIES PREDECESSOR GROUP

                   CONSOLIDATED AND COMBINED BALANCE SHEETS
                            (DOLLARS IN THOUSANDS)

                                                         THE PREDECESSOR GROUP
                                            THE COMPANY      DECEMBER 31,
                                           SEPTEMBER 30, ----------------------
                                               1997         1996        1995
                                           ------------- ----------  ----------
                                            (UNAUDITED)
                 ASSETS
Real estate and equipment:
  Land and land improvements.............   $  298,818   $  169,424  $  169,721
  Buildings and improvements.............      937,717      702,720     698,053
  Tenant improvements....................      116,255      107,808     101,701
  Furniture, fixtures and equipment......       32,633       34,034      32,831
  Development and construction in proc-
   ess...................................       47,953       21,585      10,018
                                            ----------   ----------  ----------
                                             1,433,376    1,035,571   1,012,324
  Less: accumulated depreciation.........     (285,505)    (263,911)   (238,514)
                                            ----------   ----------  ----------
    Total real estate and equipment......    1,147,871      771,660     773,810
Cash and cash equivalents................       25,989        8,998      25,867
Escrows..................................       10,673       25,474      27,716
Tenant and other receivables.............       13,170       12,049      14,362
Accrued rental income....................       50,377       49,206      49,681
Deferred costs net of accumulated amorti-
 zation of $38,504, $52,627 and $46,819
 at September 30, 1997, and December 31,
 1996 and 1995, respectively.............       34,707       24,722      22,829
Prepaid expenses and other assets........        8,933        4,402       8,521
Investment in Joint Venture..............        3,918          --          --
                                            ----------   ----------  ----------
    Total assets.........................   $1,295,638   $  896,511  $  922,786
                                            ==========   ==========  ==========
LIABILITIES AND STOCKHOLDERS' AND OWNERS'
             EQUITY (DEFICIT)
Liabilities:
  Mortgage notes payable.................     $914,614   $1,420,359  $1,396,141
  Unsecured line of credit...............       71,000          --          --
  Notes payable--affiliates..............          --        22,117       5,267
  Accounts payable and accrued expenses..       16,073       13,795      14,367
  Accrued interest payable...............        3,639        9,667       9,088
  Rents received in advance, security de-
   posits and other liabilities..........       13,663        7,205       4,576
                                            ----------   ----------  ----------
    Total liabilities....................    1,018,989    1,473,143   1,429,439
                                            ----------   ----------  ----------
Commitments and contingencies............          --           --          --
Minority interest in Operating Partner-
 ship....................................       81,168          --          --
                                            ----------   ----------  ----------
Stockholders' equity:
  Preferred stock, $.01 par value,
   50,000,000 shares authorized, none is-
   sued or outstanding...................          --           --          --
  Excess Stock, $01 par value,
   150,000,000 shares authorized, none
   issued or outstanding.................          --           --          --
  Common stock, $.01 par value,
   250,000,000 shares authorized,
   38,693,541 issued and outstanding.....          387          --          --
  Additional paid in capital.............      172,315          --          --
  Retained earnings......................       22,779          --          --
Owners' deficit..........................          --      (576,632)   (506,653)
                                            ----------   ----------  ----------
   Total stockholders' and owners' equity
    (deficit)............................      195,481     (576,632)   (506,653)
                                            ----------   ----------  ----------
    Total liabilities and stockholders'
     and owners' equity (deficit)........   $1,295,638   $  896,511  $  922,786
                                            ==========   ==========  ==========

The accompanying notes are an integral part of these consolidated and combined financial statements.

                            BOSTON PROPERTIES, INC.
                                      AND
                      BOSTON PROPERTIES PREDECESSOR GROUP

               CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS

                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                             THE COMPANY                         THE PREDECESSOR GROUP
                          ------------------ ---------------------------------------------------------------
                            JUNE 23, 1997    JANUARY 1, 1997    NINE MONTHS      YEARS ENDED DECEMBER 31,
                                  TO               TO              ENDED        ----------------------------
                          SEPTEMBER 30, 1997  JUNE 22, 1997  SEPTEMBER 30, 1996   1996      1995      1994
                          ------------------ --------------- ------------------ --------  --------  --------
                             (UNAUDITED)       (UNAUDITED)      (UNAUDITED)
Revenue:
  Rental:
    Base rent...........       $57,892          $ 80,122          $127,727      $169,420  $155,614  $153,101
    Recoveries from
     tenants............         6,144            10,283            17,401        22,607    21,124    21,710
    Parking and other...           217             3,397             2,263         2,979     2,527     1,914
                               -------          --------          --------      --------  --------  --------
      Total rental
       revenue..........        64,253            93,802           147,391       195,006   179,265   176,725
  Hotel.................           --             31,185            47,458        65,678    61,320    58,436
  Development and
   management services..         2,221             3,685             4,880         5,719     4,444     6,090
  Interest and other....         1,879             1,146             2,590         3,530     3,696     2,832
                               -------          --------          --------      --------  --------  --------
      Total revenue.....        68,353           129,818           202,319       269,933   248,725   244,083
                               -------          --------          --------      --------  --------  --------
Expenses:
  Rental:
    Operating...........         8,828            13,650            22,332        29,823    27,142    25,061
    Real estate taxes...         9,065            13,382            21,396        28,372    28,279    28,178
  Hotel:
    Operating...........           --             20,938            30,590        43,634    41,501    40,276
    Real estate taxes...           --              1,514             1,769         3,100     2,517     2,477
  General and
   administrative.......         3,164             5,116             8,149        10,754    10,372    10,123
  Interest..............        16,091            53,324            82,627       109,394   108,793    97,273
  Depreciation and
   amortization.........        10,113            17,054            27,008        36,199    33,828    33,112
                               -------          --------          --------      --------  --------  --------
     Total expenses.....        47,261           124,978           193,871       261,276   252,432   236,500
                               -------          --------          --------      --------  --------  --------
Income (loss) before
 extraordinary items and
 minority interests.....        21,092             4,840             8,448         8,657    (3,707)    7,583
Minority interest in
 combined partnership...           (69)             (235)             (288)         (384)     (276)     (412)
                               -------          --------          --------      --------  --------  --------
Income (loss) before
 minority interest in
 Operating Partnership
 and extraordinary
 items..................        21,023             4,605             8,160         8,273    (3,983)    7,171
Minority interest in
 Operating Partnership..        (6,169)              --                --            --        --        --
                               -------          --------          --------      --------  --------  --------
Income (loss) before
 extraordinary items....        14,854             4,605             8,160         8,273   (3,983)     7,171
Net extraordinary items
 on early
 extinguishments, net of
 minority interest......         7,925                --               --           (994)      --        --
                               -------          --------          --------      --------  --------  --------
Net income (loss).......       $22,779          $  4,605          $  8,160      $  7,279  $ (3,983) $  7,171
                               =======          ========          ========      ========  ========  ========
Net income per share....       $   .59
                               =======
Shares outstanding......        38,694
                               =======

 The accompanying notes are an integral part of these consolidated and combined financial statements.

                            BOSTON PROPERTIES, INC.
                                      AND
                      BOSTON PROPERTIES PREDECESSOR GROUP

    CONSOLIDATED AND COMBINED STATEMENTS OF STOCKHOLDERS' AND OWNERS' EQUITY
                                   (DEFICIT)
                             (DOLLARS IN THOUSANDS)

                                                             PREDECESSOR
                                                 ADDITIONAL     GROUP
                             COMMON               PAID-IN      EQUITY
                          STOCK SHARES PAR VALUE  CAPITAL     (DEFICIT)    TOTAL
                          ------------ --------- ----------  ----------- ----------
Balance, January 1,
 1994...................                                      $(495,104) $ (495,104)
  Contributions.........                                         24,323      24,323
  Net income............                                          7,171       7,171
  Distributions.........                                        (38,620)    (38,620)
                                                              ---------  ----------
Balance, December 31,
 1994...................                                       (502,230)   (502,230)
  Contributions.........                                         44,661      44,661
  Net loss..............                                         (3,983)     (3,983)
  Distributions.........                                        (45,101)    (45,101)
                                                              ---------  ----------
Balance, December 31,
 1995...................                                       (506,653)   (506,653)
  Contributions.........                                         33,279      33,279
  Net income............                                          7,279       7,279
  Distributions and
   conversion of equity
   to note payable-
   affiliate............                                       (110,537)   (110,537)
                                                              ---------  ----------
Balance, December 31,
 1996...................                                       (576,632)   (576,632)
  Contributions
   (unaudited)..........                                          9,330       9,330
  Net income for the
   period January 1,
   1997 through June 22,
   1997 (unaudited).....                                          4,605       4,605
  Distributions
   (unaudited)..........                                        (32,125)    (32,125)
                                                              ---------  ----------
Balance contributed at
 June 22, 1997..........                                      $(594,822) $ (594,822)
Reclassification
 adjustments............                         $(594,822)     594,822         --
Sale of Common Stock net
 of Offering costs......     38,694      $387      838,822          --      839,209
Allocation of minority
 interest in Operating
 Partnership............        --        --       (71,685)         --      (71,685)
Net income, June 23,
 1997 to
 September 30, 1997
 (unaudited)............        --        --           --        22,779      22,779
                             ------      ----    ---------    ---------  ----------
Stockholders' Equity,
  September 30, 1997....     38,694      $387    $ 172,315    $  22,779   $ 195,481
                             ======      ====    =========    =========  ==========


 The accompanying notes are an integral part of these consolidated and combined financial statements.

                            BOSTON PROPERTIES, INC.
                                      AND
                      BOSTON PROPERTIES PREDECESSOR GROUP

               CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)

                           THE COMPANY                  THE PREDECESSOR GROUP
                          ------------- -------------------------------------------------------
                            JUNE 23,    JANUARY 1,   NINE MONTHS
                             1997 TO      1997 TO       ENDED      YEARS ENDED DECEMBER 31,
                          SEPTEMBER 30,  JUNE 22,   SEPTEMBER 30, -----------------------------
                              1997         1997         1996        1996       1995      1994
                          ------------- ----------- ------------- ---------  --------  --------
                           (UNAUDITED)  (UNAUDITED)  (UNAUDITED)
Cash flows from
 operating activities:
 Net income (loss)......    $  22,779    $  4,605     $  8,160    $   7,279  $ (3,983) $  7,171
 Adjustments to
  reconcile net income
  (loss) to net cash
  provided by operating
  activities:
 Depreciation and
  amortization..........       10,113      17,054       27,008       36,199    33,828    33,112
 Minority interest in
  Operating
  Partnership...........        9,463         --           --           --        --        --
 Effective interest
  adjustment............          173       1,497         483           644     1,347     3,131
 Extraordinary gain on
  early debt
  extinguishment........      (11,216)        --           --           --        --        --
 Change in operating
  assets/liabilities:
 Tenant receivables.....        5,993      (7,114)      (2,856)       2,313    (1,049)      270
 Escrows................          --          --           --        (1,033)      692        21
 Prepaid expenses and
  other assets..........       (3,038)     (1,494)         759        2,777      (360)    1,550
 Accounts payable and
  accrued expenses......       (2,138)      5,220       (2,007)      (1,673)   (2,219)      267
 Accrued interest
  payable...............       (8,049)      2,021       (3,335)         579     1,667       (62)
 Accrued rental income..         (881)       (291)         955          475      (360)    1,252
 Rent received in
  advance, security
  deposits and other
  liabilities...........        2,731       3,728        1,942        3,971      (471)   (1,088)
                            ---------    --------     --------    ---------  --------  --------
 Cash flows provided by
  operating activities..       25,930      25,226       31,109       51,531    29,092    45,624
                            ---------    --------     --------    ---------  --------  --------
Cash flows from
 investing activities:
 Acquisition of or
  additions to real
  estate and equipment..     (366,054)    (27,721)     (14,606)     (30,238)  (33,960)  (11,878)
 Tenant leasing costs...           95      (2,550)         599       (4,077)   (3,191)   (1,554)
 Escrows................          --          --       (28,945)       9,525       307    (4,992)
 Change in accounts
  payable...............          --          --           --         1,101       --        --
 Investment in Joint
  Venture...............       (1,345)     (2,573)         --           --        --        --
 Cash from contributed
  asset.................       10,510         --           --           --        --        --
                            ---------    --------     --------    ---------  --------  --------
 Cash flows used in
  investing activities..     (356,794)    (32,844)     (42,952)     (23,689)  (36,844)  (18,424)
                            ---------    --------     --------    ---------  --------  --------
Cash flows from
 financing activities:
 Net proceeds from sale
  of common stock.......      839,209         --           --           --        --        --
 Owners' contributions..          --        9,330        5,317       33,279    44,661    24,323
 Owners' distributions..          --      (32,125)         --      (105,619)  (45,101)  (38,620)
 Borrowings on unsecured
  line of credit........       71,000         --           --           --        --        --
 Proceeds from mortgage
  notes payable.........      220,000         --           --       117,269     1,200       --
 Proceeds (payments)
  from notes payable--
  affiliate.............      (38,833)     16,716          169       11,933       171      (236)
 Repayment of mortgage
  notes payable.........     (708,090)     (3,799)      (1,464)     (93,695)  (14,641)  (16,445)
 Accounts receivable--
  affiliate.............          --         (804)         --           --        --        --
 Accounts payable--
  affiliate.............      (19,983)     19,983          --           --        --        --
 Escrows................       14,934        (136)         --        (6,250)      --        --
 Deferred financing
  costs.................      (12,872)        (35)      (5,577)      (1,628)    1,040      (630)
 Costs related to debt
  extinguishment........       (8,512)        --           --           --        --        --
                            ---------    --------     --------    ---------  --------  --------
 Cash flows provided by
  (used in) financing
  activities............      356,853       9,130       (1,555)     (44,711)  (12,670)  (31,608)
                            ---------    --------     --------    ---------  --------  --------
Net increase (decrease)
 in cash and cash
 equivalents............       25,989       1,512      (13,398)     (16,869)  (20,422)   (4,408)
Cash and cash
 equivalents, beginning
 of period..............          --        8,998       25,867       25,867    46,289    50,697
                            ---------    --------     --------    ---------  --------  --------
Cash and cash
 equivalents, end of
 period.................    $  25,989    $ 10,510     $ 12,469    $   8,998  $ 25,867  $ 46,289
                            =========    ========     ========    =========  ========  ========
Supplemental cash flow
 information:
 Cash paid for
  interest..............    $  26,032    $ 50,917     $ 80,775    $ 107,700  $108,618  $ 95,269
                            =========    ========     ========    =========  ========  ========
 Interest capitalized...    $     683    $  1,111     $    275    $     366  $  1,543  $    --
                            =========    ========     ========    =========  ========  ========
Supplemental disclosure
 of noncash
 transactions:
 Conversion of owners'
  equity to notes
  payable--affiliate....          --          --           --     $   4,918  $    --   $    --
                            =========    ========     ========    =========  ========  ========
 Net liabilities assumed
  in connection with the
  contribution of prop-
  erties................    $ 594,822         --           --           --        --        --
                            =========    ========     ========    =========  ========  ========

 The accompanying notes are an integral part of these consolidated and combined financial statements.

                            BOSTON PROPERTIES, INC.
                                      AND
                      BOSTON PROPERTIES PREDECESSOR GROUP

       NOTES TO CONDENSED CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
                   (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

1. ORGANIZATION AND BASIS OF PRESENTATION:

  Organization

  Boston Properties, Inc. (The "Company") a Delaware corporation, was formed to succeed (i) the real estate development, redevelopment, ownership, acquisition, management, operating and leasing business associated with Boston Properties, Inc., a Massachusetts corporation founded in 1970, and (ii) various property partnerships under common control with the predecessor company (collectively, the "Boston Properties Predecessor Group" or the "Predecessor"). The Company intends to qualify as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986, as amended.

  On June 23, 1997, the Company commenced operations after completing an initial public offering of 36,110,000 common shares (including 4,710,000 shares issued as a result of the exercise of an over-allotment option by the underwriters) (the "Initial Offering"). The 36,110,000 shares of common stock were issued at a price per share of $25.00, generating gross proceeds of $902,750. The proceeds to the Company, net of underwriters' discount and offering costs were approximately $839,209.

  The following transactions occurred simultaneously with the completion of the Initial Offering (collectively, the "Formation Transactions").

 .  The Company became the sole general partner of Boston Properties Limited
   Partnership (the "Operating Partnership"). Upon completion of the Initial Offering, the Company contributed substantially all of the net proceeds of the offering in exchange for an approximate 70.66% interest in the Operating Partnership.

 . The Operating Partnership exercised various option and purchase agreements whereby it issued units in the Operating Partnership ("Units") representing an approximate 29.34% limited partnership interest, to the continuing investors in exchange for interests in certain properties.

 . The Company contributed substantially all of its Greater Washington, DC third-party management business to Boston Properties Management, Inc. (the "Development and Management Company"), a subsidiary of the Operating Partnership.

 .  The Operating Partnership entered into a participating lease with ZL Hotel
   LLC. Marriott International, Inc. manages the Company's two hotel properties under the Marriott(R) name. Messrs. Zuckerman and Linde are the sole member-managers of the ZL Hotel LLC and own a 9.8% economic interest in ZL Hotel LLC. ZL Hotel Corp. owns the remaining 90.2% economic interest in ZL Hotel LLC. Certain public charities own all the capital stock of ZL Hotel Corp.

 . The Company, through the Operating Partnership, entered into a $300 million unsecured credit facility with BankBoston, N.A., as agent (the "Unsecured Line of Credit"). The Unsecured Line of Credit is a recourse obligation of the Operating Partnership and is guaranteed by the Company. The Company has used the Unsecured Line of Credit principally to fund growth opportunities and for working capital purposes. The Company's ability to borrow under the Unsecured Line of Credit is subject to the Company's ongoing compliance with a number of financial and other covenants.

 . The Operating Partnership utilized $696,236 of the proceeds of the Offering, together with $54,000 under the Unsecured Line of Credit, to repay $707,071 of mortgage indebtedness ($47,780 of which was paid on July 1, 1997), $28,843 of indebtedness due to Messrs. Zuckerman and Linde related to development of properties in process and $14,322 to fund the acquisition of an approximate 170,000 square foot office building located in Quincy, Massachusetts.

 .  Messrs. Zuckerman and Linde received an aggregate of 2,583,541 shares.

                            BOSTON PROPERTIES, INC.
                                      AND
                      BOSTON PROPERTIES PREDECESSOR GROUP

NOTES TO CONDENSED CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS--(CONTINUED)
                            (DOLLARS IN THOUSANDS)

Basis of Presentation

  The accompanying consolidated financial statements of Boston Properties, Inc. include all accounts of the Company and its subsidiaries, including the Operating Partnership as of September 30, 1997 (unaudited) and for the period June 23, 1997 to September 30, 1997 (unaudited). All significant intercompany amounts have been eliminated.

  The accompanying combined financial statements of the Boston Properties Predecessor Group comprise interests in properties and the third party commercial real estate development, project management and property management business of Boston Properties, Inc. as of September 30, 1996 and for the period from January 1, 1997 to June 22, 1997 and years ended December 31, 1996, 1995 and 1994. All significant intercompany amounts have been eliminated.

  The business combination was structured as an exchange of properties or partnership interests by the Boston Properties Predecessor Group for limited partnership interests in the Operating Partnership, which holds the operating assets of the Company. The Company is the general and majority partner of the Operating Partnership. The Operating Partner holds all of the assets of the Predecessor entities as a result of the business combination. Due to the affiliation of the Predecessor, the business combination was accounted for as a reorganization of entities under common control which is similar to the accounting used for a pooling of interests. All significant intercompany balances and transactions have been eliminated in the consolidated presentation.

Properties

  December 31, 1996

  The interests in properties at December 31, 1996 included in the accompanying consolidated financial statements consist of 72 commercial real estate properties (the "Properties") aggregating approximately 10.4 million square feet. The Predecessor also owns a 75.0% general partner interest (100% economic interest as a result of a priority of the Predecessor's interest in one of the properties which comprises approximately 122,000 square feet). Additionally, the Predecessor owns a 35.7% controlling general partnership interest in 11 of the properties which comprise approximately 204,500 square feet. The Properties consist of 60 office properties with approximately 7.1 million net rentable square feet, including five office properties currently under development or redevelopment totaling approximately 371,000 net rentable square feet (the "Office Properties"); nine industrial properties with approximately 925,000 net rentable square feet (the "Industrial Properties"); two full service hotels totaling 833 rooms and approximately 750,000 square feet (the "Hotel Properties"); and a 1,170 space parking garage with approximately 332,000 square feet located within the Company's mixed-use development in East Cambridge, Massachusetts (the "Garage Property"). The Properties are primarily located in ten submarkets, including five submarkets in Greater Boston (the East Cambridge, Route 128 NW, Route 128/Massachusetts Turnpike, Route 128 SW and downtown Boston submarkets), five submarkets in Greater Washington, D.C. (the Southwest and West End Washington, D.C., Montgomery County, Maryland, Fairfax County, Virginia and Prince George's County, Maryland Submarkets) and midtown Manhattan (the Park Avenue Submarket). The Predecessors' single largest Property, with approximately 1.0 million net rentable square feet, is an Office Property located in the Park Avenue submarket of midtown Manhattan.

  Property Acquisitions

  On June 25, 1997, the Company acquired Newport Office Park, for $21.7 million. The property is an approximately 170,000 square foot office building located in Quincy, Massachusetts.

  On September 11, 1997, the Company acquired 280 Park Avenue, a Class A Office Building located in midtown Manhattan. The 1.2 million square foot property was acquired for approximately $322.6 million. The acquisition was funded by a $220 million loan from Chase Manhattan Bank and $102.6 million of cash.

                            BOSTON PROPERTIES, INC.
                                      AND
                      BOSTON PROPERTIES PREDECESSOR GROUP

NOTES TO CONDENSED CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS--(CONTINUED)
                            (DOLLARS IN THOUSANDS)


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

A. REAL ESTATE AND EQUIPMENT

  Real estate and equipment are stated at depreciated cost. Pursuant to Statement of Financial Accounting Standards Opinion No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of", impairment losses are recorded on long-lived assets used in operation, when events and circumstances indicate that the assets might be impaired and the estimated undiscounted cash flows to be generated by those assets are less than the carrying amount of those assets. Upon determination that an impairment has occurred, those assets shall be reduced to fair value. No such impairment losses have been recognized to date.

  The cost of buildings and improvements includes the purchase price of property, legal fees, acquisition costs as well as interest, property taxes and other costs incurred during the period of development.

  Depreciation is computed on the straight line basis over the estimated useful lives of the assets, as follows:

   Land improvements............................. 25 to 40 years
   Building costs................................ 10 to 40 years
   Tenant improvements........................... Terms of the lease useful life
   Furniture, fixtures, and equipment............ 5 to 7 years

  Depreciation expense for corporate furniture, fixtures, and equipment and corporate occupied real property was $375 and $417 for the period from January 1, 1997 to June 22, 1997 and the period from June 23, 1997 to September 30, 1997, collectively the period (the "Nine Months Ended") and the nine months ended September 30, 1996, respectively, and $556, $588 and $603 for the years ended December 31, 1996, 1995 and 1994, respectively.

  Expenditures for repairs and maintenance are charged to operations as incurred. Significant betterments are capitalized.

  When assets are sold or retired, their costs and related accumulated depreciation are removed from the accounts with the resulting gains or losses reflected in net income or (loss) for the period.

B. CASH AND CASH EQUIVALENTS

  Cash and cash equivalents consist of cash on hand and investments with maturities of three months or less from the date of purchase. The majority of the Company's and the Predecessor's cash and cash equivalents are held at major commercial banks. There have been no experienced losses to date on any invested cash.

C. ESCROWS

  Escrows include amounts established pursuant to various agreements for security deposits, property taxes, insurance and capital improvements.

D. REVENUE RECOGNITION

  Base rental revenue is reported on a straight-line basis over the terms of the respective leases. The impact of the straight line rent adjustment increased revenues by $1,171 and decreased revenues by $955 for the nine months ended September 30, 1997 and 1996, respectively, and decreased revenues by $475, increased revenues by $360, and decreased revenues by $1,252 for the years ended December 31, 1996, 1995 and 1994, respectively.

  Accrued rental income represents rental income earned in excess of rent payments received pursuant to the terms of the individual lease agreements, net of an allowance for doubtful accounts.

                            BOSTON PROPERTIES, INC.
                                      AND
                      BOSTON PROPERTIES PREDECESSOR GROUP

NOTES TO CONDENSED CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS--(CONTINUED)
                            (DOLLARS IN THOUSANDS)


  Development fees are recognized ratably over the period of development. Management fees are recognized as revenue as they are earned.

  Revenue recognition of fees received for lease terminations are deferred and amortized to income using the straight line method over the remaining original lease term until the space is subsequently leased.

E. OFFERING COSTS

  Underwriting commissions and offering costs incurred in connection with the Initial Offering have been reflected as a reduction of additional paid in capital.

F. INCOME TAXES

  Prior to June 23, 1997, all of the Properties were owned by partnerships, trusts and an S-corporation, none of which are directly subject to income tax. The tax effect of its activities accrues to the individual partners and or principals of the respective entity.

  Certain entities included in the Company's consolidated financial statements and the Predecessor's combined financial statements are subject to District of Columbia franchise taxes. Franchise taxes are recorded as rental operating expenses in the accompanying combined financial statements.

  The ongoing operations of these Properties generally will not be subject to Federal income taxes as long as the Company qualifies as a real estate investment trust ("REIT"). A REIT will generally not be subject to Federal income taxation on that portion of its income that qualifies as REIT taxable income to the extent that it distributes such taxable income to it's stockholders and complies with certain requirements (including distribution of at least 95% of its taxable income). As a REIT, the Company is allowed to reduce taxable income by all or a portion of its distributions to stockholders. As distributions have exceeded taxable income, no Federal income tax provision (benefit) has been reflected in the accompanying consolidated Financial Statements. State income taxes are not significant.

G. EARNINGS PER SHARE

  Earnings per share is calculated based on the weighted average number of common shares outstanding. The assumed exercise of outstanding stock options, using the treasury stock method, is immaterial, and therefore such amounts are not presented.

H. DEFERRED COSTS

  Deferred costs include tenant leasing costs and deferred financing fees.

  Fees and costs incurred in the successful negotiation of leases, including brokerage, legal and other costs have been deferred and are being amortized on a straight line basis over the terms of the respective leases.

  Fees and costs incurred to obtain long-term financing have been deferred and are being amortized over the terms of the respective loans on a basis which approximates the effective interest method.

I. INVESTMENT IN JOINT VENTURE

  The investment in joint venture represents a 25% interest in an entity which will own two office buildings in Reston, VA for which the Company serves as development manager. Such investment is accounted for under the equity method.

J. INTEREST EXPENSE

  Interest expense on fixed rate debt with periodic rate increases is computed using the effective interest method over the terms of the respective loans.

                            BOSTON PROPERTIES, INC.
                                      AND
                      BOSTON PROPERTIES PREDECESSOR GROUP

NOTES TO CONDENSED CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS--(CONTINUED)
                            (DOLLARS IN THOUSANDS)


K. PARTNERS' CAPITAL CONTRIBUTIONS, DISTRIBUTIONS AND PROFITS AND LOSSES

  Partners' capital contributions, distributions and profits and losses are allocated in accordance with the terms of individual partnership agreements.

L. USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

M. UNAUDITED INTERIM STATEMENTS

  The combined consolidated financial statements as of September 30, 1997 and for the nine months ended September 30, 1997 and 1996 and accompanying footnotes are unaudited. In the opinion of management, all adjustments (consisting solely of normal recurring adjustments) necessary for a fair presentation of such combined financial statements have been included. The results of operations for the periods described above are not necessarily indicative of the Company's future results of operations for the full year ending December 31, 1997.

N. RECLASSIFICATIONS

  Certain amounts have been reclassified in the 1996, 1995 and 1994 financial statements in order to conform with the current presentation.

3. MORTGAGE NOTES PAYABLE:

  Mortgage notes payable are comprised of 16, 44 and 44 loans at September 30, 1997, December 31, 1996 and 1995, respectively, each of which is collateralized by a building and related land included in real estate assets. The mortgage notes payable are generally due in monthly installments and mature at various dates through September 30, 2012. Interest rates on fixed rate mortgage notes payable aggregating $689,947, $1,013,361 and $929,226 at September 30, 1997, December 31, 1996 and 1995, respectively, range from 7.35% to 9.875% (averaging 7.37% and 8.18% at September 30, 1997, and December 31, 1996, respectively). Interest rates on variable rate mortgage notes payable aggregating $295,667, $385,985 and $446,546 at September 30, 1997, December 31, 1996 and 1995, respectively, range from 0.7% above the London Interbank Offered Rate ("LIBOR"), 5.6% at September 30, 1997 and December 31, 1996 to 1.75% above the LIBOR rate.

  The interest rates related to the mortgage notes payable for two properties aggregating $199,313 at September 30, 1997 and for three properties aggregating, $610,782 and $612,657 at December 31, 1996 and 1995, respectively are subject to periodic scheduled rate increases. Interest expense for these mortgage notes payable is computed using the effective interest method. The impact of using this method increased interest expense $132 and $161 for the nine months ended September 30, 1997 and 1996, respectively, and $644, $1,347 and $3,131 for the years ended December 31, 1996, 1995 and 1994, respectively. The cumulative liability related to these adjustments is $782, $21,013 and $20,369 at September 30, 1997, December 31, 1996 and 1995, respectively, and is included in mortgage notes payable.

  Combined aggregate principal maturities of mortgage notes payable at December 31, 1996 are as follows:

                                                                     DECEMBER 31
                                                                     -----------
   1997.............................................................  $334,784
   1998.............................................................   219,748
   1999.............................................................    11,315
   2000.............................................................    48,040
   2001.............................................................   153,148

                            BOSTON PROPERTIES, INC.
                                      AND
                      BOSTON PROPERTIES PREDECESSOR GROUP

 NOTES TO CONDENSED CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS--(CONTINUED)
                             (DOLLARS IN THOUSANDS)


  Certain mortgage indebtedness aggregating $707,071 was repaid in conjunction with the Initial Offering of which $659,291 and $47,780 was repaid at June 23, 1997 and July 1, 1997, respectively. The repayments, along with (i) the payment of certain related prepayment penalties, (ii) the write-off of the related previously capitalized deferred financing costs, and (iii) the extinguishment of the excess of the mortgage note payable balance over the principal payment required for the 599 Lexington Avenue property (which was a result of the application of the effective interest method to this increasing rate loan), generated a net gain of $7,925 (net of minority interest share of $3,291), which has been reflected as an extraordinary gain to the Company in the period from June 23, 1997 to September 30, 1997.

  Certain mortgage notes payable are subject to prepayment penalties of varying amounts in the event of an early principal repayment.

4. LEASING ACTIVITIES:

  Future minimum lease payments to be received as of December 31, 1996 under noncancelable operating leases, which expire on various dates through 2012, are as follows:

   Years ending December 31:
     1997............................................................. $161,817
     1998.............................................................  146,721
     1999.............................................................  137,180
     2000.............................................................  122,164
     2001.............................................................  110,626
     Thereafter.......................................................  506,398

  One tenant represented 12%, 15%, 15%, 17% and 16% of the Predecessor's total rental income for the nine months ended September 30, 1997 and 1996 and for the years ended December 31, 1996, 1995, and 1994, respectively.

5. MINORITY INTEREST:

  Minority interest in the Operating Partnership relates to the interest in the Operating Partnership that is not owned by the Company.

  In conjunction with the formation of the Company, persons contributing interests in properties to the Operating Partnership received Units. Beginning fourteen months after the completion of the offering, the Operating Partnership will, at the request of any Unitholder, be obligated to redeem each Unit held by such Unitholder for, at the option of the Operating Partnership, (i) cash equal to the fair market value of one share of the Company's common stock at the time of redemption, or (ii) one share of the Company's common stock. Such redemptions will cause the Company's percentage ownership in the Operating Partnership to increase.

6. RELATED PARTY TRANSACTIONS:

  Notes payable--affiliates consists of amounts funded by affiliates for office buildings under renovation or construction. The notes bear interest at the prime rate plus 1% and are due on demand.

  Rental income of $7,949, $7,773, $10,455, $10,522 and $10,518 has been received from affiliates for the nine months ended September 30, 1997 and 1996, and for the years ended December 31, 1996, 1995 and 1994, respectively.

                            BOSTON PROPERTIES, INC.
                                      AND
                      BOSTON PROPERTIES PREDECESSOR GROUP

NOTES TO CONDENSED CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS--(CONTINUED)
                            (DOLLARS IN THOUSANDS)


  Development fees of $0, $25, $25, $125, and $478, have been received from affiliates for the nine months ended September 30, 1997 and 1996, and for the years ended December 31, 1996, 1995, and 1994, respectively.

  Management fees and other income of $268, $314, $419, $554, and $544, have been received from affiliates for the nine months ended September 30, 1997 and 1996, and for the years ended December 31, 1996, 1995, and 1994, respectively.

7. SAVINGS PLAN:

  Effective January 1, 1985, the Predecessor adopted a 401(K) Savings Plan (the "Plan") for its employees. Under the Plan, employees, age 18 and older, are eligible to participate in the Plan after they have completed three months of service. In addition, participants may elect to make an after-tax contribution of up to 10% of their wages.

  The Plan provides that matching employer contributions are to be determined at the discretion of the Predecessor. The Predecessor matches 200% of the first 2% of pay (utilizing pay that is not in excess of $100). The cost to the Predecessor of this matching for the nine months ended September 30, 1997 and 1996, and for the years ended December 31, 1996, 1995 and 1994, was $312, $285, $359, $319 and $216, respectively.

  Participants are immediately vested in their pre-tax and after-tax contributions. Participants vest in the Predecessor's matching contributions and earnings thereon over a seven year period.

8. STOCK OPTION AND INCENTIVE PLAN:

  The Company has established a stock option and incentive plan for the purpose of attracting and retaining qualified executives and rewarding them for superior performance in achieving the Company's business goals and enhancing stockholder value. In conjunction with the Offering, the Company granted options with respect to 2,290,000 common shares to directors, officers and employees. All of such options were issued at an exercise price of $25.00. The term of each of such options is 10 years from the date of grant. In general, one-third of each of the options granted to officers and Mr. Zuckerman are exercisable on each of the third, fourth, and fifth anniversary of the date of grant, respectively.

  One-third of the options granted to employees who are not officers will be exercisable on each of the first, second and third anniversary of the date of grant, respectively. Other than the options granted to Mr. Zuckerman, one-half of the options granted to non-employee directors will be exercisable on each of the first and second anniversary of the date of grant, respectively.

  As of September 30, 1997, the Company had granted options with respect to 2,290,000 common shares and an additional 2,464,750 common shares were reserved for issuance under the Company's stock option and incentive plan.

9. COMMITMENTS AND CONTINGENCIES:

 Legal Matters

  The Predecessor is subject to various legal proceedings and claims that arise in the ordinary course of business. These matters are generally covered by insurance. The Predecessor believes that the final outcome of such matters will not have a material adverse effect on the financial position, results of operations or liquidity of the Predecessor.

                            BOSTON PROPERTIES, INC.
                                      AND
                      BOSTON PROPERTIES PREDECESSOR GROUP

NOTES TO CONDENSED CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS--(CONTINUED)
                            (DOLLARS IN THOUSANDS)

 Environmental Matters

  On January 9, 1997, the Predecessor received a Notice of Potential Responsibility ("NOR") related to groundwater contamination at one of the Predecessor's properties located in Massachusetts. The lease with the tenant of the property contains an indemnification from the tenant to the Predecessor for liability due to the tenant's actions. The tenant is currently conducting an investigation. The investigation has identified the presence of hazardous substances in a catch basin along the property line. It is expected that the tenant will take any necessary response actions. The Predecessor expects that any resolution will not have a material impact on the financial position, results of operations or liquidity of the Predecessor.

 Development

  The Predecessor has entered into contracts for the construction and renovation of projects currently under development. Commitments under these arrangements totaled approximately $155 million at September 30, 1997.

  The Predecessor has future development rights related to the purchase, construction, and completion of approximately 1.6 million square feet of office and industrial space. The Predecessor is required to make minimum deposits of $1 million during the next six years to maintain these rights. If the Predecessor elects to purchase the land, all deposits would be applied to the purchase price.

 Management Contracts

  For the years ended December 31, 1996, 1995 and 1994, the hotels were managed pursuant to contracts which expired in 2012 with a national hotel management company. These agreements included base and incentive fee provisions. The fees under these agreements aggregated $4,974, $4,410 and $4,001, respectively.

10. NEWLY ISSUED ACCOUNTING STANDARDS:

  Financial Accounting Standards Board Statement No. 128 ("FAS 128") "Earnings Per Share" is effective for financial statements issued for periods ending after December 15, 1997, including interim periods. The Company intends to adopt the requirements of this pronouncement in its financial statements for the year ending December 31, 1997. FAS 128 specified the computation, presentation and disclosure requirements for net income per share. FAS 128 also requires the presentation of diluted net income per share which the Company was not previously required to present under generally accepted accounting principles.

  Financial Accounting Standards Board Statement No. 129 ("FAS 129") "Disclosure of Information about Capital Structure" is effective for financial statements issued for periods ending after December 31, 1997. FAS 129 establishes standards for disclosure of information about securities, liquidation preference of preferred stock and redeemable stock.

  Financial Accounting Standards Board Statement No. 130 ("FAS 130") "Reporting Comprehensive Income" is effective for fiscal years beginning after December 15, 1997, although earlier application is permitted. The Company intends to adopt the requirements of this pronouncement in its financial statements for the year ending December 31, 1998. FAS 130 establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. FAS 130 requires that all components of comprehensive income shall be reported in the financial statements in the period in which they are recognized. Furthermore, a total amount for comprehensive income shall be displayed in the financial statement where the components of other comprehensive income are reported. The Company was not previously required to present comprehensive income or the components thereof in its financial statements under generally accepted accounting principles.

                            BOSTON PROPERTIES, INC.
                                      AND
                      BOSTON PROPERTIES PREDECESSOR GROUP

NOTES TO CONDENSED CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS--(CONTINUED)
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

  Financial Accounting Standards Board Statement No. 131 ("FAS 131") "Disclosures about Segments of an Enterprise and Related Information" is effective for financial statements issued for periods beginning after December 15, 1997. FAS 131 requires disclosures about segments of an enterprise and related information regarding the different types of business activities in which an enterprise engages and the different economic environments in which it operates.

  The Company does not believe that the implementation of FAS 128, FAS 129, FAS 130 or FAS 131 will have a material impact on its financial statements.

11. FAIR VALUE OF FINANCIAL INSTRUMENTS:

  The carrying values of cash and cash equivalents, escrows, receivables, accounts payable, accrued expenses and other assets and liabilities are reasonable estimates of their fair values because of the short maturities of these instruments. Mortgage notes payable have aggregate carrying values which approximate their estimated fair values based upon the remaining maturities for certain debt and interest rates for debt with similar terms and remaining maturities.


12. SUBSEQUENT EVENTS:

  On October 23, 1997, the Company acquired 100 East Pratt Street in Baltimore, Maryland for $137.5 million of cash (including closing costs) and the issuance of 500 shares of the Company's Common Stock. This Class A Office Building consists of 634,829 net rentable square feet and an eight-story parking garage. The acquisition was funded through a draw-down of $137.5 million under the Unsecured Line of Credit.

  On October 29, 1997 and December 15, 1997, the Company declared a dividend of $.44 per share payable on November 21, 1997 to shareholders of record on November 7, 1997 and $.405 per share payable on January 28, 1998 to shareholders of record on December 28, 1997, respectively. The dividends relate to the three months ended September 30, 1997 in the amount of $.405 per share and the period from June 23, 1997 to June 30, 1997 in the amount of $.035 per share, and the three months ended December 31, 1997, respectively.

  On November 11, 1997, the Company entered into a purchase and sale agreement to acquire, for approximately $174.3 million, Riverfront Plaza, a Class A Office Building with approximately 900,000 net rentable square feet located in Richmond, Virginia.

  On November 21, 1997, the Company acquired 875 Third Avenue, for approximately $209.5 million. The Property is an approximately 682,000 square foot Class A Office Building located in midtown Manhattan, New York.


  On November 26, 1997, the Company entered into agreements to acquire, for approximately $257.9 million, the Mulligan/Griffin Portfolio, a Class A Office Building Portfolio with approximately 1,277,000 net rentable square feet located in Fairfax County, VA and Montgomery County, MD.

  On December 3, 1997, the Company filed a registration statement on Form S-11 with the Securities and Exchange Commission with respect to the offering of approximately 14.0 million shares of Common Stock at an estimated offering price of $33.25 (excluding 2.1 million shares of Common Stock that may be issued upon exercise of the underwriters' overallotment options).

                                                                    SCHEDULE III

                      BOSTON PROPERTIES PREDECESSOR GROUP

                    REAL ESTATE AND ACCUMULATED DEPRECIATION

                               DECEMBER 31, 1996
                             (DOLLARS IN THOUSANDS)

                                                             INITIAL COST
                                                          ------------------
                                                                                 COSTS
                                                                              CAPITALIZED
                                                                              SUBSEQUENT
 PROPERTY NAME     TYPE        LOCATION      ENCUMBRANCES   LAND   BUILDINGS TO ACQUISITION
----------------  ------- ------------------ ------------ -------- --------- --------------
599 Lexington
Avenue            Office  New York, NY         $430,239    $81,040 $100,507     $ 67,459
2300 N. Street    Office  NW, Washington, DC    100,000     16,509   22,415       10,076
10 & 20 Mall
Road              Office  Burlington, MA         20,215        930    6,928        8,237
8 Arlington
Street            Office  Boston, MA              4,611         90    1,855          133
32 Hartwell Ave   Office  Lexington, MA           4,222        168    1,943        2,720
91 Hartwell Ave   Office  Lexington, MA          13,770        784    6,464        1,342
195 West Street   Office  Waltham, MA             5,856        758    5,150        2,557
191 Spring
Street            Office  Lexington, MA          23,942      5,175   27,166       17,693
201 Spring
Street            Office  Lexington, MA              --      1,500    3,637           --
Waltham Office
Center            Office  Waltham, MA            11,389        422    2,719        2,926
204 Second
Avenue            Office  Waltham, MA             3,374         37    2,402          630
170 Tracer Lane   Office  Waltham, MA             5,146        398    4,601        1,282
33 Hayden Avenue  Office  Lexington, MA              --        266    3,234          110
92 Hayden Avenue  Office  Lexington, MA          11,015        230    3,145          510
100 Hayden
Avenue            Office  Lexington, MA              --        364    3,603          264
Lexington Office
Park              Office  Lexington, MA          15,373        998    1,426        9,472
Bedford Business  Office/ Bedford, MA            23,500        502    3,403       12,743
Park              R & D
One Cambridge
Center            Office  Cambridge, MA          45,000        134   25,110        3,133
Three Cambridge
Center            Office  Cambridge, MA          19,000        174   12,200          598
Ten Cambridge
Center            Office  Cambridge, MA          25,000      1,299   12,943        4,420
Eleven Cambridge
Center            Office  Cambridge, MA           8,319        121    5,535          392
Capital Gallery   Office  SW, Washington DC      60,751      4,725   29,560        7,033
The U.S.
International
Commission
Building          Office  SW, Washington DC      50,000        109   22,420        9,293
                                               --------   -------- --------     --------
Subtotal                                       $880,722   $116,733 $308,366     $163,023
                                               --------   -------- --------     --------
                                   GROSS AMOUNT
                            CARRIED AT CLOSE OF PERIOD
                  -----------------------------------------------
                                            DEVELOPMENT
                      LAND       BUILDING       AND                                            DEPRECIABLE
                      AND          AND      CONSTRUCTION          ACCUMULATED    YEAR BUILT/      LIVES
 PROPERTY NAME    IMPROVEMENTS IMPROVEMENTS  IN PROCESS   TOTAL   DEPRECIATION    RENOVATED      (YEARS)
----------------- ------------ ------------ ------------ -------- ------------ --------------- -----------
599 Lexington
Avenue               $81,040     $167,966      $   --    $249,006  $  58,567              1986     (1)
2300 N. Street        16,509       32,491          --      49,000      9,001              1986     (1)
10 & 20 Mall
Road                     939       15,156          --      16,095      4,474           1984-86     (1)
8 Arlington
Street                    90        1,988          --       2,078        770    1860-1920/1989     (1)
32 Hartwell Ave          168        4,663          --       4,831      2,244   1968-79/1987-88     (1)
91 Hartwell Ave          784        7,806          --       8,590      2,081              1985     (1)
195 West Street        1,611        6,854          --       8,465      1,286              1990     (1)
191 Spring
Street                 5,175       44,859          --      50,034      8,857         1971/1995     (1)
201 Spring
Street                    --           --       5,137       5,137         --              1997     N/A
Waltham Office
Center                   425        5,642          --       6,067      3,004   1968-70/1987-88     (1)
204 Second
Avenue                    37        3,032          --       3,069      1,291         1981/1993     (1)
170 Tracer Lane          418        5,863          --       6,281      2,122              1980     (1)
33 Hayden Avenue         266        3,344          --       3,610      1,517              1979     (1)
92 Hayden Avenue         230        3,655          --       3,885      1,294         1968/1984     (1)
100 Hayden
Avenue                   364        3,867          --       4,231      1,132              1985     (1)
Lexington Office
Park                   1,072       10,824          --      11,896      3,561              1982     (1)
Bedford Business         502       16,146          --      16,648      5,831           1969-80     (1)
Park
One Cambridge
Center                   134       28,243          --      28,377      7,975              1987     (1)
Three Cambridge
Center                   174       12,798          --      12,972      3,181              1987     (1)
Ten Cambridge
Center                 1,868       16,794          --      18,662      4,882              1990     (1)
Eleven Cambridge
Center                   121        5,927          --       6,048      1,975              1984     (1)
Capital Gallery        4,725       36,593          --      41,318     14,192              1981     (1)
The U.S.
International
Commission
Building               1,569       30,253          --      31,822     10,762              1987     (1)
                  ------------ ------------ ------------ -------- ------------
Subtotal            $118,221     $464,764      $5,137    $588,122  $ 149,999
                  ------------ ------------ ------------ -------- ------------

                                                                    SCHEDULE III

                      BOSTON PROPERTIES PREDECESSOR GROUP

                    REAL ESTATE AND ACCUMULATED DEPRECIATION

                               DECEMBER 31, 1996
                             (DOLLARS IN THOUSANDS)

                                                           INITIAL COST
                                                        -------------------
                                                                                 COSTS
                                                                              CAPITALIZED
                                                                              SUBSEQUENT
PROPERTY NAME      TYPE      LOCATION      ENCUMBRANCES   LAND    BUILDINGS TO ACQUISITIONS
-------------     ------ ----------------- ------------ --------- --------- ---------------
Subtotal from
previous page                               $  880,722  $ 116,733 $ 308,366    $ 163,023
                                            ----------  --------- ---------    ---------
One Independence
Square            Office SW, Washington DC      78,700  $   9,356 $  33,701    $  14,170
Two Independence
Square            Office SW, Washington DC     122,856     14,053    59,883        8,795
Montvale Center   Office Gaithersburg, MD        7,992      1,574     9,786        3,433
Democracy Center  Office Bethesda, MD          110,100     12,550    50,015       18,392
7435 Boston
Boulevard,
Building One      Office Springfield, VA         5,564        392     3,822        1,199
7451 Boston
Boulevard,
Building Two      Office Springfield, VA         2,215        249     1,542        1,460
7374 Boston
Boulevard,
Building Four     Office Springfield, VA         3,619        241     1,605          462
8000 Grainger
Court,
Building Five     Office Springfield, VA         7,664        366     4,282          603
7500 Boston
Boulevard,
Building Six      Office Springfield , VA        6,440        138     3,749          206
7501 Boston
Boulevard,
Building Seven    Office Springfield, VA            --        665       878           --
7601 Boston
Boulevard,
Building Eight    Office Springfield, VA         8,372        200     3,883          453
7600 Boston
Boulevard,
Building Nine     Office Springfield, VA         5,796        127     2,839        1,386
7375 Boston
Boulevard,
Building Ten      Office Springfield, VA            --         23     2,685          559
8000 Boston
Boulevard,
Building Eleven   Office Springfield, VA            --        136     3,071           88
                                            ----------  --------- ---------    ---------
 Subtotal                                   $1,240,040  $ 156,803 $ 490,107    $ 214,229
                                            ----------  --------- ---------    ---------
                                    GROSS AMOUNT
                             CARRIED AT CLOSE OF PERIOD
                  ------------------------------------------------
                                            DEVELOPMENT
                      LAND       BUILDING       AND                               YEAR    DEPRECIABLE
                      AND          AND      CONSTRUCTION           ACCUMULATED   BUILT/      LIVES
PROPERTY NAME     IMPROVEMENTS IMPROVEMENTS  IN PROCESS    TOTAL   DEPRECIATION RENOVATED   (YEARS)
-------------     ------------ ------------ ------------ --------- ------------ --------- -----------
Subtotal from
previous page      $ 118,221    $ 464,764     $ 5,137    $ 588,122  $ 149,999
                  ------------ ------------ ------------ --------- ------------
One Independence
Square             $   9,634    $  47,593     $    --    $  57,227  $   9,556       1991      (1)
Two Independence
Square                15,038       67,693          --       82,731      9,228       1992      (1)
Montvale Center        2,399       12,394          --       14,793      3,384       1987      (1)
Democracy Center      13,695       67,262          --       80,957     17,710    1985-88      (1)
7435 Boston
Boulevard,
Building One             486        4,927          --        5,413      1,571       1982      (1)
7451 Boston
Boulevard,
Building Two             535        2,716          --        3,251      1,141       1982      (1)
7374 Boston
Boulevard,
Building Four            303        2,005          --        2,308        639       1984      (1)
8000 Grainger
Court,
Building Five            453        4,798          --        5,251      1,509       1984      (1)
7500 Boston
Boulevard,
Building Six             282        3,811          --        4,093      1,174       1985      (1)
7501 Boston
Boulevard,
Building Seven            --           --       1,543        1,543         --       1997      N/A
7601 Boston
Boulevard,
Building Eight           378        4,158          --        4,536      1,270       1986      (1)
7600 Boston
Boulevard,
Building Nine            189        4,163          --        4,352      1,212       1987      (1)
7375 Boston
Boulevard,
Building Ten              47        3,220          --        3,267        894       1988      (1)
8000 Boston
Boulevard,
Building Eleven          214        3,081          --        3,295        629       1989      (1)
                  ------------ ------------ ------------ --------- ------------
 Subtotal          $ 161,874    $ 692,585     $ 6,680    $ 861,139  $ 199,916
                  ------------ ------------ ------------ --------- ------------

                                                                    SCHEDULE III

                      BOSTON PROPERTIES PREDECESSOR GROUP

                    REAL ESTATE AND ACCUMULATED DEPRECIATION

                               DECEMBER 31, 1996
                             (DOLLARS IN THOUSANDS)

                                                                   INITIAL COST
                                                                -------------------
                                                                                        COSTS
                                                                                     CAPITALIZED
                                                                                      SUBSEQUENT
PROPERTY NAME        TYPE          LOCATION        ENCUMBRANCES   LAND    BUILDINGS TO ACQUISITION
----------------  ---------- --------------------- ------------ --------- --------- --------------
Subtotal from
previous page                                       $1,240,040  $ 156,803 $ 490,107   $ 214,229
                                                    ----------  --------- ---------   ---------
7700 Boston
Boulevard,
Building Twelve   Office     Springfield, VA                --  $   1,105 $   1,042   $      --
Sugarland
Building One      Office     Herndon, VA                    --        735     2,739          --
Sugarland
Building Two      Office     Herndon, VA                    --        834     3,216          --
Hilltop Business
Center            Office     So. San Francisco, CA       4,817         53       492         140
164 Lexington
Road              Office     Billerica, MA               1,970        592     1,370         127
25-33 Dartmouth
Street            Industrial Westwood, MA                3,296        273     1,595         470
40-46 Harvard
Street            Industrial Westwood, MA                5,380        351     1,782       1,347
1950 Stanford
Court, Building
One               Industrial Landover, MD                2,662        269     1,554         161
6201 Columbia
Park, Building
Two               Industrial Landover, MD                5,023        505     2,746         951
2000 South Club
Drive, Building
Three             Industrial Landover, MD                3,542        465     2,125         702
38 Cabot
Boulevard         Industrial Bucks County, PA               --        329     1,238       1,933
430 Rozzi Place   Industrial So. San Francisco, CA          --         24       217          67
560 Forbes
Boulevard         Industrial So. San Francisco, CA          --         48       435         133
2391 West Winton
Avenue            Industrial Hayward, CA                 1,343        182     1,217          41
17 Hartwell
Avenue            R&D        Lexington, MA                 938         26       150         362
Fourteen
Cambridge         R&D        Cambridge, MA               6,748        110     4,483          --
Long Wharf
Marriott          Hotel      Boston, MA                 68,600      1,752    37,534       2,216
Cambridge Center  Hotel      Cambridge, MA              61,000        478    37,918       3,734
Cambridge Center
N.                Garage     Cambridge, MA              15,000        639    11,630         527
                                                    ----------  --------- ---------   ---------
 Subtotal                                           $1,420,359  $ 165,573 $ 603,590   $ 227,140
                                                    ----------  --------- ---------   ---------
                                    GROSS AMOUNT
                             CARRIED AT CLOSE OF PERIOD
                  ------------------------------------------------
                                            DEVELOPMENT
                                                AND                                          DEPRECIABLE
                    LAND AND   BUILDING AND CONSTRUCTION           ACCUMULATED  YEAR BUILT/     LIVES
PROPERTY NAME     IMPROVEMENTS IMPROVEMENTS  IN PROCESS    TOTAL   DEPRECIATION  RENOVATED     (YEARS)
----------------- ------------ ------------ ------------ --------- ------------ ------------ -----------
Subtotal from
previous page      $ 161,874    $ 692,585     $  6,680   $ 861,139  $ 199,916
                  ------------ ------------ ------------ --------- ------------
7700 Boston
Boulevard,
Building Twelve    $      --    $      --     $  2,147   $   2,147  $      --           1997     N/A
Sugarland
Building One              --           --        3,474       3,474         --      1985/1997     N/A
Sugarland
Building Two              --           --        4,050       4,050         --      1986/1997     N/A
Hilltop Business
Center                    53          632           --         685        260   early 1970's     (1)
164 Lexington
Road                     592        1,497           --       2,089         39           1995     (1)
25-33 Dartmouth
Street                   273        2,065           --       2,338      1,120           1966     (1)
40-46 Harvard
Street                   351        3,129           --       3,480      2,244           1967     (1)
1950 Stanford
Court, Building
One                      350        1,634           --       1,984        444           1986     (1)
6201 Columbia
Park, Building
Two                      960        3,242           --       4,202      1,186           1986     (1)
2000 South Club
Drive, Building
Three                    859        2,433           --       3,292        682           1988     (1)
38 Cabot
Boulevard                329        3,171           --       3,500      2,709      1972/1984     (1)
430 Rozzi Place           24          284           --         308        117   early 1970's     (1)
560 Forbes
Boulevard                 48          568           --         616        234   early 1970's     (1)
2391 West Winton
Avenue                   182        1,258           --       1,440        858           1974     (1)
17 Hartwell
Avenue                    26          512           --         538        435           1968     (1)
Fourteen
Cambridge                110        4,483           --       4,593      1,569           1983     (1)
Long Wharf
Marriott               1,752       39,750           --      41,502     14,527           1982     (1)
Cambridge Center         478       41,652           --      42,130     10,129           1986     (1)
Cambridge Center
N.                     1,163       11,633           --      12,796      2,000           1990     (1)
                  ------------ ------------ ------------ --------- ------------
 Subtotal          $ 169,424    $ 810,528     $ 16,351   $ 996,303  $ 238,469
                  ------------ ------------ ------------ --------- ------------

                                                                    SCHEDULE III

                      BOSTON PROPERTIES PREDECESSOR GROUP

                    REAL ESTATE AND ACCUMULATED DEPRECIATION

                               DECEMBER 31, 1996
                             (DOLLARS IN THOUSANDS)

                                                           INITIAL COST
                                                        -------------------
                                                                                COSTS
                                                                             CAPITALIZED
                                                                              SUBSEQUENT
PROPERTY NAME        TYPE       LOCATION   ENCUMBRANCES   LAND    BUILDINGS TO ACQUISITION
-------------     ----------- ------------ ------------ --------- --------- --------------
Subtotal from
previous page                               $1,420,359  $ 165,573 $ 603,590   $ 227,140
                                            ----------  --------- ---------   ---------
Cambridge Master                Cambridge,
Plan              Development           MA          --  $   1,722 $      --   $   1,727
Maryland Master                  Landover,
Plan              Development           MD          --        464        --          --
Virginia Master               Springfield,
Plan              Development           VA          --        655        --         666
                                            ----------  --------- ---------   ---------
Total                                       $1,420,359  $ 168,414 $ 603,590   $ 229,533
                                            ----------  --------- ---------   ---------
                                     GROSS AMOUNT
                              CARRIED AT CLOSE OF PERIOD
                  --------------------------------------------------
                                            DEVELOPMENT
                                                AND                                           DEPRECIABLE
                    LAND AND   BUILDING AND CONSTRUCTION             ACCUMULATED  YEAR BUILT/    LIVES
PROPERTY NAME     IMPROVEMENTS IMPROVEMENTS  IN PROCESS     TOTAL    DEPRECIATION  RENOVATED    (YEARS)
-------------     ------------ ------------ ------------ ----------- ------------ ----------- -----------
Subtotal from
previous page      $ 169,424    $ 810,528     $ 16,351   $   996,303  $ 238,469
                  ------------ ------------ ------------ ----------- ------------
Cambridge Master
Plan               $      --    $      --     $  3,449   $     3,449  $      --     Various       N/A
Maryland Master
Plan                      --           --          464           464         --     Various       N/A
Virginia Master
Plan                      --           --        1,321         1,321         --     Various       N/A
                  ------------ ------------ ------------ ----------- ------------
Total              $ 169,424    $ 810,528     $ 21,585   $ 1,001,537  $ 238,469
                  ------------ ------------ ------------ ----------- ------------

----
(1) Depreciation of the Boston Properties Predecessor Group's buildings and improvements are calculated over lives ranging from the life of the lease to 40 years.
(2) The aggregate cost and accumulated depreciation for tax purposes was $1,042,317 and $412,548, respectively at December 31, 1996.

                      BOSTON PROPERTIES PREDECESSOR GROUP

                    REAL ESTATE AND ACCUMULATED DEPRECIATION

                               DECEMBER 31, 1996
                             (DOLLARS IN THOUSANDS)

  A summary of activity for real estate and accumulated depreciation is as follows:

                                                   1996       1995      1994
                                                ----------  --------  --------
   Real estate:
     Balance at beginning of year.............    $979,493  $952,374  $951,693
       Improvements and
        acquisition/development of real
        estate................................      28,110    29,660     9,397
       Write-off of fully depreciated assets..      (6,066)   (2,541)   (8,716)
                                                ----------  --------  --------
     Balance at end of year...................  $1,001,537  $979,493  $952,374
                                                ==========  ========  ========
   Accumulated depreciation:
     Balance at beginning of year.............     215,303   189,712   170,308
       Depreciation expense...................      29,232    28,132    28,120
       Write-off of fully depreciated assets..      (6,066)   (2,541)   (8,716)
                                                ----------  --------  --------
     Balance at end of year...................    $238,469  $215,303  $189,712
                                                ==========  ========  ========

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of Boston Properties, Inc.:

  We have audited the accompanying statement of revenue over certain operating expenses of 280 Park Avenue in midtown Manhattan, New York (the "Property") for the year ended December 31, 1996. This statement is the responsibility of the Property's management. Our responsibility is to express an opinion on this statement based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenue over certain operating expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  The accompanying statement of revenue over certain operating expenses was prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission, and excludes certain expenses described in Note 2, and therefore is not intended to be a complete presentation of the Property's revenue and expenses.

  In our opinion, the statement referred to above presents fairly, in all material respects, the revenue over certain operating expenses (as described in Note 2) of 280 Park Avenue for the year ended December 31, 1996 in conformity with generally accepted accounting principles.

                                          /s/ Coopers & Lybrand L.L.P.

Boston, Massachusetts
October 17, 1997

                                280 PARK AVENUE
                              STATEMENT OF REVENUE
                        OVER CERTAIN OPERATING EXPENSES

                             (DOLLARS IN THOUSANDS)

                                                              FOR THE PERIOD
                                         FOR THE YEAR ENDED JANUARY 1, 1997 TO
                                         DECEMBER 31, 1996  SEPTEMBER 11, 1997
                                         ------------------ ------------------
                                                               (UNAUDITED)
Revenue:
  Base rent.............................      $16,786            $17,012
  Recoveries from tenants...............        2,600              1,707
  Other income..........................           59                 80
                                              -------            -------
                                               19,445             18,799
                                              -------            -------
Certain operating expenses (Note 2)
  Utilities.............................        3,777              2,644
  Janitorial and cleaning...............        1,839              1,609
  Security..............................          506                393
  General and administrative............          769                605
  Repairs and maintenance...............        3,028              2,320
  Insurance.............................          250                201
  Real estate taxes.....................        9,908              6,677
                                              -------            -------
                                               20,077             14,449
                                              -------            -------
Excess (deficiency) of revenue over
 certain operating expenses.............      $  (632)           $ 4,350
                                              =======            =======


         The accompanying notes are an integral part of the statement.

                                280 PARK AVENUE
                         NOTES TO STATEMENT OF REVENUE
                        OVER CERTAIN OPERATING EXPENSES

                            (DOLLARS IN THOUSANDS)

1. DESCRIPTION OF THE PROPERTY

  The accompanying statement of revenue over certain operating expenses (the "Statement") includes the operations of an approximately 1.2 million square foot office building located at 280 Park Avenue in midtown Manhattan, New York. The property was acquired by Boston Properties, Inc. (the "Company") on September 11, 1997 from Bankers Trust (the "Bank"), an unrelated party. During 1996 and 1997, the Bank, as owner occupant repositioned the Property for sale and reduced their occupancy from approximately 800,000 sq. ft. to 200,000 sq. ft. A significant portion of space occupied by the Bank, as owner occupant, was substantially renovated and leased to outside tenants.

2. BASIS OF ACCOUNTING

  The accompanying Statement has been prepared on the accrual basis of accounting. The Statement has been prepared in accordance with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission for real estate properties acquired or to be acquired. Accordingly, this statement excludes revenue attributable to the owner occupied space and certain historical expenses not comparable to the operations of the Property after acquisition such as amortization, depreciation, property management fees, certain owner occupant expenses, corporate expenses and certain other costs not directly related to the future operations of the Property.

3. SIGNIFICANT ACCOUNTING POLICIES

  Rental Revenue

  Rental income is recognized on the straight-line method over the terms of the related leases. The excess of recognized rentals over amounts due pursuant to lease terms is recorded as accrued rent. The impact of the straight-line rent adjustment increased revenue by approximately $6.2 million and $5.2 million for the year ended December 31, 1996 and for the period January 1, 1997 to September 11, 1997 (unaudited), respectively.

  Unaudited Interim Information

  The statement of revenue over certain operating expenses for the period from January 1, 1997 to September 11, 1997 is unaudited. In the opinion of management, all adjustments necessary for a fair presentation of such statement have been included. The results of operations for the period are not necessarily indicative of the Property's future results of operations.

  Risks and Uncertainties

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

                                280 PARK AVENUE
                         NOTES TO STATEMENT OF REVENUE
                        OVER CERTAIN OPERATING EXPENSES

                            (DOLLARS IN THOUSANDS)

4 DESCRIPTION OF LEASING ARRANGEMENTS

  The commercial and office space is leased to tenants under leases with terms that vary in length. Certain leases contain real estate tax reimbursement clauses, operating expenses reimbursement clauses and renewal options. Minimum lease payments due under noncancelable operating leases in effect as of September 11, 1997 (unaudited), for the remainder of 1997 and annually thereafter are as follows:

                                                                                 PRO FORMA(1)
                                                                                 ------------
      1997 (9/12/97 -12/31/97)                                                     $  8,859
      1998                                                                           31,649
      1999                                                                           40,025
      2000                                                                           38,726
      2001                                                                           35,604
      Thereafter                                                                    359,745

  As of September 12, 1997, three tenants, including Bankers Trust occupied approximately 52% of the leasable square feet and represented 42% of total 1996 Base Rent.

(1) Includes the addition of rent that Bankers Trust will owe under terms of a lease entered into with the Company concurrent with the sale of the Property.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of Boston Properties, Inc.:

  We have audited the accompanying statement of revenue over certain operating expenses of 100 East Pratt Street in Baltimore, Maryland (the "Property") for the year ended December 31, 1996. This statement is the responsibility of the Property's management. Our responsibility is to express an opinion on this statement based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenue over certain operating expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  The accompanying statement of revenue over certain operating expenses was prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission, and excludes certain expenses described in Note 2, and therefore is not intended to be a complete presentation of the Property's revenue and expenses.

  In our opinion, the statement referred to above presents fairly, in all material respects, the revenue over certain operating expenses (as described in Note 2) of 100 East Pratt Street for the year ended December 31, 1996 in conformity with generally accepted accounting principles.

                                          /s/ Coopers & Lybrand L.L.P.

Boston, Massachusetts
November 3, 1997

                             100 EAST PRATT STREET
                             STATEMENT OF REVENUE
                        OVER CERTAIN OPERATING EXPENSES

                            (DOLLARS IN THOUSANDS)

                                  FOR THE YEAR ENDED    FOR THE NINE MONTHS
                                  DECEMBER 31, 1996   ENDED SEPTEMBER 30, 1997
                                  ------------------ -------------------------
                                                            (UNAUDITED)
Revenue:
  Base rent......................      $11,826                $ 9,218
  Recoveries from tenants........        2,966                  2,133
  Garage--net....................        2,220                  1,706
  Other income...................          353                    267
                                       -------                -------
                                        17,365                 13,324
                                       -------                -------
Certain operating expenses:
  Utilities......................        1,661                  1,406
  Janitorial and cleaning........          637                    504
  Security.......................          315                    255
  General and administrative.....          566                    424
  Repairs and maintenance........        1,084                    811
  Insurance......................           70                     53
  Real estate taxes..............        2,054                  1,541
                                       -------                -------
                                         6,387                  4,994
                                       -------                -------
Excess of revenue over certain
 operating expenses..............      $10,978                $ 8,330
                                       =======                =======



         The accompanying notes are an integral part of the statement.

                             100 EAST PRATT STREET
                         NOTES TO STATEMENT OF REVENUE
                        OVER CERTAIN OPERATING EXPENSES

                            (DOLLARS IN THOUSANDS)

1. DESCRIPTION OF THE PROPERTY

  The accompanying statement of revenue over certain operating expenses (the "Statement") includes the operations of 100 East Pratt Street, an approximately 634,000 square foot office building located on the inner harbor in downtown Baltimore, Maryland. The Property was acquired on October 23, 1997 from an unrelated third party.

2. BASIS OF ACCOUNTING

  The accompanying statement of revenue over certain operating expenses is presented on the accrual basis. This statement has been prepared in accordance with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission for real estate properties acquired or to be acquired. Accordingly, this statement excludes certain historical income and expenses not comparable to the operations of the property after acquisition, such as interest income, depreciation, amortization, and interest expense.

3. SIGNIFICANT ACCOUNTING POLICIES

  Rental Revenue

  Rental income is recognized on the straight-line method over the terms of the related leases. The excess of recognized rentals over amounts due pursuant to lease terms is recorded as accrued rent. The impact of the straight-line rent adjustment increased revenue by approximately $361 and decreases revenue by approximately $318 for the year ended December 31, 1996 and for the nine months ended September 30, 1997 (unaudited), respectively.

  Unaudited Interim Information

  The combined statement revenue over certain operating expenses for the nine months ended September 30, 1997 is unaudited. In the opinion of management, all adjustments necessary for a fair presentation of such statement have been included. The results of operations for the period are not necessarily indicative of the Property's future results of operations.

  Risks and Uncertainties

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

4. DESCRIPTION OF LEASING ARRANGEMENTS

  The commercial and office space is leased to tenants under leases with terms that vary in length. Certain leases contain real estate tax reimbursement clauses, operating expense reimbursement clauses and renewal options. Minimum lease payments to be received during the next five years for noncancelable operating leases in effect at December 31, 1996 are approximately as follows:

        YEAR ENDING
        DECEMBER 31,                                  (IN THOUSANDS)
        ------------                                  --------------
        1997.........................................    $12,294
        1998.........................................     11,727
        1999.........................................     11,435
        2000.........................................     11,185
        2001.........................................     10,656
        Thereafter...................................     39,516
                                                         -------
        Total future minimum rentals.................    $96,813
                                                         =======

  As of December 31, 1996, two tenants occupied approximately 42% of the leasable square feet and represented approximately 48% of total 1996 Base Rent.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of Boston Properties, Inc.:

  We have audited the accompanying statement of revenue over certain operating expenses of 875 Third Avenue in Midtown Manhattan, New York (the "Property") for the year ended December 31, 1996. This statement is the responsibility of the Property's management. Our responsibility is to express an opinion on this statement based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenue over certain operating expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  The accompanying statement of revenue over certain operating expenses was prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission, and excludes certain expenses described in Note 2, and therefore is not intended to be a complete presentation of the Property's revenue and expenses.

  In our opinion, the statement referred to above presents fairly, in all material respects, the revenue over certain operating expenses (as described in Note 2) of 875 Third Avenue for the year ended December 31, 1996 in conformity with generally accepted accounting principles.

                                          /s/ Coopers & Lybrand L.L.P.

Boston, Massachusetts
October 17, 1997

                                875 THIRD AVENUE
                              STATEMENT OF REVENUE
                        OVER CERTAIN OPERATING EXPENSES

                             (DOLLARS IN THOUSANDS)

                                  FOR THE YEAR ENDED FOR THE NINE MONTHS ENDED
                                  DECEMBER 31, 1996     SEPTEMBER 30, 1997
                                  ------------------ -------------------------
                                                            (UNAUDITED)
Revenue:
  Base rent......................      $25,255                $18,646
  Recoveries from tenants........        5,813                  3,799
                                       -------                -------
                                        31,068                 22,445
                                       -------                -------
Certain operating expenses (Note
 2)
  Utilities......................        1,002                    859
  Janitorial and cleaning........        1,159                    911
  Security.......................          347                    256
  General and administrative.....          530                    428
  Interest.......................       15,750                 11,813
  Repairs and maintenance........          999                    740
  Insurance......................          212                    161
  Real estate taxes..............        6,365                  4,831
                                       -------                -------
                                        26,364                 19,999
                                       -------                -------
Excess of revenue over certain
 operating expenses..............      $ 4,704                $ 2,446
                                       =======                =======


         The accompanying notes are an integral part of the statement.

                               875 THIRD AVENUE
                         NOTES TO STATEMENT OF REVENUE
                        OVER CERTAIN OPERATING EXPENSES

                            (DOLLARS IN THOUSANDS)

1. DESCRIPTION OF THE PROPERTY

  The accompanying statement of revenue over certain operating expenses (the "Statement") includes the operations of 875 Third Avenue, an approximately 682,000 square foot office building located in midtown Manhattan, New York. The Property will be acquired by Boston Properties, Inc. from an unrelated third party.

2. BASIS OF ACCOUNTING

  The accompanying Statement has been prepared on the accrual basis of accounting. The Statement has been prepared in accordance with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission for real estate properties acquired or to be acquired. Accordingly, this statement excludes certain historical expenses not comparable to the operations of the Property after acquisition such as amortization, depreciation, property management fees, certain interest costs, corporate expenses and certain other costs not directly related to the future operations of the Property.

3. SIGNIFICANT ACCOUNTING POLICIES

  Rental Revenue

  Rental income is recognized on the straight-line method over the terms of the related leases. The excess of recognized rentals over amounts due pursuant to lease terms is recorded as accrued rent. The impact of the straight-line rent adjustment increased revenue by approximately $1.3 million and $768 for the year ended December 31, 1996, and the nine months ended September 30, 1997 (unaudited), respectively.

  Unaudited Interim Information

  The statement of revenue over certain operating expenses for the nine months ended September 30, 1997 is unaudited. In the opinion of management, all adjustments necessary for a fair presentation of such statement have been included. The results of operations for the period are not necessarily indicative of the Property's future results of operations.

  Risks and Uncertainties

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

4. DESCRIPTION OF LEASING ARRANGEMENTS

  The commercial and office space is leased to tenants under leases with terms that vary in length. Certain leases contain real estate tax reimbursement clauses, operating expense reimbursement clauses and renewal options. Minimum lease payments to be received during the next five years for noncancelable operating leases in effect at December 31, 1996 are approximately as follows:

        YEAR ENDING
        DECEMBER 31,                                  (IN THOUSANDS)
        ------------                                  --------------
        1997.........................................    $22,776
        1998.........................................     24,667
        1999.........................................     24,716
        2000.........................................     22,920
        2001.........................................     22,960
        Thereafter...................................     22,608

                               875 THIRD AVENUE
                         NOTES TO STATEMENT OF REVENUE
                        OVER CERTAIN OPERATING EXPENSES

                            (DOLLARS IN THOUSANDS)

  As of December 31, 1996, 3 tenants occupied approximately 77% of the leasable square feet and represented 84% of total 1996 Base Rent.

5. DEBT ASSUMPTION

  In connection with the acquisition, Boston Properties, Inc. will assume a mortgage note (the "Note") encumbering the property of $180,000 at December 31, 1996. Boston Properties Inc.'s assumption of this mortgage does not provide for any modification to the original terms; therefore, interest expense incurred prior to Boston Properties Inc.'s assumption of the mortgage note is representative of future interest expense. Accordingly, interest expense of $15,750 for 1996 and $11,813 for the nine months ended September 30, 1997 (unaudited) is recognized in the accompanying Statement. The Note requires interest only payments through January 1, 2000. Beginning February 1, 2000, the Note requires monthly installments of principal and interest of $1,416 and matures on January 1, 2003. The interest rate on the note is 8.75%. The note is subject to a prepayment penalty until October 1, 2002 in the event of an early principal repayment.

  Principal payments due on the mortgage note during the next five years are approximately as follows:

        1997                                                    $  --
        1998                                                       --
        1999                                                       --
        2000                                                     1,182
        2001                                                     1,401

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of Boston Properties, Inc.:

  We have audited the accompanying statement of revenue over certain operating expenses of Riverfront Plaza in Richmond, Virginia (the "Property") for the year ended December 31, 1996. This statement is the responsibility of the Property's management. Our responsibility is to express an opinion on this statement based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenue over certain operating expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  The accompanying statement of revenue over certain operating expenses was prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission, and excludes certain expenses described in Note 2, and therefore is not intended to be a complete presentation of the Property's revenue and expenses.

  In our opinion, the statement referred to above presents fairly, in all material respects, the revenue over certain operating expenses (as described in Note 2) of Riverfront Plaza for the year ended December 31, 1996 in conformity with generally accepted accounting principles.

                                          /s/ Coopers & Lybrand L.L.P.

Boston, Massachusetts
November 25, 1997

                                RIVERFRONT PLAZA
                              STATEMENT OF REVENUE
                        OVER CERTAIN OPERATING EXPENSES

                             (DOLLARS IN THOUSANDS)

                                  FOR THE YEAR ENDED FOR THE NINE MONTHS ENDED
                                  DECEMBER 31, 1996     SEPTEMBER 30, 1997
                                  ------------------ -------------------------
                                                            (UNAUDITED)
Revenue:
  Base rent......................      $13,723                $11,263
  Recoveries from tenants........        2,976                  2,017
  Garage--net....................        2,175                  1,760
  Other income...................          436                    382
                                       -------                -------
                                        19,310                 15,422
                                       -------                -------
Certain operating expenses (Note
 2)
  Utilities......................        1,578                  1,118
  Janitorial and cleaning........          741                    541
  Security.......................          339                    270
  General and administrative.....          360                    245
  Repairs and maintenance........          683                    470
  Insurance......................          164                    117
  Real estate taxes..............        1,638                  1,219
                                       -------                -------
                                         5,503                  3,980
                                       -------                -------
Excess of revenue over certain
 operating expenses..............      $13,807                $11,442
                                       =======                =======


         The accompanying notes are an integral part of the statement.

                                RIVERFRONT PLAZA
                         NOTES TO STATEMENT OF REVENUE
                        OVER CERTAIN OPERATING EXPENSES

                             (DOLLARS IN THOUSANDS)

1. DESCRIPTION OF THE PROPERTY

  The accompanying statement of revenue over certain operating expenses (the "Statement") includes the operations of an approximately 899,720 square foot office building located in Richmond, Virginia. The Property will be acquired by Boston Properties, Inc. from an unrelated third party.

2. BASIS OF ACCOUNTING

  The accompanying Statement has been prepared on the accrual basis of accounting. The Statement has been prepared in accordance with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission for real estate properties acquired or to be acquired. Accordingly, this statement excludes certain historical expenses not comparable to the operations of the Property after acquisition such as amortization, depreciation, property management fees, certain interest costs, corporate expenses, certain bad debts and certain other costs not directly related to the future operations of the Property.

3. SIGNIFICANT ACCOUNTING POLICIES

  Rental Revenue

  Rental income is recognized on the straight-line method over the terms of the related leases. The excess of recognized rentals over amounts due pursuant to lease terms is recorded as accrued rent. The impact of the straight-line rent adjustment increased revenue by approximately $621 and $143 for the year ended December 31, 1996, and the nine months ended September 30, 1997 (unaudited), respectively.

  Unaudited Interim Information

  The statement of revenue over certain operating expenses for the nine months ended September 30, 1997 is unaudited. In the opinion of management, all adjustments necessary for a fair presentation of such statement have been included. The results of operations for the period are not necessarily indicative of the Property's future results of operations.

  Risks and Uncertainties

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

4. DESCRIPTION OF LEASING ARRANGEMENTS

  The commercial and office space is leased to tenants under leases with terms that vary in length. Certain leases contain real estate tax reimbursement clauses, operating expense reimbursement clauses and renewal options. Minimum lease payments to be received during the next five years for noncancelable operating leases in effect at December 31, 1996 are approximately as follows:

                                                       YEAR ENDING
                                                       DECEMBER 31,
                                                      --------------
                                                      (IN THOUSANDS)
        1997.........................................    $13,615
        1998.........................................     13,870
        1999.........................................     13,148
        2000.........................................     12,427
        2001.........................................     10,574
        Thereafter...................................     39,718

  As of December 31, 1996, two tenants occupied approximately 55% of the leasable square feet and represented 56% of total 1996 Base Rent.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of Boston Properties, Inc.:

  We have audited the accompanying statement of revenue over certain operating expenses of the Mulligan/Griffin Portfolio in Greater Washington, D.C. (the "Portfolio") for the year ended December 31, 1996. This statement is the responsibility of the Properties' management. Our responsibility is to express an opinion on this statement based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenue over certain operating expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  The accompanying statement of revenue over certain operating expenses was prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission, and excludes certain expenses described in Note 2, and therefore is not intended to be a complete presentation of the Portfolio's revenue and expenses.

  In our opinion, the statement referred to above presents fairly, in all material respects, the revenue over certain operating expenses (as described in Note 2) of the Mulligan/Griffin Portfolio for the year ended December 31, 1996 in conformity with generally accepted accounting principles.

                                          /s/ Coopers & Lybrand L.L.P.

Boston, Massachusetts

November 20, 1997

                        MULLIGAN/GRIFFIN PORTFOLIO

                           STATEMENT OF REVENUE
                        OVER CERTAIN OPERATING EXPENSES

                             (DOLLARS IN THOUSANDS)

                                  FOR THE YEAR ENDED FOR THE NINE MONTHS ENDED
                                  DECEMBER 31, 1996     SEPTEMBER 30, 1997
                                  ------------------ -------------------------
                                                            (UNAUDITED)
Revenue:
  Base rent......................      $25,548                $19,523
  Recoveries from tenants........        5,440                  4,042
                                       -------                -------
                                        30,988                 23,565
                                       -------                -------
Certain operating expenses (Note
 2 and 5)
  Utilities......................        2,264                  1,664
  Janitorial and cleaning........          503                    362
  Security.......................           34                     26
  General and administrative.....           49                     32
  Interest.......................       11,085                  7,842
  Repairs and maintenance........        1,255                    766
  Insurance......................          153                    116
  Real estate taxes..............        1,456                  1,208
                                       -------                -------
                                        16,799                 12,016
                                       -------                -------
Excess of revenue over certain
 operating expenses..............      $14,189                $11,549
                                       =======                =======


         The accompanying notes are an integral part of the statement.

                        MULLIGAN/GRIFFIN PORTFOLIO

                       NOTES TO STATEMENT OF REVENUE
                        OVER CERTAIN OPERATING EXPENSES

                             (DOLLARS IN THOUSANDS)

1. DESCRIPTION OF PORTFOLIO

  The accompanying statement of revenue over certain operating expenses (the "Statement") includes the combined operations of nine office properties known as the Mulligan/Griffin Portfolio, (the "Portfolio") located in the Greater Washington, D.C. area, specifically in the Gaithersburg I-270 and I-270 Rockville submarkets of Montgomery County, Maryland and the Springfield and Reston submarkets of Fairfax County, VA. The Portfolio will be acquired by Boston Properties, Inc. from entities affiliated with Mulligan/Griffin and Associates, Inc, an unrelated third party, and are detailed as follows:

                                                                NO. OF   SQUARE
   PROPERTY NAME                                               BUILDINGS  FEET
   -------------                                               --------- -------
   Lockheed Martin Building...................................      1    255,244
   Reston Town Center.........................................      2    261,046
   National Imaging and Mapping Agency Complex................      1    263,870
   Decoverly Two..............................................      1     77,747
   910 Clopper Road...........................................      1    180,650
   930 Clopper Road...........................................      1     60,056
   Fullerton Square...........................................      2    178,841

--------

2. BASIS OF ACCOUNTING

  The accompanying Statement has been prepared on the accrual basis of accounting. The Statement has been prepared in accordance with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission for real estate properties acquired or to be acquired. Accordingly, this statement excludes certain historical expenses not comparable to the operations of the Portfolio after acquisition such as amortization, depreciation, property management fees, certain interest costs, ground lease payments, corporate expenses and certain other costs not directly related to the future operations of the Portfolio.

3. SIGNIFICANT ACCOUNTING POLICIES

  Rental Revenue

  Rental income is recognized on the straight-line method over the terms of the related leases. The excess of recognized rentals over amounts due pursuant to lease terms is recorded as accrued rent. The impact of the straight-line rent adjustment increased revenue by approximately $287 and decreased revenue by approximately $99 for the year ended December 31, 1996, and the nine months ended September 30, 1997 (unaudited), respectively.

  Unaudited Interim Information

  The statement of revenue over certain operating expenses for the nine months ended September 30, 1997 is unaudited. In the opinion of management, all adjustments necessary for a fair presentation of such statement have been included. The results of operations for the period are not necessarily indicative of future results of operations.

  Risks and Uncertainties

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

                        MULLIGAN/GRIFFIN PORTFOLIO

                      NOTES TO STATEMENT OF REVENUE

                     OVER CERTAIN OPERATING EXPENSES

                          (DOLLARS IN THOUSANDS)

4. DESCRIPTION OF LEASING ARRANGEMENTS

  The space is leased to tenants under leases with terms that vary in length. Minimum lease payments excluding certain real estate tax reimbursement clauses, operating expense reimbursement clauses and renewal options to be received during the next five years for noncancelable operating leases in effect at December 31, 1996 are approximately as follows:

        YEAR ENDING
        DECEMBER 31,                                  (IN THOUSANDS)
        ------------                                  --------------
        1997.........................................    $25,809
        1998.........................................     29,111
        1999.........................................     29,048
        2000.........................................     30,041
        2001.........................................     29,441
        Thereafter...................................    108,981

  As of December 31, 1996, two tenants occupied approximately 61% of the leasable square feet and represented 87% of total 1996 Base Rent.

5. DEBT ASSUMPTION

  In connection with the acquisition, Boston Properties, Inc. will assume certain mortgage notes (the "Notes") encumbering three of the properties totaling $122,982 at December 31, 1996. Boston Properties Inc.'s assumption of these mortgages does not provide for any modification to the original terms; therefore, interest expense incurred prior to Boston Properties Inc.'s assumption of the mortgage notes is representative of future interest expense. Accordingly, interest expense of $11,085 for 1996 and $7,842 for the nine months ended September 30, 1997 (unaudited) is recognized in the accompanying Statement. The Notes require payments of principal and interest through varying terms ranging from July 15, 2002 to February 1, 2005. The interest rate on the Notes range from 6.00% to 9.70%. These Notes are subject to prepayment penalties of varying amounts in the event of an early principal repayment.

  Principal payments due on the mortgage notes during the next five years are approximately as follows:

        1997................................................ $ 8,940
        1998................................................   9,728
        1999................................................  10,588
        2000................................................  11,524
        2001................................................  12,549

                                   2 Artwork

                                  [Art Work]


                     Other Properties Owned by the Company

[Picture of 599 Lexington
 Avenue, New York, NY]



[Picture of One and Two Independence  [Picture of 8000 Grainger Court,
 Square, Washington, D.C.]             Springfield, Virginia (R&D Property)]



[Picture of Long Wharf Marriott(R)    [Picture of 6201 Columbia Park Road
 Hotel, Boston, Massachusetts]         Landover, Maryland (Industrial Property)]

For a summary of property, property type, operating and ownership data regarding the Properties see the "Summary Property Data" table contained herein.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

 NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING COVERED BY THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AU-THORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE COMMON STOCK IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICI-TATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                                ---------------

                           SUMMARY TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----
Prospectus Summary.......................................................   1
Summary Selected Financial Information...................................  10
Risk Factors.............................................................  12
The Company..............................................................  21
Business and Growth Strategies...........................................  27
Use of Proceeds..........................................................  31
Price Range of Shares and Distribution History...........................  32
Capitalization...........................................................  33
Selected Financial Information...........................................  34
Management's Discussion and Analysis of Financial Condition and Results
 of Operations...........................................................  37
Business and Properties..................................................  44
The Unsecured Line of Credit.............................................  77
Management...............................................................  78
Certain Transactions.....................................................  87
Policies with Respect to Certain Activities..............................  88
Structure and Formation of the Company...................................  91
Operating Partnership Agreement..........................................  95
Principal Stockholders...................................................  99
Description of Capital Stock............................................. 100
Certain Provisions of Delaware Law and the Company's Certificate and
 Bylaws.................................................................. 105
Shares Available for Future Sale......................................... 108
Federal Income Tax Consequences.......................................... 109
Underwriting............................................................. 122
Experts.................................................................. 124
Legal Matters............................................................ 124
Additional Information................................................... 125
Glossary................................................................. 126
Index to Financial Statements............................................ F-1

                                ---------------

 UNTIL    , 1998 (25 DAYS AFTER THE COMMENCEMENT OF THIS OFFERING), ALL DEAL-
ERS EFFECTING TRANSACTIONS IN THE SHARES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS DELIVERY REQUIRE-MENT IS IN ADDITION TO THE OBLIGATION OF THE DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                               14,000,000 SHARES


                                     LOGO

                            BOSTON PROPERTIES, INC.

                                 COMMON STOCK

                                ---------------

                                  PROSPECTUS

                                ---------------

                              Joint Lead Managers
                             and Joint Bookrunners

                             GOLDMAN, SACHS & CO.
                              MERRILL LYNCH & CO.

                                ---------------

                           BEAR, STEARNS & CO. INC.
                          MORGAN STANLEY DEAN WITTER
                           PAINEWEBBER INCORPORATED
                      PRUDENTIAL SECURITIES INCORPORATED
                             SALOMON SMITH BARNEY
                             CHASE SECURITIES INC.

                                        , 1998

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL NOR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

              SUBJECT TO COMPLETION, DATED DECEMBER 16, 1997

PROSPECTUS
                               14,000,000 SHARES
                            BOSTON PROPERTIES, INC.
                                                                            LOGO
                                  COMMON STOCK
                                  ----------

  Boston Properties, Inc. is one of the largest owners and developers of office properties in the United States, with a significant presence in Greater Boston, Greater Washington, D.C., midtown Manhattan and Baltimore, Maryland. Since the Company's initial public offering in June 1997 (the "Initial Offering"), the Company has acquired three office properties; entered into contracts to acquire ten office properties expected to close in January and February 1998; and is currently developing six properties, consisting of five office properties and one 221 room hotel. The aggregate anticipated investment since the Initial Offering for these acquisitions and developments is approximately $1.2 billion. The Company owns 92 properties (including the six properties under development and the ten office properties under contract) aggregating approximately 18.1 million square feet. In addition, the Company owns, has under contract or has options to acquire twelve parcels of land that will support approximately 1.5 million square feet of development.

  The Company was formed to succeed to the real estate development, redevelopment, acquisition, management, operating and leasing businesses associated with the predecessor company founded by Mortimer B. Zuckerman and Edward H. Linde in 1970. Upon completion of this Offering the Company's management and Board of Directors will own a 24.1% economic interest in the Company, equal to approximately $570.5 million as of December 1, 1997. The Company is a fully integrated, self-administered and self-managed real estate company and expects to qualify as a real estate investment trust ("REIT") for federal income tax purposes for the year ending December 31, 1997.

  All of the shares of the Common Stock offered hereby are being sold by the Company. Of the 14,000,000 shares of Common Stock being offered hereby, 11,200,000 shares are being offered initially in the United States and Canada by the U.S. Underwriters and 2,800,000 shares are being offered initially outside the United States and Canada by the International Managers. See "Underwriting."

  The Common Stock is listed on the New York Stock Exchange (the "NYSE") under the symbol "BXP." On December 1, 1997, the reported last sale price of the Common Stock on the NYSE was $33.25 per share.

  SEE "RISK FACTORS" BEGINNING ON PAGE 12 FOR CERTAIN FACTORS RELEVANT TO AN INVESTMENT IN THE COMMON STOCK, INCLUDING:
 . The Company intends to acquire portfolios and individual properties; such acquisitions may not achieve intended returns;
 . The Company intends to develop commercial properties and its return on such investments can be lower than anticipated because properties can cost more to develop, take longer to develop or lease, or lease for lower rent than anticipated;

 . Conflicts of interest exist between the Company and Messrs. Zuckerman and
   Linde in connection with the Company's operations, including with respect to certain restrictions on the Company's ability to sell or transfer four properties until June 23, 2007 without the consent of Messrs. Zuckerman and Linde; five other properties are subject to similar restrictions for the benefit of others;
 . The Company relies on key personnel whose continued service is not guaranteed, including Messrs. Zuckerman and Linde;
 . Real estate investment and property management are risky as rents can fluctuate and operating costs can increase; and
 . The Company may not be able to refinance indebtedness on favorable terms, and interest rates might increase on amounts drawn under the Company's line of credit.
                                  ----------
THESE SECURITIES  HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE  SECURITIES AND
 EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
  ACCURACY  OR  ADEQUACY  OF  THIS  PROSPECTUS.  ANY  REPRESENTATION  TO  THE
   CONTRARY IS A CRIMINAL OFFENSE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                       PRICE TO UNDERWRITING PROCEEDS TO
                                        PUBLIC  DISCOUNT(1)  COMPANY(2)
------------------------------------------------------------------------
Per Share.............................   $          $            $
------------------------------------------------------------------------
Total(3)..............................  $          $            $

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
(1) The Company has agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of
    1933, as amended. See "Underwriting."
(2) Before deducting estimated expenses of $     payable by the Company.
(3) The Company has granted the U.S. Underwriters a 30-day option to purchase up to an additional 1,680,000 shares of Common Stock, and has granted the International Managers a 30-day option to purchase up to an additional 420,000 shares of Common Stock, on the same terms and conditions as set forth above solely to cover overallotments, if any. If such options are exercised in full, the total Price to Public, Underwriting Discount and
    Proceeds to Company will be $    , $     and $    , respectively. See
    "Underwriting."
                                  ----------

  The shares of Common Stock are offered by the several Underwriters, subject to prior sale, when, as and if issued and accepted by them, subject to approval of certain legal matters by counsel for the Underwriters. The Underwriters reserve the right to withdraw, cancel or modify such offer and to reject orders in whole or in part. It is expected that delivery of the shares will be made in
New York, New York on or about     , 1998.
                                  ----------
                   Joint Lead Managers and Joint Bookrunners
GOLDMAN SACHS INTERNATIONAL                          MERRILL LYNCH INTERNATIONAL
                                  ----------
BEAR, STEARNS INTERNATIONAL LIMITED
   MORGAN STANLEY DEAN WITTER
      PAINEWEBBER INCORPORATED
          PRUDENTIAL-BACHE SECURITIES
             SALOMON SMITH BARNEY INTERNATIONAL
                                           CHASE MANHATTAN INTERNATIONAL LIMITED
                                  ----------
                 The date of this Prospectus is         , 1998.

                                  UNDERWRITING

  Subject to the terms and conditions in the international purchase agreement (the "International Purchase Agreement"), among the Company and each of the underwriters named below (the "International Managers"), and concurrently with the sale of 11,200,000 shares to the U.S. Underwriters (as defined below), the Company has agreed to sell to each of the International Managers, for whom Goldman Sachs International, Merrill Lynch International, Bear, Stearns International Limited, Morgan Stanley & Co. International Limited, PaineWebber International (UK) Ltd., Prudential-Bache Securities (U.K.) Inc., Smith Barney Inc. and Chase Manhattan International Limited are acting as lead managers (the "Lead Managers"), and each of the International Managers has severally agreed to purchase from the Company, the respective number of shares of Common Stock set forth opposite their respective names:

                                                                        NUMBER
                                                                          OF
           UNDERWRITER                                                  SHARES
           -----------                                                 ---------
      Goldman Sachs International.....................................
      Merrill Lynch International.....................................
      Bear, Stearns International Limited.............................
      Morgan Stanley & Co. International Limited......................
      PaineWebber International (UK) Ltd. ............................
      Prudential-Bache Securities (U.K.) Inc. ........................
      Smith Barney Inc. ..............................................
      Chase Manhattan International Limited...........................
                                                                       ---------
           Total...................................................... 2,800,000
                                                                       =========

  The Company has also entered into a purchase agreement (the "U.S. Purchase Agreement" and, together with the International Purchase Agreement, the "Purchase Agreements") with certain underwriters in the United States and Canada (the "U.S. Underwriters" and, together with the International Underwriters, the "Underwriters") for whom Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Bear, Stearns & Co. Inc., Morgan Stanley & Co. Incorporated, PaineWebber Incorporated, Prudential Securities Incorporated, Smith Barney Inc. and Chase Securities Inc. are acting as representatives. Subject to the terms and conditions set forth in the U.S. Purchase Agreement and concurrently with the sale of 2,800,000 shares of Common Stock to the International Managers pursuant to the International Purchase Agreement, the Company has agreed to sell to the U.S. Underwriters, and the U.S. Underwriters have severally agreed to purchase from the Company, an aggregate of 11,200,000 shares of Common Stock. The public offering price per share and the total underwriting discount per share are identical under the U.S. Purchase Agreement and the International Purchase Agreement.

  In each Purchase Agreement, the several U.S. Underwriters and the several International Managers have agreed, respectively, subject to the terms and conditions set forth in such Purchase Agreement, to purchase all of the shares of Common Stock being sold pursuant to such Purchase Agreement if any of such shares of Common Stock are purchased. Under certain circumstances, the commitments of non-defaulting U.S. Underwriters or International Managers (as the case may be) may be increased. The sale of shares of Common Stock pursuant to the U.S. Purchase Agreement and the International Purchase Agreement are conditioned upon each other.

  The Lead Managers have advised the Company that the International Managers propose to offer the Common Stock to the public at the public offering price set forth on the cover page of this Prospectus and to certain banks, brokers and dealers (the "Selling Group") at such price less a concession not in excess of $ per share. The International Managers may allow, and such dealers may re-allow with the consent of Goldman Sachs International, a discount not in excess of $ per share on sales to certain other International Managers and members of the Selling Group. After the date of this Prospectus, the public offering price and concession and discount may be changed.

  The Company has been informed that the U.S. Underwriters and the International Managers have entered into an agreement (the "Intersyndicate Agreement") providing for the coordination of their activities. Under the terms of the Intersyndicate Agreement, the U.S. Underwriters and the International Managers are permitted to sell shares of Common Stock to each other for purposes of resale at the public offering price, less an amount not greater than the selling concession. Under the terms of the Intersyndicate Agreement, the International Managers and any dealer to whom they sell shares of Common Stock will not offer to sell or sell shares of Common Stock to persons who are United States persons or Canadian persons or to persons they believe intend to resell to persons who are United States persons or Canadian persons, and the U.S. Underwriters and any dealer to whom they sell shares of Common Stock will not offer to sell or sell shares of Common Stock to persons who are non-United States and non-Canadian persons or to persons they believe intend to resell to non-United States and non-Canadian persons, except in each case for transactions pursuant to such agreement.

  The Company has granted to the International Managers an option, exercisable for 30 days after the date of this Prospectus, to purchase up to 420,000 additional shares of Common Stock to cover overallotments, if any, at the public offering price, less the underwriting discount set forth on the cover page of this Prospectus. If the International Managers exercise this option, each International Manager will have a firm commitment, subject to certain conditions, to purchase approximately the same percentage thereof which the number of shares of Common Stock to be purchased by it shown in the foregoing table bears to such International Managers' initial amount reflected in the foregoing table. The Company also has granted an option to the U.S. Underwriters, exercisable during the 30-day period after the date of this Prospectus, to purchase up to 1,680,000 additional shares of Common Stock to cover overallotments, if any, on terms similar to those granted to the International Managers.

  In the Purchase Agreements, the Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act.

  The Company, the Operating Partnership and certain persons who owned interests in one or more of the Properties prior to the Initial Offering and who received OP Units in exchange for such interests in the Formation Transactions (the "Non-Affiliated Participants") have agreed, subject to certain exceptions, not to sell, offer or contract to sell, grant any option for the sale of, or otherwise dispose of any shares of Common Stock or OP Units, or any securities convertible into or exchangeable for Common Stock or OP Units, for a period of one year from June 1997, without the prior written consent of Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated. The Company has granted certain registration rights pursuant to which the Non-Affiliated Participants may require the Company to file a registration statement with the Securities and Exchange Commission with respect to sales of any shares received by the Non-Affiliated Participants in exchange for their OP Units after the expiration of the one-year period.

  Messrs. Zuckerman and Linde and the senior officers of the Company who received OP Units and/or shares of Common Stock in the Formation Transactions have agreed, subject to certain exceptions, not to sell, offer or contract to sell, grant any option for the sale of, or otherwise dispose of any shares of Common Stock or OP Units for a period of two years from June 1997, without the prior written consent of Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

  Each of the Company and the International Managers has represented and agreed that (a) it has not offered or sold, and prior to the date six months after the date of this Prospectus will not offer or sell any Shares of Common Stock to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purpose of their businesses or otherwise in circumstances which do not constitute an offer to the public in the United Kingdom for the purposes of the Public Offers of Securities Regulations 1995,
(b) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the shares of Common Stock in, from or otherwise the United Kingdom and (c) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue or sale of the Common Stock to a person who is of a kind described in Article II(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1995 or is a person to whom the document may otherwise lawfully be issued or passed on.

  Until the distribution of the Common Stock is completed, rules of the Securities and Exchange Commission may limit the ability of the Underwriters and certain selling group members to bid for and purchase the Common

Stock. As an exception to these rules, the U.S. Representatives are permitted to engage in certain transactions that stabilize the price of the Common Stock. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Common Stock.

  If the Underwriters create a short position in the Common Stock in connection with this Offering, i.e., if they sell more shares of Common Stock than are set forth on the cover page of this Prospectus, the U.S. Representatives and the International Managers, respectively, may reduce that short position by purchasing Common Stock in the open market. The U.S. Representatives and the International Managers, respectively, may also elect to reduce any short position by exercising all or part of the over-allotment option described above.

  The U.S. Representatives and the International Managers, respectively, may also impose a penalty bid on certain Underwriters and selling group members. This means that if the U.S. Representatives or the International Managers purchase shares of Common Stock in the open market to reduce the Underwriters' short position or to stabilize the price of the Common Stock, they may reclaim the amount of the selling concession from the Underwriters and selling group members who sold those shares as part of this Offering.

  In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security.

  Neither the Company nor any of the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Common Stock. In addition, none of the Underwriters makes any representation that the U.S. Representatives or the International Managers will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

  The Prudential Insurance Company of America, an affiliate of Prudential Securities Incorporated, is the lender with respect to the mortgages on The National Imaging and Mapping Agency Building and The Lockheed Martin Building. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources--Mortgage Indebtedness."

                                    EXPERTS

  The combined historical financial statements and financial statement schedule of the Boston Properties Predecessor Group included in this Prospectus and the Registration Statement of which this Prospectus is a part, to the extent and for the periods indicated in their reports and the Statements of Revenue over Certain Operating Expenses of 280 Park Avenue, 100 East Pratt Street, 875 Third Avenue, Riverfront Plaza and the Mulligan/Griffin Portfolio for the year ended December 31, 1996, have been audited by Coopers & Lybrand L.L.P., independent accountants, and are included herein in reliance upon the authority of such firm as experts in accounting and auditing.

  In addition, certain statistical information provided under the captions "Prospectus Summary--The Properties" and "Business and Properties" has been prepared by Spaulding & Slye, and is included herein in reliance upon the authority of such firm as expert in, among other things, office and industrial real estate market conditions.

                                 LEGAL MATTERS

  Certain legal matters, including the validity of the shares of Common Stock offered hereby, will be passed upon for the Company by Goodwin, Procter & Hoar LLP. In addition, the description of federal income tax consequences contained in this Prospectus under the heading "Federal Income Tax Consequences" is based upon the opinion of Goodwin, Procter & Hoar LLP. Gilbert G. Menna, the sole shareholder of Gilbert G. Menna, P.C., a partner of Goodwin, Procter & Hoar llp, serves as an Assistant Secretary of the Company. Certain partners of Goodwin, Procter & Hoar LLP or their affiliates, together with Mr. Menna, own approximately 20,000 shares of Common Stock. Goodwin, Procter & Hoar llp occupies approximately 26,000 square feet at 599 Lexington Avenue under a lease with the Company that expires in 2002.

  Certain legal matters will be passed upon for the Underwriters by Skadden, Arps, Slate, Meagher & Flom LLP.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

 NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING COVERED BY THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AU-THORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE COMMON STOCK IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICI-TATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                                ---------------

                           SUMMARY TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----
Prospectus Summary.......................................................   1
Summary Selected Financial Information...................................  10
Risk Factors.............................................................  12
The Company..............................................................  21
Business and Growth Strategies...........................................  27
Use of Proceeds..........................................................  31
Price Range of Shares and Distribution History...........................  32
Capitalization...........................................................  33
Selected Financial Information...........................................  34
Management's Discussion and Analysis of Financial Condition and Results
 of Operations...........................................................  37
Business and Properties..................................................  44
The Unsecured Line of Credit.............................................  77
Management...............................................................  78
Certain Transactions.....................................................  87
Policies with Respect to Certain Activities..............................  88
Structure and Formation of the Company...................................  91
Operating Partnership Agreement..........................................  95
Principal Stockholders...................................................  99
Description of Capital Stock............................................. 100
Certain Provisions of Delaware Law and the Company's Certificate and
 Bylaws.................................................................. 105
Shares Available for Future Sale......................................... 108
Federal Income Tax Consequences.......................................... 109
Underwriting............................................................. 122
Experts.................................................................. 124
Legal Matters............................................................ 124
Additional Information................................................... 125
Glossary................................................................. 126
Index to Financial Statements............................................ F-1

                                ---------------

 UNTIL    , 1998 (25 DAYS AFTER THE COMMENCEMENT OF THIS OFFERING), ALL DEAL-
ERS EFFECTING TRANSACTIONS IN THE SHARES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS DELIVERY REQUIRE-MENT IS IN ADDITION TO THE OBLIGATION OF THE DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                               14,000,000 SHARES


                                     LOGO

                            BOSTON PROPERTIES, INC.

                                 COMMON STOCK

                                ---------------

                                  PROSPECTUS

                                ---------------

                              Joint Lead Managers
                             and Joint Bookrunners

                          GOLDMAN SACHS INTERNATIONAL
                          MERRILL LYNCH INTERNATIONAL

                                ---------------

                      BEAR, STEARNS INTERNATIONAL LIMITED
                          MORGAN STANLEY DEAN WITTER
                           PAINEWEBBER INCORPORATED
                          PRUDENTIAL-BACHE SECURITIES
                      SALOMON SMITH BARNEY INTERNATIONAL
                     CHASE MANHATTAN INTERNATIONAL LIMITED

                                        , 1998

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 30. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  The following table itemizes the expenses incurred by the Company in connection with the offering of the shares of Common Stock being registered hereby. All of the amounts shown are estimates, except the Securities and Exchange Commission Registration Fee.

                                   ITEM                                AMOUNT
                                   ----                              ----------
      Securities and Exchange Commission Registration Fee........... $  157,000
      NASD Fee......................................................     30,500
      New York Stock Exchange Listing Fee...........................     49,000
      Transfer Agent's and Registrar's Fees.........................      2,500
      Printing Fees.................................................    300,000
      Legal Fees and Expenses (other than Blue Sky).................    175,000
      Accounting Fees and Expenses..................................    200,000
      Blue Sky Fees and Expenses (including fees of counsel)........     20,000
      Miscellaneous Expenses........................................    270,000
                                                                     ----------
        Total....................................................... $1,204,000
                                                                     ==========

ITEM 31. SALES TO SPECIAL PARTIES.

  See Item 32.

ITEM 32. RECENT SALES OF UNREGISTERED SECURITIES.

  On April 8, 1997, the Operating Partnership was formed with Boston Properties, Inc., a Massachusetts Corporation ("BP-Massachusetts"), as general partner and an affiliate as a limited partner. The sale of the interests in the Operating Partnership was made in reliance on Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act").

  On April 9 and 15, 1997, the Company entered into an Omnibus Option Agreement (or, in the case of one entity, a similar agreement) with a total of 80 individuals (the "Individuals") and entities ("Entities") (including entities such as trusts or limited partnerships in which one or more of the Individuals may have the primary economic or a controlling interest). None of the Entities was formed for the purpose of entering into the Omnibus Option Agreement and acquiring OP Units. Such agreement provides that the Operating Partnership can, at its option and without any further action by such Individuals or Entities, acquire all or any of the interests of the Individuals or Entities in the 74 Properties (collectively, the "Interests"). The right of the Operating Partnership to acquire all or any of the Interests from the Individuals and Entities and to issue OP Units in exchange therefor is subject only to the fulfillment of conditions (principally, the completion of the Offering) beyond the control of the Individuals and Entities. The total number of OP Units that will be issued to the Individuals and Entities will depend on the final offering price of a share of Common Stock in the Offering. Such agreement was entered into and will be consummated in reliance on Section 4(2) of, and Regulation D under, the Securities Act.

  On April 11, 1997, BP-Massachusetts and Boston Properties, Inc., a Delaware corporation ("BP-Delaware"), and the Operating Partnership, entered into a number of agreements (including a merger agreement and a contribution agreement) that memorializes (i) the issuance of Common Stock by BP-Delaware to the stockholders of BP-Massachusetts (Messrs. Zuckerman and Linde) upon consummation of a reincorporation merger in connection with the Formation Transactions and (ii) the contribution to the Operating Partnership of the proceeds of the Offering and the management and development operations currently held by BP-Massachusetts. Such agreements were entered into and will be consummated in reliance on Section 4(2) of the Securities Act.

  On September 2, 1997, the Operating Partnership and the Company entered into a Contribution Agreement with Kenvic Associates, a New York general partnership, pursuant to which the Operating Partnership agreed to acquire all of Kenvic Associates' right, title and interest in and to 875 Third Avenue, New York, New York, in exchange for the issuance by the Operating Partnership of 890,869 OP Units, subject to adjustment based on the average closing price of the Common Stock for the ten trading days prior to and including December 31, 1998. The Operating Partnership acquired 875 Third Avenue and issued 890,869 OP Units to Kenvic Associates on November 21, 1997.

  On October 23, 1997, in connection with the Company's acquisition of 100 East Pratt Street, the Company issued 500 shares of Common Stock to International Business Machines Corporation, one of the sellers of the Property.

ITEM 33. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  The Company's Certificate, as amended, and Bylaws provide certain limitations on the liability of the Company's directors and officers for monetary damages to the Company. The Certificate and Bylaws obligate the Company to indemnify its directors and officers, and permit the Company to indemnify its employees and other agents, against certain liabilities incurred in connection with their service in such capacities. These provisions could reduce the legal remedies available to the Company and the stockholders against these individuals. See "Certain Provisions of Delaware Law and The Company's Certificate and Bylaws--Limitation of Liability and Indemnification."

  The Company's Certificate limits the liability of the Company's directors and officers to the Company to the fullest extent permitted from time to time by Delaware law. The DGCL permits, but does not require, a corporation to indemnify its directors, officers, employees or agents and expressly provides that the indemnification provided for under the DGCL shall not be deemed exclusive of any indemnification right under any bylaw, vote of stockholders or disinterested directors, or otherwise. The DGCL permits indemnification against expenses and certain other liabilities arising out of legal actions brought or threatened against such persons for their conduct on behalf of the corporation, provided that each such person acted in good faith and in a manner that he reasonably believed was in or not opposed to the corporation's best interests and in the case of a criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The DGCL does not allow indemnification of directors in the case of an action by or in the right of the corporation (including stockholder derivative suits) unless the directors successfully defend the action or indemnification is ordered by the court.

  The Company has entered into indemnification agreements with each of its directors and executive officers. The indemnification agreements require, among other matters, that the Company indemnify its directors and officers to the fullest extent permitted by law and advance to the directors and officers all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. Under these agreements, the Company must also indemnify and advance all expenses incurred by directors and officers seeking to enforce their rights under the indemnification agreements and may cover directors and officers under the Company's directors' and officers' liability insurance. Although the form of indemnification agreement offers substantially the same scope of coverage afforded by law, it provides additional assurance to directors and officers that indemnification will be available because, as a contract, it cannot be modified unilaterally in the future by the Board of Directors or the Stockholders to eliminate the rights it provides. It is the position of the SEC that indemnification of directors and officers for liabilities under the Securities Act of 1933, as amended (the "Securities Act") is against public policy and unenforceable pursuant to
Section 14 of the Securities Act.

ITEM 34. TREATMENT OF PROCEEDS FROM STOCK BEING REGISTERED.

  Not applicable.

ITEM 35. FINANCIAL STATEMENTS AND EXHIBITS.

  (b) Exhibits. The following is a complete list of Exhibits filed or incorporated by reference as part of this Registration Statement.

 EXHIBIT NO.                             DESCRIPTION
 -----------                             -----------
     +1.1    --Form of U.S. Purchase Agreement
     +1.2    --Form of International Purchase Agreement
     *3.1    --Form of Amended and Restated Certificate of Incorporation of the
               Company
     *3.2    --Form of Amended and Restated Bylaws of the Company
     *4.1    --Form of Shareholder Rights Agreement dated as of June   , 1997
               between the Company and BankBoston, N.A., as Rights Agent.
     *4.2    --Form of Certificate of Designation for Series E Junior
               Participating Cumulative Preferred Stock, par value $.01 per share
     *4.3    --Form of Common Stock Certificate
     +5.1    --Opinion of Goodwin, Procter & Hoar LLP regarding legality of the shares of the Common Stock issued
     +8.1    --Opinion of Goodwin, Procter & Hoar LLP regarding tax matters
    *10.1    --Form of Amended and Restated Agreement of Limited Partnership of
               the Operating Partnership
    *10.2    --1997 Stock Option and Incentive Plan
    *10.3    --Form of Noncompetition Agreement between the Company and
               Mortimer B. Zuckerman
    *10.4    --Form of Employment and Noncompetition Agreement between the
               Company and Edward H. Linde
    *10.5    --Form of Employment Agreement between the Company and certain executive officers
    *10.6    --Form of Indemnification Agreement between the Company and each of its directors and executive officers
    *10.7    --Omnibus Option Agreement by and among Boston Properties Limited
               Partnership (the "Operating Partnership") and the Grantors named therein dated as of April 9, 1997
    *10.8    --Revolving Credit Agreement with BankBoston, N.A.
    *10.9    --Form of Registration Rights Agreement among the Company and the persons named therein
   *10.10    --Form of Lease Agreement dated as of June  , 1997 between Edward
               H. Linde and Mortimer B. Zuckerman, as Trustees of Downtown
               Boston Properties Trust, and ZL Hotel LLC
   *10.11    --Form of Lease Agreement dated as of June  , 1997 between Edward
               H. Linde and Mortimer B. Zuckerman, as Trustees of Two Cambridge
               Center Trust, and ZL Hotel LLC
   *10.12    --Option Agreement between Boston Properties Limited Partnership and Square 36 Properties Limited Partnership dated April 15, 1997
   *10.13    --Form of Certificate of Incorporation of Boston Properties
               Management, Inc.
   *10.14    --Form of By-laws of Boston Properties Management, Inc.
   *10.15    --Form of Limited Liability Agreement of ZL Hotel LLC
   *10.16    --Form of Option Agreement to Acquire the Property known as Sumner
               Square
   *10.17    --Loan Modification Agreement between Lexreal Associates and
               Mitsui Seimei America Corporation relating to loan secured by 599
               Lexington Avenue
   *10.18    --Loan Modification and Extension Agreement by and between
               Southwest Market Limited Partnership, a District of Columbia
               limited partnership, Mortimer B. Zuckerman and Edward H. Linde and the Sumitomo Bank, Limited, for One Independence Square,
               dated as of September 26, 1994
   *10.19    --Loan Modification and Extension Agreement by and among Southwest
               Market Limited Partnership, a District of Columbia limited partnership, Mortimer B. Zuckerman and Edward H. Linde and the
               Sumitomo Bank, Limited, for Two Independence Square, dated as of
               September 26, 1994
   *10.20    --Construction Loan Agreement by and between the Sumitomo Bank,
               Limited and Southwest Market Limited Partnership, dated as of
               August 21, 1990
   *10.21    --Construction Loan Agreement by and between the Sumitomo Bank,
               Limited and Southwest Market Limited Partnership for Two
               Independence Square, dated as of February 22, 1991
   *10.22    --Consent and Loan Modification Agreement regarding One
               Independence Square between the Sumitomo Bank, Limited and
               Southwest Market Limited Partnership dated as of June  , 1997
   *10.23    --Consent and Loan Modification Agreement regarding Two
               Independence Square between the Sumitomo Bank, Limited and
               Southwest Market Limited Partnership dated as of June  , 1997
   *10.24    --Form of Amended and Restated Loan Agreement between Square 36
               Office Joint Venture and the Sanwa Bank Limited dated as of June,
               1997
   *10.25    --Indemnification Agreement between Boston Properties Limited
               Partnership and Mortimer B. Zuckerman and Edward H. Linde

 EXHIBIT NO.                             DESCRIPTION
 -----------                             -----------
    *10.26   --Compensation Agreement between the Company and Robert Selsam, dated as of August 10, 1995 relating to 90 Church Street
  (5)10.27   --Contribution Agreement dated as of September 2, 1997 by and among the Operating Partnership, the Company and Kenvic
               Associates.
  (5)10.28   --Lock-Up and Registration Rights Agreement dated November 21,
               1997 by and among the Operating Partnership, the Company and
               Kenvic Associates.
  (5)10.29   --Agreement dated November 21, 1997 by and between the Operating
               Partnership and Kenvic Associates.
  (5)10.30   --Note and Mortgage Modification and Spreader Agreement between
               John Hancock, as lender and Boston Properties Limited
               Partnership, as borrower.
  (2)10.31   --Agreement between Bankers Trust Company as seller and Boston
               Properties Limited Partnership, as purchaser, dated September 11,
               1997
  (1)10.32   --Term loan agreement between Chase Manhattan Bank, as lender and
               Boston Properties Limited Partnership, as borrower, dated
               September 11, 1997
  (1)10.33   --Interest Guarantee and Agreement between Chase Manhattan Bank, as lender and Boston Properties Limited Partnership, as borrower, dated September 11, 1997
  (1)10.34   --Net Cash Flow Shortfall Guarantee and Agreement between Chase
               Manhattan Bank, as lender and Boston Properties Limited
               Partnership, as borrower, dated September 11, 1997
  (1)10.35   --Hazardous Material Guaranty and Indemnification Agreement
               between Chase Manhattan Bank, as lender and Boston Properties
               Limited Partnership, as borrower, dated September 11, 1997
  (2)10.36   --Swap Transaction Agreement between the Chase Manhattan Bank and
               Boston Properties, Inc. dated November 4, 1997
  (3)10.37   --Amended and Restated Real Estate Purchase and Sale Contract
               Between International Business Machines Corporation, as seller, and Boston Properties Limited Partnership, as buyer, dated
               October 20, 1997
  (4)10.38   --First Amendment to Revolving Credit Agreement dated July 29,
               1997 by and among the Company, BankBoston, N.A., and the
               subsidiaries of the Company and lending institutions named therein.
  (4)10.39   --Second Amendment to Revolving Credit Agreement dated July 30,
               1997 by and among the Company, BankBoston, N.A., and the
               subsidiaries of the Company and lending institutions named therein.
  (4)10.40   --Third Amendment to Revolving Credit Agreement dated September
               11, 1997 by and among the Company, BankBoston N.A., and the subsidiaries of the Company and lending institutions named therein.
  (4)10.41   --Fourth Amendment to Revolving Credit Agreement dated October 31,
               1997 by and among the Company, BankBoston, N.A., and the
               subsidiaries of the Company and lending institutions named therein.
  (5)10.42   --Environmental Indemnity and Agreement made by Boston Properties
               Limited Partnership in favor of John Hancock Mutual Life
               Insurance Company.
  (5)10.43   --Indemnification Agreement made by Boston Properties Limited
               Partnership in favor of John Hancock Mutual Life Insurance
               Company.
     10.44   --Consolidation, Extension and Modification Agreement dated as of
               May 11, 1988 by and between Kenvic Associates and John Hancock
               Mutual Life Insurance Company.
     10.45   --Modification Agreement dated as of May 30, 1990 by and between
               Kenvic Associates and John Hancock Mutual Life Insurance Company.
     10.46   --Note and Mortgage Modification Agreement dated as of July 23,
               1992 by and between Kenvic Associates and John Hancock Mutual
               Life Insurance Company.
     10.47   --Note and Mortgage Modification and Spreader Agreement dated as of December 29, 1995 by and between Kenvic Associates and John
               Hancock Mutual Life Insurance Company.
     10.48   --Contribution Agreement dated November 26, 1997 among the
               Operating Partnership, Boston Properties LLC and the contributors named therein.
     +21.1   --Schedule of Subsidiaries of the Company
      23.1   --Consent of Coopers & Lybrand, L.L.P.
   (5)23.2   --Consent of Spaulding & Slye
   (5)23.3   --Consent of Insignia/Edward S. Gordon Co., Inc.
   (5)23.4   --Consent of Pinnacle Advisory Group
   (5)23.5   --Consent of Colliers Pinkard
   (5)23.6   --Consent of Harrison & Bates
   (5)23.7   --Consent of Landauer Hospitality Group
     +23.8   --Consent of Goodwin, Procter & Hoar llp (included in Exhibits 5.1 and 8.1)

--------
*Incorporated herein by reference to the Company's Registration Statement on
   Form S-11 (No. 333-25279)
+To be filed by amendment.
(1) Incorporated herein by reference to the Company's Current Report on Form 8-K/A filed November 14, 1997.
(2) Incorporated herein by reference to the Company's Current Report on Form 8-K/A-2 filed November 25, 1997.
(3) Incorporated herein by reference to the Company's Current Report on Form 8-K/A filed November 14, 1997.
(4) Incorporated herein by reference to the Company's Current Report on Form 8-K filed November 26, 1997.

(5) Previously filed.

ITEM 36. UNDERTAKINGS.

  (a) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  (b) The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

  (c) The undersigned Registrant hereby undertakes that:

    (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
  (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

    (2) For the purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, BOSTON PROPERTIES, INC. CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-11 AND HAS DULY CAUSED THIS AMENDMENT NO. 1 TO REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF BOSTON, THE COMMONWEALTH OF MASSACHUSETTS, ON THIS 15TH DAY OF DECEMBER, 1997.

                                         Boston Properties, Inc.

                                                   /s/ Edward H. Linde
                                         By: __________________________________
                                           NAME: EDWARD H. LINDE
                                           TITLE: PRESIDENT AND CHIEF
                                                EXECUTIVE OFFICER


  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT TO REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

             SIGNATURE                       TITLE                  DATE

                                      Chairman of the
               *                      Board of Directors     December 15, 1997
------------------------------------
       MORTIMER B. ZUCKERMAN

                                      President and Chief
      /s/ Edward H. Linde              Executive Officer,    December 15, 1997
------------------------------------   Director
          EDWARD H. LINDE              (Principal
                                       Executive Officer)

                                      Chief Financial
       /s/ David G. Gaw                Officer (Principal    December 15, 1997
------------------------------------   Financial Officer
            DAVID G. GAW               and Principal
                                       Accounting
                                       Officer)

                                      Director
               *                                             December 15, 1997
------------------------------------
          ALAN J. PATRICOF

                                      Director
               *                                             December 15, 1997
------------------------------------
         IVAN G. SEIDENBERG

                                      Director
               *                                             December 15, 1997
------------------------------------
           MARTIN TURCHIN

     */s/ Edward H. Linde
------------------------------------

  EDWARD H. LINDE, AS ATTORNEY-IN-
             FACT

 EXHIBIT NO.                             DESCRIPTION
 -----------                             -----------
     +1.1    --Form of U.S. Purchase Agreement
     +1.2    --Form of International Purchase Agreement
     *3.1    --Form of Amended and Restated Certificate of Incorporation of the
               Company
     *3.2    --Form of Amended and Restated Bylaws of the Company
     *4.1    --Form of Shareholder Rights Agreement dated as of June   , 1997
               between the Company and BankBoston, N.A., as Rights Agent.
     *4.2    --Form of Certificate of Designation for Series E Junior
               Participating Cumulative Preferred Stock, par value $.01 per share
     *4.3    --Form of Common Stock Certificate
     +5.1    --Opinion of Goodwin, Procter & Hoar LLP regarding legality of the shares of the Common Stock issued
     +8.1    --Opinion of Goodwin, Procter & Hoar LLP regarding tax matters
    *10.1    --Form of Amended and Restated Agreement of Limited Partnership of
               the Operating Partnership
    *10.2    --1997 Stock Option and Incentive Plan
    *10.3    --Form of Noncompetition Agreement between the Company and
               Mortimer B. Zuckerman
    *10.4    --Form of Employment and Noncompetition Agreement between the
               Company and Edward H. Linde
    *10.5    --Form of Employment Agreement between the Company and certain executive officers
    *10.6    --Form of Indemnification Agreement between the Company and each of its directors and executive officers
    *10.7    --Omnibus Option Agreement by and among Boston Properties Limited
               Partnership (the "Operating Partnership") and the Grantors named therein dated as of April 9, 1997
    *10.8    --Revolving Credit Agreement with BankBoston, N.A.
    *10.9    --Form of Registration Rights Agreement among the Company and the persons named therein
   *10.10    --Form of Lease Agreement dated as of June  , 1997 between Edward
               H. Linde and Mortimer B. Zuckerman, as Trustees of Downtown
               Boston Properties Trust, and ZL Hotel LLC
   *10.11    --Form of Lease Agreement dated as of June  , 1997 between Edward
               H. Linde and Mortimer B. Zuckerman, as Trustees of Two Cambridge
               Center Trust, and ZL Hotel LLC
   *10.12    --Option Agreement between Boston Properties Limited Partnership and Square 36 Properties Limited Partnership dated April 15, 1997
   *10.13    --Form of Certificate of Incorporation of Boston Properties
               Management, Inc.
   *10.14    --Form of By-laws of Boston Properties Management, Inc.
   *10.15    --Form of Limited Liability Agreement of ZL Hotel LLC
   *10.16    --Form of Option Agreement to Acquire the Property known as Sumner
               Square
   *10.17    --Loan Modification Agreement between Lexreal Associates and
               Mitsui Seimei America Corporation relating to loan secured by 599
               Lexington Avenue
   *10.18    --Loan Modification and Extension Agreement by and between
               Southwest Market Limited Partnership, a District of Columbia
               limited partnership, Mortimer B. Zuckerman and Edward H. Linde and the Sumitomo Bank, Limited, for One Independence Square,
               dated as of September 26, 1994
   *10.19    --Loan Modification and Extension Agreement by and among Southwest
               Market Limited Partnership, a District of Columbia limited partnership, Mortimer B. Zuckerman and Edward H. Linde and the
               Sumitomo Bank, Limited, for Two Independence Square, dated as of
               September 26, 1994
   *10.20    --Construction Loan Agreement by and between the Sumitomo Bank,
               Limited and Southwest Market Limited Partnership, dated as of
               August 21, 1990
   *10.21    --Construction Loan Agreement by and between the Sumitomo Bank,
               Limited and Southwest Market Limited Partnership for Two
               Independence Square, dated as of February 22, 1991
   *10.22    --Consent and Loan Modification Agreement regarding One
               Independence Square between the Sumitomo Bank, Limited and
               Southwest Market Limited Partnership dated as of June  , 1997
   *10.23    --Consent and Loan Modification Agreement regarding Two
               Independence Square between the Sumitomo Bank, Limited and
               Southwest Market Limited Partnership dated as of June  , 1997
   *10.24    --Form of Amended and Restated Loan Agreement between Square 36
               Office Joint Venture and the Sanwa Bank Limited dated as of June,
               1997
   *10.25    --Indemnification Agreement between Boston Properties Limited
               Partnership and Mortimer B. Zuckerman and Edward H. Linde

 EXHIBIT NO.                             DESCRIPTION
 -----------                             -----------
    *10.26   --Compensation Agreement between the Company and Robert Selsam, dated as of August 10, 1995 relating to 90 Church Street
  (5)10.27   --Contribution Agreement dated as of September 2, 1997 by and among the Operating Partnership, the Company and Kenvic
               Associates.
  (5)10.28   --Lock-Up and Registration Rights Agreement dated November 21,
               1997 by and among the Operating Partnership, the Company and
               Kenvic Associates.
  (5)10.29   --Agreement dated November 21, 1997 by and between the Operating
               Partnership and Kenvic Associates.
  (5)10.30   --Note and Mortgage Modification and Spreader Agreement between
               John Hancock, as lender and Boston Properties Limited
               Partnership, as borrower.
  (2)10.31   --Agreement between Bankers Trust Company as seller and Boston
               Properties Limited Partnership, as purchaser, dated September 11,
               1997
  (1)10.32   --Term loan agreement between Chase Manhattan Bank, as lender and
               Boston Properties Limited Partnership, as borrower, dated
               September 11, 1997
  (1)10.33   --Interest Guarantee and Agreement between Chase Manhattan Bank, as lender and Boston Properties Limited Partnership, as borrower, dated September 11, 1997
  (1)10.34   --Net Cash Flow Shortfall Guarantee and Agreement between Chase
               Manhattan Bank, as lender and Boston Properties Limited
               Partnership, as borrower, dated September 11, 1997
  (1)10.35   --Hazardous Material Guaranty and Indemnification Agreement
               between Chase Manhattan Bank, as lender and Boston Properties
               Limited Partnership, as borrower, dated September 11, 1997
  (2)10.36   --Swap Transaction Agreement between the Chase Manhattan Bank and
               Boston Properties, Inc. dated November 4, 1997
  (3)10.37   --Amended and Restated Real Estate Purchase and Sale Contract
               Between International Business Machines Corporation, as seller, and Boston Properties Limited Partnership, as buyer, dated
               October 20, 1997
  (4)10.38   --First Amendment to Revolving Credit Agreement dated July 29,
               1997 by and among the Company, BankBoston, N.A., and the
               subsidiaries of the Company and lending institutions named therein.
  (4)10.39   --Second Amendment to Revolving Credit Agreement dated July 30,
               1997 by and among the Company, BankBoston, N.A., and the
               subsidiaries of the Company and lending institutions named therein.
  (4)10.40   --Third Amendment to Revolving Credit Agreement dated September
               11, 1997 by and among the Company, BankBoston N.A., and the subsidiaries of the Company and lending institutions named therein.
  (4)10.41   --Fourth Amendment to Revolving Credit Agreement dated October 31,
               1997 by and among the Company, BankBoston, N.A., and the
               subsidiaries of the Company and lending institutions named therein.
  (5)10.42   --Environmental Indemnity and Agreement made by Boston Properties
               Limited Partnership in favor of John Hancock Mutual Life
               Insurance Company.
  (5)10.43   --Indemnification Agreement made by Boston Properties Limited
               Partnership in favor of John Hancock Mutual Life Insurance
               Company.
     10.44   --Consolidation, Extension and Modification Agreement dated as of
               May 11, 1988 by and between Kenvic Associates and John Hancock
               Mutual Life Insurance Company.
     10.45   --Modification Agreement dated as of May 30, 1990 by and between
               Kenvic Associates and John Hancock Mutual Life Insurance Company.
     10.46   --Note and Mortgage Modification Agreement dated as of July 23,
               1992 by and between Kenvic Associates and John Hancock Mutual
               Life Insurance Company.
     10.47   --Note and Mortgage Modification and Spreader Agreement dated as of December 29, 1995 by and between Kenvic Associates and John
               Hancock Mutual Life Insurance Company.
     10.48   --Contribution Agreement dated November 26, 1997 among the
               Operating Partnership, Boston Properties LLC and the contributors named therein.
     +21.1   --Schedule of Subsidiaries of the Company
      23.1   --Consent of Coopers & Lybrand, L.L.P.
   (5)23.2   --Consent of Spaulding & Slye
   (5)23.3   --Consent of Insignia/Edward S. Gordon Co., Inc.
   (5)23.4   --Consent of Pinnacle Advisory Group
   (5)23.5   --Consent of Colliers Pinkard
   (5)23.6   --Consent of Harrison & Bates
   (5)23.7   --Consent of Landauer Hospitality Group
     +23.8   --Consent of Goodwin, Procter & Hoar llp (included in Exhibits 5.1 and 8.1)

--------
*Incorporated herein by reference to the Company's Registration Statement on Form S-11 (No. 333-25279)
+To be filed by amendment.
(1) Incorporated herein by reference to the Company's Current Report on Form 8-K/A filed November 14, 1997.
(2) Incorporated herein by reference to the Company's Current Report on Form 8-K/A-2 filed November 25, 1997.
(3) Incorporated herein by reference to the Company's Current Report on Form 8-K/A filed November 14, 1997.
(4) Incorporated herein by reference to the Company's Current Report on Form 8-K filed November 26, 1997.

(5) Previously filed.